As filed with the Securities and Exchange Commission on February 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STARDUST POWER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2800	99-3863616
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

(800) 742 3095

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roshan Pujari

Chief Executive Officer

Stardust Power Inc.

15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

(800) 742-3095

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Gregory Sichenzia, Esq.

Matthew Siracusa, Esq.

Mohit Agrawal, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2026

STARDUST POWER, INC.

Up to 1,896,998 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 1,896,998 shares of our common stock by the selling stockholders, Lind Global Asset Management XIII LLC, a Delaware limited liability company (“Lind”), and B. Riley Principal Capital II LLC (“B. Riley” and, together with Lind, the “selling stockholders”). These 1,896,998 shares consist of: (a) up to 1,450,000 shares of common stock (the “Convertible Note Shares”) issuable upon the conversion or repayment of a secured, 24-month, interest free convertible promissory note in the principal amount of $4,800,000 issued to Lind (the “Note”); (b) 411,245 shares of common stock (the “Warrant Shares” and, together with the Convertible Note Shares, the “Lind Shares”) issuable upon exercise of a common stock purchase warrant issued to Lind (the “Warrant” and, together with the Note, the “Lind Securities”); and (c) up to 35,753 shares of common stock (the “B. Riley Shares”) issued or issuable to B. Riley in connection with a letter agreement pursuant to which the Company and B. Riley mutually agreed to terminate on December 11, 2025, that certain Common Stock Purchase Agreement, dated October 7, 2024, as amended, and the related Registration Rights Agreement, entered as of the same date (the “B. Riley Transaction”). The Lind Shares and the B. Riley Shares are collectively referred to herein as the “Shares.”

The Lind Securities were issued pursuant to that certain purchase agreement between us and Lind, dated December 23, 2025 (the “Purchase Agreement”). The B. Riley Shares are being registered pursuant to our contractual obligations to B. Riley. See “The Lind Transaction” for a description of the Purchase Agreement, and the B. Riley Transaction, and “Selling Stockholders” for additional information regarding Lind.

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the Shares to satisfy contractual obligations owed by us to the selling stockholders pursuant to the Purchase Agreement and documents ancillary thereto and the agreements with B. Riley described herein. Our registration of the Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Shares. Any of the Shares subject to resale hereunder will have been issued by us and acquired by the applicable selling stockholder prior to any resale of such Shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of the Shares.

We will not receive any proceeds from the resale of the Shares by the selling stockholders pursuant to this prospectus. However, we will receive proceeds from the exercise of the Warrant if Lind exercises the Warrant for cash.

The selling stockholders, or their permitted transferees or other successors-in-interest, may offer the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We provide additional information about how the selling stockholders may sell the Shares in the section entitled “Plan of Distribution” on page 119 in this prospectus.

Our shares of common stock are currently listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “SDST.” The closing price of our shares of common stock on Nasdaq on January 30, 2026, was $4.06 per share.

We are an “emerging growth company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Emerging Growth Company.”

Investing in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we, nor the selling stockholders have authorized anyone to provide information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Stardust,” “Stardust Power,” “the Company,” “we,” “us,” “our” and similar references refer to Stardust Power, Inc., an entity incorporated under the laws of the State of Delaware.

All references to the number of common stock and price per common stock have been adjusted to reflect the one-for-ten reverse stock split effectuated in September 8, 2025.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Registration Statement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. The Company does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “$” or “USD” refer to US dollars and all references to “common stock” and “shares” refer to the common stock in our capital stock, unless otherwise indicated. All references to the number of common shares and price per common stock have been adjusted to reflect the one-for-ten reverse stock split effectuated in September 8, 2025.

Company Overview

Stardust Power is a development stage American manufacturer of battery-grade lithium products designed to supply for energy storage across e-mobility, grid infrastructure, and data centers industry and help to secure America’s leadership in the energy transition. Stardust Power is a newly incorporated company, formed on March 16, 2023, which intends to construct a lithium refinery facility in the state of Oklahoma, in the United States (the “Facility”), with a projected capacity of producing up to 50,000 tons per annum (“tpa”) of battery grade lithium. Stardust Power is focused on the midstream refinery process, and currently, is not undertaking any exploration activities. Stardust Power has engaged advisors who have conducted various environmental and geotechnical/technical studies that are a prerequisite to establishing the Facility. Stardust Power seeks to establish a refinery serving as a hub to process multiple sources of lithium brine primarily from the U.S. to supply battery grade lithium carbonate to domestic battery manufacturers. Stardust Power intends to enter into letters of intent and memoranda of understanding to avail itself of brine feedstock supply. Stardust Power’s business strategy will depend on such agreements and its ability to source lithium brine.

Stardust Power has also engaged with established advisors with varied expertise in lithium refining, for the development of the refinery to oversee the construction of the Facility. As a newly incorporated entity, Stardust Power is dependent on the expertise of, and agreements with, its various consultants to execute its business strategy. Having been incorporated on March 16, 2023, Stardust Power has a limited history of operations. The Company has not generated any revenue and has a history of losses, that stood at approximately $64.5 million, for the period since its inception on March 16, 2023 to September 30, 2025. For more information, see the sections titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Corporate Information

We were originally known as Global Partner Acquisition Corp II. In connection with the consummation of the business combination on July 8, 2024, we changed our name from Global Partner Acquisition Corp II to Stardust Power Inc.

Our principal executive office is located at 15 E. Putnam Ave, Suite 378, Greenwich, CT 06830. Our corporate website address is www.stardust-power.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. The website address is included as an inactive textual reference only. “Stardust Power” and our other registered and common law trade names, trademarks and service marks are property of Stardust Power Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

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Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and they may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may limit comparability of our financial statements with certain other public companies because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) ending after the fifth anniversary of the closing of the initial public offering (i.e., December 31, 2026), (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the prior June 30th; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Summary of Risk Factors

You should consider all of the information contained in this prospectus before investing in our securities, which involves substantial risk. Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” beginning on page 7 of this prospectus, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

●	Our future performance is difficult to evaluate because we have a limited operating history in the lithium industry.
●	Our limited history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.
●	Our management has identified conditions that raise substantial doubt about our ability to continue as a going concern.
●	We are a development stage company, and there is no guarantee that our development will result in the commercial production of lithium from brine sources.
●	We face numerous risks related to exploration, construction, and extraction of brine by our suppliers.
●	Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.
●	Our long-term success will depend ultimately on our ability to generate revenues, achieve and maintain profitability, and develop positive cash flows from our battery-grade lithium production activities.
●	Pipeline of lithium feedstock may prove to be non-viable, which could have material adverse impact on our business and operations.
●	Logistics costs based on a hub and spoke refinery model may increase the price to where it is not economically viable.

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●	Even if we are successful in completing all initial phases and the first commercial production at our Facility and consistently produce battery-grade lithium on a commercial scale, we may not be successful in commencing and expanding commercial operations to support the growth of our business.
●	Our ability to manage growth will have an impact on our business, financial condition, and results of operations.
●	Our products may not qualify for use for our intended customers.
●	We might not be able to sell our products as intended.
●	Delays and other obstacles may prevent the successful completion of our Facility.
●	We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to meet our liquidity needs and long-term commitments, fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.
●	We may not be able to develop, maintain and grow strategic relationships, identify new strategic relationship opportunities, or form strategic relationships, in the future.
●	Lithium can be highly combustible, and if we have incidences, it could adversely impact us.
●	The lithium brine industry includes well capitalized companies, and we may not have sufficient resources to compete against them.
●	Low-cost producers could disrupt the market and be able to provide products cheaper than the Company.
●	We may be unable to qualify for existing federal and state level grants and incentives and the grants and incentives may not be released to us as quickly or efficiently as we anticipate or at all.
●	We may in the future use hedging arrangements to mitigate certain risks, but the use of such derivative instruments could have a material adverse impact on our results of operations.
●	We may acquire or invest in additional companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business.
●	We are dependent upon key management employees.
●	Our success as a company producing battery-grade lithium and related products depends to a great extent on the capabilities of our partners for lithium extraction from brine and our ability to secure capital for the implementation of brine processing plants.
●	Volatility in the demand for lithium products or the development of alternative battery technologies that do not utilize lithium inputs may adversely affect the market for lithium.
●	Lithium prices are subject to unpredictable fluctuations which may adversely affect the results of our operations and our ability to successfully execute our business plan.
●	Our future growth and success are dependent upon consumers’ demand for electric vehicles in an automotive industry that is generally competitive, cyclical, and volatile.
●	We may be unable to successfully negotiate final, binding terms related to our current non-binding memoranda of understanding and letters of intent for supply and offtake agreements, which could harm our commercial prospects.
●	Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products.
●	Our business and operations may be significantly disrupted upon the occurrence of a catastrophic event, information technology system failures or cyberattack.
●	We may be subject to liabilities and losses that may not be covered by insurance.
●	Lawsuits may be filed against us, and an adverse ruling in any such lawsuit may adversely affect our business, financial condition, or liquidity or the market price of our Common Stock.
●	The selling stockholder may choose to sell the shares at prices below the current market price.
●	Neither we nor the selling stockholders have authorized any other party to provide you with information concerning us or this offering.
●	We will have broad discretion as to the proceeds that we receive from the cash exercise by any holder of the Warrant, and we may not use the proceeds effectively.
●	We may be subject to claims challenging the inventorship or ownership of our future intellectual property, particularly those that may be developed or invented by our employees, consultants or contractors.
●	We may be sued by third parties for alleged infringement of their intellectual property rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.
●	Compliance with health and safety laws and regulations can be complex, and noncompliance with these laws and regulations may result in potentially significant monetary damages and fines.
●	Climate change legislation, regulation and policies may result in increased operating costs and otherwise affect our business, our industry and the global economy .
●	The physical impacts of climate change, including adverse weather, may have a negative impact on our business and results of operations.
●	The price of the Company’s securities may be volatile.
●	The Company does not intend to pay cash dividends for the foreseeable future.
●	The Company qualifies as an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make the Common Stock less attractive to investors.
●	Warrants may be exercised for common stock, which would increase the number of shares eligible for future resale in the public market and result in further dilution to our stockholders.
●	If the Company’s operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of the common stock may decline.
●	We may issue additional shares of the Common Stock (including upon the exercise of warrants), which would increase the number of shares of Common Stock eligible for future resale in the public market and result in dilution to the Company stockholders.
●	A sale of a substantial number of shares of our Common Stock may cause the price of our common stock to decline.
●	The Company may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Common Stock.
●	The Company is a holding company and its only material assets are its interest in its subsidiaries, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes and pay dividends.

Recent Developments

Appointment of General Counsel

On January 26, 2026, the Company announced the appointment of Bruce Czachor as the Company’s General counsel, effective January 26, 2026. In connection with his appointment, the Company entered into an Employment, Agreement with Mr. Czachor.

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THE OFFERING

Common stock offered by the Selling Stockholders:	Up to 1,896,998 shares of our common stock, consisting of (i) up to 1,450,000 shares of common stock (the “Convertible Note Shares”) issuable upon the conversion or repayment of a secured, 24-month, interest free convertible promissory note in the principal amount of $4,800,000 issued to a selling stockholder (the “Note”); (ii) 411,245 shares of common stock (the “Warrant Shares” and, together with the Convertible Note Shares and the Warrant Shares, the “Shares”) issuable upon exercise of a common stock purchase warrant (the “Warrant” and, together with the Note, the “Lind Securities”) and up to 35,753 shares of common stock (the “B. Riley Shares”) issued or issuable to B. Riley further to the letter agreement pursuant to which the Company and B. Riley mutually agreed to terminate, on December 11, 2025, that certain Common Stock Purchase Agreement, dated October 7, 2024, as amended, and the related Registration Rights Agreement, entered as of the same date (the “B. Riley Transaction”). The Lind Shares and the B. Riley Shares are collectively referred to herein as the “Shares.”

Shares of Common Stock Outstanding immediately after this Offering(1):	If all the Convertible Note Shares and Warrant Shares are issued, there will be 11,730,803 shares of Common Stock issued and outstanding.

Use of Proceeds	We will receive no proceeds from the sale of Shares of common stock the selling stockholders. We will receive proceeds in the event that the Warrant is exercised at the exercise price per share for cash, which will result in gross proceeds of approximately $2.4 million. Any proceeds that we receive from the exercise of the Warrant may be used for certain early design and engineering services, infrastructure improvement, procurement activities, and the remainder of the net proceeds will be used for general working capital purposes. See the section of this prospectus titled “Use of Proceeds” for additional information.

Risk Factors	Investing in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 7, other information appearing elsewhere in this prospectus and in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding whether to invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Exchange Listing	Our common stock is listed on the Nasdaq Capital Market, under the symbol “SDST.”

The above discussion is based on 9,869,558 shares of common stock issued and outstanding as of January 30, 2026, and excludes, as of that date, the:

●	1,136,102 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average price of $115.00, of which warrant to purchase 1,136,102 shares are exercisable;

●	257,697 shares of common stock available for future issuance under the Stardust 2024 Equity Plan; and

●	65,000 shares of common stock issuable to a vendor for services provided to the Company.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. Although we have organized risks generally according to these categories in the discussion below, many of the risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks we face and not as a limitation on the potential impact of the matters discussed.

If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Business and Industry

Our future performance is difficult to evaluate because we have a limited operating history in the lithium industry.

We have had a limited operating history in the lithium industry, and we have not realized any revenues to date from the sale of lithium, and our operating cash flow needs have been financed through issuance of SAFE notes, debt and equity securities, and not through cash flows derived from our operations. As a result, we have little historical financial and operating information from our lithium business to help you evaluate our performance.

Our limited history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

We incorporated on March 16, 2023, and have yet to construct our Facility and commence production. As a result, we have a limited operating history upon which to evaluate our business and future prospects, which subjects us to a number of risks and uncertainties, including our ability to plan for and predict future growth. Since our founding, and acquisition of land for the establishment of our Facility, we have made significant progress towards site due diligence, engineering and techno-economic analysis for assessing suitability of the land and location. The refinery designs, brine extraction and transportation process to our Facility, process configurations, and control system of the Facility are representative of an industrial-scale battery-grade lithium production facility. We have also undertaken and continue to undertake various environmental studies by industry experts. As we continue to develop our production Facility, we expect our operating losses and negative operating cash flows to grow until first commercial production and sales.

We may encounter risks and difficulties experienced by growing companies in rapidly developing and changing industries, including challenges related to achieving market acceptance of our products, competing against companies with greater financial and technical resources, competing against entrenched incumbent competitors that have long-standing relationships with our prospective customers in the battery-grade lithium market, recruiting and retaining qualified employees, and making use of our limited resources. We cannot ensure that we will be successful in addressing these and other challenges that we may face in the future, and our business may be adversely affected if we do not manage these risks appropriately. As a result, we may not attain sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period, or at all.

Our management has identified conditions that raise substantial doubt about our ability to continue as a going concern.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. Since inception, we have incurred significant operating losses, have an accumulated deficit of approximately $64.59 million as of September 30, 2025, and negative operating cash flow of approximately $6.55 million for the nine months ended September 30, 2025. Our management expects that operating losses and negative cash flows may continue to increase from the September 30, 2025 levels, particularly because we are not generating any revenue as yet and owing to additional costs towards capital expenditure and expenses related to the development of site preparation, engineering, feasibility studies, and investment in upstream companies and salaries of the senior team and professional expenses. These conditions raise substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities. There can be no assurance that we will be successful in our plans described elsewhere in this prospectus or in attracting future debt, equity financings or strategic and collaborative ventures with third parties on acceptable terms, or if at all. If we are unable to raise adequate capital at favorable terms, the business, operations and financial results, and hence stock price of securities of the Company in the public markets may be adversely impacted, which could have a material adverse impact on your investment.

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We are a development stage company, and there is no guarantee that our development will result in the commercial production of lithium from brine sources.

As a development stage company, we have yet to start the purification of lithium brine to produce battery-grade lithium and are not likely to generate revenue in our initial years of operations. Accordingly, we cannot assure you that we will ever realize any profits. Any profitability in the future from our business will be dependent upon an economic method of extracting the required brine by our partners, whether directly or as byproducts of the oil and gas industry, and from further exploration and development of other economic sources of brine. Further, we cannot assure you that any exploration and extraction programs conducted by our partners will result in profitable commercially viable extraction, purification, and production operations. The exploration, extraction and purification of lithium brine, whether obtained from deposits or as byproducts of the oil and gas industry, involves a high degree of financial risk over a significant period of time, which may or may not be reduced or eliminated through a combination of careful evaluation, experience, and skilled management. While the discovery of additional lithium brine deposits may result in increasing and diversifying supply sources, there can be no assurances that costs associated with extraction and subsequent transportation to the Facility would be economical and efficient enough for profitable commercial production. Further, significant expenses may be required by our partners to construct processing facilities and to establish brine reserves.

We do not know with certainty that economically recoverable lithium exists on properties of our partners from who we seek to obtain brine. In addition, the quantity of any brine reserves may vary depending on input prices. Any material change in the quantity or grade of brine may affect the economic viability of our properties.

Subsequent to the entering into of commercial product and offtake agreements to sell battery-grade lithium, we may be required to import the input raw materials in order to meet demand. In that event, import expenses, levies by exporting governments, regulatory approvals, shipping and logistics arrangements and costs, could potentially make the production of battery-grade lithium at our facilities economically unviable. This could have a material adverse impact on our business, financial condition, and results of operations and cash flows.

We face numerous risks related to exploration, construction, and extraction of brine by our suppliers.

Our level of profitability, if any, in future years will depend to a great degree on lithium prices and whether we can purchase brine at a price that is economically feasible for us to produce battery-grade lithium. Exploration and development of lithium resources are highly speculative in nature, and it is impossible to ensure that any of our suppliers will establish reserves. Whether it will be economically feasible for our suppliers to extract lithium depends on a number of factors, including, but not limited to: (i) particular attributes of the brine assets, such as chemical composition of lithium, presence of contaminants, temperature of the brine, physical and chemical conditions of the brine and extraction technology and proximity to infrastructure, among other factors; (ii) lithium prices; (iii) extraction, processing and, purification; (iv) logistics and transportation costs; (v) willingness of lenders and investors to provide capital, including project financing; (vi) labor costs and possible labor strikes; (vii) non-issuance or delays in the issuance of permits; (viii) electric vehicle supply and demand; and (ix) governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, grants, foreign exchange, environmental, health and safety, employment, transportation, and reclamation and closure obligations.

8

We are also subject to the risks normally encountered in the lithium industry, that may impact our suppliers which include, without limitation:

●	the discovery of unusual or unexpected geological formations;
●	accidental fires, floods, earthquakes, severe weather, seismic activity, or other natural disasters;
●	unplanned power outages and water shortages;
●	construction delays and higher than expected capital costs due to, among other things, supply chain disruptions, trade disputes and tariffs, higher transportation costs and inflation;
●	the ability to obtain suitable or adequate machinery, equipment, or labor;
●	shortages in materials or equipment and energy and electrical power supply interruptions or rationing;
●	environmental, health and safety regulations; and
●	other risks involved in the conduct of lithium exploration and operations.

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs, which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings, competitive position, and potentially our financial viability.

Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

Our quarterly and annual operating and financial results are difficult to predict and may fluctuate significantly from period to period. Our revenues, net income and results of operations may fluctuate as a result of a variety of factors that are outside our control including, but not limited to, lack of sufficient working capital, equipment malfunction and breakdowns, inability to timely find spare machines or parts to fix the broken equipment, regulatory or licensing delays and severe weather phenomena.

Our long-term success will depend ultimately on our ability to generate revenues, achieve and maintain profitability, and develop positive cash flows from our battery-grade lithium production activities.

Our ability to acquire additional lithium brine from suppliers depends on our ability to generate revenues, achieve and maintain profitability, and generate positive cash flow from our operations. The economic viability of the Facility has many risks and uncertainties including, but not limited to:

●	significant, prolonged decrease in the market price of lithium;
●	significantly higher than expected construction, extraction or refining costs;
●	significantly lower than expected lithium extraction and reduced supply of lithium brine;
●	significant delays, reductions, or stoppages in lithium extraction activities;
●	construction delays, procurement issues and workforce sourcing where our Facility is being set up;
●	significant shortages of adequate and skilled labor or a significant increase in labor costs;
●	difficulty in obtaining relevant permits or delays caused in obtaining such relevant permits;
●	more stringent regulatory or environmental, health or safety laws and regulations;
●	significant difficulty in marketing or selling battery-grade lithium;
●	negative community and political activism that may have an impact on the laws and regulations surrounding the industry in which we operate;
●	availability of credits, incentives and federal or state funding for refining and sale of battery-grade lithium and electric vehicles; and
●	general economic and political conditions, such as recessions, interest rates, inflation and acts of war or terrorism.

It is common for a new lithium refining operation to experience unexpected costs, problems, and delays during construction, commissioning and start-up. Most similar projects suffer delays during these periods due to numerous factors, including the factors listed above. Any of these factors could result in changes to capital and operating expenditures, economic returns or cash flow estimates of the project or have other negative impacts on our financial position. There is no assurance that our Facility will commence commercial production on schedule, or at all, or will result in profitable, viable operations. If we are unable to develop our Facility into a commercial operating facility, our business and financial condition will be materially adversely affected. Moreover, even if a feasibility study supports a commercially viable project, there are many additional factors that could impact the project’s development, including terms and availability of financing, cost overruns, litigation or administrative appeals concerning the project, delays in development, and any permitting changes, among other factors, and factors beyond our control such as adverse weather conditions.

9

Our future lithium refining and production activities may change as a result of any one or more of these risks and uncertainties. We cannot assure you that any of our activities will result in achieving and maintaining profitability and developing positive cash flows.

Pipeline of lithium feedstock may prove to be non-viable, which could have material adverse impact on our business and operations.

Through our strategic memorandums of understanding via non-binding contractual arrangements with leading global players, we depend on them for supply and production of lithium brine, and if for some reason the memorandums of understanding do not culminate into binding agreements or do not yield desired economic results, it could adversely impact our business, operations and financial condition. For example, the results of the Phase I of Liberty Lithium project with QXR may prove to be economically unviable, or not an economically viable source of feedstock for the Company. Further, our arrangement with Prairie Lithium may also not create adequate feedstock. Sufficient supply and production of lithium brine may not be available at the onset of production at the Facility. Additionally, upstream risks may prevent us from organizing enough feedstock supply to produce consistent lithium products, and the competitive landscape for lithium supply could become a detriment to the Company’s efforts. Changes in commodity prices may also limit upstream exploration and production. We cannot assure you that we will not be faced with adverse impacts should the execution of our strategy be impacted.

Logistics costs based on a hub and spoke refinery model may increase the price to where it is not economically viable.

Our business model is designed to have a central refinery where inputs are transported to the central location. This approach has a layer of transportation costs associated with it. While our management believes these costs can be limited through concentration and or crystallization, we cannot assure you that any adverse changes in transportation costs, transportation and logistics levies, changes in concentration and or crystallization process leading to increased costs, among others, would not increase costs substantially, reduce operating margins, or make our project unviable.

Even if we are successful in completing all initial phases and the first commercial production at our Facility and consistently produce battery-grade lithium on a commercial scale, we may not be successful in commencing and expanding commercial operations to support the growth of our business.

Our ability to achieve significant future revenue will depend in large part upon our ability to attract customers and enter into contracts on favorable terms. We expect that many of our customers will be large companies with extensive experience operating in the lithium markets. We lack significant commercial operating experience and may face difficulties in developing marketing expertise in these fields. Our business model relies upon our ability to successfully implement our first commercial production and commence and expand commercial operations. Furthermore, we also intend to successfully negotiate, structure and fulfill long-term supply agreements for lithium brine with suppliers.

Agreements with potential customers may initially only provide for the purchase of limited quantities from us. Our ability to increase our sales will depend in large part upon our ability to expand these existing customer relationships into long-term supply agreements. Establishing, maintaining and expanding relationships with customers in general can require substantial investment without any assurance from customers that they will place significant orders. In addition, many of our potential customers may be more experienced in these matters than we are, and we may fail to successfully negotiate these agreements in a timely manner or on favorable terms which, in turn, may force us to slow our production, dedicate additional resources to increasing our storage capacity and/or dedicate resources to sales in spot markets. Furthermore, should we become more dependent on spot market sales, our profitability will become increasingly vulnerable to short-term fluctuations in the price and demand for battery-grade lithium and competing substitutes.

10

Our ability to manage growth will have an impact on our business, financial condition, and results of operations.

Future growth may place strains on our financial, technical, operational, and administrative resources and cause us to rely more on project partners and independent contractors, thus, potentially adversely affecting our financial position and results of operations. Our ability to grow will depend on a number of factors, including, but not limited to:

●	our ability to develop existing prospects;

●	our ability to identify suppliers and enter into long-term supply agreements with suppliers;

●	our ability to maintain or enter into new relationships with project partners and independent contractors;

●	our ability to continue to retain and attract skilled personnel;

●	our access to capital;

●	the market price for lithium products; and

●	our ability to enter into agreements for the sale of lithium products.

Our products may not qualify for use for our intended customers.

Our battery-grade lithium products may not be suitable for our intended customers’ use for lithium-ion batteries. These batteries have strict requirements for the materials used in their manufacture as impurities can lead to poor charging performance including reduced vehicle range of operation, more frequent need to charge, problems with batteries starting at colder temperature and, in some extreme cases, to batteries catching on fire. A major issue with the current lithium conversion practice in the industry is reliable operation in producing high-quality lithium products. Although through our business arrangements and our process, we expect to produce battery-grade lithium products that meet purity requirements, we cannot assure you that we will be able to enter into business arrangements as we intend, that our processes will meet the stringent quality testing norms of our intended customers, and we will not be able to develop the market to sell our products, which will have an adverse impact on our revenue, operations and financial condition.

We might not be able to sell our products as intended.

As a result of evolving market dynamics, we may not be able to secure long-term buyers for our products for a variety of reasons, including: qualification, competitive pricing, logistical costs, future government policies and incentives, changes in demand from EV adoption, changes in demand due to changes in chemistry of batteries, or the synthesizing of battery metals, emergence of new engineering technologies or processes that could render existing processes obsolete, and alternatives to battery-grade lithium for the EV industry, among others. We cannot assure you that such events in the future may not occur, or how adversely they will impact our business, operations, and financial position.

Delays and other obstacles may prevent the successful completion of our Facility.

Delays may stop or temporarily stop the development of our Facility. These delays could include but are not limited to, permitting delays and inability to obtain permits, construction delays, procurement issues, workforce sourcing, community activism, and political opposition. A significant delay in completion of our Facility could adversely affect our ability to finish development with changes in both capital expenditure and operating expenditure.

We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to meet our liquidity needs and long-term commitments, fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

Until commercial production is achieved from our planned projects, we will continue to incur operating and investing net cash outflows associated with including, but not limited to, undertaking exploration, extraction and production activities, and the development of our planned projects. As a result, we rely on access to various sources of funding including debt, private equity, the public and private debt and equity capital markets, as well as grants, as a source of funding for our capital and operating requirements. We require additional capital to meet our liquidity needs related to expenses for our various corporate activities, including the costs related to our status as a publicly traded company, funding for our ongoing operations, explore and define lithium brine extraction, and establish any future lithium operations. We cannot assure you that such additional funding will be available to us on satisfactory terms, or at all.

11

To finance our future ongoing operations, and future capital needs, we may require additional funds through the issuance of additional equity or debt securities. Depending on the type and terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. Any additional equity financing will dilute our existing shareholdings. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. New or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on such debt securities would increase costs and would subject us to increased debt service obligations, could result in operating and financing covenants that would restrict our operations and hence negatively impact operating results.

If we are unable to obtain additional financing, as needed, at competitive terms, our ability to fund our current operations and implement our business plan and strategy will be adversely affected. These circumstances may require us to reduce the scope of our operations and scale back our exploration, extraction, refining and production plans. There is no guarantee that we will be able to secure any additional funding or be able to secure funding to provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise necessary funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse impact on our business, results of operations, and financial performance.

We may not be able to develop, maintain and grow strategic relationships, identify new strategic relationship opportunities, or form strategic relationships, in the future.

We expect that our ability to establish, maintain, and manage strategic relationships, such as our non-binding agreements with suppliers, offtakers, technology partners and other related service/ancillary providers, will be important to the success of our business. We cannot guarantee that the companies with which we have developed or will develop strategic relationships will continue to devote the resources necessary to promote mutually beneficial business relationships in order to grow our business. If, for some reason, our partners choose to terminate our contracts with them, refuse to enter into contracts with us on commercially reasonable terms, or are unable to deliver on agreed terms, the refining of lithium brine, the construction of our Facility, the ability to produce market-acceptable battery-grade lithium, and our business operations would be materially adversely impacted. Further, some of our current arrangements are not exclusive, and some of our strategic partners may work with our competitors in the future. If we are unsuccessful in establishing or maintaining our relationships with key strategic partners, our overall growth could be impaired, and our business, prospects, financial condition, and operating results could be adversely affected.

Lithium can be highly combustible, and if we have incidents, it could adversely impact us.

Lithium in concentrated form could be highly combustible, if not produced, stored and transported using the appropriate protocols. It may cause violent combustion or explosion, on contact with heat or water. Pure lithium when finely dispersed, may ignite spontaneously on contact with air, under certain circumstances. Upon exposure to heat, toxic fumes are formed, and then it may decompose. The product can react violently with strong oxidants, acids and many other compounds (e.g. hydrocarbons, halogens, halons, concrete, sand and asbestos). This creates fire and explosion hazard. Lithium could also react with water, which may produce highly flammable hydrogen gas and corrosive fumes of lithium hydroxide. Transportation of lithium can be dangerous if not conducted using appropriate safety measures. The end products, such as lithium-ion battery, which is manufactured with our product, may be unstable and combustible. While we intend to follow protocol and safety measures, we cannot assure you that the lithium we produce will not combust. If it does, it could severely impact our operations, business, and revenue as well as increase our insurance claims and insurance premium, thereby impacting our profitability.

12

The lithium brine industry includes well capitalized companies, and we may not have sufficient resources to compete against them.

The direct lithium extraction (“DLE”) industry and lithium processing sector include established competitors possessing substantial capitalization and extensive resources. Accordingly, we may encounter challenges competing against these well-capitalized incumbents. These industry participants often benefit from significant financial reserves operational and distribution scale, which could potentially place us at a competitive disadvantage.

Low-cost producers could disrupt the market and be able to provide products cheaper than the Company.

Producers, especially in foreign jurisdictions including but not limited to China, Argentina, Chile, India and Australia, could use processes that might produce lower-cost lithium, which could impact the market in general, and adversely impact the sales of the Company, in particular. Other producers could forgo DLE technologies and use ponds or other mechanisms to extract lithium, which could have a lower cost basis. Further, other producers could operate in markets which may have less rigorous environmental, health, safety, and other regulatory compliance standards compared to our market. This could lead those producers to reduce costs substantially, that could make our pricing less competitive or even unviable. If such a scenario were to occur, it could have a material adverse impact on our revenue, profitability and cash flow.

We may be unable to qualify for existing federal and state level grants and incentives and the grants and incentives may not be released to us as quickly or efficiently as we anticipate or at all.

There are substantial grants, financing, and other incentives provided by various government organizations designed to facilitate American manufacturing of battery-grade lithium products, such as the those covered under the incentives through the IRA, IR Act and BIL under the aegis of the Department of Energy LPO Loan Programs Office Advanced Technology Vehicles Manufacturing Loan Program, Department of Defense, Defense Production Act, Department of Energy Grant, Department of Defense Office of Strategic Capital, as well as the Investment Tax Credit and the 21st Century Quality Jobs Program by the Oklahoma Department of Commerce, among others. While we expect to receive grants from the State of Oklahoma, we cannot assure you that such grants will be received in a timely manner in meaningful amounts, or at all, and we may not be eligible or qualify for federal grants. These and other future governmental incentives may be removed or no longer provided, due to changes in governmental policies or political attitudes towards such incentives which may change and limit the distribution of any such incentives. For example, the Company has been advised with respect to its grant application under the Defense Production Act that such application would be held, but currently there is no such funding available under the program. Additionally, in January 2025, President Trump issued an executive order directing an immediate pause on the disbursement of funds appropriated through the BIL/Infrastructure Investment and Jobs Act, the IRA and the IR Act. This pause on disbursements is subject to ongoing legal challenges. Furthermore, the IR Act and the IRA may be subject to attempts to amend or repeal, including through Congressional budget reconciliation. The full impact of these actions and next steps remains uncertain at this time. We cannot assure you that if the basis of certain incentives changes and the grants become non-available or are delayed, the same will not affect our ability to start our operations in a timely and cost-effective manner, leading to delays in commissioning, and could adversely impact our financing options, and hence adversely impact our ability to generate revenue and profitability.

We may in the future use hedging arrangements to mitigate certain risks, but the use of such derivative instruments could have a material adverse impact on our results of operations.

In the future, we may use interest rate swaps to manage interest rate risk, especially on long-term offtake contracts with customers. In addition, we may use forward sales and other types of hedging contracts, including foreign currency hedges if we do expand into other countries. If we elect to enter into these types of hedging arrangements, our related assets could recognize financial losses on these arrangements as a result of volatility in the market values of the underlying asset or if a counterparty fails to perform under a contract. If actively quoted market prices and pricing information from external sources are not available, the valuation of these contracts would involve judgment or the use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts. If the values of these financial contracts change in a manner that we do not anticipate, or if a counterparty fails to perform under a contract, it could harm our business, financial condition, results of operations and cash flows.

13

We may acquire or invest in additional companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business.

Our business strategy may include in part acquiring other complementary technologies or businesses, or that provide us with downstream or upstream integration, or making minority investments in such businesses. We may also develop relationships with other businesses to expand our operations and to create service networks to support our production and delivery of battery-grade lithium. An acquisition, investment, or business relationship may result in unforeseen operating difficulties and expenditures, including those that we may pursue but do not conclude in an acquisition, investment, or business relationship. We may encounter difficulties assimilating or integrating the businesses, technologies, products, services, personnel, or operations of the acquired companies particularly if the key personnel of the acquired companies choose not to work for us. Acquisitions may also disrupt our business, divert our resources, and require significant management attention that would otherwise be available for the development of our business. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized or we may be exposed to unknown liabilities.

Negotiating these transactions can be time consuming, difficult, and expensive. We may incur significant business development expenses, and management’s attention may be diverted from the operation of our existing business, during the discussion and negotiation period. Further, our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close. Even if we do successfully complete acquisitions or investments, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by our customers, securities analysts, and investors.

To the extent we make only a minority equity interest in a company, we may lack affirmative control rights, which may diminish our ability to influence the company’s affairs in a manner intended to enhance the value of our investment in the company. We could incur losses if the majority stakeholders or the management of the company take risks or otherwise act in a manner that does not serve our interests. In addition, we could be subject to reputational harm if the company in which the investment is made makes business, financial or management decisions with which we do not agree. These circumstances could also lead to disputes and litigation with management or employees of the company in which the investment is made, or its other stockholders.

We are dependent upon key management employees.

The responsibility of overseeing the day-to-day operations and the strategic management of our business depends substantially on our senior management and key personnel. Loss of any such personnel may have an adverse effect on our performance. The success of our operations will depend upon numerous factors, many of which, in part, are beyond our control, including our ability to attract and retain additional key personnel in sales, marketing, engineering and technical support, and finance. Certain areas in which we operate are highly competitive and competition for qualified personnel is significant. We may be unable to hire suitable field personnel for our engineering and technical team, or there may be periods where a particular position remains vacant while a suitable replacement is identified and appointed. We may not be successful in attracting and retaining the personnel required to grow and operate our business profitably.

Our success as a company producing battery-grade lithium and related products depends to a great extent on the capabilities of our partners for lithium extraction from brine and our ability to secure capital for the implementation of brine processing plants.

Our success as a producer of lithium and related products is dependent on our ability to develop and implement more efficient production capabilities based on mineral rich brine and implementation of DLE technologies. While having the potential to significantly increase the supply of lithium from brine projects, the technology for DLE is an emerging technology. A number of DLE technologies are emerging and being tested at scale, with only a handful of projects already in commercial construction. However, there remain challenges around scalability and water consumption/brine reinjection. We will need to continue to invest heavily to scale our manufacturing to ultimately produce sufficient amounts of battery-grade lithium. However, we cannot assure you that our future product research and development projects, if any, and financing efforts will be successful or be completed within the anticipated time frame or budget. There is no guarantee we will achieve anticipated sales targets or if we will be profitable. In addition, we cannot assure you that our existing or potential competitors will not develop technologies which are similar or superior to our technologies, or that result in products that are more competitively priced. As it is often difficult to project the time frame for developing new technologies and the duration of the market window for these technologies, there is a substantial risk that we may have to abandon a potential technology that is no longer commercially viable, even after we have invested significant resources in the development of such technology and our facilities. If we fail in our technology development or product launching efforts, our business, prospects, financial condition and results of operations may be materially and adversely affected.

14

Volatility in the demand for lithium products or the development of alternative battery technologies that do not utilize lithium inputs may adversely affect the market for lithium.

The development of our Facility is dependent upon the currently projected demand for and uses of lithium-based end products. This includes lithium-ion batteries for electric vehicles (“EVs”), energy storage solutions and other large format batteries that currently have limited market share and whose projected adoption rates are not assured. To the extent that such markets do not develop in the manner contemplated by us or demand for such end products declines or do not grow as expected, then the long-term growth in the market for lithium products will be adversely affected, which would inhibit the potential for development of our Facility and would otherwise have a negative effect on our business and financial condition. For example, the past couple of years saw weaker than expected EV sales, which signals a decline in demand for one of the principal end products for lithium carbonate. In addition, as a commodity, lithium market demand is subject to the substitution effect in which end-users adopt an alternate commodity as a response to supply constraints or increases in market pricing. To the extent that these factors arise in the market for lithium, it could have a negative impact on overall prospects for growth of the lithium market and pricing, which in turn could have a negative effect on us. Further, although current batteries utilized in EV production rely on lithium compounds as a critical input, alternative materials and technologies are being researched with the goal of making batteries lighter, more efficient, faster charging and less expensive, and some of these technologies could be less reliant on lithium compounds. We cannot predict which new technologies may ultimately prove to be commercially viable and when, but any future battery technologies that use less or no lithium could materially and adversely impact our business and future results of operations.

Lithium prices are subject to unpredictable fluctuations which may adversely affect the results of our operations and our ability to successfully execute our business plan.

We expect to derive revenues, if any, from the production and sale of battery-grade lithium. The prices of lithium may fluctuate widely and are affected by numerous factors beyond our control, including international, economic, and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The world’s largest suppliers of lithium are Sociedad Quimica y Minera de Chile S.A (NYSE: SQM), Albemarle Corporation (NYSE: ALB), Jiangxi Ganfeng Lithium Co., Ltd. and Tianqi Group. Any attempt to suppress the price of lithium materials by such suppliers, or an increase in production by any supplier in excess of any increased demand, would have negative consequences on Stardust Power. The price of lithium materials may also be reduced by the discovery of new lithium deposits, which could not only increase the overall supply of lithium (causing downward pressure on its price) but could also draw new firms into the lithium refinery industry which would compete with Stardust Power. The effect of these factors on the prices of lithium and lithium byproducts, and therefore the economic viability of any of our exploration properties, cannot accurately be predicted. Further, if prices were to decline significantly, it could have significant adverse effects on our ability to source raw material, and hence impact our production volumes. Additionally, this could also have adverse impact, both on our selling price for battery-grade lithium, as well as volumes sold, and could adversely impact our revenue, gross margins and profitability.

15

Our future growth and success are dependent upon consumers’ demand for electric vehicles in an automotive industry that is generally competitive, cyclical and volatile.

If the market for electric vehicles in general does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and operating results may be harmed. For example, on July 4, 2025, President Trump signed the One Big Beautiful Bill Act (the “OBBBA”) into law. The OBBBA eliminates federal EV tax credits for vehicles purchased or leased after September 30, 2025. The EV tax credit plays a significant role in encouraging consumer adoption of EVs, which in turn drives demand for our lithium products. As a result, the termination of the EV tax credit is expected to reduce consumer purchasing power and slow the adoption of EVs. A decline in demand for EVs could negatively impact our sales, revenue growth, and profitability. The elimination of the EV tax credit may also lead to increased competition as competitors adjust their pricing and product offerings faster than us.

In addition, electric vehicles still constitute a small percentage of overall vehicle sales. As a result, the market for lithium products could be negatively affected by numerous factors, such as:

●	perceptions about electric vehicle features, quality, safety, performance, sustainability and cost;
●	perceptions about the limited range over which electric vehicles may be driven on a single battery charge, and access to charging facilities;
●	competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;
●	volatility in the cost of oil, gasoline and energy;
●	government regulations and economic incentives and conditions; and
●	concerns about our future viability.

Sales of vehicles in the automotive industry tend to be cyclical in many markets, which may expose us to further volatility. We also cannot predict the duration or direction of current global trends or their sustained impact on consumer demand. Ultimately, we continue to monitor macroeconomic conditions to remain flexible and to optimize and evolve our business as appropriate and attempt to accurately project demand and infrastructure requirements globally and deploy our production, workforce and other resources accordingly. If we experience unfavorable global market conditions, or if we cannot or do not maintain operations at a scope that is commensurate with such conditions or are later required to or choose to suspend such operations again, our business, prospects, financial condition and operating results may be materially adversely impacted.

We may be unable to successfully negotiate final, binding terms related to our current non-binding memoranda of understanding and letters of intent for supply and offtake agreements, which could harm our commercial prospects.

From time-to-time, we agree to preliminary terms regarding offtake and supply agreements. We may be unable to negotiate final terms with these or other companies in a timely manner, or at all, and there is no guarantee that the terms of any final agreement will be the same or similar to those currently contemplated. Final terms may include less favorable pricing structures or volume commitments, more expensive delivery or purity requirements, reduced contract durations and other adverse changes. Delays in negotiating final contracts could slow our initial commercialization, and failure to agree to definitive terms for sales of sufficient volumes of lithium could prevent us from growing our business. To the extent that terms in our initial supply and distribution contracts may influence negotiations regarding future contracts, the failure to negotiate favorable final terms related to our current preliminary agreements could have an especially negative impact on our growth and profitability. Further, our prospective counterparties may cancel or delay entering into definitive agreements for a variety of reasons, some of which may be outside of our control. Additionally, we have not demonstrated that we can meet the production levels contemplated in our current non-binding supply agreements. If the construction and readiness of the Facility proceeds more slowly than we expect, or if we encounter difficulties in successfully completing the construction of the Facility, potential customers, including those with whom we have current letters of intent, may be less willing to negotiate definitive supply agreements, or demand terms less favorable to us, and our performance may suffer. If we are unable to enter into such definitive agreements on a timely basis, our growth, revenue and results of operations may be negatively impacted.

We entered into a non-binding letter agreement with Sumitomo contemplating a long-term commercial offtake agreement described under the section titled “Business-Customers”. The parties are engaged in negotiations regarding key commercial points of the potential offtake agreement. The letter agreement provides a framework for a potential binding agreement between the Company and Sumitomo; however, many key terms have not been agreed to in principle. It is possible that we will not be able to agree to enter into a definitive agreement consistent with the above-described letter agreement, or at all.

16

Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products.

Lithium and its derivatives are preferred raw materials for certain industrial applications, such as rechargeable batteries. For example, current and future high energy density batteries for use in electric vehicles rely on lithium compounds as a critical input. The pace of advancements in current battery technologies, development and adoption of new battery technologies that rely on inputs other than lithium compounds, or a delay in the development and adoption of future high nickel battery technologies that utilize lithium could significantly impact our prospects and future revenues. Many materials and technologies are being researched and developed with the goal of making batteries lighter, more efficient, faster charging, and less expensive, some of which could be less reliant on lithium or other lithium compounds. Some of these technologies, such as commercialized battery technologies that use no, or significantly less, lithium compounds, could be successful and could adversely affect demand for lithium batteries in personal electronics, electric and hybrid vehicles, and other applications. We cannot predict which new technologies may ultimately prove to be commercially viable and on what time horizon. In addition, alternatives to industrial applications dependent on lithium compounds may become more economically attractive as global commodity prices shift. Any of these events could adversely affect demand for and market prices of lithium, thereby resulting in a material adverse impact on the economic feasibility of extracting any mineralization we discover and reducing or eliminating any reserves we identify.

Our business and operations may be significantly disrupted upon the occurrence of a catastrophic event, information technology system failures or cyberattack.

Our business is dependent on proprietary technologies, processes and information that we have acquired, and expected to acquire, from our partners, much of which is, or will be, stored on our computer systems. We may in the future enter into agreements with third parties for hardware, software, telecommunications and other IT services in connection with our operations. Our operations depend, in part, on how well we and our vendors protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism, theft, malware, ransomware and phishing or other cyberattacks. Any of these and other events could result in IT system failures, delays, loss of data or information, liability to our partners or other third parties, a material disruption of our business or increases in capital expenses. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment and IT systems and software, as well as pre-emptive expenses to mitigate the risks of vulnerabilities or failures.

Furthermore, the importance of such IT systems and networks and systems may increase if our employees work remotely, which may introduce more risks to our information technology systems and networks as such employees use network connections, computers, or devices that are outside our premises or networks. Additionally, if one of our service providers were to fail and we were unable to find a suitable replacement in a timely manner, we may be unable to properly administer our outsourced functions. If we cannot continue to retain these services provided by our vendors on acceptable terms, our access to necessary IT systems or services could be interrupted. Any security breach, interruption or failure of our IT systems, or those of our third party vendors, could impair our ability to operate our business, reduce our quality of services, increase costs, prompt litigation and other consumer claims, subject us to government enforcement actions (including investigations, fines, penalties, audits, or inspections), and damage our reputation, any of which could substantially harm our business, financial condition or the results of our operations.

As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. While we have implemented security resources to protect our data security and IT systems, such measures may not prevent such events, especially because the cyberattack techniques used change frequently and are often not recognized until launched, and because the full scope of a cyberattack may not be realized until an investigation has been completed, and cyberattacks can originate from a wide variety of sources and through a wide variety of methods. In addition, certain measures that could increase the security of our IT system take significant time and resources to deploy broadly, and such measures may not be deployed in a timely manner or be effective against an attack. The inability to implement, maintain and upgrade adequate safeguards could have a material and adverse impact on our business, financial condition and results of operations. Significant disruption to our IT systems, or those of our vendors, or breaches of data security could also have a material adverse impact on our business, financial condition and results of operations.

17

We may be subject to liabilities and losses that may not be covered by insurance.

Our employees and Facility will be subject to the hazards associated with producing battery-grade lithium. Operating hazards can cause personal injury and loss of life, damage to, or destruction of, property, plant and equipment and the environment. We expect to maintain insurance coverage in amounts against the risks that we believe are consistent with industry practice and maintain a safety program. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or to property owned by third parties or other losses that are not fully covered by insurance could have a material adverse impact on our results of operations and financial position.

Insurance liabilities are difficult to assess and quantify due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If we were to experience insurance claims or costs above our coverage limits or that are not covered by our insurance, we might be required to use working capital to satisfy these claims rather than to maintain or expand our operations. The occurrence of an event that is not fully covered by insurance could materially adversely affect our business, results of operations, cash flows and financial position.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information or alleged trade secrets of third parties or competitors or are in breach of noncompetition or non-solicitation agreements with our competitors or their former employers.

We may employ or otherwise engage personnel who were previously or are concurrently employed or engaged at research institutions or other clean technology companies, or consult various companies, including ones that could be construed as our competitors or potential competitors. Even though we have processes in place to prevent misappropriate of trade secrets or confidential information, we may be subject to claims that these personnel, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former or concurrent employers or clients they provide consultancy services to, which are rightfully owned by their former or concurrent employer, or their clients, as the case may be. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could adversely affect our operations, result in substantial costs and be a distraction to management.

Lawsuits may be filed against us and an adverse ruling in any such lawsuit may adversely affect our business, financial condition, or liquidity or the market price of our common stock.

We may become involved in, named as a party to, or be the subject of, various legal proceedings, including regulatory proceedings, tax proceedings, and legal actions relating to personal injuries, property damage, property taxes, land rights, the environment, and contract disputes.

The outcome of future legal proceedings cannot be predicted with certainty and may be determined adversely to us and as a result, could have a material adverse impact on our assets, liabilities, business, financial condition, or results of operations. Even if we prevail in any such legal proceeding, the proceedings could be costly, time-consuming, and may divert the attention of management and key personnel from our business operations, which could adversely affect our financial condition.

An escalation of the current war in Ukraine, generalized conflict in Europe and the Middle East, or the emergence of conflict elsewhere, may adversely affect our business.

An escalation of the current war in Ukraine, generalized conflict in Europe and the Middle East, or the emergence of conflict elsewhere may adversely affect our business if the U.S. capital markets become risk averse for a prolonged period of time, and/or there is a general slowdown in the global economy.

18

Potential tariffs or a global trade war could increase the cost of products we rely upon, which could adversely impact the competitiveness of our business and our financial results.

If the U.S. administration or other countries impose additional tariffs, or raise the levels of existing tariffs, or trade restrictions are implemented by the United States or other countries, the cost of products manufactured in the United States and imported into other countries could increase, which in turn could adversely affect the demand for these products and have a material adverse effect on our business and results of operations.

Risks Related to the Ownership of Our Securities

The selling stockholders may choose to sell the shares at prices below the current market price.

The selling stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our common stock.

Neither we nor the selling stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including our filings with the Securities and Exchange Commission. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the selling stockholder has authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

We will have broad discretion as to the proceeds that we receive from the cash exercise by any holder of the Warrant, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Shares by the selling stockholders pursuant to this prospectus. We may receive up to approximate $2.4 million in aggregate gross proceeds from cash exercises of the Warrant, based on the per share exercise price of the Warrant, and to the extent that we receive such proceeds, subject to any obligation to pay a portion of such proceeds to repay any amounts outstanding under the Note, we intend to use the net proceeds from cash exercises of the Warrant to further our product development activities and for working capital and general corporate purposes. Our management will have broad discretion in the application of such proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and we could spend the proceeds from the sale of Warrant Shares to Lind in ways our stockholders may not agree with or that do not yield a favorable return, if at all. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

Our shares of common stock are thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time to time been “thinly traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

19

Upon our dissolution, our stockholders may not recoup all or any portion of their investment.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the proceeds and/or our assets remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the holders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up. In this event, our stockholders could lose some or all of their investment.

An active trading market for our common stock may never develop or be sustained, which may make it difficult to sell the shares of common stock you receive.

The price of our common stock may fluctuate significantly due to general market and economic conditions and forecasts, our general business condition, and the release of our financial reports. An active trading market for our common stock may not develop or continue, or, if developed, may not be sustained, which would make it difficult for stockholders to sell their shares of common stock at an attractive price (or at all). The market price of our Common Stock may decline below stockholders’ deemed purchase price, and they may not be able to sell their shares of Common Stock at or above that price (or at all). Additionally, if our common stock is delisted from Nasdaq for any reason and is quoted on the Over-the-Counter Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our common stock may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. Stockholders may be unable to sell common stock unless a market can be established or sustained.

Risks Related to Intellectual Property

If we fail to adequately protect our intellectual property or technology (including any later developed or acquired intellectual property or technology), our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

While we currently have not developed any intellectual property or technology, we may develop, license, or acquire intellectual property in the future that is valuable or material to our business. Our success may depend, in part, on our ability to obtain and maintain protection of such intellectual property in the U.S. and other countries, if we choose to operate in jurisdictions outside of the U.S. We may leverage intellectual property laws to protect such intellectual property (including our brands) and to prevent others from developing and commercializing products or processes that violate our intellectual property rights. However, these means may afford only limited protection and may not prevent our competitors from duplicating our intellectual property, prevent our competitors from gaining access to our proprietary information or technology, or permit us to gain or maintain a competitive advantage. Moreover, the steps we take to protect our intellectual property may be inadequate, and we may choose not to pursue or maintain protection for our intellectual property in the U.S. or foreign jurisdictions. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property, and such unauthorized uses may be difficult to detect. It may be possible for unauthorized third parties to copy our technology (whether now or in the future developed, licensed, or acquired) and use information that we regard as proprietary to create technology, products, or services that compete with ours. Any of these scenarios may adversely affect the conduct of our business or our financial position.

We may depend on third-party licensors of technology to enforce and protect intellectual property rights that we may license, and such third parties may refuse to enforce and protect such intellectual property rights. Further, if we resort to legal proceedings to enforce our intellectual property rights (such as initiating infringement lawsuit against a third party), the results of such proceedings, regardless of merit, are uncertain and our success cannot be assured. Even if we were to prevail, the proceedings could be burdensome and expensive. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a material adverse impact on our business, operating results and financial condition.

20

If we are unable to protect the confidentiality of our proprietary information or trade secrets, our business and competitive position may be harmed.

We do and may in the future rely upon unpatented trade secrets and know-how, whether belonging to us or our partners, to develop and maintain a competitive position. While we seek to protect such proprietary information, in part, through confidentiality and invention assignment agreements with our employees, collaborators, contractors, advisors, consultants and other third parties, we cannot guarantee that we have entered or will enter into such agreements with each party that has or may have had access to our trade secrets or proprietary information, or that these agreements will not be breached. We may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets, now or in the future, were to be disclosed to, or independently developed by, a competitor or other third party, our competitive position could be materially and adversely harmed.

We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these measures, they may be breached or insufficient, and we may not have adequate remedies for any such breach or insufficiency.

We may now or in the future engage in business and technology collaborations with third-party partners that may result in the partner owning, or the parties jointly owning, certain intellectual property, which may be based on or derived from our or the partner’s proprietary information or existing intellectual property. If we do not have adequate rights to use such partner-owned proprietary information or intellectual property, we may be restricted from using it in our process, products, or services. If we and the partner jointly own any such intellectual property, the partner may have the ability to compete with our products and services, or we may be required to make royalty or similar payments to our partner for our use of such intellectual property.

We may be subject to claims challenging the inventorship or ownership of our future intellectual property, particularly those that may be developed or invented by our employees, consultants or contractors.

We may be subject to claims that employees, collaborators, or other third parties have an ownership interest in our future intellectual property, or that of our licensors, including as an inventor or co-inventor. We may be subject to ownership or inventorship disputes in the future arising, for example, from conflicting obligations of consultants, contractors, or others who are involved in developing our intellectual property. Although it is our policy to require our employees and contractors who may be involved in the conception or development of potential intellectual property to execute agreements assigning such intellectual property to us, as may be required in the future, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property, or be required to pay royalties for access to such intellectual property rights (which may not be commercially reasonable). Other owners may also be able to license such rights to other third parties, including our competitors. Such an outcome could have a material adverse impact on our business and financial condition. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets and our business may be adversely affected.

Our trademarks and trade names (whether registered or unregistered) may be challenged, infringed, circumvented, declared generic, or determined to be violating or infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners and customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement, or dilution claims brought by owners of other trademarks. We may also be required to pursue litigation to defend and protect our trademarks, which could be costly, may not ultimately be successful, and could be a distraction to management.

21

Opposition or cancellation proceedings may in the future be filed against our trademark applications and registrations (including our U.S. trademark application for “Stardust Power”), and our trademarks or trademark applications may not survive such proceedings. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would, and may be more limited in our ability to operate under or use such trademarks.

We may be sued by third parties for alleged infringement of their intellectual property rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.

We may become subject to claims that our conduct infringes upon the intellectual property or other proprietary rights of third parties. Defending against, or otherwise addressing, any such claims, whether they are with or without merit, could be time-consuming and expensive, and could divert our management’s attention away from the execution of our business plan. Moreover, any settlement or adverse judgment resulting from these claims could require us to pay substantial amounts or obtain a license to continue to use the disputed intellectual property, or otherwise restrict or prohibit our use of the intellectual property. We cannot guarantee that we would be able to: obtain from the third party asserting the claim a license on commercially reasonable terms, if at all; develop alternative technology on a timely basis, if at all; or obtain a license to use a suitable alternative technology. An adverse determination could also prevent us from licensing our technology to others. Infringement claims asserted against us may have a material adverse impact on our business, results of operations, or financial condition.

Risks Related to Legal, Regulatory, Accounting and Tax Matters

Increased stakeholder focus on sustainability matters could adversely impact our business, reputation, and operating results.

In recent years, companies across all industries are facing increasing scrutiny from a variety of stakeholders, including investors, customers, employees, regulators, ratings agencies and lenders, related to their sustainability practices. If we do not adapt to or comply with stakeholder expectations and standards on sustainability matters as they continue to evolve, or if we are perceived to have not responded appropriately or quickly enough to growing concern for sustainability issues, regardless of whether there is a regulatory or legal requirement to do so, we may suffer from reputational damage and our business, financial condition and/or stock price could be materially and adversely affected. Additionally, our customers may be driven to purchase our products due to their own sustainability commitments, which may entail holding their suppliers - including us - to sustainability standards that go beyond compliance with laws and regulations and our ability to comply with such standards. Failure to maintain operations that align with such “beyond compliance” standards may cause potential customers to not do business with us or otherwise hurt demand for our products. These and other sustainability concerns could subject us to reputational damage and adversely affect our business, prospects, financial condition and operating results.

Separately, various regulators have adopted, or are considering adopting, regulations on environmental marketing claims or the prevention of greenwashing more generally, including, but not limited to the use of “sustainable,” “eco-friendly,” “green,” “clean” or similar language in the marketing of products and services or the prevention of greenwashing more generally. Further, there has been increasing scrutiny on sustainability-related claims and frequency of allegations of “greenwashing” against companies making sustainability-related claims due to, among other things, allegations of incomplete, false or misleading disclosures, including with respect to the sustainable nature of their operations and products. Such greenwashing scrutiny and any related regulation may lead to increased compliance costs as well as heightened risk of litigation, reputational damage and enforcement risk.

22

We are and will be subject to environmental, health and safety laws and regulations in multiple jurisdictions, which may impose substantial compliance requirements and other obligations on our operations. Our operating costs could be significantly increased in order to comply with new or more stringent regulatory standards in the jurisdictions in which we operate.

Our business is governed by, and will be governed by various foreign, federal, state and local environmental protection and health and safety laws and regulations, including, without limitation, the federal Safe Drinking Water Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act (“OSHA”), the National Environmental Policy Act, the Endangered Species Act, the Comprehensive Environmental Response, Compensation and Liability Act and similar foreign, federal, state and local laws and regulations and permits issued under these laws by foreign, federal, state and local environmental and health and safety regulatory agencies. These laws and regulations establish, among other things, criteria and standards for drinking water, for protection of the environment and the release, remediation, of hazardous substances and public health and safety. Pursuant to these laws, we may be required to obtain various permits and approvals from certain federal, state and local regulatory agencies for our operations. If we violate or fail to comply with these laws, regulations or permits, we could be subject to administrative or civil fines or penalties or other sanctions by regulators and to lawsuits, civil or criminal, seeking enforcement, injunctive relief and/or other damages. If we fail to comply with applicable laws, regulations or permits, our permits or approvals may be terminated or not renewed and/or we could be held liable for damages, injunctive relief and/or monetary fines or penalties. Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property or injury to persons resulting from the environmental, health, and safety impacts of prior and current operations. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions, as well as reputational harm, including damage to our relationships with customers, suppliers, investors, governments or other stakeholders. Such laws, regulations, enforcement or private claims may have a material adverse impact on our financial condition, results of operations or cash flows.

Additionally, federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and remediate hazardous or toxic substances or petroleum product releases at or from the property. For example, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) and state equivalents, certain broad categories of persons, including an owner or operator of a property, may become liable for the costs of investigation and remediation, impacts to human health and for damages to natural resources. These laws impose strict and joint and several liability without regard to fault or degree of contribution or whether the owner or operator knew of, or was responsible for, the release of such hazardous substances or whether the conduct giving rise to the release was legal at the time it occurred. We also may be subject to related claims by private parties, including employees, contractors or the general public, alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. We may incur substantial costs or other damages associated with these obligations, which could adversely impact our business, financial condition and results of operations.

Environmental laws and regulations are complex and may change from time to time, as may related interpretations and guidance. These laws and regulation, and the enforcement thereof, have tended to become more stringent over time. It is possible that new standards could be imposed, either more stringent or more lenient, that could result in higher operating expenses, the obsolescence of our products, or lead to an interruption or suspension of our operations and have a material adverse impact on our business, financial condition and results of operations.

Compliance with health and safety laws and regulations can be complex, and noncompliance with these laws and regulations may result in potentially significant monetary damages and fines.

Our operations are and will be subject to a number of federal and state laws and regulations, including OSHA and comparable state statutes establishing requirements to protect the health and safety of workers. The OSHA hazard communication standard, the U.S. Environmental Protection Agency community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act, and comparable state statutes, require maintenance of information about hazardous materials used or produced in operations and provision of this information to employees, state and local government authorities, and citizens. Other OSHA standards regulate specific worker safety aspects of our operations. Substantial fines and penalties can be imposed, and orders or injunctions limiting or prohibiting certain operations may be issued, in connection with any failure to comply with these laws and regulations.

23

Climate change legislation, regulation and policies may result in increased operating costs and otherwise affect our business, our industry and the global economy.

Climate change will potentially have wide ranging impacts, including potential impacts to our operations. In December 2015, the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change resulted in nearly 200 countries, including the United States, coming together to develop the Paris Agreement, which includes pledges to voluntarily limit and reduce future emissions. Additionally, at the 28th Conference of the Parties, nearly 200 member countries, including the U.S., entered into an agreement to transition away from fossil fuels while accelerating action in this decade to achieve net zero by 2050. The agreement includes calls for actions towards achieving, at a global scale, a tripling of renewable energy capacity and doubling energy efficiency improvements by 2030, as well as accelerating efforts towards the phase-down of unabated coal power and, phase out inefficient fossil fuel subsidies, among other measures. Most recently, at the 29th Conference of the Parties (“COP29”), 159 countries met and, among other things, agreed on rules to operationalize international carbon markets under Article 6 of the Paris Agreement, including a new Paris Agreement Crediting Mechanism to trade UN-approved carbon credits. Additionally, participants at COP29 representing 159 countries met to review progress toward the goals of the Global Methane Pledge and the addition of nearly $500 million in new grant funding for methane abatement. However, in January 2025, President Trump issued executive orders directing the immediate notice to the United Nations of the United States’ withdrawal from the Paris Agreement and all other agreements made under the United Nations Framework Convention on Climate Change. At the same time, various state and local governments have also publicly committed to furthering the goals of the Paris Agreement and many of these initiatives are expected to continue. These, and other proposed regulations could increase our current and future production costs and the costs of our customers, which could decrease demand for our products.

Changing laws and regulations and global and domestic policy developments have the potential to disrupt our business, the business of our suppliers and/or customers, or otherwise adversely impact our business’ financial condition. While we believe that many of these policies will be favorable for our lithium operations, there is no guarantee that such potential changes in laws, regulations, or policies will be favorable to our Company, to existing or future customers, or to large-scale economic, environmental, or geopolitical conditions.

The physical impacts of climate change, including adverse weather, may have a negative impact on our business and results of operations.

Climate change may potentially have wide-ranging physical impacts, including significant weather conditions, such as increased severity and frequency of droughts, storms, floods, wildfires and other climatic events. If such significant weather conditions were to occur, they could disrupt or delay our operations, damage our facilities, adversely affect or delay demand for our products or cause us to incur significant costs in preparing for, or responding to, the effects of climatic events themselves, which may not be fully insured. In addition, the physical effects of climate change may generally result in increased prices for and reduced availability of relevant insurance coverage on the market. Any one of these factors has the potential to have a material adverse impact on our business, financial condition, results of operations, and cash flow.

The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, or the failure to renew such subsidies and incentives, could reduce demand for our products, lead to a reduction in our revenues, and adversely impact our operating results and liquidity.

Near-term growth of alternative energy technologies is affected by the availability and size of government and economic incentives. Many of these government incentives expire, phase out over time, exhaust their allocated funding, or require renewal by the applicable authority. In addition, these incentive programs could be reduced or discontinued for other reasons. The IRA contains a number of tax incentive provisions, some of which we may utilize. However, in January 2025, President Trump issued an executive order directing an immediate pause on the disbursement of funds appropriated through the BIL, IRA, and announced efforts to remove government incentives for electric vehicles. This pause on disbursement is subject to ongoing legal challenges. The IRA may also be subject to efforts to amend or repeal, including through Congressional budget reconciliation. Any reduction, elimination, or discriminatory application of expiration of the government subsidies and economic incentives, or the failure to renew tax credit programs, governmental subsidies, or economic incentives, may result in the diminished economic competitiveness of our products to our customers or the availability of supply, and could materially and adversely affect the growth of alternative energy technologies, including our products, as well as our future operating results and liquidity.

24

Existing, and future changes to, federal, state and local regulations and policies, including permitting requirements applicable to us, and enactment of new regulations and policies, may adversely affect the market for environmental attributes generated by our operations.

The markets for environmental attributes are influenced by U.S. federal and state governmental regulations and policies. Our ability to generate revenue from sales of environmental attributes depends on our strict compliance with such federal and state programs, which are complex and can involve a significant degree of judgment. If the agencies that administer and enforce these programs disagree with our judgments, otherwise determine that we are not in compliance, conduct reviews of our activities or make changes to the programs, then our ability to generate or sell these credits could be temporarily restricted pending completion of reviews or as a penalty, permanently limited, or lost entirely, and we could also be subject to fines or other sanctions.

Compliance with data privacy regulations could require additional expenditures, and may have an adverse impact on the operating cashflows of the Company.

Our Chief Financial Officer is responsible for assessing, identifying and managing cyber security risks. He is supported by outside consulting services. The Chief Financial Officer, along with the third-party consultants, are informed of, and monitor, cybersecurity incidents. Employees of our Company receive training to minimize cybersecurity risks and attest to their understanding in the Code of Conduct which includes cybersecurity. The protocols are reviewed annually. Additional measures are taken, such as the use of two-factor authentication on our Company’s systems, and employed to further reduce threats. Despite the measures we take to assess, identify and manage cyber security risks, there can be no assurance that the various procedures and controls we use to mitigate these risks will be sufficient to prevent disruptions to our IT systems.

We identified material weaknesses in our internal control over financial reporting in prior years. If we experience additional material weaknesses or other deficiencies in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial results, which could result in loss of investor confidence and adversely impact our stock price.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, (as amended, the “Sarbanes-Oxley Act”), the Dodd-Frank Act and other applicable securities rules and regulations. In particular, we are subject to reporting obligations under Section 404 of the Sarbanes-Oxley Act that require us to include a management report on our internal control over financial reporting in our annual report, which contains management’s assessment of the effectiveness of our internal control over financial reporting. Internal controls must be evaluated continuously and be properly designed and executed by a sufficient level of properly trained staff to maintain adequate internal control over financial reporting. During the period from March 16, 2023 (inception) to December 31, 2023, management identified material weaknesses in the implementation of the COSO 13 Framework (which establishes an effective control environments), lack of segregation of duties and management oversight, and control surrounding maintenance of adequate repository of contracts, appropriate classifications of expenses and complex financial instruments.

Management implemented certain controls in fiscal year 2024 to remediate the material weakness. Management believes that the new procedures and controls provide an appropriate remediation of the material weaknesses that have been identified and these will strengthen the Company’s internal controls over financial reporting. In the opinion of management, the revised control processes have been operating for a sufficient period of time and have been independently validated by management. We expect these systems and controls to involve significant expenditure and to may become more complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial, and management controls, and our reporting systems and procedures. Our inability to successfully remediate any future material weaknesses or other deficiencies in our internal control over financial reporting or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations or result in material misstatements in our consolidated financial statements, which could limit our liquidity and access to capital markets, adversely affect our business and investor confidence in our consolidated financial statements, and adversely impact our stock price.

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Risks Related to Operating as a Public Company

Delaware law and our Certificate of Incorporation and Bylaws (“Governing Documents”) contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current stockholders or taking other corporate actions, including effecting changes in our management. Among other things, the Governing Documents include provisions regarding:

●	the ability of the Company’s Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the Certificate of Incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the limitation of the liability of, and the indemnification of, the Company directors and officers;

●	the ability of the Board to amend the Bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt;

●	advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or extraordinary general meetings of stockholders and delay changes in the Board and may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company;

●	providing that the Board is expressly authorized to make, alter or repeal the Bylaws;

●	the removal of the directors of the Board by its stockholders with or without cause;

●	the ability of the Board to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances;

●	the Certificate of Incorporation prohibits, subject to the rights of the holders of shares of preferred stock to act by written consent, any stockholders from taking any action by written consent; and

●	that certain provisions may be amended only by the affirmative vote of holders of at least two-thirds of the shares of the outstanding capital stock entitled to vote generally in the election of the Company directors.

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These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a breach of fiduciary duty;

●	any action asserting a claim against us arising under the DGCL, our Governing Documents;

●	any action seeking to interpret, apply, enforce, or determine the validity of our Governing Documents;

●	any action as to which DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and

●	any action asserting a claim against us that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Certificate of Incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid and several state trial courts have enforced such provisions and required that suits asserting Securities Act claims be filed in federal court, there is no guarantee that courts of appeal will affirm the enforceability of such provisions, and a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive forum provision in our Certificate of Incorporation, to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with litigating Securities Act claims in state court, or both state and federal court, which could seriously harm our business, financial condition, results of operations, and prospects. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

General Risk Factors

Significant inflation could adversely affect our business and financial results.

Although historically our operations have not been materially affected by inflation and we have been successful in adjusting prices to our customers to reflect changes in our material and labor costs, the rate of current inflation and resulting pressures on our costs and pricing could adversely impact our business and financial results. Inflation can adversely affect us by increasing our operating costs, including our materials, freight, and labor costs. As interest rates rise to address inflation, such increases will also impact the base rates applicable in our credit arrangements and will result in borrowed funds becoming more expensive to us over time; similar financing pressures from inflation also can have a negative impact on customers’ willingness to purchase our technologies and services in the same volumes and at the same rates as previously anticipated. In a highly inflationary environment, we may be unable to raise the prices of our technologies and services at or above the rate of inflation, which could reduce our profit margin.

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The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the common stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from the Company’s business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

The price of the Company’s securities may be volatile.

The price of the Company’s securities may fluctuate due to a variety of factors, including:

●	changes in the industry in which the Company operates;

●	the success of competitive services or technologies;

●	developments involving the Company’s competitors;

●	regulatory or legal developments in the United States and other countries;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	the recruitment or departure of key personnel;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us; and

●	general economic, industry and market conditions, such as the effects of recessions, interest rates, inflation, international currency fluctuations, political instability and acts of war or terrorism; and the other factors described in this “Risk Factors” section.

These market and industry factors may materially reduce the market price of common stock regardless of the operating performance of Stardust Power.

In addition, companies that have experienced volatility in the market price of their stock have frequently been the subject of securities class action and stockholder derivative litigation. We could be the target of such litigation in the future. Class action and derivative lawsuits, whether successful or not, could result in substantial costs, damage or settlement awards and a diversion of our management’s resources and attention from running our business, which could materially harm our reputation, financial condition and results of operations.

The Company does not intend to pay cash dividends for the foreseeable future.

The Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on the Company’s financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as the Board deems relevant. As a result, you may not receive any return on an investment in common stock unless you sell common stock for a price greater than that which you paid for it.

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The Company qualifies as an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make the Common Stock less attractive to investors.

We qualify as an “emerging growth company” under SEC rules. As an emerging growth company, we are permitted and plan to and do rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include, but are not limited to: (1) an exemption from compliance with the auditor attestation requirement in the assessment of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements; (3) reduced disclosure obligations regarding executive compensation arrangements in periodic reports, registration statements and proxy statements; and (4) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. If some investors find the common stock less attractive as a result, there may be a less active trading market for the common stock and the market price of the common stock may be more volatile.

A small number of stockholders continue to have substantial control over Stardust Power, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over the Company.

The directors and executive officers of the Company, and beneficial owners that own 5% or more of its voting securities and their respective affiliates, beneficially own, in the aggregate, approximately 29% of the Company’s outstanding common stock. Though the ownership percentage will be diluted if and to the extent the Company sells common stock, a small number of stockholders will still have a significant concentration of ownership and this may have a negative impact on the trading price for the common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of the Company or its assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation, or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

Warrants may be exercised for common stock, which would increase the number of shares eligible for future resale in the public market and result in further dilution to our stockholders.

Outstanding warrants to purchase common stock may be exercised by the holders of those warrants. To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in further dilution to the holders of shares of common stock and increase the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of shares of common stock.

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If the Company’s operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of the common stock may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this annual report and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, could be negatively impacted by macroeconomic uncertainty and the current conflicts in Ukraine and the Middle East. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of unfavorable or uncertain economic and market conditions, such as the current global economic uncertainty being experienced and the current inflationary environment in the United States. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of the common stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

If securities or industry analysts do not publish research or reports about the Company’s business or publish negative reports, the market price of the common stock could decline.

The trading market for the common stock will be influenced by the research and reports that industry or securities analysts publish about us and our business. If regular publication of research reports ceases, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of the common stock to decline. Moreover, if one or more of the analysts who cover us downgrade the common stock or if reporting results do not meet their expectations, the market price of the common stock could decline.

We may issue additional shares of the common stock (including upon the exercise of warrants), which would increase the number of shares of common stock eligible for future resale in the public market and result in dilution to the Company stockholders.

Outstanding warrants to purchase common stock may be exercised by the holders of those warrants. There is no guarantee that the warrants will ever be in the money prior to their expiration, and, as such, the warrants may expire worthless.

The issuance of additional shares of common stock as a result of any of the transactions referred to above may result in dilution to the then-existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the common stock. We cannot predict the ultimate value of the warrants. Sales of substantial numbers of shares issued upon the exercise of the warrants in the public market or the potential that such warrants may be exercised could also adversely affect the market price of the common stock.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options or vesting and settlement of outstanding restricted stock units, or the perception that such sales may occur, could adversely affect the market price of our common stock.

We also expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

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The Company may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Common Stock.

Pursuant to the Stardust Power 2024 Equity Plan, we may issue an aggregate of up to the number of shares equal to ten percent (10%) of Common Stock issued and outstanding at Closing, which amount will be subject to increase from time to time. We may also issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, potential financings, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

●	existing equity shareholders’ proportionate ownership interest in the Company will decrease;

●	the rights of holders of Common Stock will be subordinated if preferred stock is issued with rights senior to those afforded Common Stock;

●	the Company’s “controlled company” status will be impacted; and

●	existing equity shareholders’ proportionate ownership interest in the Company will decrease.

The Company is a holding company and its only material assets are its interest in its subsidiaries, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes and pay dividends.

The Company is a holding company with no material assets other than the equity interests in our direct and indirect subsidiaries. As a result, we have no independent means of generating revenue or cash flow and our ability to pay taxes and pay dividends will depend on the financial results and cash flows of our subsidiaries and the distributions we receive from our subsidiaries. Deterioration in the financial condition, earnings or cash flow of our subsidiaries for any reason could limit or impair such subsidiaries’ ability to pay such distributions. Additionally, if we need funds and our subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or our subsidiaries are otherwise unable to provide such funds, our liquidity and financial condition could be adversely affected.

Dividends on common stock, if any, will be paid at the discretion of the Board, which will consider, among other things, our Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict our ability to pay dividends or make other distributions to our stockholders. In addition, entities are generally prohibited under relevant law from making a distribution to a stockholder to the extent that, at the time of the distribution, after giving effect to the distribution, the liabilities of such entity (subject to certain exceptions) exceed the fair value of its assets. If our subsidiaries do not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired. Stardust Power and its subsidiaries would be restricted from making distributions or advances to us under its existing credit facilities or other financing arrangements.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares by the selling stockholders. However, we did receive $4 million upon the issuance of the Note to Lind, prior to any cost incurred for this financing, and we may receive up to approximately $2.4 million in aggregate gross proceeds from the cash exercise of the Warrant, based on the per share exercise price of the Warrant.

We may use the net proceeds from the issuance of the Note and any cash exercises of the Warrants for general corporate purposes, for certain early design and engineering services, infrastructure improvement, procurement activities, and other expenses for the Company’s project in Muskogee, Oklahoma.

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DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the securities offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices. For more information, see “Plan of Distribution.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We are not obligated to pay, and do not intend to pay, any cash dividends in the foreseeable future. We anticipate that for the foreseeable future we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Our payment of any dividends will be subject to the ability of our subsidiaries to generate earnings and cash flows and distribute them to us, as well as contractual and legal restrictions and other factors that our Board deems relevant. Our ability to declare and pay dividends to our shareholders is likewise subject to Delaware law (which may limit the amount of funds available for dividends). If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient distributions from our business, we may not be able to make, or may be required to reduce or eliminate, the payment of future dividends, if any, on our common stock.

MARKET INFORMATION

Our common stock and Warrants are currently listed on the Nasdaq Capital Market under the symbols “SDST” and “SDSTW,” respectively. On January 30, 2026, the Company had 9,869,558 shares of common stock outstanding that were held of record by approximately 68 holders. There are 1,043,080 shares of common stock underlying the outstanding Warrants, which are held of record by 31 holders.

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BUSINESS

Company Overview and History

Stardust Power, formed on March 16, 2023, is developing a lithium refinery at our Facility in Muskogee, Oklahoma, with planned capacity of producing up to 50,000 metric tons per annum of battery grade lithium carbonate (“ BGLC”) once fully operational. On March 16, 2023, Roshan Pujari, the sole director and a controlling member of Stardust Power LLC, transferred his ownership in Stardust Power LLC to Legacy Stardust Power, in exchange for nominal consideration. Prior to and following the acquisition, Roshan Pujari controlled both Stardust Power LLC and Legacy Stardust Power. The Company’s predecessor entity, Stardust Power LLC, did not have any assets, liabilities, revenue, expenses or cash flows from its inception on December 5, 2022, through March 16, 2023. On March 16, 2023, Stardust Power Inc. was organized in the State of Delaware and all the ownership interests of Stardust Power LLC were transferred to Stardust Power Inc. At the closing of the Business Combination, pursuant to the Business Combination Agreement, the Business Combination between GPAC II, First Merger Sub, Second Merger Sub and Legacy Stardust Power was consummated after which Stardust Power emerged as the surviving company. The name of GPAC II was subsequently changed to Stardust Power Inc. As a development stage company, Stardust Power’s strategy is to advance its project through site acquisition and readiness, source feedstock, and obtain commitment for the offtake of its BGLC.

Stardust Power’s mission is to secure U.S. energy leadership for national security through the production of battery grade lithium carbonate, with sustainability built into each step of its process.

Stardust Power’s battery-grade lithium carbonate refinery is being designed and developed to foster energy independence for the United States. The Company seeks to become a sustainable, cost-effective supplier of BGLC for energy storage across energy storage systems, e-mobility, grid infrastructure, and data centers. The Facility will be optimized for multiple inputs of lithium chloride feedstocks. Upon completion of the Facility, Stardust Power expects to secure multiple sources of feedstock from various lithium producers, with the Facility becoming one of the largest lithium refineries in North America. Stardust Power has and intends to enter into letters of intent and memoranda of understanding to avail itself of lithium brine feedstock supply. Stardust Power’s business strategy will depend on such agreements and its ability to source lithium chloride.

Stardust Power expects to source lithium feedstock from various suppliers and may make investments upstream to secure additional feedstock. However, there is uncertainty related to whether and how much economically recoverable lithium exists at such resources and as such the possibility exists that these efforts may not yield desired economic results. For more information on associated risks, please see “Risk Factors - We face numerous risks related to exploration, construction, and extraction of brine by our suppliers.” The Company plans to sell its products to and for the benefit of battery manufacturers, the United States’ defense industrial base, and Western original equipment manufacturers (“OEMs”). The Company is not currently producing or selling any BGLC.

Some of the key driving factors for potential growth of the lithium refining industry are the anticipated increasing demand for battery-grade lithium products, fueled largely by the anticipated demand and production of energy storage systems, handheld electronics and EVs. We anticipate Western automotive OEMs and battery manufacturers to increasingly seek domestic supply sources. The demand for battery-grade lithium is rapidly diversifying beyond electric vehicles, driven by significant growth in data centers, energy storage systems (ESS), and military applications. The accelerating deployment of hyperscale data centers, driven by AI workloads and global digitalization, requires robust, high-density battery backup systems to ensure uninterrupted operations, while the global transition to renewable energy is fueling ESS installations that rely heavily on lithium-based chemistries for grid stability and energy arbitrage. In parallel, defense and aerospace sectors are expanding their use of advanced lithium-ion technologies for mobile power, unmanned systems, and tactical energy storage, creating additional strategic demand. These sectors now represent a growing share of lithium consumption, underscoring a broader, multi-sector reliance on secure and scalable battery-grade lithium supply chains.

We believe this has led to increasing demand for the critical minerals used in battery cells, such as lithium, driven by strong governmental incentives for American manufacturing and an evolving geopolitical climate that is creating a national security priority for the United States’ market. For more information on the demand of EVs and battery-grade lithium, please see “Current United States Lithium Refinery Landscape-EV Market Driving Demand for Lithium” below. Stardust Power’s market is the United States’ domestic demand market, which has been estimated in terms of lithium carbonate equivalent to be over 200,000 tons by 2030, and to approximately 470,000 tons by the mid-20301. For more information, please see the graph in “United States Market - Lithium Battery Landscape” below.

1 Fastmarkets “Lithium 10-year forecast report”, dated November 2025

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In February 2023, the Company (through its fully owned subsidiary, Stardust Power LLC) received an illustrative incentive analysis for up to $257 million in performance-based incentives, based on Stardust Power meeting certain criteria, from the State of Oklahoma (covering Phase 1 and 2) and potential federal incentives analysis, which may also include federal grants. For more information on the incentives and milestones required to be achieved in order to receive such incentives, please see “State Incentives” below.

On January 10, 2024, Stardust Power and the City of Muskogee entered into a Purchase and Sale Agreement (“the PSA”) to purchase the site in Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee for a total of $1,662,030. On December 16, 2024, the Company completed the purchase and acquired title to the land.

Lithium Industry

Competition and Industry Overview

The global market for lithium is being driven primarily by the development and manufacturing of cathode active material for lithium-ion batteries. Cathode material capacity and production is currently concentrated in Asia, particularly China, Japan and Korea.

In the coming years, significant cathode material production capacity is expected to come online in Europe and North America while capacity and production in China, Japan, Korea also increases. The market for lithium compounds faces barriers to entry, including access to an adequate and stable supply of lithium feedstock, the need to produce sufficient quality and quantity, technical expertise and development lead time.

Li-ion Production Capacity by Location (GWh)
5000
4000
3000
2000
1000
0
China
Asia exc China
Europe
North America
IDTechEx Research
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031

Li-ion production capacity by location. Source: IDTechEx

China’s Dominance in Lithium-ion Batteries and the Need for Domestic Sources in the United States

Lithium-ion batteries have become the rechargeable battery of choice in cell phones, computers, electric vehicles, and large scale electric stationary storage systems. Global production capacity of lithium-ion batteries was approximately 2.5 terawatt-hours (“TWh”) per year at the end of 2025 and is forecasted to grow to approximately 5 TWh in 2036, led by China, which is projected to account for more than half the market share2. This is supported by regulatory and consumer-driven tailwinds increasing demand for power-consumption through higher performance applications. This, in turn, is driving the need for resilient and geographically diverse sources of battery metals and precursor materials, including lithium.

The battery supply chain can be separated into three segments:

●	upstream (mining and extraction of raw materials);
●	midstream (processing of raw materials into battery-grade components); and
●	downstream (cell and pack manufacturing, as well as end-of-life recycling and reuse)[3].

The supply chains for the critical minerals in these batteries differ in terms of the geography of raw material production, although a few countries produce the majority of supply for each critical mineral. Arguably the most important choice is the selection of cathode material, as cathodes are over half of the cost of a battery cell and largely determine crucial battery characteristics such as energy density and charging speed.4

China’s mined production is forecasted to increase to 905,650 tons of LCE in 2035, rising at a CAGR of 8% from 408,100 tons of LCE in 2025. 5

Chemical refiners source battery-grade materials from suppliers to manufacture into cell components, including cathodes, anodes, electrolytes, and separators. The majority of global refining capacity is currently located in Asia.6

2 https://www.altenergymag.com/news/2025/11/20/global-lithium-ion-battery-capacity-to-reach-54-twh-by-2036-but-gigafactory-growth-cools-according-to-idtechex/46385/#:~:text=The%20top%206%20players%20account%20for%20more,Lithium%2DIon%20batteries%20was%20more%20than%202500%20GWh.

3 “Electric vehicle battery chemistry affects supply chain disruption vulnerabilities”. Anthony L. Cheng, Erica R. H. Fuchs, Valerie J. Karplus and Jeremy J. Michalek. Accessed at: https://www.ncbi.nlm.nih.gov/pmc/articles/PMC10923860/.

4 Id.

5 Fastmarkets “Lithium 10-year forecast report”, dated November 2025

6 Visual Capitalist. “China’s Dominance in Battery Manufacturing”, dated January 19, 2023. Available at: https://www.visualcapitalist.com/chinas-dominance-in-battery-manufacturing/.

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Cell manufacturers source cell components and assemble those components into modules and packs, which are then sold to OEMs. Cell manufacturing is currently concentrated in China, with the country accounting for over 85% of global production capacity, as of 2024, and estimated at 67% in 2030.7

Each segment of the lithium-ion battery supply chain has seen disparate quantities of investment, with those variations further pronounced with specific geographies. While there is significant cell manufacturing and OEM manufacturing capacity in the United States, a minority of global battery materials, particularly as they relate to EVs, are sourced from inside the United States resulting in a severe domestic capacity imbalance for processing such materials.8 This risk in the security, and cost of supply has resulted in numerous issues for industries reliant on lithium-ion batteries and has the potential to setback the adoption of EVs and renewable energy storage. As a result, Stardust Power intends to focus its business strategy on the United States’ domestic refining BGLC utilizing federal and state government incentives, in addition to public and private market investments.

Current United States Lithium Refinery Landscape

The United States lithium refinery landscape is rapidly evolving, with significant developments underway to bolster domestic capabilities in lithium production, crucial for battery-grade materials used in EVs and other technologies. Here is an overview of notable projects and how Stardust Power aligns:

1.	Stardust Power intends to build one of the largest battery-grade lithium refineries in North America. The Facility is expected to produce up to 50,000 metric tpa once fully operational.
2.	Tesla has commenced operations at its new lithium refining factory in Texas. The site, located outside of Corpus Christi, is the first large-scale refinery for battery-grade lithium in the U.S., and the first industrial deployment of an acid-free lithium refining route.[9]
3.	ExxonMobil is building a lithium processing facility in Arkansas, establishing a refinery expected to support the production of over 1 million EVs by 2030.[10]
4.	Ioneer Ltd has announced it is advancing the Rhyolite Ridge Lithium-Boron Project in Nevada, with plans to significantly contribute to the United States lithium supply.[11]
5.	Lithium Americas has announced that the Thacker Pass project by Lithium Americas in Humboldt County, Nevada, is targeting a substantial lithium carbonate production capacity. They have announced that the mechanical completion of Phase 1 production is targeted for 2027.[12]
6.	Standard Lithium has announced that its South West Arkansas Project plans for initial annual capacity of 22,500 tons of battery-quality lithium carbonate, with first production expected in 2028[13].

Competitive Landscape and New Market Entrants

The United States lithium refining sector is seeing increased activity, partly driven by government policies such as grant programs and financings and the Inflation Reduction Act, which incentivizes domestic production. New players like Stardust Power are entering the market, positioning themselves through strategic initiatives such as mergers and joint ventures to fund their development. Existing firms like Albemarle are expanding their operations to capitalize on the growing demand for lithium, driven by the EV market expansion.

7 https://www.electrive.com/2025/06/03/iea-report-dimensions-and-trends-of-the-global-battery-market/#:~:text=Cell%20production:%20installed%20capacity%20at,producers%2C%E2%80%9D%20the%20report%20states.

8 Congressional Research Service. Critical Minerals in Electric Vehicle Batteries, dated August 29, 2022 (Report No. R47227). Retrieved from https://crsreports.congress.gov/product/pdf/R/R47227.

9 https://www.teslarati.com/tesla-first-us-lithium-refinery-texas/

10 https://www.reuters.com/markets/commodities/exxon-aims-make-key-lithium-technology-decision-by-year-end-2024-02-15/

#:~:text=The%20company%20last%20fall%20announced,electric%20vehicle%20(EV)%20batteries

11 https://www.ioneer.com/rhyolite-ridge-project/about-rhyolite-ridge/

12 https://lithiumamericas.com/news/news-details/2024/Lithium-Americas-Provides-a-Thacker-Pass-Construction-Plan-Update/

default.aspx#:~:text=PROJECT%20TIMELINE,full%20capacity%20production%20in%202028

13 https://www.standardlithium.com/news/smackover-lithium-receives-key-final-integration-approval-from-the-arkansas-oil-and-gas-com

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Stardust Power’s Position Relative to Competitors

Stardust Power is positioning itself as a key player in the domestic supply chain for lithium, a critical material for battery production. Lithium refining capacity is a key bottleneck in the supply chain that needs to be addressed to establish a resilient critical minerals US supply chain. By seeking to establish one of the largest refineries of its kind in the United States, Stardust Power aims to enhance its competitive edge and market visibility. Its strategic location in Oklahoma, provides a centralized hub by which we intend to leverage existing multi-modal transportation infrastructure, aligning logistically with upstream sources of feedstock and downstream customers.

Unlike the hard rock or clay lithium refineries of the other United States players in the industry, the Company’s central refinery is being designed to be optimized for multiple lithium chloride inputs derived from brine. By utilizing a “hub and spoke” refinery model, the Company believes it can scale production more efficiently through sourcing feedstock from different sources in the Americas that are rapidly developing across the region. This provides a competitive advantage of minimizing the dependence on a single supply source and establishing an attractive long-term refining infrastructure to support the development of regional upstream capacity.

Future Outlook

The United States lithium demand is expected to continued robust growth, with continued investments and expansions, given the continuing political support towards onshoring of critical mineral production in United States. The entry of new players like Stardust Power indicates a dynamic shift towards increasing domestic production capabilities and addressing significant bottlenecks in the domestic supply chain. This trend is underway as the demand for lithium-ion batteries escalates and the United States seeks to reduce its reliance on foreign critical minerals.

In summary, the United States lithium refinery sector is critical and on a robust growth trajectory, with significant investments from both new entrants like Stardust Power and established players. This expansion is crucial for supporting the broader energy transition and EV market growth in the United States.

Overall Market Opportunity

The lithium market is expected to grow significantly through 2030 as a result of growth in the energy storage segment (‘ESS”) and the electrification of cars and trucks. The LCE demand from ESS is expected to grow at a CAGR of 13%, reaching 862,000 tons of LCE in 2035 from 250,000 tons of LCE in 2025. But from 2030, the rise of alternative chemistries used by ESS providers, such as sodium-ion, would cause a slight easing in the growth of lithium demand. 14 Due to the strict rules that internal combustion engine automakers must adhere to in order to reduce carbon dioxide emissions from automobiles, the automotive application market is estimated to increase significantly over the course of the projection period. This has led to the increased focus on EVs by automakers, which in turn is expected to increase demand for lithium and related goods. A typical EV battery would require about 850 grams of BGLC per kilowatt-hours (“kWh”)15, and each EV has an average battery capacity of 65 kWh. Hence, an average EV will require approximately 55 kg of BGLC16. Given that its refinery will be able to produce up to 50,000 metric tpa of BGLC, Stardust Power estimates they will be able to supply approximately 1 million EVs which is estimated to contribute to approximately 8% of the United States’ EV market by 2035, which is estimated at 12.2 million EVs.17

Furthermore, the growing lithium-ion battery market is expected to benefit from the continued advancement of DLE technologies, further described below, which may enhance the industry’s ability to respond promptly to rising demand.

In light of the Company’s objective to emerge as a significant supplier of BGLC within the United States, it is estimated that a portion of the global lithium market constitutes the Company’s total addressable market (“TAM”).

14 Fastmarkets “Lithium 10-year forecast report”, dated November 2025

15 International Renewable Energy Agency. “Lithium is critical to the energy transition. IRENA” dated 2022. Available at: https://www.irena.org/-/media/Files/IRENA/Agency/Technical-Papers/IRENA_Critical_Materials_Lithium_2022.pdf

16 https://www.iea.org/reports/global-ev-outlook-2025/electric-vehicle-batteries

17 https://www.eei.org/en/news/news/all/eei-projects-78-million-evs-will-be-on-us-roads-in-2035

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Additionally, the substantiation for this belief stems from market analysis and industry trends indicating the growing demand for BGLC, particularly within the context of the expanding EV market and advancements in energy storage solutions. Given the pivotal role of BGLC in powering EVs and supporting renewable energy integration, the projected growth trajectory of the lithium product market substantiates the Company’s focus on this segment as its TAM. Furthermore, the Company’s strategic positioning and expected operational capabilities aimed at servicing the United States’ market reinforce the viability of targeting this segment within the broader global lithium market. Additionally, the market impact of the Facility may be assessed from the demand side by calculating the units of EVs that can be supplied by the plant which is approximately 1 million EV’s.

Global near-term passenger EV sales and EV share of new passenger-vehicle sales by market

EV Market Driving Demand for Lithium

According to BloombergNEF’s 2025 Electric Vehicle Outlook (“BNEF EV 2025”), under the Economic Transition Scenario (“ETS”) 18, EVs are expected to reach 56% of global passenger vehicle sales by 2035 and 70% by 2040. Despite rapid EV adoption, only 40% of the global passenger-vehicle fleet is electric by 2040 under the ETS. The fleet electrifies faster than that in several countries, like the Nordics (72%), China (69%), or the UK (66%), but some of the biggest car markets, like the US and Japan, are much lower.

18 BloombergNEF. “Electric Vehicle Outlook 2025”, dated 2025. Available at: https://about.bnef.com/insights/clean-transport/electric-vehicle-outlook/#overview

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Beginning in 2024 and continuing thereafter, fuel-economy and carbon-dioxide emissions regulations applicable to commercial vehicles, together with the environmental and decarbonization commitments of an increasing number of corporate fleet operators, are expected to support continued growth in electric commercial vehicle adoption. Under BloombergNEF’s Economic Transition Scenario, electrification is projected to expand beyond passenger vehicles into commercial vans, trucks and buses, with light-duty commercial vehicles adopting more rapidly due to favorable total cost of ownership relative to diesel alternatives. BloombergNEF estimates that electric vans will account for more than one-third of global new van sales by 2030, while battery-electric trucks are expected to approach approximately 15% of global new sales by that time, with adoption continuing to increase thereafter. Electric bus adoption is also advancing globally, supported by government policy measures, with more than half of city bus sales in Europe now electric and Europe largely on track to meet the European Union’s target of 100% zero-emission city bus sales by 203519

Lithium Market Current Dynamics

The global lithium market has recently experienced substantial price fluctuations. Spot prices peaked at over $80,000 per ton in December 2022 but had since declined to just over $10,000 per ton as of March 2025, with a slight rebound to approximately $23,093 per ton in January 30, 202620. This downturn, attributed to oversupply and softened demand, raises concerns for industries reliant on lithium-ion batteries, such as EVs, renewable energy storage, consumer electronics and refineries. The decline may have implications for the industry and for Stardust Power.

Despite price declines, long-term demand for lithium is expected to remain supported by continued growth in global energy demand, including increased adoption of electric vehicles and energy storage systems. While near-term pricing remains subject to uncertainty due to excess supply, market participants generally expect supply-demand conditions to rebalance over time as demand growth absorbs surplus capacity; however, the timing and magnitude of any recovery remain uncertain and subject to macroeconomic conditions, policy developments, technological change and future supply responses.

As per Fastmarkets Q4 2025 Lithium 10-year Forecast Supply/demand report, deficit is delayed to 2029. 2027 and 2028 years are now forecast to move to a surplus of 18,000 tons in 2027 and 14,000 tons in 2028. Overall forecast lithium demand has increased by roughly 32,000 tons of LCE for 2027 and 26,000 tons of LCE for 2028. The report increased expectations for demand from the ESS market. This is a result of China continuing to support widespread ESS deployment via policy, as well as increased demand from the US market due to the expected adoption ESS by AI data centers. The model continues to project significant supply shortfalls from 2030, which grow over time. The expectation of significantly higher prices in the next decade is likely to incentivize new supply, which should help mitigate these shortfalls.

19 BloombergNEF. “Electric Vehicle Outlook 2025” dated 2025. Available at: https://about.bnef.com/insights/clean-transport/electric-vehicle-outlook/#overview

20 Lithium - Price - Chart - Historical Data - News

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Future Lithium Supply

Currently, much of the lithium mining is situated in Australia and Latin America followed by China. An announced pipeline of projects will likely introduce new players and geographies to the lithium-mining map. Fastmarket report estimates that global lithium salts output will reach to 1.48 million tons of LCE in 2025, which includes 1.07 million tons of carbonate, 390,000 tons (LCE basis) of hydroxide and 30,000 tons (LCE basis) of other salts.21

While forecasted demand and supply indicates a balanced industry for the short term, there is a potential need to galvanize new capacity by 2030. Additional lithium sources required to bridge the supply gap are predicted to come from different types of lithium sources. The three lithium sources, which will create the greatest opportunity for Stardust Power’s feedstock are from (i) Oilfield brines (ii) salt flats (iii) produced water and (iv) geothermal brines.

1	Oilfield Brines – Oilfield brines are highly saline fluid occurring naturally in subsurface petroleum reservoirs, typically co-produced with hydrocarbons, and composed predominantly of dissolved inorganic salts, metals, dissolved gases, and organic compounds.
2	Salt Flats - Salt flats, also known as salt pans or saltpans, are vast expanses of land covered with salt and other minerals left behind by the evaporation of water. These flats often contain lithium-rich brine beneath their surface layers. By implementing DLE technology, lithium can be efficiently extracted from the brine beneath salt flats.

21 Fastmarkets “Lithium 10-year forecast report”, dated November 2025

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3	Produced Water - Produced water, a residual from oil and gas extraction, is commonly viewed as waste. However,produced water holds potential with its mineral content, notably lithium. Its reservoirs are promising for extraction. DLE is able isolate and concentrate lithium ions from produced water in order to extract the lithium.

4	Geothermal Brine - Geothermal brine refers to the hot water that naturally occurs beneath the Earth’s surface, typically in areas with volcanic activity or high levels of geothermal heat. It contains dissolved minerals and salts, including lithium. DLE methods aim to selectively extract lithium from geothermal brine efficiently.

The Domestic Market in the United States

Lithium-Battery Landscape

Current and projected demand is dominated by EVs, but lithium-ion batteries also are ubiquitous in consumer electronics, critical defense applications, and in stationary storage for the electric grid. We believe EVs have changed the domestic economy in irreversible ways. With the increasing electrification of the United States’ transportation sector, growth in employment associated with EVs has already been demonstrated. In the United States, EV sales have increased in recent years, and remain influenced by policy developments, infrastructure availability and consumer cost considerations. Over the long term, electric vehicles are expected to represent an increasing share of new passenger vehicle sales in the United States, and the pace of adoption will continue to evolve alongside regulatory and market conditions. Capturing this market is key for the future viability of the United States auto industry, which historically has contributed 5.5% of the total United States’ gross domestic product.

In addition to EV, BloombergNEF projects rapid growth in stationary energy storage deployment to support grid reliability, renewable energy integration and peak-load management. Participation in this growing lithium-based battery market requires a robust domestic supply chain spanning upstream raw materials, midstream refining and downstream battery manufacturing. Establishing such supply chains is viewed as strategically important to reduce reliance on imports, mitigate geopolitical risk and support domestic manufacturing. Stardust Power intends to participate in this evolving market through the development of its lithium refining operations, positioning the Company within the midstream segment of the battery supply chain.

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Lithium US Carbonate supply-demand balance

As per Fastmarket report, US demand rose from 60kt LCE in 2022 to 109 kt LCE in 2024. In 2025, LCE demand from the EV and ESS market rose to 139 kt LCE. The majority of this gain in demand forecast to come from the ESS market with a lower uptake in EVs expected as a result of the removal of consumer subsidies. The 30D consumer tax credit ended on September 2025 is expected to lead to low EV lithium demand growth in the US in 2026.22

Post-2026 Fast markets expects to see strong demand growth to return to the US market. Over the coming 10 years, US lithium demand is forecast to rise at a 21% CAGR reaching 883 kt LCE by 2035. Demand from the EV sector is forecast to rise to 680 kt LCE with ESS demand rising to 203 kt LCE. Fastmarkets estimates that US lithium carbonate demand in 2025 reached around 100,00 tonnes. In their estimation, demand is expected to grow with the current domestic imbalance only growing through 2035. Even with all operating plants and brine/mine projects under development, it will be impossible to satisfy the domestic demand and will require imports from closer countries like Canada, Argentina, and, Brazil. This imbalance exhibits the timely entrance of the Stardust refinery to support domestic lithium production capacity.23

Current and Future Market Structures

Market Trends and Opportunities

Currently, the United States’ market for lithium-ion batteries, or alternative rechargeable battery chemistries, can be delineated into the commercial and the national defense markets. While these markets are distinct in their end-use applications and requirements, they are alike in their need for innovation and research and development. Successful domestic production and reliable supply chains in both markets will be key for the United States’ economic competitiveness and security.

United States’ Economic Posture

Energy Storage Systems

The LCE demand from ESS is expected to grow at a CAGR of 13%, reaching 862,000 tons of LCE in 2035 from 250,000 tons of LCE in 2025. But from 2030, we believe the rise of alternative chemistries used by ESS providers, such as sodium-ion, will cause a slight easing in the growth of lithium demand. 24

Electric vehicles

Bloomberg forecasts continued growth in U.S. electric vehicle sales through the late 2020s, and rapid expansion of lithium-ion based stationary storage to support grid reliability and renewable energy intergration.25 Industry forecasts indicate that projected U.S. battery manufacturing capacity additions may lag expected demand growth, resulting in continued reliance on imported batteries, components and materials.26. The reliance could increase supply chain vulnerability and strategic exposure for the transportation, utility, and other infrastructure sectors 27.

The US passenger EV adoption growth has moderated as EV policies and support are being rolled back. Bloomberg forecasts Passenger electric car sales in the US rise from 1.6 million in 2025 to 4.1 million in 2030.28

National Security Posture

The increasing demand for lithium products and their importance to advanced technologies and energy infrastructure highlights the national security urgency of the current domestic import dependence. In October 2024, China banned the export of lithium batteries to U.S. drone producers, including producers of military drones, and without any alternative, those domestic producers were forced to begin rationing batteries and tempering sales to Ukraine.29 The defense industrial base requires reliable and secure advanced energy storage technologies for many of its most sensitive technologies, including drones. This means domestic BGLC production is vital for not only commercial competitiveness but national security.

On President Trump’s first day of his second term in office, on January 20, 2025, his administration published an executive order proclaiming a national state of energy emergency. Within the executive order, the White House defined critical minerals as “energy”, then explicitly referenced the importance of refining stating that “insufficient energy production, transportation, refining, and generation constitutes an unusual and extraordinary threat to our Nation’s economy, national security, and foreign policy.”30

Lithium Technologies

Direct Lithium Extraction

DLE is a concentrating technology that will occur near the lithium source and may precede the lithium refining process. DLE technologies aim to efficiently concentrate lithium brines found in naturally occurring salt flats, geothermal reservoirs, oilfield brines and produced water. Use of DLE technology can replace the need for traditional evaporation ponds. There are various forms of DLE technology, including adsorption-based, ion-exchange, membrane-separation, or solvent-extraction. Use of DLE, when compared to traditional evaporation ponds for brine, may offer several advantages such as reducing the environmental footprint, shortening production timelines, increasing lithium recovery rates, minimizing freshwater usage, and enhancing product purity. Currently, only adsorption-based

22 Fastmarkets BFS: In-depth Lithium Market Review dated December 2025

23 Id24 Fastmarkets “Lithium 10-year forecast report”, dated November 2025

25 Bloomberg NEF “Electric Vehicle Outlook 2025” dated 2025. Available at: https://about.bnef.com/insights/clean-transport/electric-vehicle-outlook/#overview

26 Fastmarkets “Lithium 10-year forecast report”, dated November 2025

27 Bloomberg NEF “Electric Vehicle Outlook 2025” dated 2025. Available at: https://about.bnef.com/insights/clean-transport/electric-vehicle-outlook/#overview

28 Bloomberg NEF “Electric Vehicle Outlook 2025” dated 2025. Available at: https://about.bnef.com/insights/clean-transport/electric-vehicle-outlook/#overview

29 https://www.csis.org/analysis/why-chinas-uav-supply-chain-restrictions-weaken-ukraines-negotiating-power

30 https://www.whitehouse.gov/presidential-actions/2025/01/declaring-a-national-energy-emergency/

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DLE has been implemented at commercial scale (in Argentina and China). Scaling up DLE technologies may significantly improve upstream lithium production efficiency, lower operating costs, and improve sustainability. Stardust Power will evaluate DLE technologies and will continue to evaluate prospective partners in the space.

Incentives Through the IRA and BIL

The IRA enacted in August 2022 has several provisions intended to stimulate domestic demand for EVs and motivate producers to shift their battery supply chain to North America. The legislation introduced 45X tax credits equaling 10% of the cost to produce critical minerals such as lithium and are phased out beginning in 2030. The legislation also adds requirements related to vehicle assembly, battery component manufacturing and critical mineral sourcing designed to promote domestic and allied supply chains and reduce reliance on foreign sources of battery materials. Given China’s preeminent position in the battery supply chain currently, the IRA is intended to influence investment and siting decisions across the battery supply chain, including lithium processing and refining.

Additionally, the DOE has committed $3 billion to bolster the domestic EV supply chain in alignment with the BIL. In August of 2025, DOE announced additional funding opportunities totaling nearly $1 billion to advance and scale mining, processing, and manufacturing technologies across critical mineral supply chains. These were issued in accordance with President Trump’s Executive Order Unleashing American Energy. The funding opportunities include a Critical Minerals and Materials Accelerator and an additional Battery Materials Processing and Battery Manufacturing and Recycling Grant Program. Despite increased mining efforts, it is projected that the United States will still rely on imports for lithium production in the next five to ten years. The BIL intends to incentivize sourcing of critical minerals from countries with U.S. free trade agreements. Within the BIL, the federal government aims to allocate approximately $370 billion over the next decade to facilitate the clean-energy transition.

Giga Factories in the United States

The global gigafactory market is expected to grow at a CAGR of approximately 24% to 26% through 2028, driven by the increasing adoption of EVs renewable energy storage systems, and the global shift towards sustainable energy solutions .31 Competition for gigafactory investments is intensifying, with global capacity projected to expand tenfold by 2030. This is mostly due to Giga factories’ ability to produce batteries at GWh levels; a 1 GWh factory can produce enough batteries for 17,000 automobiles.

Given that global capacity is expected to expand by ten times from its 2020 level by 2030, competition for gigafactory investment is expected to intensify at a significant rate.32

31 https://www.marketsandmarkets.com/Market-Reports/battery-gigafactory-market-230821048.html

32 EV Markets Reports. “US Gigafactories: Powering the Electric Vehicle Revolution.” Available at: https://evmarketsreports.com/us-gigafactories-powering-the-electric-vehicle-revolution/.

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Our Strategy

Stardust Power looks to become a leading producer of BGLC in the United States. Our approach is to establish a large central refinery, optimized for multiple inputs of lithium chloride feedstock. Sustainability is a core focus at every level of operations, from how feedstock is sourced to the use of electrical energy at the refinery. Our design minimize air emissions and water usage.

Developments in the domestic market impact the Company in the following ways:

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1.	Market Demand: With the growth in demand for EVs and energy infrastructure, we look to position the Company to serve the broad set of battery and advanced technology manufacturers supporting this expanding ecosystem.
2.	Supply Chain Stability: Bolstered by support from the federal government, domestic supply chains will continue to trend towards domestic resiliency.
3.	Regulatory Environment: Efforts to streamline permitting, reduce regulatory hurdles, and provide financial support for infrastructure development, all provide continued evidence of prioritizing domestic lithium production.

The key components of Stardust Power’s business strategy are as follows:

1.	Reduce Technology Risk: The Company seeks to mitigate technology risk within its refinery process. The Company’s design utilizes commercially proven technologies. This approach aims to minimize risks associated with technology adoption.
2.	Engage Specialized Partners: The Company has engaged two specialized engineering firms with extensive track records in lithium. Hatch Ltd. provided a preliminary readiness assessment (“Readiness Assessment”) and an FEL-1 scoping study. Primero Group provided FEL-3 engineering services and budgetary estimates.
3.	Feedstock Flexibility: The Company anticipates sourcing feedstock for its refinery from multiple suppliers. Moreover, the Company seeks to vertically integrate its supply chain through investments, joint ventures, and strategic partnerships. By implementing a “hub and spoke” model, we aim to efficiently aggregate lithium feedstock supplies, enhancing scalability and resiliency.

The Site

Purchase and Sale Agreement

On January 10, 2024, Stardust Power and the City of Muskogee entered into the PSA to purchase the site in Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee for a total of $1,662,030.

On December 16, 2024, the Company completed the purchase and acquired title to the land. Stardust Power and the City of Muskogee further entered into a Development Agreement which calls for the Company to (i) commence the construction of the Facilities within 12 months from January 10, 2024, and (ii) diligently proceed to completion without unreasonable delays, but subject to construction delays and interruptions due to occurrences of Force Majeure, as defined in the PSA. Commencement of construction is to include the development of plans and specification for the Facilities and the start of earth works for the Facility.

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The PSA further calls for the City of Muskogee to aid Stardust Power in its development of its lithium refinery by using commercially reasonable efforts to facilitate discussions between the Company and the Muskogee City-County Port Authority (the “Authority”) regarding the Company’s procurement of such agreements with the Authority as may be appropriate regarding the use of the Port Muskogee, which may include, without limitation barge, rail storage and truck capabilities to access and transport goods and supplies to and from the site and Port Muskogee.

Also, Port Muskogee will assist the Company with the exploration of incentives, grants and other funding opportunities to improve access to the property, with a focus on the following specific improvements and the goal that they may be completed prior to the estimated completion of the Facility: (i) upgrading and improving West 53rd Street to provide a second entrance to the site, and (ii) extending rail service to the site.

The Company believes that the secured site at Southside Industrial Park within the Port Muskogee, and Oklahoma in general, is an ideal location for its Facility. The geographic location of Oklahoma is advantageous from a supply and offtake perspective. Oklahoma is a legacy energy producer and has favorable industrial regulations. Port Muskogee has been designated by the United States’ Customs and Border Protection as a Foreign Trade Zone, which reduces costs and increases potential operating income, providing port industries a competitive advantage in meeting global supply chain demands. Port Muskogee is dedicated to investing in its community and announced a $58 million investment in infrastructure improvements in January 2023.33 Stardust Power anticipates these improvements could increase its operational efficiency, improve resiliency to weather events, and support continuous growth with increased multi-modal throughout the terminal area.

The Company believes, Port Muskogee has robust workforce and education systems in place. Within 60 miles of the City, there are 24 post-secondary institutions (including four post-secondary institutions within Muskogee County) more than 2,140 post- secondary programs offered, and over 14,377 post-secondary courses annually. The Muskogee Center for Workforce Excellence focuses on manufacturing by deploying resources, leveraging existing programs, and aligning with local and regional employment demand. The state has a highly skilled workforce in the oil and gas engineering sector that can be trained for lithium refinery operations.

The site has access to the largest inland waterway system in America, a strong interstate highway network, and significant rail lines. The City of Muskogee has begun the process of creating a tax increment financing district (“TIF”) to complete infrastructure improvements including a rail line to the west of the property and West 53rd Street to the north up to industrial access grade creating an Industrial Truck Corridor from State Highway 64 to State Highway 69. The proposed multimillion dollar TIF was designed for the benefit of the Company.

Site Due Diligence

Extensive site due diligence, including: a critical issues analysis (“CIA”), a Phase I Environmental Site Assessment (“ESA”), a Geotechnical Study, Cultural Survey, Logistics Study, and a readiness assessment, has been conducted.

Critical Issues Analysis

On behalf of Stardust Power, certain legal counsel and ENERCON Services Inc. conducted a CIA of land cover, water resources, biological resources, protected lands, and a review of regulatory and permitting considerations for a proposed lithium refinery in the Project Area. The Cultural Resource Project Area consists of a 0.6-km buffer surrounding the Project Area, (originally the proposed 81 acres, from which the 66 acres was carved out). This CIA provides a broad, yet comprehensive overview of the key environmental resources identified during preliminary project planning and includes a review of publicly available background information, regulatory constraints, and risks. The CIA further provides guidance for the mitigation of potential risks to each resource before project implementation.

33 Oklahoma Department of Commerce. “Port Muskogee Investing in Infrastructure, Launches New Brand.” Available at: https://www.okcommerce.gov/port-muskogee-investing-in-infrastructure-launches-new-brand/.

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Phase 1 Environmental Site Assessment

ENERCON was retained to perform a Phase I ESA of the Project Area during September and October of 2023. This assessment has revealed no evidence of Recognized Environmental Conditions (“RECs”), Controlled RECs, Historical RECs, or Vapor Encroachment Conditions in connection with the Project Area.

On the SW Muskogee, OK Quadrangle Map (USGS 2018), creeks and ponds are mapped on the subject property. During site reconnaissance, ENERCON observed dry creeks located near the northwestern and southeastern corners of the subject property. ENERCON reviewed the online National Wetland Inventory mapper for additional information regarding the on-site surface waters. No significant data gaps were encountered.

The Company excluded the wetland risk areas from the Purchase and Sale Agreement, which resulted in the purchase of 66 acres of land by the Company. See “The Site - Purchase and Sale Agreement.”

Cultural and Historical Assessment

On October 25, 2024, the Oklahoma Archeological Survey issued a finding that no archaeological sites were identified in the project area and No Historic Properties Affected. The overall opinion was then deferred to the State Historic Preservation Office (SHPO). On October 24, 2024, the SHPO directed any request be submitted through the responsible federal agency as appropriate. As of January 26, 2026, there is no nexus at the project site with federal jurisdiction and the project remains at the state level.

Geotechnical Study

On February 19, 2024, ENERCON delivered a report in support of the construction of the proposed lithium processing plant. The report concluded that physiographic, topographic, hydrologic, soil, and subsurface structural conditions are suitable for the construction of a lithium processing plant within the Project Area in Muskogee County, Oklahoma.

Readiness Assessment

The site was evaluated as part of the Readiness Assessment performed by Hatch, which was completed on October 11, 2023. Hatch also conducted a scoping study, completed on April 17, 2024, where Hatch reviewed the Site from a business and technical perspective, including using multi-nodular logistics. Following a preliminary review, the presently held view is:

●	Muskogee site has approximately 66 acres available, after the carveout of creeks.
●	Stardust Power has identified key permitting requirements.
●	Lack of process water discharge simplifies permitting.

This early-stage view is based on incomplete information now available, as well as numerous assumptions and considerations, and is subject to change.

Oklahoma Gas and Electric Substation Feasibility

On January 31, 2024, Stardust Power and Oklahoma Gas & Electric entered into an Electric Service Will Serve Agreement (the “OG&E Agreement”) in which OG&E has agreed to sell Stardust Power electricity at the site contingent upon OG&E performing engineering and design services, including procurement of materials and/or equipment, to determine the costs of providing electricity at the site. These costs shall be paid by Stardust Power through a Minimum Bill Agreement, which shall be entered into at a future date. Currently, construction power is available to take the project to the next phase. In May 2025, Stardust Power and OG&E executed an addendum to the OG&E agreement increasing the available power up to 40 megawatts, with expansion possible for phase 2. The OG&E Agreement will be reviewed and renegotiated if necessary.

The term of the OG&E Agreement is effective until the execution of the definitive Minimum Bill Agreement.

Value Chain

Stardust Power is establishing its business to deliver value with a strong focus on the midstream refinement process and an intention to minimize risk in its business model by partnering with experts across the value chain. The Company seeks to be a diversified player, with upstream and downstream integration in the future, in partnership with their industry partners.

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Supply Feedstock

The central refinery is being designed to be optimized for multiple lithium chloride inputs. By utilizing a “hub and spoke” refinery model, the Company believes it can scale production more efficiently through sourcing lithium chloride feedstock from different sources. This limits risk of dependence on a single type of feedstock. It also differentiates Stardust Power from other lithium refineries which are in the process of being constructed in the United States. The Company’s strategy is to source supply from multiple sources which may include feedstock from (i) oilfield brines (ii) salt flats, (iii) geothermal brines, and (iv) produced water.

In the ordinary course of business, Stardust Power has is negotiating non-binding letters of intent in order to secure feedstock.

Prairie Letter of Intent

On October 20, 2025, the Company entered into a non-binding letter agreement with Prairie Lithium Limited (“Prairie”), an Australia-based company, for the supply of 6,000 metric tons per annum of lithium carbonate equivalent in the form of lithium chloride. The lithium chloride is sourced from the Prairie Lithium Project in Saskatchewan, Canada and will be used as feedstock at Stardust Power’s lithium processing facility in Muskogee, Oklahoma. The initial contract term would span 6 years starting from the date on which first commercial shipment is received by the Company, with the option for the Company to renew for two additional six year terms.

Mandrake Letter of Intent

On October 31, 2025, the Company entered into a non-binding letter agreement with Mandrake Resources Limited (“Mandrake”), an Australia-based company, for the supply of 7,500 metric tons per annum of lithium carbonate equivalent in the form of lithium chloride. The initial contract term would span 12 years starting from the date on which first commercial shipment is received by the Company, with the option for the Company to renew for an additional six-year term.

Usha Resources Letter of Intent

On March 15, 2024, Stardust Power and Usha Resources entered into a non-binding Letter of Intent (the “Jackpot LOI”), except for certain binding terms such as those relating to the exclusivity period until June 30, 2025, as extended, to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. Usha Resources is an established lithium developer with multiple projects in development. The Jackpot Lake Lithium Brine Project is a flagship asset of Usha Resources and is a lithium brine asset located in the United States, comprising of 8,714 acres of property. The project is currently engaged in its maiden drill program. The Jackpot LOI provides Stardust Power with the exclusive option to agree to acquire up to 90% of the interests held by Usha Resources in the Jackpot Lake project, based on an indicative earn-in schedule. As part of a definitive agreement, Stardust Power would be required to invest into the development of the Jackpot Lake project.

At this stage, we do not know how much financing this project will require, or whether such financing will be available on acceptable terms, or at all. Furthermore, we cannot predict with certainty when these projects will begin production, if ever.

QXR Letter of Intent

On October 10, 2023, Stardust Power entered into a non-binding (except for the confidentiality provision) letter of intent with QX Resources Limited (“QXR”) to negotiate an agreement to work together collaboratively and in good faith to assess the lithium brines contained in the Liberty Lithium project (the “Liberty Project”). At this stage, we do not know how much financing this project will require, or whether such financing will be available on acceptable terms, or at all. Furthermore, we cannot predict with certainty when these projects will begin production, if ever.

In connection with entering the non-binding letter of intent, the parties have memorialized their intent to evaluate options to potentially supply Stardust Power with lithium brine products from the Liberty Project at their own costs and evaluate options to determine if there is an economically feasible process to produce lithium products from the Liberty Project to potentially supply Stardust Power with a limited volume of such products. In connection with the entering into of this letter of intent, Stardust Power made an initial equity investment of $200,000 in QXR. This letter of intent has since lapsed as per its terms.

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Technology and Engineering

Hatch Contract

Stardust Power worked with leading engineering firms to advance its project from general concept to FEL-1 status.

Hatch, an engineering, procurement and construction management firm in the lithium industry was engaged to provide a readiness assessment and a scoping study, (FEL-1), to attempt to minimize technology risks.

Hatch was engaged by the Company to conduct a preliminary readiness assessment covering:

●	project risk assessment;
●	artistic site renderings;
●	site review
●	financial model assumption review; and
●	equipment procurement timelines.

In this assessment, Hatch performed a DLE output simulation of water samples using adsorption technology to simulate feedstock composition, identified expected ranges of impurities, lithium recovery, and options to process the feedstock, assessed transportation options and expected ranges of costs at high level, and provided high level financial model inputs for CAPEX and OPEX based on benchmarks only. Hatch completed the front-end loading, (FEL-1), also known as a scoping study as of April 17, 2024.

To date, Hatch has not transferred any intellectual property to Stardust Power. There is no royalty that is owned and due to be paid to Hatch.

Engineering Agreement and FEL-3 Project Development with Primero

On August 4, 2024, the Company entered into an engineering agreement with Primero (the “Primero Agreement”) pursuant to which Primero agreed to provide certain engineering, design and consultancy professional services, including engagement with major equipment suppliers and constructors, and to provide a FEL-3 report of the Company’s Facility at Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee. The total amount due pursuant to the Primero Agreement, is approximately $4.9 million, in the aggregate, subject to customary potential adjustments.

FID (Final Investment Decision) Reporting:

Primero has prepared a comprehensive FEL-3 report that encapsulates the results of one (1) year of technical, financial, and risk analysis. This report is pivotal for the Company to make informed decisions regarding project viability, as well as assist the Company in obtaining project finance for the Facility.

Independent Engineering review with B&V

On April 10, 2025, the Company entered into an independent engineering review agreement with Black & Veatch Management Consulting LLC, (the “B&V”) pursuant to which B&V agreed to conduct a rigorous Independent Engineering Red Flag Report (the “IE Report”) assessing the Company’s plans to construct a 50,000 metric-ton-per-annum (“mtpa”) battery-grade lithium carbonate facility starting with a Phase 1 of 25,000 mtpa. B&V prepared a comprehensive IE report that validated that the Company’s project design is based on proven lithium processing systems, with modifications that allow it to handle a wider range of feedstocks and still recover lithium efficiently. The review found the technology risk to be low, reflecting the similarity of the design to established operations worldwide.

Exclusive Concentration Technology License

On February 7, 2025, (the “License Agreement Effective Date”), the Company executed an exclusive license agreement with KMX (the “License Agreement”).

Under the terms of the License Agreement, KMX agreed to irrevocably license to the Company the use of KMX’s vacuum membrane distillation technology (“VMD Technology”) and associated processes and systems (including units incorporating the VMD Technology (“KMX VMD Units”)) for the purpose of the Company’s use of the technology in its planned refining and upstream operations. Among other obligations set forth in the License Agreement, third parties shall be required to exclusively purchase all KMX VMD Units for the specific use of lithium concentration within the jurisdictions of the exclusive license, from Stardust Power during the term of the License Agreement on the terms and conditions set forth therein. The License Agreement grants Stardust Power the exclusive right to sub license, use, market, sell and operate KMX’s VMD Technology across the United States, Canada and select international markets.

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The Company agreed to pay KMX a royalty comprised of 500,000 shares of Common Stock (the “Royalty Shares”). The securities were issued by the Company pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

The License Agreement shall have a term beginning the License Agreement Effective Date until either of the following dates as determined by the stock price of the Common Stock on the Nasdaq Global Market 240 days following the License Agreement Effective Date: (i) in the event the Actual Royalty Amount is less than $2,000,000, the second anniversary of the License Agreement Effective Date; (ii) in the event the Actual Royalty Amount is equal to or greater than $2,000,000 but less than $8,000,000, the fifth anniversary of the License Agreement Effective Date; or (iii) in the event the Actual Royalty Amount is equal to $8,000,000 or more, the seventh anniversary of the License Agreement Effective Date. The Company can renew the term of the License Agreement at its sole option upon the expiration of the initial term for an additional five years if the Company acquires three or more KMX VMD Units during the initial term. The “Actual Royalty Amount”, as defined in the License Agreement, is determined by the sum of the value of the Royalty Shares remaining unsold by KMX on the date that is 240 days following the License Agreement Effective Date, plus the gross proceeds from any sales of the Royalty Shares prior to such date.

The Company agreed to provide certain registration rights to KMX with respect to the Royalty Shares, including piggyback rights, subject to the execution of a definitive agreement by the parties. KMX agreed not to sell any Royalty Shares until the earlier to occur of (i) effectiveness of a registration statement covering the Royalty Shares or (ii) the expiration of the relevant holding period pursuant to Rule 144 of the Securities Act, and in any event, only in amounts of an aggregate of 62,500 Royalty Shares total during each 30-day period, with the first such period beginning on the earlier to occur of (i) or (ii) above.

Refinery

Stardust Power is developing a large central refinery in a phased approach. The first phase is the construction of an up to 25,000 metric tpa production line. The second phase is to add a second production line of up to 25,000 metric tpa to create a total capacity of up to 50,000 metric tpa.

An innovation of Stardust Power’s planned refinery will be the ability for the Facility to refine different sources of lithium chloride inputs. The Facility is being designed to accept lithium chloride, of a chemical composition within an approved range. It is Stardust Power’s intention that the Facility will be able to dilute, re-pulp and blend feedstock as necessary, to produce a consistent feedstock. Stardust Power’s strategy is to differentiate itself by treating for a broader set of contaminants. Consequently, by conducting a more involved purification process, the Company plans to be able to blend different sources of feedstock. Furthermore, an advantage of third part use of DLE technology is the ability to remove certain contaminants upstream prior to the feedstock reaching the Facility, if needed, allowing for more optionality for feedstock characteristics. The Facility’s planned chemical process is a mature, proven and well understood process which has been deployed substantially in South America. The Company’s flowsheet, detailed below, is expected to result in the production of solid BGLC (approximately 99.5%-99.9%) from aqueous lithium chloride feedstock.

The rendering concept of the Facility’s site plan below includes the main plant, feedstock warehouse, feedstock tanks, intermediate feedstock containers, reagents warehouse, unloading station, acid tank, consumables warehouse, product warehouse, generators, utilities, water tank, dilution tank, calcium and magnesium residue disposal, ZLD water system, carbon dioxide storage tank, solvent extraction, administrative building and parking area.

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Phased Approach

The Company intends to take a phased approach to setting up its Facility and expansion. Thereafter, it intends to emerge as a leading supplier of BGLC in the United States. The total cost of the refinery, which includes all direct and indirect costs and contingencies needed to engineer and build the refinery Phase I, has been estimated at approximately $500 million and includes a conservative contingency amount typical of FEL 3 studies. The final capex numbers will be updated during detailed engineering.

In Phase 1, the Company seeks to build its first production line of up to 25,000 metric tpa capacity. Phase 1 also includes building essential infrastructure for the site such as storage facilities, road networks, and certain additional infrastructure that will be shared by the Facility’s first and second production lines (“Train 1” and “Train 2”, respectively).

In Phase 1, Train 1 and common infrastructure, will consist of detailed engineering and procuring critical and non-critical equipment.

Phase 1 (Train 1 and common infrastructure)

In Phase I, Stardust Power will partner with engineering, procurement and construction firms, for the development of up to 25,000 metric tons of BGLC in annual production capacity. The majority of the activities will focus immediately on-site development earthworks, infrastructure, buildings, and utilities, better enabling Stardust Power to effectively mobilize contractors to a well-prepared site. The Company expects that Train 1 and Common Infrastructure will be engineered and constructed in line with standard construction timeline. The total cost for Phase 1 has been estimated preliminarily at an Association for the Advancement of Cost Engineering (“AACE”) Class 5 Level. The timeline and cost are based on numerous variables and assumptions.

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Phase 2 (Train 2)

In Phase 2, Stardust Power plans to expand and set up an additional production line with a capacity of 25,000 metric tons of battery-grade lithium to its Facility for a total production capacity of up to 50,000 metric tpa. The completion of construction and mechanical installation of Phase 2 may be completed in a similar timeframe as Phase 1, after completion and commissioning of Train 1. The total refinery cost of Train 2 has been estimated preliminarily at an AACE Class 5 level. By building an additional production line, mirroring the Train 1 design, the Company plans to maximize the continuity of design and construction from Train 1, into the design and construction of Train 2. The timeline and cost of Phase 2 are based on numerous variables and assumptions and are early phase estimates only and are likely to change.

Sustainable Operations

Lithium Chloride Feedstock

Unlike typical hard rock ore mining, Stardust Power may source lithium chloride feedstock for its Facility from (i) oilfield brines (ii) lithium salt flats, (iii) geothermal brines, and (iv) produced water. Lithium chloride production can reduce environmental impact as compared to hard rock mining which typically requires invasive land use which can severely impact the land. Additionally, the use of hard rock sources increases carbon emission due to the high degree of exothermic reactions needed for conversion. This is because, hard rock lithium mining involves extracting lithium from rocks that contain the mineral. This is typically done through open-pit mining, which can involve blasting and excavating large amounts of rock. The process is energy-intensive and can result in significant amounts of waste rock and tailings, which can contain harmful chemicals and metals. Additionally, hard rock mining can require large amounts of water. This could be an issue in regions where water resources are already scarce. It is estimated that 60% of the total global mined lithium supply comes from using this method. Conversely, lithium can also be extracted from brine sources, which involves extracting lithium from underground brine pools. These can be found in areas such as salt flats and dry lakebeds, where water has evaporated over time, leaving behind mineral deposits. The brine can be pumped to the surface and then processed to extract the lithium. This typically requires less water and produces less waste than hard rock mining. In terms of the carbon footprint of each method, Benchmark Minerals has stated that “in almost every metric, lithium chemicals from hard rock sources are more environmentally damaging than those from brine sources,” and that “processing hard rock is a much more energy-intensive process than brine.”

Stardust Power has a supplier code of conduct to monitor the sources of feedstock to provide for high environmental standards. Although DLE technology is emerging, Stardust Power believes that the experience and expertise of its partners will enable it to leverage the upstream benefits of the DLE technologies advantageously, while at the same time lowering risks that could emerge due to the newness of the technology.

Emissions

Stardust Power’s refining Facility’s planned carbonation process to manufacture BGLC is a chemical conversion process. This process does not use large exothermic reactions, making Stardust Power’s Facility cleaner and safer than a typical oil and gas refinery. There are no kiln or smokestacks at our Facility.

Power

The Company is committed to using the local grid which largely uses sustainable sources of power accessible in Oklahoma, including solar, wind power and natural gas.

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Byproducts

The main byproducts from the plant are largely salt, which is closely comparable to road salt, calcium, magnesium, among others. These are non-toxic and non-hazardous materials that can be sold, repurposed, or safely disposed of. Our conversion process does not create hazardous materials.

Zero-Liquid Discharge

The Facility will be engineered for a zero-liquid-discharge system that removes the need for wastewater ponds for depleted brine. Liquid byproducts will be purified and recycled for reuse in the Facility or evaporated. This minimizes discharge into the public sewer system or the surrounding ecosystem and conserves water.

Social Aspects

Stardust Power believes that community outreach is important for social engagement to build strong relationships with local communities, be available in providing explanations to local administrative bodies about various aspects of the project in case of queries, address potential concerns regarding potential impact as well as highlight potential benefits of setting up the Facility. This is expected to include providing educational opportunities for local elementary and high school students in the Hillsdale and Muskogee public school districts.

In terms of financing of the refinery project, Stardust Power plans to finance its project cost through a mix of debt, equity as well as grants. Below is a summary of some of the potential financial instruments:

Financing

Equity:

●	On July 8, 2024, the Company consummated the transactions contemplated by the PIPE Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors agreed to purchase a total of 107,7541 shares of Common Stock in a private placement at a price of $93.5 per share, for an aggregate commitment amount of $10,075,000.

●	On October 7, 2024, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement with B. Riley Principal Capital II, LLC, as the selling stockholder. Upon the terms and subject to the satisfaction of the conditions set forth in the Common Stock Purchase Agreement, the Company will have the right, in its sole discretion, to sell up to $50,000,000 of newly issued shares of Common Stock to B. Riley Principal Capital II, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company. The Company is under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement.

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●	On December 31, 2024, the Company entered into binding term sheets with certain investors pursuant to which the Company has agreed to sell, and the Investors have agreed to purchase, Company securities for an aggregate amount of $550,000 (the “Private Placement”). The proceeds of the Private Placement are expected to be used by the Company for capital expenditures, working capital and general corporate purposes. The Investors have agreed to purchase, and the Company has agreed to issue and sell, up to $550,000 in shares of Company common stock, par value $0.0001 per share at a price equal to 95% of the closing bid price of the common stock on the last trading day prior to the closing date for the Private Placement. In addition, each Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of common stock purchased by such Investor in the Private Placement, with each 10 warrants exercisable for one share of common stock at an exercise price of $115.00 (the “Warrants”).

●	On January 27, 2025, the Company consummated a public offering of an aggregate of (i) 479,200 shares of common stock and (ii) common stock purchase warrants to purchase up to 479,200 shares of common stock. Each share of common stock and associated warrant to purchase one share of common stock was sold at a combined public offering price of $12.00. The Company received aggregate gross proceeds of approximately $5.75 million, before deducting placement agent fees and other offering expenses. Further, on March 16, 2025, pursuant to a Warrant Inducement Letter (the “Inducement Letter”), the investor agreed to exercise, for cash, the Common Warrants to purchase an aggregate of 479,200 shares of common stock at the exercise price of $6.20 per share in exchange for the Company’s agreement to issue to the investor a new common stock purchase warrant, to purchase up to 958,400 shares of common stock (the “Inducement Warrants,” and the shares issuable upon exercise of the Inducement Warrants, the “Inducement Warrant Shares”).

●	On June 18, 2025, the Company consummated a public offering of 2,150,000 shares of Common Stock at a public offering price of $2.00 per share, generating aggregate gross proceeds of approximately $4,300,000 before underwriting discounts and other offering expenses. The offering was conducted pursuant to a firm commitment underwriting agreement entered into with the underwriters, on June 17, 2025. In connection with the offering, the Company granted the underwriter a 45-day option to purchase up to an additional 322,500 shares of Common Stock to cover over-allotments, if any. On June 25, 2025, the underwriter partially exercised the over-allotment option, purchasing an additional 110,000 shares at the same public offering price, resulting in additional gross proceeds of approximately $220,000. After giving effect to the partial exercise of the over-allotment option, the aggregate gross proceeds from the offering increased to approximately $4,520,000, before deducting underwriting discounts and estimated offering expenses.

Debt:

●	On December 23, 2025, Stardust Power Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management XIII LLC (“Lind”). Under the SPA, upon closing (which occurred on December 23, 2025), the Company received gross proceeds of approximately $4.0 million in exchange for issuance to Lind of a Senior Secured Convertible Promissory Note in the amount of $4.8 million (the “Note”) and a Common Stock Purchase Warrant (the “Warrant”), for the purchase of approximately 411,245 shares (the “Warrant Shares”). The SPA contains customary representations and warranties by the Company and, additional closings are subject to additional closing conditions detailed in the transaction documents.

●	In December 2024, the Company entered into a binding term sheet (“Term Sheet”) with Endurance Antarctica Partners II, LLC (“Endurance”) a related party, providing for a loan (the “Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The Term Sheet contained customary representations and warranties and customary events of default. Pursuant to the Term Sheet, 550,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock shall be no less than 50,000 shares. In addition, Endurance will receive warrants representing the right, exercisable within five years of the closing date, up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. The Company has fully repaid the principal amount, the accrued interest and issued the equity shares and warrants to Endurance.

●	In December 2024, the Company entered into binding term sheets (“Term Sheets”) with several lenders including DRE Chicago, LLC, a related party (collectively, the “Lenders”), providing for loans (the “Loans”) in the aggregate principal amount of $1,800,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The proceeds of the Loans are expected to be used by the Company for general corporate and working capital purposes. The Term Sheets contained customary representations and warranties and customary events of default. Pursuant to the Term Sheets, an aggregate of approximately 340,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to the Lenders an aggregate of $2,700,000 in common stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 36,000 shares. In addition, the Lenders will receive warrants representing the right, exercisable within five years of the closing date, up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. The Company has fully repaid the principal amount, the accrued interest and issued the equity shares and warrants to the Lenders.

●	We expect a portion of the financing of the lithium refinery to come through debt financing. We have no binding commitments from any person to provide financing at this time, and we are not certain whether the financing will be available to us as needed on acceptable terms, or at all. For more information, please refer to the subsections “Promissory notes”, “Insurance fund borrowing”, and “Short-term loans” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Sources of Liquidity and Going Concern”.

Incentives:

●	Stardust Power has received an illustrative incentives package for up to $257 million of incentives from the State of Oklahoma, subject to meeting milestones, to offset the refinery’s costs, and other conditions. For more information, please refer to “-State Incentives”.

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Governmental Incentives and Initiatives

Federal Government Incentives and initiatives

The management team believes that Stardust Power may benefit from substantial grants, financing, and other incentives provided by various government organizations designed to facilitate American manufacturing of battery-grade lithium products. These incentives include but are not limited to the following:

●	Department of Energy Office of Energy Dominance, Energy Dominance Financing Program (EDFP): The EDFP powered by the Working Families Tax Cut is a core pillar to the Administration’s strategy to help win the global AI race by increasing the nation’s energy supply through new eligibility for clean coal and oil and gas power-generated projects, securing critical mineral supply chains, and reinvigorating the nuclear industry. The EDFP can also finance critical materials projects and secure America’s critical minerals supply chain, reflecting the important applications of critical minerals and materials across the energy sector.

●	Department of Defense, Defense Production Act: The Defense Production Act’s Expansion of Domestic Production Capability and Capacity Funding Opportunity Announcement FA8650-19-S-5010 is a government initiative aimed at enhancing domestic production capabilities critical to national defense, including critical minerals. It provides financial support to eligible entities to bolster manufacturing of strategic materials, components, and technologies essential for defense applications and those applications deemed to be a national security threat to the United States.

●	Department of Energy Grant: The Office of Manufacturing and Energy Supply Chains issued a Notice of Intent to issue up to $500 million to expand U.S. critical mineral and materials processing and derivative battery manufacturing and recycling. The proposed funding opportunity supports demonstration and/or commercial facilities processing, recycling, or utilizing for manufacturing critical materials which may include traditional battery minerals such as lithium, graphite, nickel, copper, aluminum, as well as other minerals that are contained within commercially available batteries, such as rare earth elements. An award requires a cost-share of at least 50% by the recipient.

●

Department of Energy, Advanced Materials and Manufacturing Technologies Office, Critical Minerals and Materials (CMM) Accelerator program: The CMM Accelerator Program released funding opportunities up to $50 million to promote technology maturation that can unlock capital investments and facilitate domestic commercialization. The proposed funding announcement addresses several areas of interest, including processes in the rare-earth magnet supply chain; processes to refine and alloy gallium, gallium nitride, germanium, and silicon carbide for use in semiconductors; cost-competitive technologies for direct lithium extraction and separation; and critical-material separation technologies that allow for the co-production of useful products from byproducts and scrap.

●	Department of Defense Office of Strategic Capital (“OSC”): Broadly, the OSC will do two things as part of its partnered capital strategy for critical technologies. First, it will identify and prioritize promising critical technology areas for the Department of Defense. Second, it will fund investments in those critical technology areas, including supply chain technologies not always supported through direct procurement. To accomplish this, the OSC will partner with private capital providers and other federal agencies to employ investment vehicles that have proven successful in other United States government contexts.[34]

34 U.S. Department of Defense. “Secretary of Defense Establishes Office of Strategic Capital.” Available at: https://www.defense.gov/News/Releases/Release/Article/3233377/secretary-of-defense-establishes-office-of-strategic-capital/.

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State Incentives

The Oklahoma Department of Commerce provides a robust incentive package including 5% cash rebates on payroll for all new jobs created for 10 years through the Quality Jobs Program, and an Investment Tax Credit (“ITC”). The Facility falls in an Oklahoma Opportunity Zone which is defined as an economically distressed area based on declining population, lower than average per capita income, and higher than average poverty rates. Manufacturers who invest a minimum of $50,000 in depreciable property in Oklahoma Opportunity Zones receive double the investment tax credit equating to 2% of depreciable property invested for 5 years. In addition to the Quality Jobs Program and ITC, the state provides a 5-year property tax exemption and a sales tax exemption on machinery, goods, and electricity used during the manufacturing process. Below is a table setting forth the different state incentives which may be applicable to Stardust Power:

Oklahoma State Incentive Program	Total Potential Amount of State Incentive	Metrics Stardust Power Needs for Applicability
21st Century Oklahoma Quality Jobs Program	$100,332,936 based on $99,562,000 in annual payroll over 10 years	●	Meet an average wage of $120,071

Or		●	Create at least 10 new jobs in Oklahoma in 3 years

		●	Offer basic health insurance

Oklahoma State Incentive Program	Total Potential Amount of State Incentive	Metrics Stardust Power Needs for Applicability
Oklahoma Quality Jobs Program	$50,166,468 based on $99,562,000 in annual payroll over 10 years	●	Meet an average wage of 110% of the average county wage ($54,732 in 2023)

		●	Create $2.5 million in new annual payrolls in Oklahoma in 3 years

		●	Offer basic health insurance

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Oklahoma State Incentive Program	Total Potential Amount of State Incentive	Metrics Stardust Power Needs for Applicability
Combined with Investment/New Jobs tax credit	$76,000,000 based on a total investment of $800,000 in depreciable property	●	Minimum investment of $50,000 in Oklahoma

		●	The credit doubles if the investment exceeds $40 million investment or takes place in an enterprise zone (both of which Stardust Power plans to meet)

5-Year Property Tax Exemption	$42,451,539	●	Invest at least $500,000 in construction, acquisition, or expansion; and

		●	Meet an average payroll requirement listed in the Oklahoma Quality Jobs Program

Freeport (Inventory) Tax Exemption	$10,166,545	●	Exemption on goods that come from outside the state and leave the state held for assembly, storage, manufacturing, processing, or fabricating moved through the Port Muskogee within 9 months

Sales Tax Exemption on Machinery and Equipment	$18,040,500	●	Includes tangible personal property used in the development of the Facility and the refining

Sales Tax Exemption on Goods and Energy Consumed in Manufacturing	$85,998,588	●	Includes all fuel and electric power used in the development of the Facility and the refining

The Company has engaged the services of industry experts to assist the Company in applying for government grants, such as those in Oklahoma, in an optimal and efficient manner. The Company plans to submit applications for grants under the Department of Defense, Defense Production Act and the Department of Energy Grant for Bipartisan Infrastructure Law 40207(b) Battery Materials Processing and 40207(c) Battery Manufacturing Grants as they become available. The Company has been advised with respect to its grant application under the Defense Production Act that such application would be held, but currently there is no such funding available under the program.

Intellectual Property

Stardust Power does not own or license any intellectual property which we consider to be material. The Company has applied for registration of its trademarks, bearing application No. 97927512 for Trademark/Service Mark Application for the United States on May 9, 2023.

As its business grows, the Company may in the future develop or acquire intellectual property that may be valuable or material to the business.

Customers

Since Stardust Power has not commenced production, it has no existing customers. The Company has received non-binding letters of intent from industry participants but does not have any definitive offtake agreements with potential customers.

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On January 28, 2025, the Company entered into a non-binding letter agreement with Sumitomo, contemplating a long-term commercial offtake agreement, pursuant to which Sumitomo would agree to acquire 20,000 metric tons of lithium carbonate per year from the Company’s first line of production, with the potential to increase to 25,000 metric tons based on mutual agreement. The initial contract term would span 10 years starting from the date of the first qualification of the Company’s lithium carbonate for sale to any of Sumitomo’s customers, with an option for Sumitomo to renew for an additional five years under mutually agreed terms, provided written notice is given to the Company at least twelve months prior to the end of the initial term.

Competitive Strengths

As an early stage company, Stardust Power seeks to execute their mission of becoming a leading producer of BGLC, by relying on the collective experience of its management team. The management team expects to execute, explore and evaluate opportunities for generating revenues and increasing their access to supply properties, and assets, as well as all potential funding options. Some opportunities for growth could be in the form of (i) strategic partnerships, (ii) off-take agreements, (iii) diversification of supply, (iv) acquisitions of companies and technologies, and (v) participation in related commercial development activities.

As an early-stage company, Stardust Power’s material decisions executed by its management are central to the development of the Company’s long-term goals and success. Additionally, as a pre-revenue company, Stardust Power’s access to financing and ability to obtain financing would be central to its success. The Company notes that it has not yet commenced operations at the refinery and, accordingly, it has not yet produced any lithium products.

The Company intends to build its competitive strengths and continue to develop and execute its strategy in the following manner:

●	Experienced management team: the team has decades of technical expertise and experience across global mining consulting firms, and manufacturers, specializing in lithium-ion technology for electric vehicles, hydrocarbon energy company, as well as successful capital raising and running profitable ventures, across multiple geographies;

●	Refinery optimized for multiple inputs: the process of creating a matrix of multiple sources of feedstock and processing in the refinery reduces risk and costs, and is an important and significant industry differentiator;

●	Speed to market: optimized refining process, locational advantage, and subsequently, a vertically an integrated structure is expected to hasten time to market and ability to generate revenue faster;

●	Use of brine feedstock: use of brine feedstock will provide alternative sources to mined lithium deposits, for the production of BGLC for domestic market use, and hence potentially have independence from importing raw material, which would have a favorable impact on lowering cost and faster time to market;

●	Limited technology risk: use of existing and proven technologies and partnerships with global experts for mid-stream operations in refinery operations, which is expected to minimize technical risks in the value chain, resulting in reduced uncertainties and cost controls, and reduce risks of the emerging DLE technology by partnering with players who have contributed to the advancement of DLE projects; and

●	American manufacturing: ability to manufacture and contribute to lithium sourcing and manufacturing independence for domestic consumption in the United States market, leading to job creation, particularly in economically depressed regions, once in production.

Competition and Market Barriers

Competition

Lithium currently has many end uses, including ceramics and glass, batteries, greases, air treatment and pharmaceuticals. However, it is the battery industry that is expected to predominantly drive future demand growth for lithium. This is expected to come from several areas: (i) the continued growth of small format batteries for cell phones, laptops, digital cameras and hand-held power tools, (ii) the transportation industry’s electrification of automobiles, buses, delivery vehicles, motorcycles, bicycles and boats using lithium-ion battery technology, and (iii) large format batteries for utility grid-scale storage.

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A small number of companies dominate the production and refining of end-use lithium products such as lithium carbonate and lithium hydroxide and are often situated in China, such as Tianqi Lithium. These companies have an established presence, higher degree of financial resources, existing strategic partnerships, and existing experienced workforces. Stardust Power will compete with these companies on attracting human capital, securing supply of feedstock, and in selling its products. Accordingly, the price of Stardust Power’s planned products may be affected by factors beyond our control, including fluctuations in the market prices for lithium, supplies of lithium, demand for lithium, and mining activities of our competitors.

Government Regulations

Development activities for our Facility are subject to extensive laws and regulations, which are overseen and enforced by federal, state, and local authorities. These applicable laws govern development, construction, production, various taxes, labor standards, occupational health and safety, waste disposal, protection and remediation of the environment, protection of endangered and protected species, and other matters. Various permits from government authorities will be required for construction and manufacturing operations, and we cannot be assured such permits will be received. Environmental, health and safety laws and regulations may also, among other things:

●	require notice to stakeholders of proposed and ongoing exploration, drilling, environmental studies, mining, or production activities;

●	require the installation of pollution control equipment;

●	restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with, lithium manufacturing, or other production activities;

●	limit or prohibit drilling, mining, lithium manufacturing or other production activities on lands located within wetlands, areas inhabited by endangered species and other protected areas, or otherwise restrict or prohibit activities that could impact the environment, including water resources; or

●	require preparation of an environmental assessment or an environmental impact statement.

Compliance with environmental, health and safety laws and regulations may impose substantial costs on us, subject us to significant potential liabilities, and have an adverse effect on our capital expenditures, results of operations, or competitive position. Violations and liabilities with respect to these laws and regulations could result in significant administrative, civil, or criminal penalties, remedial clean-ups, natural resource damages, permit modifications and/or revocations, operational interruptions and/or shutdowns, and other liabilities, as well as reputational harm, including damage to our relationships with customers, suppliers, investors, governments or other stakeholders. The costs of remedying such conditions may be significant, and remediation obligations could adversely affect our business, results of operations, and financial condition. Federal, state, and local legislative authorities frequently revise environmental, health and safety laws and regulations, and any changes in these regulations, or the interpretations thereof, could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse impact on our business operations.

Permits

Certain federal, state, and local permits are required for the project. State permitting focuses on air emissions, wastewater, and stormwater permits. Federal permitting focuses on possible cultural, biological, and natural resources and threatened/endangered species impacts. The key permitting agency for the project at the state level is the Oklahoma Department of Environmental Quality (the “DEQ”). Stardust Power has received from the DEQ the general permit for stormwater discharges from Construction Activities, approval of its stormwater pollution prevention plan and air quality construction permit (“Air Permit”). Under current design plans, Stardust Power does not require a waste water permit for the facility since no waste water will be discharged.

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Environmental, Social and Governance

We believe lithium will continue to play an important role in the transition to a lower carbon future and the fight against climate change. Likewise, we believe that meeting the growing demand for lithium compounds must be balanced with considerations for responsible refining across the spectrum of ESG issues and concerns. Our core values reflect this commitment to sustainability. We believe that operating in a safe, ethical, socially conscious and sustainable manner is important for our business.

As such, we intend to continue to integrate ESG and sustainability considerations into our business, operations and investment decisions.

Environmental

Brines: Focusing on brines, which have a smaller carbon footprint than open pit mining hard rock sources provides for a smaller environmental impact.

Sustainable Power: We intend to source the energy to power our refinery from sustainable sources of power, including solar and wind power available from the state of Oklahoma.

ZLD technology: We are engineering our Facility based on ZLD technologies which do not produce liquid discharge as a result of our conversion process.

Social

As Stardust Power recruits employees for its projects, we intend to focus hiring efforts on hiring workers from local communities near our project areas.

Governance

Stardust Power is committed to transparency, and corporate governance best-practices, and has the following corporate governance policies and guidelines in place:

●	Privacy Policy;
●	Open Reporting Policy (Whistleblower Policy);
●	Code of Conduct and Cyber Security Agreement;
●	Supplier Code of Conduct;
●	Vendor Risk Assessment Program;
●	Cybersecurity Policy;
●	Community Benefits Plan;
●	Clawback Policy;
●	Code of Business Conduct and Ethics;
●	Compliance Reporting Policy;

●	Corporate Governance Guidelines;
●	Insider Trading Policy;
●	Regulation FD Policy; and
●	Related Party Transactions Policy.

Legal Proceedings

We are subject to certain routine legal and regulatory proceedings, as well as demands and claims that arise in the normal course of our business. The ultimate outcome of any litigation is often uncertain and unfavorable outcomes could have a negative impact on our results of operations and financial condition. We make a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter.

On July 7, 2025, a complaint was filed in the Supreme Court of the State of New York, County of New York, captioned H.C. Wainwright & Co., LLC v. Stardust Power, Inc., Case No: 654037/2025. The complaint names the Company as defendant, alleging, among other things, that the Company breached an engagement agreement with the plaintiffs. The plaintiffs seek, among other things, payment of all purported unpaid sums due under such engagement agreement. On September 19, 2025, the Company filed its answer in response to the complaint, in which it denied all liability and asserted several affirmative defenses. The Company plans to vigorously defend against the lawsuit and the action will proceed next to the discovery stage and for further proceedings.

Websites

The Company maintains one active website, www.stardust-power.com, which serves as its corporate website and contains information about the Company and its business. The information included on Stardust Power’s website is not incorporated by reference into this prospectus or in any other report or document filed with the SEC, and any reference to such website is intended to be an inactive textual reference only.

Corporate Information

Stardust Power Inc. is a Delaware “C” corporation. Our registered office is located at 251 Little Falls Dr, Wilmington, DE 19808, and our corporate mailing address is 15 E. Putnam Ave, Suite 378, Greenwich, CT 06830.

Our mailing address for our Oklahoma office is at 6608 N. Western Ave Suite 466, Nichols Hills OK, 73116.

Our telephone number is (800) 742-3095. Information contained on our website is not a part of this prospectus. The registered office of our subsidiary is located at 251 Little Falls Dr, Wilmington, DE 19808.

We have an office in Oklahoma, which is located at 9112 N. Kelley Ave, Suite C, Oklahoma City, Oklahoma 73131, covering 1,493 square feet, which has been assigned to the Company by VIKASA Capital Partners LLC (“VCP”), an affiliate of the Company, on March 16, 2023. The lease for the same is on a short-term basis.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. In this section, the historical financial information presented for GPAC II is for Stardust Power Inc. (F/K/A Global Partner Acquisition Corp II) adjusted to give effect to the Business Combination, Material Events, and related transactions. The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

GPAC II was a blank check company incorporated in November 2020 as a Cayman Islands exempted company for the purpose of effecting an initial business combination. Stardust Power, which was incorporated on March 16, 2023, is a development stage lithium refinery, designed to foster energy independence in the United States. While Stardust Power has not earned any revenue yet, Stardust Power is in the process of developing a strategically central, vertically integrated lithium refinery capable of producing up to 50,000 tons per annum of battery- grade lithium.

The unaudited pro forma condensed combined financial statements give effect to the Business Combination, and other events contemplated by the Business Combination Agreement as described in this prospectus. A pro forma balance sheet has not been presented since the business combination is already reflected in the audited consolidated balance sheet as of December 31, 2024, presented elsewhere in this document.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the historical audited consolidated statement of operations of Stardust Power, from inception, March 16, 2023, to December 31, 2023, and the historical audited statement of operations of GPAC II for the year ended December 31, 2023, as if the Business Combination, and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, combines the historical unaudited consolidated statement of operations of Stardust Power for the year ended December 31, 2024, and the historical unaudited statement of operations of GPAC II for the six months ended June 30, 2024, as if the Business Combination, and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2024, the beginning of the earliest period presented:

●	the merger of Stardust Power with and into the Second Merger Sub, a wholly owned subsidiary of GPAC II, with Stardust Power surviving the merger as a wholly owned subsidiary of GPAC II;

●	the conversion of 300,000 shares of GPAC II Class B Ordinary Shares into 300,000 shares of Common Stock, par value $0.0001 per share (the “Combined Company Common Stock”), in connection with the Business Combination in accordance with terms of the Business Combination Agreement;

●	the conversion of $5,200,000 of outstanding SAFE into 13,839 shares of Stardust Power Common Stock value prior to conversion and subsequent conversion into 63,692 shares of Combined Company Common Stock in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement;

●	the conversion of $2,100,000 in cash into 5,589 shares of Stardust Power Common Stock in accordance with the terms of the Convertible Equity Agreements and subsequent conversion into 25,721 shares of Combined Company Common Stock in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement; and

●	the issuance of 107,754 shares of Stardust Power Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the PIPE subscription agreement in connection with the Business Combination.

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The unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Closing of the Business Combination and has been prepared for informational purposes only. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

●	audited historical financial statements of GPAC II as of and for the year ended December 31, 2023, included in the Annual Report on Form 10-K filed with the SEC on March 19, 2024;

●	unaudited historical financial statements of GPAC II as of and for the six months ended June 30, 2024, included in the Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024;

●	audited historical consolidated financial statements of Stardust Power for the period from March 16, 2023 (inception) through December 31, 2023, included in the registration statement on Form S-4/A filed with the SEC on May 8, 2024;

●	audited historical financial statements of Stardust Power as of and for the year ended December 31, 2024, included in the Annual Report on Form 10-K filed with the SEC on March 27, 2025; and

●	other information relating to GPAC II and Stardust Power included in the registration statement on Form S-4/A filed with the SEC on May 8 2024, including the Business Combination Agreement and the description of certain terms thereof and the financial and operational condition of GPAC II and Stardust Power.

Description of the Business Combination

On November 21, 2023, the Company entered into the Business Combination Agreement with GPAC II, First Merger Sub, and Second Merger Sub.

On July 8, 2024, the Company completed the merger. GPAC II deregistered as a Cayman Islands exempted company and domesticated as a Delaware corporation. As per the Business Combination Agreement, First Merger Sub merged into the Company, with the Company being the surviving corporation. Following the First Merger, the Company merged into Second Merger Sub, with Second Merger Sub being the surviving entity. Upon the merger, GPAC II was renamed as Stardust Power Inc. (the “Combined Company”), with the ticker symbol “SDST”.

As per the Business Combination Agreement:

●	Each share of Stardust Power Common Stock issued and outstanding immediately prior to the first effective time converted into the right to receive the number of GPAC II common stock equal to the merger consideration divided by the number of shares of the Company fully-diluted stock.

●	Each outstanding Stardust Power Option, whether vested or unvested, automatically converted into an option to purchase a number of shares of GPAC II common stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the first effective time multiplied by the per share consideration.

●	Each share of Stardust Power Restricted Stock outstanding immediately prior to the first effective time converted into a number of shares of GPAC II common stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power restricted stock multiplied by the per share consideration.

●	Additionally, GPAC II will issue five hundred thousand shares of GPAC II common stock to the holders of Stardust Power as additional merger consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of GPAC II common stock is greater than or equal to $120.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.

●	Immediately prior to the closing of the Business Combination, the SAFEs automatically converted into the 13,839 shares of Common Stock of Stardust Power.

●	Immediately prior to the closing of the business combination, the convertible notes automatically converted into 5,589 shares of Common Stock of the Stardust Power.

●	The Combined Company issued 107,754 shares of Combined Company Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the Private Placement Agreement (PIPE) in connection with the Business Combination.

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The Company’s basis of presentation within these unaudited condensed consolidated financial statements do not reflect any adjustments as a result of the Business Combination closing. The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, GPAC II was treated as the acquired company for financial statement reporting purposes.

GPAC II and Stardust Power entered into the Business Combination Agreement. On January 12, 2024, in connection with the Business Combination, GPAC II first filed with the SEC a Registration Statement on Form S-4 (No. 333-276510) (as amended, the “Combination Registration Statement”) containing a joint proxy statement/prospectus of GPAC II (such proxy statement/prospectus in definitive form, the “Definitive Proxy Statement”), which Combination Registration Statement was declared effective by the SEC on May 22, 2024, and GPAC commenced mailing the Definitive Proxy Statement, which was filed with the SEC on May 22, 2024.

As contemplated by the Business Combination Agreement, the Closing of the Business Combination was consummated on July 8, 2024. GPAC II changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and immediately domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), at which point GPAC II changed its name to “Stardust Power Inc.”. Pursuant to the Business Combination Agreement, First Merger Sub merged with and into Stardust Power, with Stardust Power being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the First Effective Time as the “Surviving Company”). Following the First Merger, the separate corporate existence of First Merger Sub ceased. The First Merger was consummated in accordance with the Business Combination Agreement and the DGCL and evidenced by a certificate of merger, with such First Merger being consummated upon filing of the First Certificate of Merger. Promptly following the First Merger and as a part of the same overall transaction as the First Merger, the Surviving Company was merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity (which is sometimes hereinafter referred to for the periods at and after the Second Effective Time as the “Surviving Entity”), at which time the separate corporate existence of the Surviving Company ceased. The Second Merger was consummated in accordance with the Business Combination Agreement, the DGCL and the Delaware Limited Liability Company Act and evidenced by a certificate of merger, with such Second Merger being consummated upon filing of the Second Certificate of Merger. The effects of this merger and Domestication have been reflected in the Transaction Accounting Adjustments (as defined below) below, specifically adjustments C and D.

Immediately prior to the Closing of the Business Combination, $5,200,000 of outstanding SAFE Notes and $2,100,000 in Convertible Equity Agreements were converted into 13,839 and 5,589 shares of Stardust Power Common Stock, respectively, prior to conversion and subsequent conversion into 63,691 and 25,721 shares of Combined Company Common Stock, respectively, in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement.

In addition, concurrent to the consummation of the Business Combination, the $10,075,000 of PIPE proceeds were converted into 107,754 shares of Stardust Power Common Stock in accordance with the terms of the PIPE subscription agreement.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, each share of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time other than any Cancelled Shares and Dissenting Shares, were converted into the right to receive the Per Share Consideration. The Merger Consideration means the aggregate number of GPAC II Common Stock equal to (i) $447.50 million (subject to certain adjustments as set forth in the Business Combination Agreement, including with respect to certain transaction expenses and the cash and debt of Stardust Power) divided by (ii) $100.00. Company Fully-Diluted Stock means the sum of (without duplication) (x) the aggregate number of shares of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time, including without the Stardust Power Restricted Stock, plus (y) the aggregate number of shares of Stardust Power Common Stock issuable upon exercise of all vested and unvested options of Stardust Power (“Stardust Power Options”) as of immediately prior to the effective time of the First Merger but, for the avoidance of doubt, excluding any unissued Stardust Power Options, plus (z) the number of shares of Stardust Power Common Stock issuable upon the SAFE Conversion (as defined therein). Based on the above definition, each share of Stardust Power’s common stock was converted into approximately 46.0 shares of Combined Company Common Stock. Additionally, each share of Stardust common stock will receive Earn Out Shares based on an exchange ratio of approximately 1:9 (the “Earn Out Exchange Amount”). The vesting of Earn Out Shares is contingent on the trading price of Combined Company Common Stock exceeding certain trading price thresholds, as further described below.

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In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) each outstanding Stardust Power Option, was automatically converted into an option to purchase a number of shares of Combined Company Common Stock equal to the number of shares of Combined Company Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the Per Share Consideration at an exercise price per share equal to the exercise price per share of Stardust Power Common Stock divided by the Per Share Consideration, subject to certain adjustments (the “Exchanged Company Option”) and (ii) each share of Stardust Power Restricted Stock outstanding immediately prior to the First Effective Time was converted into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration (rounded down to the nearest whole share) (the “Exchanged Company Restricted Common Stock”). Except as provided in the Business Combination Agreement, the terms and conditions (including vesting and exercisability terms, as applicable) shall continue as were applicable to the corresponding former Stardust Power Option and Stardust Power Restricted Common Stock, as applicable, immediately prior to the First Effective Time.

Additionally, holders of Stardust options and holders of Stardust restricted stock units will have the right to receive Earn Out options and RSUs respectively, with the number of Earn Out options and RSUs determined by multiplying the number of Stardust options and restricted stock units, respectively by the Earn Out Exchange Amount.

On May 22, 2024, GPAC II filed the Definitive Proxy Statement for the solicitation of proxies in connection with a special meeting (the “Business Combination Meeting”) to approve the Business Combination Agreement and the Business Combination contemplated thereby. The Business Combination Meeting was held on June 27, 2024, whereby GPAC II’s stockholders approved the Business Combination Agreement and the consummation of the transactions to effectuate the Closing of the Business Combination. In connection with the vote to approve the Business Combination Agreement and the Business Combination contemplated thereby, the holders of 165,715 shares of GPAC II’s Class A Ordinary shares exercised their right to redeem the shares for cash at an aggregate redemption price of $18.8 million, calculated using the actual redemption price of approximately $113.80 per share.

The following summarizes the pro forma Combined Company’s voting Ordinary Shares issued and outstanding immediately after the Closing of the Business Combination:

	Shares	%
Stardust Power rollover equity (2)(3)(4)	4,441,889	91.10%
Non-Redemption Shares	12,777	0.25%
GPAC II public shareholders(5)	13,742	0.28%
Sponsor(6)(7)	300,000	6.16%
PIPE	107,754	2.21%

Total Shares Outstanding	4,876,162	100%

(1)	The pro forma combined shares ownership outstanding immediately at the Closing of the Business Combination.

(2)	Includes nine shareholders, whose shares are not subject to lock-up or transfer restrictions.

(3)	Includes (i) 89,413 shares of GPAC II Common Stock issued in exchange for shares of Stardust Power Common Stock with the conversion of the SAFEs and Convertible Equity Agreements and (ii) 463,583 shares of GPAC II Common Stock issued in accordance with the Business Combination Agreement underlying the Exchanged Company Restricted Common Stock.

(4)	Excludes 500,000 Stardust Power Earnout Shares (as defined in the Business Combination Agreement).

(5)	Excludes 4,990,786 Public Warrants that shall convert automatically, with 10 warrants exercisable for one share of Combined Company Common Stock.

(6)	Excludes 5,566,667 private placements warrants that shall convert automatically, with 10 warrants exercisable for one share of Combined Company Common Stock.

(7)	Excludes 100,000 Sponsor Earnout Shares. (as defined in the Business Combination Agreement)

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Accounting Treatment of the Transaction

The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. GAAP because Stardust Power has been determined to be the accounting acquirer. Under this method of accounting, GPAC II, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Stardust Power, which is the legal acquiree, is treated as the accounting acquirer for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Stardust Power has become the historical financial statements of the Post-Closing Company, and GPAC II’s assets, liabilities and results of operations has been consolidated with Stardust Power’s beginning on the Closing Date. For accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Stardust Power with the Business Combination being treated as the equivalent of Stardust Power issuing stock for the net assets of GPAC II, accompanied by a recapitalization. The net assets of GPAC II have been stated at historical cost and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination are presented as those of Stardust Power in future reports of the Combined Company.

Stardust Power was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Stardust Power shareholders have the majority voting interest in the Combined Company immediately after the Business Combination;

●	Stardust Power’s operations prior to the acquisition comprise the only ongoing operations of the Combined Company;

●	Stardust Power’s senior management comprise the senior management of the Combined Company;

●	The Combined Company assumed Stardust Power’s name; and

●	Stardust Power’s headquarters became the Combined Company’s headquarters.

Other factors were considered but they would not change the preponderance of factors indicating that Stardust Power is the accounting acquirer.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

		Stardust Power Inc.	Actual redemption
	Global Partner Acquisition Corp II	(Inception March 16, 2023 to December 31, 2023)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	-	-	-		-
General and administrative expenses	5,230,000	2,675,698	6,180,712	DD, FF	14,086,410
Gain from settlement and release of liabilities	(2,961,000)	-	-		(2,961,000)
Income (loss) from operations	(2,269,000)	(2,675,698)	(6,180,712)		(11,125,410)

Other income (expense):
Income from cash and investments held in the trust account	2,278,000	-	(2,278,000)	AA	-
Write-off contingent warrants associated with shares redeemed	130,000	-	-		130,000
Change in fair value of warrant liability	-	-	(2,792,240)	CC	(2,792,240)
Change in fair value of SAFE instruments	-	(212,200)	212,200	BB	-
Change in fair value of equity notes	-	18,556	-		18,556
SAFE note issuance costs	-	(466,302)	-		(466,302)
Other transaction adjustments	-	(450,113)	2,564,355	EE	2,114,242
Depreciation	-	-	-		-
Interest expense	-	(7,828)	-		(7,828)
Net unrealized (loss) gain on available-for-sale securities	-	-	-		-
Total other income (expense)	2,408,000	(1,117,887)	(2,293,685)		(1,003,572)
Net income (loss)	139,000	(3,793,585)	(8,474,397)		(12,128,982)

Basic and diluted		$(4.3)
Net income per Class A ordinary share - basic and diluted	$0.10
Net income per Class B ordinary share - basic and diluted	$0.10
Pro forma weighted average shares outstanding basic and diluted					4,169,490
Pro forma basic and diluted net (loss) per share					$(2.9)

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the year Ended December 31, 2024

			Actual redemption
	Global Partner Acquisition Corp II (Jan 1, 2024 to June 30, 2024)	Stardust Power Inc.	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	-	-	-		-
General and administrative expenses	3,553,000	17,972,828	3,114,331	DD, FF	24,640,159
Settlement and release of liabilities	-	-	-		-
Income (loss) from operations	(3,553,000)	(17,972,828)	(3,114,331)		(24,640,159)

Other income (expense):
Income from cash and investments held in the trust account	488,000	-	(488,000)	AA	-
Write-off contingent warrants associated with shares redeemed	-	-	-		-
Change in fair value of warrant liability	(1,569,000)	(511,342)	1,918,223	CC	(162,119)
Change in fair value of SAFE instruments	-	(955,000)	955,000	BB	-
Change in fair value of convertible notes	-	(471,400)	471,400	BB	-
Change in fair value of equity investments	-	(322,134)	-		(322,134)
Change in fair value of sponsor earnout shares	-	4,076,200	528,000	GG	4,604,200
SAFE note issuance costs	-	-	-		-
Other transaction adjustments	-	-	2,564,355	EE	2,564,355
Interest income	-	10,838	-		10,838
Other income	-	21,970			21,970
Interest expense	-	(50,454)	-		(50,454)
Finance charges	-	(7,579,713)	-		(7,579,713)
Total other income (expense)	(1,081,000)	(5,780,035)	5,948,978		(913,057)
Net income (loss)	(4,634,000)	(23,753,863)	2,834,647		(25,553,216)

Basic and diluted		$(5.5)
Net income per Class A ordinary share - basic and diluted	$(4.9)
Net income per Class B ordinary share - basic and diluted	$(4.9)
Pro forma weighted average shares outstanding basic and diluted					4,282,194
Pro forma basic and diluted net (loss) per share					$(6.0)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Business Combination has been accounted as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GPAC II, who is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Stardust Power, which is the legal acquiree, is treated as the accounting acquirer for financial reporting purposes.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustment’s and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma adjustments reflecting the completion of the business combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

They should be read in conjunction with the historical financial statements and notes of GPAC II and Stardust Power thereto.

2.	Accounting Policies

Management is undertaking a comprehensive review of GPAC II’s and Stardust Power’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company. Based on its initial analysis, management did not identify differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Transaction Accounting Adjustments

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

AA.	Reflects the elimination of interest income related to the GPAC II trust account, as the trust account is closed on closing of the Business Combination.

BB.	Reflects the adjustment to the fair valuation impact of SAFE notes, as it has been converted on closing of the Business Combination.

CC.	Reflects the adjustment for revaluation of 10,430,800 Public and Private Placement Warrants presented in GPAC II historical financial statements.

DD.	Reflects the issuance of the number of shares of Combined Company Common Stock, as consideration for the NRAs agreeing not to redeem or to reverse any redemption demands previously submitted in connection with the 2024 Extension Amendment Proposal, that will convert into an aggregate of 12,777 of the Combined Company at a fair value of $100.00 per share after the Closing as if the Business Combination is considered effective on January 1, 2023 for a total expense of $1,277,770. The shares are fully vested, nonforfeitable equity instruments upon issuance to NRA Stockholders and in connection with the January NRA that included no further obligation after entering into the NRA. Stardust Power recognized the issuance of the Combined Company Common Stock as general & administrative expense in accordance with ASC 718-10.

EE.	Reflects the adjustment for forgiveness of related party notes.

FF.	Reflects additional transaction costs of $4.9 million incurred by GPAC II.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024.

AA.	Reflects the elimination of interest income related to the GPAC II trust account, as the trust account is closed as of the Closing of the Business Combination.

BB.	Reflects the adjustment to the fair valuation impact of SAFE and convertible notes, as it has been converted upon the Closing the Business Combination.

CC.	Reflects the adjustment for revaluation of 10,430,800 Public and private placement warrants presented in GPAC II historical financial statements.

DD	Reflects the issuance of the number of shares of Combined Company Common Stock, as consideration for the NRAs agreeing not to redeem or to reverse any redemption demands previously submitted in connection with the 2024 Extension Amendment Proposal, that will convert into an aggregate of 12,777 of the Combined Company at a fair value of $10.00 per share after the Closing as if the Business Combination is considered effective on January 1, 2023 for a total expense of $1,277,770. The shares are fully vested, nonforfeitable equity instruments upon issuance to NRA Stockholders and in connection with the January NRA that included no further obligation after entering into the NRA. Stardust Power recognized the issuance of the Combined Company Common Stock as general & administrative expense in accordance with ASC 718-10.

EE.	Reflects the adjustment for forgiveness of related party notes.

FF.	Reflects additional transaction costs of $1.8 million incurred by GPAC.

GG.	Reflects the adjustment for revaluation of sponsor earnout shares.

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4.	Loss per Share

The table below illustrates the net loss per share attributable to common stockholders calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2023, and December 31, 2024:

	From March 16, 2023 (Inception) to December 31, 2023	Year ended December 31, 2024

Pro forma net loss	$(12,128,982)	$(25,553,216)
Weighted-average shares outstanding	4,169,490	4,282,194
Pro forma net loss per share, basic and diluted	$(2.9)	$(6.0)
Pro forma weighted-average shares calculation, basic and diluted:
Stardust Power rollover equity(1)	3,735,216	3,847,919
Non-Redemption Shares	12,777	12,777
GPAC II Public shareholders	13,742	13,742
PIPE Investors	107,754	107,754
Sponsor	300,000	300,000
	4,169,490	4,282,194

The following outstanding shares of the Combined Company were excluded from the computation of pro forma diluted net loss per share because including them would have had an antidilutive effect for the year ended December 31, 2023, and December 31, 2024:

	From March 16, 2023 (Inception) to December 31, 2023	Year ended December 31, 2024
Public Warrants	4,864,133	4,864,133
Private Placement Warrants	5,566,667	5,566,667
Stardust Power earnout shares	500,000	500,000
Excluded Stardust Power rollover equity	376,569	376,569
Sponsor earnout shares	100,000	100,000
Other Shareholders	15,000	15,000

	2,034,649	2,034,649

(1)	Stardust Power rollover equity adjusted for 376,569 unvested shares, which relates to early exercised shares, which although considered an issued share and considered as part of the shares issued to Stardust shareholders, is not considered as an issued share for EPS computation purposes under ASC 260-10 and hence excluded from the calculation.

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Management’s Discussion and Analysis of Financial Condition

and Results of Operations

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the “Business” section and our unaudited condensed consolidated financial statements for the nine ended September 30, 2025, and 2024, our financial statements as of the years ended December 31, 2024, and December 31, 2023, and other information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period.

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” or the “Company”, “Stardust” or “Stardust Power” refer to Stardust Power Inc. and its consolidated subsidiaries at or after the consummation of the business combination (the “Business Combination”). Terms otherwise not defined herein, have the meaning given to such terms in the Proxy Statement/Prospectus in the section titled “Certain Defined Terms” beginning on page iii thereof, and such definitions are incorporated herein by reference.

Company Overview and History

On December 5, 2022, Stardust Power LLC was organized as a limited liability company in the State of Delaware. On March 16, 2023, Stardust Power Operating Inc. (f/k/a Stardust Power Inc. prior to the consummation of the Business Combination, “Legacy Stardust Power”) was organized as a corporation in the State of Delaware with operations commencing on March 16, 2023. The ownership interests of Stardust Power LLC were subsequently transferred to Stardust Power Inc. On July 8, 2024, former Stardust Power Inc. was renamed Stardust Power Operating Inc.

Stardust Power is a U.S.-based development stage battery grade lithium manufacturer designed to foster clean energy independence for America. The Company is in the process of creating capacity to manufacture battery grade lithium carbonate for the electric vehicle (“EV”) and Energy Storage Systems (“ESS”) markets, by developing a large-scale lithium refinery in the United States. Stardust Power seeks to become a sustainable, cost-effective supplier of battery grade lithium carbonate, by its innovative approach in the development of a large central refinery optimized for multiple inputs of lithium brine inputs (the “Facility”) in Oklahoma.

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Stardust Power intends to source lithium chloride feedstock from various suppliers and may make investments upstream to secure additional feedstock. We seek to sell our products to EV manufacturers as our primary market, with potential applications in other areas such as battery manufacturers, the U.S. military, and original equipment manufacturers (“OEMs”).

Some of the key driving factors are the demand for battery grade lithium products, fueled largely by the demand and production of electric vehicles and automotive OEMs and battery manufacturers seeking domestic supply options, leading to demand for minerals used in battery cells, such as lithium, governmental incentives for American manufacturing and evolving geopolitical climate that is creating a national security priority for the U.S. market.

In February 2023, Stardust Power LLC received an illustrative incentive analysis for up to $257 million in performance-based incentives from the State of Oklahoma and potential federal incentives, which also contained potential for further eligible federal grants. The state incentives were based on initial job creation, equipment procurement, training and recruitment incentives, property tax exemptions, sales tax exemptions, and capital expenditure projections submitted to the Oklahoma Department of Commerce in the first quarter of 2023 and could be subject to changes as the Company would progress in setting up the Facility and commercial production of battery grade lithium in the future. These incentives may change based on the actual financial metrics of the Company in the future, which may be lower or higher.

Stardust Power believes that it is well poised to address these opportunities by emerging as a leading, fully integrated domestic lithium supplier, and contribute to restoring American energy independence, thereby bridging the gap in the domestic supply of battery grade lithium products.

Recent Developments

Recent financing activity

On December 31, 2024, the Company entered into binding term sheets with certain investors to issue up to $550,000 in shares of Common Stock at a price equal to 95% of the closing bid price of the Common Stock on the last trading day prior to the closing date for the Private Placement. In addition, each Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of Common Stock purchased by such Investor in the Private Placement, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00. On April 24, 2025, the Company issued 12,850 shares of Common Stock and 64,251 Warrants to the investors.

On January 27, 2025, the Company consummated a public offering of 479,200 shares of Common Stock and accompanying warrants to purchase up to 479,200 shares of Common Stock at a public offering price of $12.00 per share and warrant with an exercise price of $13.00 generating aggregate gross proceeds of approximately $5,750,400 before offering expenses.

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On March 16, 2025, the Company entered into a letter agreement (the “Inducement Letter”) with a warrant holder (the “Exercising Holder”) providing for the immediate cash exercise of outstanding warrants to purchase 479,200 shares of the Company’s Common Stock at a reduced exercise price of $6.20 per share, generating aggregate gross proceeds of approximately $2,971,040 before related expenses. In connection with such exercise, the Company issued new common stock purchase warrants (the “Inducement Warrants”) to purchase up to 958,400 shares of common stock at an exercise price of $7.00 per share, subject to shareholder approval and Nasdaq rules.

On June 18, 2025, the Company consummated a public offering of 2,150,000 shares of Common Stock at a public offering price of $2.00 per share, generating aggregate gross proceeds of approximately $4,300,000 before offering expenses. On June 25, 2025, the Company consummated the partial exercise of over allotment of the public offering, of 110,000 shares of Common Stock at a public offering price of $2.00 per share, generating additional aggregate gross proceeds of approximately $220,000 before offering expenses

On October 30, 2025, the Company entered into a Warrant Exchange Agreement with the Investor. Pursuant to the Exchange Agreement, the Investor agreed to irrevocably exchange all of its warrants to purchase shares of Common Stock, originally issued on March 16, 2025, representing the right to purchase an aggregate of 958,400 shares of Common Stock, for newly issued shares of common stock at an exchange ratio of 1.31 Warrant Shares for 1 share of Common Stock, resulting in the issuance to the Investor of 730,689 shares of Common Stock at closing.

On December 23, 2025, the Company entered into a Securities Purchase Agreement with Lind Global Asset Management XIII LLC (“Lind”). Upon simultaneous closing, the Company received gross proceeds of approximately $4.0 million in exchange for issuance to Lind of a Senior Secured Convertible Promissory Note in the amount of $4.8 million and a Common Stock Purchase Warrant, for the purchase of approximately 411,245 shares.

Recent Supply agreements

On October 20, 2025, the Company entered into a non-binding letter agreement with Prairie Lithium Limited (“Prairie”), an Australia-based company, for the supply of 6,000 metric tons per annum of lithium carbonate equivalent in the form of lithium chloride. The initial contract term would span 6 years starting from the date on which first commercial shipment is received by the Company, with the option for the Company to renew for two additional six-year terms.

On October 31, 2025, the Company entered into a non-binding letter agreement with Mandrake Resources Limited (“Mandrake”), an Australia-based company, for the supply of 7,500 metric tons per annum of lithium carbonate equivalent in the form of lithium chloride. The initial contract term would span 12 years starting from the date on which first commercial shipment is received by the Company, with the option for the Company to renew for an additional six-year term.

Engineering Agreement

On August 4, 2024, the Company entered into an engineering agreement (the “Primero Agreement”) with Primero USA, Inc. (“Primero”) pursuant to which Primero agreed to provide certain engineering, design and consultancy professional services, including to assist in procurement of major equipment, engage relevant third parties for construction and provide a Front End Loading-3 (“FEL-3”) report of the Company’s Lithium Facility at Southside Industrial Park in Muskogee, Oklahoma. The total amount due pursuant to the Primero Agreement, assuming full performance, is approximately $4.7 million, in the aggregate, subject to customary potential adjustments.

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In August 2025, the Company announced the successful completion of the FEL-3 report. The report delivered an advanced design with key optimizations to improve efficiency, reduce costs, and strengthen overall project economics. According to the FEL-3 report, Phase 1 is planned at 25,000 metric tons per annum (mtpa) of battery-grade lithium, with estimated capital expenditures of approximately $500 million, at a 90% probability of achievement. This figure includes owner’s cost, contingency, and escalation. Construction is expected to take approximately 24 months from the start of major work to mechanical completion.

Investment in IRIS Metals Limited

In December 2024 Stardust Power subscribed to and purchased 10,000,000 ordinary shares (approximately 6% of the total equity) of IRIS Metals Limited (“IRIS Metals”), an Australian limited company whose ordinary shares are listed on the Australian securities exchange (“ASX”) for $1,600,000. This investment in the ordinary shares if IRIS Metals allows the Company to explore strategic partnership with, or investment in, IRIS Metals, including without limitation, a commercial off take arrangement for battery grade lithium production, financing or other investments in IRIS Metals or its affiliates. During the nine months ended September 30, 2025, management determined that a strategic investment in IRIS Metals was no longer viable. As a result, the Company sold all its investment in IRIS Metals for total proceeds of $570,255. The Company recognized a loss on sale of investments of $84,626 and $179,805 for the three and nine months ended September 30, 2025, respectively. The carrying amount of the shares sold was $750,060. Following the sale, the Company no longer holds any investment in IRIS Metals as of September 30, 2025.

Offtake and licensing agreements

On January 28, 2025, the Company entered into a non-binding letter agreement with Sumitomo Corporations of America (“Sumitomo”), contemplating a long-term commercial offtake agreement, pursuant to which Sumitomo would agree to acquire 20,000 metric tons of lithium carbonate per year from the Company’s first line of production, with the potential to increase to 25,000 metric tons based on mutual agreement. The initial contract term would span 10 years starting from the date of the first qualification of the Company’s lithium carbonate for sale to any of Sumitomo’s customers, with an option for Sumitomo to renew for an additional five years under mutually agreed terms, provided written notice is given to the Company at least twelve months prior to the end of the initial term.

On February 7, 2025 (the “Effective Date”), the Company executed an exclusive license agreement (the “License Agreement”) with KMX. Under the terms of the License Agreement, KMX agreed to irrevocably license to the Company the use of KMX’s VMD Technology and associated processes and systems (including the KMX VMD Units) for the purpose of the Company’s use of the technology in its refining and upstream operations. Among other obligations set forth in the License Agreement, the Company shall be required to exclusively purchase all KMX VMD Units from KMX during the term of the License Agreement on the terms and conditions set forth therein. The License Agreement grants the Company the exclusive right to sub license, use, market, sell and operate KMX’s VMD Technology across the United States, Canada and select international markets. The Company agreed to pay KMX a royalty comprised of 50,000 shares of Common Stock (the “Royalty Shares”). The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering. As on the Effective Date of the License Agreement, the Company received the contractual right to access and purchase KMX VMD Units. On April 24, 2025 the Company issued 50,000 shares of Common Stock to KMX, with a corresponding debit recorded as other long-term asset, until the license meets the recognition criteria for an intangible asset.

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Short-term loans

In December 2024, the Company entered into a binding term sheet (“Term Sheet”) with Endurance Antarctica Partners II, LLC (“Endurance”) a related party, providing for a loan (the “Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The Term Sheet contained customary representations and warranties and customary events of default. Pursuant to the Term Sheet, 550,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock shall be no less than 50,000 shares. In addition, Endurance will receive warrants representing the right, exercisable within five years of the closing date, up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company has fully repaid the principal amount, the accrued interest and issued the equity shares and warrants to Endurance.

In December 2024, the Company entered into binding term sheets (“Term Sheets”) with several lenders including DRE Chicago, LLC, a related party (collectively, the “Lenders”), providing for loans (the “Loans”) in the aggregate principal amount of $1,800,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The proceeds of the Loans are expected to be used by the Company for general corporate and working capital purposes. The Term Sheets contained customary representations and warranties and customary events of default. Pursuant to the Term Sheets, an aggregate of approximately 340,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to the Lenders an aggregate of $2,700,000 in common stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 36,000 shares. In addition, the Lenders will receive warrants representing the right, exercisable within five years of the closing date, up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company has fully repaid the principal amount, the accrued interest and issued the equity shares and warrants to the Lenders.

Notices from Nasdaq

On March 18, 2025, the Company received a notice (the “MVPHS Notice”) from the Nasdaq that the Company was not in compliance with the continued listing standards set forth in Nasdaq Listing Rule 5450(b)(2)(C), as the Company’s market value of publicly held shares closed below $15,000,000 for the previous 30 consecutive business days. On September 26, 2025, the Company received notice from Nasdaq that the Company has regained compliance with the continued listing standards set forth in Nasdaq Listing Rule 5450(b)(2)(C).

On March 19, 2025, the Company received a subsequent notice (the “Minimum Bid Price Notice”) from the Nasdaq that the Company was not in compliance with the continued listing standards set forth in Nasdaq Listing Rule 5450(a)(1), as the minimum bid price of the Company’s Common Stock closed below $1.00 per share for the previous 30 consecutive business days. On September 26, 2025, the Company received notice from Nasdaq that the Company has regained compliance with the continued listing standards set forth in Nasdaq Listing Rule 5450(a)(1).

On April 3, 2025, the Company received a subsequent notice (the “MVLS Notice”) from the Nasdaq that the Company was not in compliance with the continued listing standards set forth in Nasdaq Listing Rule 5450(b)(2)(A), as the market value of the Company’s listed securities fell under $50 million for the previous 30 consecutive business days. On October 1, 2025, the Company received a delisting notice from the Nasdaq due to failure to regain compliance with the Nasdaq Listing Rule 5450(b)(2)(A). On October 8, 2025, the Company requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the delisting determination. Subsequently, pursuant to an application made by the Company to transfer to the Nasdaq Capital Market and based on market value of Company listed securities being above $35 million for a sustained period of time, on October 27, 2025, the Company received notice from the Nasdaq that the application for the transfer to the Nasdaq Capital Market has been approved and consequently the above mentioned non-compliance has been cured.

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Reverse Stock Split

On September 3, 2025, the Company filed a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the outstanding shares of Common Stock. The Company’s stockholders previously approved the Reverse Stock Split at the Company’s annual meeting of stockholders held on June 9, 2025 and granted the board of directors the authority to determine the exact split ratio and when to proceed with the Reverse Stock Split. The Reverse Stock Split became effective on September 8, 2025, and the Common Stock begin trading on the Nasdaq Global Market on a Reverse Stock Split-adjusted basis on September 8, 2025 at market open. The Reverse Stock Split did not decrease the number of authorized shares of Common Stock and preferred stock or otherwise affect the par value of the Common Stock. No fractional shares were issued in connection with the Reverse Stock Split and any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole share. Stockholders who were otherwise entitled to receive fractional shares as a result of the Reverse Stock Split were paid cash in lieu thereof. As a result of the Reverse Stock Split, shares of Common Stock, outstanding warrants, stock options, and restricted stock units were proportionately decreased (and the respective per share value and exercise prices, if applicable, were proportionately increased) (see Note 2, Basis of Presentation and summary of significant accounting policies in the notes to unaudited condensed consolidated financial statements included elsewhere in this prospectus).

Key Factors Affecting Our Performance

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including competition from other lithium carbonate producers, changes to existing federal and state level incentive framework, changes in regulations, and other factors discussed under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and this prospectus. We believe the factors described below are key to our success.

Commencing Commercial Operations

The Company is a development stage company, and has purchased the site in Southside Industrial Park, Muskogee, Oklahoma. We have completed a number of required site assessments and technical studies, including the critical issue analysis, Phase I ESA, geotechnical study, FEL-1 study and FEL-3 study. Additional studies may be required as the project progresses.

The project required evaluation for certain federal, state, and local permits. State permitting focuses on air emissions, wastewater, and stormwater permits. Federal permitting focuses on possible cultural, biological, and natural resources and threatened/endangered species impacts. The Company has submitted the required air emissions permit application to the Oklahoma Department of Environmental Quality and received notification that such permit is declared administratively complete and is now under technical review. The Company does not require a wastewater permit for the facility since no wastewater will be discharged and has received its stormwater permit during the year.

Stardust Power is developing a large central refinery in a phased approach. The first phase is the construction of a production line with up to 25,000 metric tons per annum (“tpa”). The second phase is to add a second production line with up to 25,000 tpa, to create a total capacity of up to 50,000 tpa.

A technological innovation of Stardust Power’s planned refinery is the ability for the Facility to refine different sources of lithium chloride inputs derived from lithium brines. The Facility is being designed to accept lithium chloride, of a certain approved chemical composition. It is Stardust Power’s intention that the Facility will be able to dilute and pre-treat feedstock as necessary, to ensure that various lithium feedstock can be blended, in order to produce a consistent feedstock. Stardust Power’s strategy is to differentiate itself by screening for a broader set of contaminants, in comparison to other lithium refineries.

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Partnership Ecosystem

Our success will depend on whether we can execute and expand our ecosystem of commercial arrangements with additional suppliers of brine and executing agreements with them at favorable terms. The availability of lithium chloride for the purpose of extracting lithium is still in a nascent stage and we would require access to multiple sources as we start commercial production and grow our business. Our management team frequently evaluates current and future sources of supplies for reliability of supply and geographic locations for logistics and cost efficiency. We would also have to maintain technology arrangements with existing strategic affiliations on whose patented and proprietary processes we depend on, as well as forge new technology affiliations as exploration, extraction and purification processes evolve, to obtain raw materials required to manufacture high-quality lithium suitable for consumption by the EV industry, and other potential usages. These affiliations will enable us to refine and sell battery grade lithium at competitive prices, which in turn helps secure the growth and profitability of our business operations in the long term.

Adequate Capital Raise

The success of our refinery’s activities relating to producing battery grade lithium from lithium chloride and the success of our ability to obtain relevant permits in a timely manner require significant capital investment and financing to fund the initial investment in all aspects of setting up the operations, and may subsequently be impacted by our operating losses, competition from substitute products and services from larger companies, protection of proprietary technology of our strategic partners, and dependence on key individuals.

Our unaudited condensed consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not earned any revenue and has been operating at a loss since inception. The Company has an accumulated deficit and stockholders’ deficit. We believe that the cash on hand and additional investments available through issuance of new Common Stock will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. These conditions raise substantial doubt about our ability to continue as a going concern for one year from the issuance of these unaudited condensed consolidated financial statements. As a development stage company, Stardust Power needs to raise additional capital to realize its business objectives. Our long-term success and ability to continue as a going concern is dependent upon our ability to successfully raise additional capital or financing, or successfully enter into strategic partnerships. Until commercial production is achieved from our planned operations, we will continue to incur operating and investing net cash outflows associated with, among other things, maintaining and acquiring exploration properties and undertaking ongoing exploration activities.

Limited Operating History

We have a limited operating history and there is limited historical financial information upon which to base an evaluation of our performance. Our business and financial condition must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operation.

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Key Business Metrics, Non-GAAP Measure

Since we have yet to start the construction of our Facility and associated commercial production, we do not have financial information on key business metrics. However, based on our experience and industry knowledge, we expect the following would be key business metrics:

●	Raw Material Cost/ton: This includes the input cost of lithium chloride for the plant. As this may be obtained from various sources, the weighted average cost will be calculated to arrive at the raw material cost per ton and reflects the Company’s ability to procure high-quality raw materials at an appropriate price. The weighted average method also helps in calculating the gross margin on a per-ton basis. The technology implemented and the efficiency of the operations are also reflected on the gross margin per ton.

●	Selling Price/ton: This multiple is driven by the demand and supply of the lithium price as well as the efficient operations of the plant. The computation of the selling price may be based on the output sold per long-term contract, which is expected to have a floor and a cap, as well as the spot price on the date of placing a purchase order by the customer, with the Company and the customer sharing the difference between the floor and spot price.

●	Capex/ton: This reflects the Capex incurred on a per-ton basis. It includes both direct and indirect costs. It also has contingency costs built in for any impact on Capex, to account for unforeseen events. The key is to optimize plant efficiency in long-term operations with the appropriate technology and set-up.

●	Opex/ton: This includes the ongoing expenses incurred from the day-to-day running of the operations. It helps in measuring how much profit a company makes on a dollar of sales after paying for variable costs of production, such as wages and raw materials, but before paying interest or tax. The lower multiple reflects the efficient functioning of the management.

●	Capacity Utilization: This measures how much output a plant is producing, compared to its maximum potential output, which is dependent on two key factors: (a) design capacity, which impacts the operational efficiency of the plant, and (b) the plant’s downtime for its maintenance. Timely maintenance is also the key to running any efficient operations.

Further, since we are yet to generate revenue, non-GAAP measures such as EBITDA and EBITDA margins, cannot be captured currently, but will be stated once we have commenced commercial production and selling of battery grade lithium to our intended customers.

Business and Macroeconomic Conditions

Our business and financial condition has been, and we believe will continue to be, impacted by adverse and uncertain macroeconomic conditions and events, including higher inflation, higher interest rates, supply chain and logistics challenges, banking crises, and fluctuations or volatility in capital markets.

Components of Results of Operations

Revenue

We have not generated any revenue to date. We expect to generate a significant portion of our future revenue from the sale of battery grade lithium primarily to the EV market. We expect that we will enter into long-term contracts (typically 10 years), driven by industry dynamics of the EV industry, with a pricing structure at cap and ceiling, and sharing of variable price between customers and the Company.

Cost of Goods Sold

We have not sourced any raw material to date. We expect to source brine from lithium producing suppliers including the oil and gas industry as a byproduct of their exploration and extraction processes. We are in the process of negotiating with multiple suppliers for brine feedstock, including producers from the oil and gas industry. The length, tenure and pricing of these contracts will depend largely on the type of supply and is expected to vary from supplier to supplier.

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Expenses

General and administrative

General and administrative expense consists of costs to maintain our daily operations and administer the business that are not directly attributable to generating revenue or cost of goods or raw material. These consist primarily of consulting services (including advisory services for organization setup and administrative related services from contractors, consultants), professional services such as accounting advisory, statutory auditor fees, technical consultants, and business consulting, as well as personnel related expenses (including stock based compensation), legal and book-keeping services, insurance expenses (including director and officer’s insurance), investor relations activities and marketing expenses. We expect our general and administrative expenses will increase in absolute dollars over time as we continue to invest in initially setting up our Facility, hire additional employees, and subsequently invest in the growth of our business and incur costs associated with being a publicly traded company with respect to compliance with the regulations of the SEC and the Nasdaq Capital Market.

Other Income (Expenses)

Interest income

Interest income is comprised of interest earned on promissory notes. During the year 2024, the Company issued promissory notes of $176,000 and $316,000 to IGX Minerals LLC and IG Lithium LLC respectively. These notes carry an interest rate of 6% with maturity date of February 28, 2025, and July 1, 2025, respectively. The Company is actively negotiating the terms for repayment of the promissory note issued and is evaluating multiple options including a possible strategic investment.

Interest expense

Interest expense is comprised of interest payable on the insurance funding loans and short-term loans.

The Company entered into a financing agreement of $407,500 for the purchase of an insurance policy with AFCO Insurance Premium Finance in August 2025. The Company made a downpayment of $70,256, which was applied to the loan amount at the time of the loan agreement. The debt is payable in monthly instalments of $35,125 each for 10 months. Payments include a stated interest rate of 7.5% and are secured against a lien on the insurance policy.

The Company entered into a financing agreement of $510,000 for the purchase of a director and officer’s insurance policy with AFCO Insurance Premium Finance in 2024. The Company made a downpayment of $44,162, which was applied to the loan amount at the time of the loan agreement. The debt is payable in monthly instalments of $44,162 per month for 11 months. Payments include a stated interest rate of 8.46% and are secured against a lien on the insurance policy.

The Company issued a Term Sheet to Endurance in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing in March 2025.

The Company issued Term Sheets to several lenders, providing for loans in the aggregate principal amount of $1,800,000, bearing interest at a rate of 15% per year, and maturing in March 2025.

Interest expense for the three months ended September 30, 2024 included interest on a Legacy Stardust Power financing agreement of $80,800 for the purchase of an insurance policy with First Insurance Funding. Payments include a stated interest rate of 8.25% and are secured against a lien on the insurance policy. The debt was fully paid off as of September 30, 2025.

Finance charges

Finance charges includes the change in fair value of the Company’s make-whole provision related to the Common Stock Purchase Agreement determined based on the closing price of the Company’s Common Stock, as reported on the Nasdaq Capital Market and the costs incurred on sale of common stock pursuant to the Common Stock Purchase Agreement.

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Change in fair value of investment in equity securities

Change in fair value of investment in equity securities relates to movements in fair value of investment in equity securities of strategic investments such as the investment in QXR and IRIS Metals, that need to be recorded in the consolidated statements of operations for each reporting period, based on readily available quoted prices for such investment.

Change in fair value of SAFE notes and convertible notes

Change in fair value of SAFE notes and convertible notes relates to movements in fair value of SAFE notes and convertible notes that have been classified as liability instruments in the financial statements, which need to be recorded in the statement of operations for each reporting period, based on third party valuations carried out at period end. Upon consummation of the Business Combination on July 8, 2024, the SAFE notes and convertible notes were converted into common stock of the Company and hence the balance is $Nil in the unaudited condensed balance sheet as of September 30, 2025, and December 31, 2024.

Change in fair value of sponsor earnout shares

Change in fair value of sponsor earnout shares relates to movements in fair value of earnout shares issued to the Sponsor which have been classified as liability instruments in the financial statements, that need to be recorded in the unaudited condensed consolidated statement of operations for each reporting period, based on third party valuations carried out at period end.

Change in fair value of warrant liability

Change in fair value of warrant liability relates to movements in fair value of Public Warrants and Private Warrants which have been classified as liability instruments in the financial statements, that need to be recorded in the unaudited condensed consolidated statement of operations for each reporting period, based on fair value at period end.

Provision for income taxes

We are constituted as a Delaware corporation and are subject to U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax law.

Loss on sale of investments in equity securities

Loss on sale of investment in equity securities relates to realized loss on sale of investment in equity securities of IRIS Metals. The sale was made in response to evolving market conditions and liquidity needs.

Loss on write off promissory notes and deposit

Loss on write off promissory notes and deposit relates to write-off of a promissory note and deposit made in connection with a previously contemplated strategic partnership with IGX and Usha Resources. The likelihood of entering into definitive agreements with them had diminished significantly during the quarter and based on an updated assessment these amounts were deemed uncollectible.

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Results of Operations

The following table sets forth our unaudited condensed statements of operations information for the period indicated:

	Three Months Ended			Nine Months Ended
	September 30, 2025	September 30, 2024	Changes	September 30, 2025	September 30, 2024	Changes
Revenue	-	-	-	-	-	-

General and administrative expenses	3,825,671	8,980,965	(5,155,294)	12,610,666	11,483,389	1,127,277
Operating Loss	(3,825,671)	(8,980,965)	5,155,294	(12,610,666)	(11,483,389)	(1,127,277)
Other income (expenses)						-
Interest income	4	3,397	(3,393)	12,014	3,397	8,617
Interest expense	(11,290)	(8,558)	(2,732)	(177,222)	(10,637)	(166,585)
Finance charge	(54,752)	-	(54,752)	(273,871)	-	(273,871)
Change in fair value of earnout shares	-	1,636,100	(1,636,100)	528,000	1,636,100	(1,108,100)
Change in fair value of warrant liability	(511,109)	(2,753,964)	2,242,855	1,660,583	(2,753,964)	4,414,547
Change in fair value of investment in equity securities	27,680	11,678	16,002	(700,454)	(150,994)	(549,460)
Change in fair value of convertible equity	-	-	-	-	(471,400)	471,400
Change in fair value of SAFE notes	-	-	-	-	(955,000)	955,000
Loss on write off of promissory note and deposit	-	-	-	(232,481)	-	(232,481)
Loss on sale of investment un equity securities	(84,626)	-	(84,626)	(179,805)	-	(179,805)
Total other expenses	(634,093)	(1,111,347)	477,254	636,764	(2,702,498)	3,339,262

Net Loss	(4,459,764)	(10,092,312)	5,632,548	(11,973,902)	(14,185,887)	2,211,985

Revenues

We have not earned any revenue since inception.

Cost of Goods Sold

We did not manufacture any products, and hence did not incur any direct costs related to production or carrying inventory, since inception.

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General and Administrative Expenses

General and administrative expenses primarily attributable to fees for professional and consulting fees, mainly comprising marketing advisory services and other consulting, legal services and advisory services with respect to the Company’s organization, fees for strategic investments evaluation and employee related compensation expenses representing base salary, benefits and stock based compensation expense. The details of these expenses are as follows:

	Three months ended			Nine months ended
	September 30, 2025	September 30, 2024	Changes	September 30, 2025	September 30, 2024	Changes
Payroll and related taxes	2,938,743	6,654,718	(3,715,975)	9,702,403	7,727,767	1,974,636
Professional and consulting fees	366,559	1,393,753	(1,027,194)	704,116	2,238,744	(1,534,628)
Legal fees	222,953	384,270	(161,317)	702,615	581,835	120,780
Insurance	122,721	166,724	(44,003)	414,177	220,713	193,464
Other	174,695	381,500	(206,805)	1,087,355	714,330	373,025
Total	3,825,671	8,980,965	(5,155,294)	12,610,666	11,483,389	1,127,277

For the three months ended September 30, 2025, general and administrative expenses decreased compared to the three months ended September 30, 2024. The decrease was primarily attributable to lower employee-related costs, including a reduction in stock-based compensation expense. The prior year was higher due to catch up stock-based compensation expense recognized related to the consummation of the business combination. In addition, professional and consulting fees, as well as other administrative expenses, were lower in the current period compared to the prior year due to incremental costs incurred in connection with the business combination.

For the nine months ended September 30, 2025, general and administrative expenses increased compared to the nine months ended September 30, 2024. The increase was primarily driven by higher employee-related costs due to additional headcount, as well as increased legal, insurance, and other administrative expenses associated with the Company’s expanded operations. These increases were partially offset by lower professional and consulting fees, primarily reflecting a reduction in stock-based compensation expense for consultant due to forfeitures during the period.

Other Income (Expenses)

Interest income

For the three months ended September 30, 2025, interest income decreased by $3,393, compared to the prior year, primarily driven by interest earned on promissory notes issued during August 2024 which matured on July 1, 2025.

For the nine months ended September 30, 2025, interest income increased by $8,617, compared to prior year primarily attributable to interest earned in the current year for promissory notes issued during August 2024.

Interest expense

For the three and nine months ended September 30, 2025, interest expenses increased by $2,732 and $166,585 respectively, compared to the prior year. The increase was primarily due to interest expense incurred on the financing agreement related to directors and officers and other insurance policies and finance agreements for short-term loans with various lenders during December 2024.

Finance charges

For the three and nine months ended September 30, 2025, finance charges increased by $54,752 and $273,871, respectively, primarily due to the change in fair value of the Company’s make-whole provision related to the Common Stock Purchase Agreement. The Company did not have any such expense in the prior year.

Change in fair value of investment in equity securities

For the three and nine months ended September 30, 2025, the fair value of investment in equity securities increased by $16,002 and decreased by $549,460, compared to the prior year, respectively, primarily due to fluctuations in the fair value of investments in QXR and IRIS Metals, based on readily available quoted market prices for these investments.

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Change in fair value of SAFE notes

For the three and nine months ended September 30, 2025, the Company did not recognize any change in the fair value of SAFE notes, compared to a loss of $Nil and $955,000 for the comparable period in the prior year, respectively. The SAFE notes, which had previously been classified as liability instruments, were converted to equity following the consummation of the Business Combination with GPAC II on July 8, 2024. The Company had not issued any such SAFE notes post Business Combination consummation.

Change in fair value of convertible notes

For the three and nine months ended September 30, 2025, the Company did not recognize any change in the fair value of convertible notes, compared to a loss of $Nil and $471,400 for the comparable period in the prior year, respectively. The convertible notes, which had previously been classified as liability instruments, were converted to equity following the consummation of the Business Combination with GPAC II on July 8, 2024. The Company had not issued any such convertible notes post Business Combination consummation.

Change in fair value of earnout shares

For the three and nine months ended September 30, 2025, the fair value of earnout shares decreased by $1,636,100 and $1,108,100, compared to the prior year, respectively, primarily due to fluctuations in the fair value of earnout shares issued to the sponsor. The earnout shares have been classified as liability instruments in the financial statements, and the fair value adjustment is recorded in the unaudited condensed consolidated statement of operations for each reporting period, based on third party valuations carried out at period end.

Change in fair value of warrant liability

Change in fair value of warrant liability was an increase in income of $2,242,855 and $4,414,547 for the three and nine months ended September 30, 2025, respectively, compared to the prior year. This relates to movements in fair value of Public and Private Warrants which have been classified as liability instruments in the financial statements, that need to be recorded in the unaudited condensed consolidated statement of operations for each reporting period, based on fair value at period end.

Loss on sale of investments in equity securities

For the three and nine months ended September 30, 2025, the Company recorded a loss of $84,626 and $179,805 in connection with the sale of investment in equity securities. These securities were originally acquired as part of a broader investment strategy but were sold during the quarter in response to evolving market conditions and liquidity needs. The loss reflects the decline in market value relative to the carrying amount at the time of sale. The Company had not sold any investment in equity securities in the prior year.

Loss on write off promissory notes and deposit

For the three and nine months ended September 30, 2025, the Company recorded a loss of $Nil and $232,481 related to the write-off of a promissory note and deposit associated with a previously contemplated strategic partnership with IGX and Usha Resources. The arrangement was terminated during the period, and based on an updated assessment these amounts were deemed uncollectible. Accordingly, the full balance was written off and recognized as a non-operating loss. No such write off was noted in the prior year.

Tax expenses

For the three and nine months ended September 30, 2025, and 2024 the tax expense is $Nil, due to net losses incurred during these periods. We do not carry any deferred tax assets on the balance sheet as at September 30, 2025 and December 31, 2024, primarily due to net operating loss carry forwards resulting from historically incurred net operating losses and full valuations allowance of those losses, as our ability to realize future tax benefits related to these assets is largely dependent upon operational profitability, which is uncertain. As a result of this uncertainty, we have established a full valuation allowance, and have not recognized a net provision or benefit for income taxes in the periods reported.

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Net loss

For the three and nine months ended September 30, 2025, the Company incurred a net loss of $4,459,764 and $11,973,902 respectively and for the three and nine months ended September 30, 2024, the Company incurred a net loss of $10,092,312 and $14,185,887 respectively. Since the Company is yet to start commercial production of battery grade lithium, the operating expenses are expected to increase, as the Company starts to recruit more personnel to perform general operational tasks and set up the Facility and execute supply agreements.

Results of Operations

The following table sets forth our consolidated statements of operations information for the period indicated:

	Year Ended	Period from March 16, 2023 (inception) through
	December 31, 2024	December 31, 2023	Changes
Revenue	$-	$-	$-

General and administrative expenses	$17,972,828	$2,675,698	$15,297,130
Operating Loss	$(17,972,828)	$(2,675,698)	$(15,297,130)
Other income (expenses)
SAFE note issuance costs	-	(466,302)	466,302
Other transaction costs	-	(450,113)	450,113
Interest income	10,838	-	10,838
Interest expense	(50,454)	(7,828)	(42,626)
Finance charge	(7,579,713)	-	(7,579,713)
Change in fair value of sponsor earnout shares	4,076,200	-	4,076,200
Change in fair value of warrant liability	(511,342)	-	(511,342)
Change in fair value of investment in equity securities	(322,134)	18,556	(340,690)
Change in fair value of convertible notes	(471,400)	-	(471,400)
Change in fair value of SAFE notes	(955,000)	(212,200)	(742,800)
Other income	21,970	-	21,970
Total other expenses	$(5,781,035)	$(1,117,887)	$(4,663,148)

Net Loss	$(23,753,863)	$(3,793,585)	$(19,960,278)

Legacy Stardust Power was incorporated on March 16, 2023, hence the period from March 16, 2023 (inception) to December 31, 2023, is not comparable to the year ended December 31, 2024.

Revenues

We have not earned any revenue since inception.

Cost of Goods Sold

We did not manufacture any products, and hence did not incur any direct costs related to production or carrying inventory, since inception.

General and Administrative Expenses

General and administrative expenses are primarily attributable to fees for professional consulting fees, mainly comprising formation and organization structure, advisory marketing advisory services and other consulting, legal services and advisory services with respect to the Company’s organization, fees for strategic investments evaluation and employee related compensation expenses representing base salary, benefits and stock-based compensation expense.

The details of these expenses are as follows:

	Year ended	Period from March 16, 2023 (inception) through
	December 31, 2024	December 31, 2023	Change
Professional and consulting fees	$4,455,225	$1,586,680	$2,868,545
Legal and book-keeping services	1,134,778	347,835	786,943
Personnel and related taxes	10,951,854	443,672	10,508,182
Insurance	355,932	12,473	343,459
Marketing and advertisement	91,319	119,363	(28,044)
Other	983,720	165,675	818,045
	$17,972,828	$2,675,698	$15,297,130

For the year ended December 31, 2024, general and administrative expenses increased compared to the period from March 16, 2023 (inception) through December 31, 2023, primarily due to higher employee related costs driven by an increase in stock based compensation expense and number of employees, increase in legal and professional services such as legal fees, professional and consulting fees including stock based compensation expense for consultants, accounting advisory, statutory auditor fees, technical consultants and business consulting and an increase in business development and other administrative expenses in line with growth in operations. The increase was partially offset by decrease in marketing and advertisement services with respect to the Company’s organization incurred in comparative period.

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Other Income (Expenses)

SAFE note issuance costs

SAFE note issuance costs of $Nil for the year ended December 31, 2024, and $466,302 for the period from March 16, 2023 (inception) through December 31, 2023, respectively, primarily represent $435,000 of capital advisory services fees paid to related party for sourcing the SAFE note commitment from the investor and $31,302 of legal costs incurred towards setting up and executing the SAFE note agreements.

Other transaction costs

Other transaction costs of $Nil for the year ended December 31, 2024, and $450,113 for the period from March 16, 2023 (inception) through December 31, 2023, respectively, relate to costs that represent fees and expenses, primarily legal expenses associated with evaluation of potential other SPAC merger opportunities that the Company ultimately did not execute, including $100,000 of fees paid to a related party.

Interest income

Interest income of $10,838 for the year ended December 31, 2024, and $Nil for the period from March 16, 2023 (inception) through December 31, 2023, respectively, relate to interest earned on promissory notes issued during the current year ended December 31, 2024.

Interest expense

For the year ended December 31, 2024, interest expenses increased compared to the period from March 16, 2023 (inception) through December 31, 2023, primarily due to interest expense incurred on the financing agreement for the Company’s purchase of directors and officers and other insurance policies. Additionally, the Company entered into finance agreements for short-term loans with various lenders during the year ended December 31, 2024, resulting in an increase in interest expense of $42,626.

Finance charges

The increase in finance charges of $7,579,713 during the year ended December 31, 2024, compared to the period from March 16, 2023 (inception) through December 31, 2023, is due to cost of issuance of short-term loans and the accretion impact related to the common stock to be issued to lenders per the Equity Kicker related to these loans. This also includes cost incurred to enter into the common stock purchase agreement with B Riley Principal Capital II and the change in fair value of the Company’s make-whole provision related to the common stock purchase agreement. The Company did not have any similar financing arrangement in the prior comparative period.

Change in fair value of investment in equity securities

The decrease in the fair value of investment in equity securities of $322,134 during the year ended December 31, 2024, is due to change in the fair value of investment in QXR and IRIS Metals based on readily available quoted prices for such investment. The increase in the fair value of investment of $18,556 during the period from March 16, 2023 (inception) through December 31, 2023, is due to change in the fair value of investment in QXR.

Change in fair value of SAFE notes

The increase in fair value of SAFE notes of $955,000 and $212,200 during the year ended December 31, 2024, and the period from March 16, 2023 (inception) through December 31, 2023, respectively, is due to changes in estimates related to inputs used in the valuation of SAFE notes, which have been classified as liability instruments, based on third party valuations, prior to the conversion of the instruments into Common Stock. The SAFE notes, which had previously been classified as liability instruments, were converted to equity following the consummation of the Business Combination with GPAC II on July 8, 2024. The Company had not issued any such SAFE notes post business combination consummation.

Change in fair value of convertible notes

The increase in fair value of convertible notes of $471,400 during the year ended December 31, 2024, compared to the period from March 16, 2023 (inception) through December 31, 2023, is due to changes in estimates related to inputs used in the valuation of convertible notes, which have been classified as liability instruments, based on third party valuations. The convertible notes, which had previously been classified as liability instruments, were converted to equity following the consummation of the Business Combination with GPAC II on July 8, 2024. The Company had not issued any such convertible notes in the comparative period.

Change in fair value of sponsor earnout shares

The decrease in fair value of sponsor earnout shares by $4,076,200 for year ended December 31, 2024, compared to the period from March 16, 2023 (inception) through December 31, 2023, relates to movements in fair value of earnout shares issued to the Sponsor, at the closing of the Business Combination, which have been classified as liability instruments in the consolidated financial statements, that need to be recorded in the consolidated statements of operations for each reporting period, based on third party valuations carried out at period end. The Company had not issued any such sponsor earnout shares in the comparative period.

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Change in fair value of warrant liability

The increase in fair value of warrants of $511,342 for the year ended December 31, 2024, compared to the period from March 16, 2023 (inception) through December 31, 2023, relates to movements in fair value of Public and Private Warrants which have been classified as liability instruments in the consolidated financial statements, that need to be recorded in the consolidated statements of operations for each reporting period, based on fair value at period end. The Company had not issued any such warrants in the comparative period.

Other income

Other income of $21,970 for the year ended December 31, 2024, relates to insurance refund received.

Tax expenses

For the year ended December 31, 2024, and for the period from March 16, 2023 (inception) through December 31, 2023, the tax expense is $Nil, due to net losses incurred during these periods. We do not carry any deferred tax assets on the consolidated balance sheets as at December 31, 2024 and December 31, 2023, primarily due to net operating loss carry forwards resulting from incurred net operating losses and full valuations allowance of those losses, as our ability to realize future tax benefits related to these assets is largely dependent upon operational profitability, which is uncertain. As a result of this uncertainty, we have established a full valuation allowance, and have not recognized a net provision or benefit for income taxes in the periods reported.

Net loss

For the year ended December 31, 2024, the Company incurred a net loss of $23,753,863 and for the period from March 16, 2023 (inception) through December 31, 2023, the Company incurred a net loss of $3,793,585. Since the Company is yet to start commercial production of battery grade lithium, the operating expenses are expected to increase, as the Company starts to recruit more personnel to perform general operational tasks and set up the Facility and executed supply agreements.

Liquidity and Capital Resources

Overview

We have devoted substantial efforts and financial resources to raising capital and organizing and staffing the Company, and as a result, have incurred significant operating losses. As of September 30, 2025, and December 31, 2024, we had an accumulated deficit of $ 64,592,850 and $52,618,948 respectively.

We have not earned any revenue and have been operating at a loss since inception. We have an accumulated deficit and stockholders’ deficit.

Liquidity Requirements

Our primary requirements for liquidity and capital are investment in new facilities, new technologies, working capital and general corporate needs. Specifically, in this regard, the refinery cost, which includes all direct and indirect costs and contingencies needed to build phase I of the refinery (25,000 metric tons per annum of battery grade lithium carbonate), has been estimated at approximately $500 million following completion of the FEL-3 study. We intend to finance our project cost through a mix of debt, equity and potential government grants. We expect our operational expenditures to increase for the foreseeable future in connection with ongoing and future activities. Specifically, expenditures will increase as we:

●	Secure and build facilities;
●	invest in research and development activities to advance the development of our technologies; and
●	incur additional expenses associated with transitioning to, and operating as, a public company.

Our current and ongoing liquidity requirements will depend on many factors, including: our launch cadence, the timing and extent of spending to support additional development efforts, the introduction of new and enhanced offerings, the continuing market adoption of our offerings, the timing and extent of additional capital expenditures to build and invest in the Facility. In addition, we may, in the future, enter into arrangements to acquire or invest in complementary businesses, business offerings and technologies. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time.

Sources of Liquidity and Going Concern

We have funded our operations with proceeds from sales of Legacy Stardust Power Common Stock, promissory notes, SAFE notes, debt financing, equity financing and convertible equity agreements. To continue as a going concern, we anticipate funding our near-term operations through the sale of equity securities, promissory notes, debt financing or from other capital sources. If adequate funds are not available, we may be required to curtail, delay, or eliminate some or all of our planned activities, or raise additional financing to continue to fund operations, and may not be able to continue as a going concern.

Our unaudited condensed consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage entity having no revenues, has incurred net loss since inception of $ 64,592,850 and has stockholders’ deficit of $5,120,114 as at September 30, 2025. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital.

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As discussed above:

●	On October 7, 2024, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”) to sell up to $50,000,000 of newly issued shares of the Company’s Common Stock to B. Riley Principal Capital II. During the nine months ended September 30, 2025, the Company issued 505,271 shares of Common Stock pursuant to the Purchase Agreement, aggregating to net proceeds of $1,598,008. Subsequent to the quarter end, the Company issued 132,777 shares of Common Stock aggregating to net proceeds of $471,677.

●	On January 27, 2025, the Company consummated a public offering of 479,200 shares of Common Stock and accompanying warrants to purchase up to 479,200 shares of Common Stock at a public offering price of $12.00 per share and warrant with an exercise price of $13.00, generating aggregate gross proceeds of approximately $5,750,400 before offering expenses.

●	On March 16, 2025, the Company entered into a letter agreement (the “Inducement Letter”) with a warrant holder (the “Exercising Holder”) providing for the immediate cash exercise of outstanding warrants to purchase 479,200 shares of the Company’s Common Stock at a reduced exercise price of $6.20 per share, generating aggregate gross proceeds of approximately $2,971,040, before related expenses, on March 18, 2025. In connection with such exercise, the Company agreed to issue new Common Stock purchase warrants (the “Inducement Warrants”) to purchase up to 958,400 shares of common stock at an exercise price of $7.00 per share.

●	On June 18, 2025, the Company consummated a public offering of 2,150,000 shares of Common Stock at a public offering price of $2.00 per share, generating aggregate gross proceeds of approximately $4,300,000 before offering expenses. On June 25, 2025, the Company consummated the partial exercise of over allotment of the public offering, of 110,000 shares of Common Stock at a public offering price of $2.00 per share, generating additional aggregate gross proceeds of approximately $220,000 before offering expenses.

We believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from the issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. The accompanying unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing. Failure to secure adequate financing could have a material adverse effect on the business, operations and financial performance of the Company.

Insurance funding borrowing

On November 19, 2023, Legacy Stardust Power borrowed $80,800 from First Insurance Funding to finance its insurance policies. The total of premium, taxes and fees aggregated to $101,000, of which an initial down payment of $20,200 was paid by Stardust Power, and the balance financed through First Insurance Funding. The loan has an annual percentage rate of 8.25% and is payable in 10 instalments through September 21, 2024. As at December 31, 2024 and September 30, 2025, the loan was fully repaid.

On July 18, 2024, the Company entered into a financing agreement of $510,000 for the purchase of an insurance policy with AFCO Insurance Premium Finance. The Company made a downpayment of $44,162, which was applied to the loan amount at the time of the loan agreement. The debt is payable in monthly instalments of $44,162 per month for 11 months. Payments include a stated interest rate of 8.46% and are secured against a lien on the insurance policy. As at September 30, 2025, the loan was fully repaid.

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On August 5, 2025, the Company entered into a financing agreement of $407,500 with AFCO Insurance Premium Finance to fund the purchase of an insurance policy. The Company made a down payment of $70,256 at the inception of the agreement, and the remaining balance was financed through AFCO. The loan is payable in 10 monthly instalments of $35,125 each, beginning on September 8, 2025, and includes interest at a stated annual rate of 7.5%. The loan is secured by a lien on the related insurance policy. As of September 30, 2025, the carrying amount was $304,666.

SAFE notes

On February 23, 2024, Legacy Stardust Power signed the February 2024 SAFE note for an amount of $200,000. In accordance with the terms of the February 2024 SAFE note, the SAFE notes converted into shares of Legacy Stardust Power Common Stock, immediately prior to the First Effective Time on similar terms to the other SAFE notes.

The SAFE notes are classified as liabilities based on evaluating characteristics of the instruments and are presented at fair value as non-current liabilities in the Company’s unaudited condensed consolidated balance sheet.

The SAFE notes provided Legacy Stardust Power an option to call for additional preferred stock up to 25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Stardust Power board of directors (the “Board”), and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. Additionally, the SAFE notes provided the investor certain rights upon an equity financing, change in control or dissolution as described in Note 4 of the unaudited condensed consolidated financial statements of the Company. The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. As of December 31, 2023, the fair value of the SAFE notes was $5,212,200 and were classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes was junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and/or preferred equity, and senior to payments for other equity of the Company that were not SAFE notes and/or pari passu with preferred equity.

On March 21, 2024, Legacy Stardust Power entered into a financing commitment and equity line of credit agreement with AIGD. The agreement replaced the above contingent commitment feature of the SAFE notes with granting Legacy Stardust Power an option to drawdown up an additional $15,000,000 on terms similar to existing SAFE notes prior to the First Effective Time. On April 24, 2024, Legacy Stardust Power amended and restated the August 2023 SAFE note and the November 2023 SAFE note. On May 1, 2024, Legacy Stardust Power amended and restated the February 2024 SAFE note. These amendments clarified the conversion mechanism in connection with the Business Combination. In accordance with the terms of the convertible equity agreements, immediately prior to the First Effective Time, the cash received pursuant to the SAFE note agreements automatically converted into 63,692 shares of Combined Company Common Stock.

Short-term loans

In December 2024, the Company entered into a binding Term Sheet (“Term Sheet”) with Endurance Antarctica Partners II, LLC (“Endurance”), a related party, providing for a loan (the “Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The Term Sheet contained customary representations and warranties and customary events of default. Pursuant to the Term Sheet, 550,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock shall be no less than 50,000 shares. In addition, Endurance will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.0 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company has fully repaid the principal amount, the accrued interest and issued the equity shares and warrants to Endurance.

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In December 2024, the Company entered into binding Term Sheets (“Term Sheets”) with several lenders including DRE Chicago, LLC, a related party (collectively, the “Lenders”), providing for loans (the “Loans”) in the aggregate principal amount of $1,800,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The proceeds of the Loans are expected to be used by the Company for general corporate and working capital purposes. The Term Sheets contained customary representations and warranties and customary events of default. Pursuant to the Term Sheets, an aggregate of approximately 340,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to the Lenders an aggregate of $2,700,000 in Common Stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 36,000 shares. In addition, the Lenders will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company has fully repaid the principal amount, the accrued interest and issued the equity shares and warrants to the lenders.

Cash Flow

Summary

The following table summarizes our cash flows for the periods presented:

	Nine months ended September 30, 2025	Nine months ended September 30, 2024	Change
Net cash used in operating activities	(6,548,760)	(8,514,161)	1,965,401
Net cash used in investing activities	(3,001,632)	(1,279,257)	(1,722,375)
Net cash provided by financing activities	10,222,822	10,108,680	114,142
Net change in cash	672,430	315,262	357,168

Cash Flows Used in Operating Activities

For the nine months ended September 30, 2025, net cash used in operating activities was $6,548,760 consisting of a $11,973,902 net loss, adjusted for $5,247,665 of non-cash charges, primarily comprising stock based compensation expense, change in fair value of investments, warrant liability, sponsor earnout shares and common stock make-whole obligation, loss on sale of investments, loss on write off of deferred transaction costs, promissory note and deposits and depreciation, and a $177,477 net increase in operating assets and liabilities, primarily driven by an increase of $231,370 in accounts payable and other current liabilities which represent the various costs that are expected to be incurred as we set up operations during this period, partially offset by a decrease of $53,893 in prepaid expenses and other assets due to amortization,

For the nine months ended September 30, 2024, net cash used in operating activities was $8,514,161 consisting of a $14,185,887 net loss, adjusted for $9,730,411 non-cash charge for change in fair value of SAFE notes, change in fair value of investments, convertible notes, sponsor earnout shares, investments and stock based compensation and a $4,058,685 net change in operating assets and liabilities, primarily driven by an decrease of $3,597,110 in accounts payable and other current liabilities which primarily represent the various costs that are expected to be incurred as we set up operations during this period, partially offset by a decrease of $461,575 in prepaid expenses.

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Cash Flows Used in Investing Activities

For the nine months ended September 30, 2025, net cash used in investing activities was $3,001,632, primarily representing $3,555,268 incurred for capital project costs related to construction of the refinery offset partially by $570,255 in proceeds from sale of investments in equity securities.

For the nine months ended September 30, 2024, net cash used in investing activities was $1,279,257, primarily representing $726,102 on account of pre-acquisition capital project costs related to construction of the refinery purchase of computer and equipment of $11,155, promissory notes issued of $492,000 and $50,000 of investments in other long term assets.

Cash Flows from Financing Activities

For the nine months ended September 30, 2025, net cash provided by financing activities was $10,222,822 related primarily to gross proceeds from consummation of public offerings of $10,270,400, gross proceeds from a warrant inducement transaction of $2,971,040, proceeds from PIPE investors of $125,000, proceeds from short term loan of $337,244 and common stock issuance proceeds of $1,647,431 partially offset by repayment of short-term loans of $3,841,129, payment of transaction costs associated with public offering and warrant inducement of $1,260,226.

For the nine months ended September 30, 2024, net cash provided by financing activities was $10,108,680 related primarily to cash received from proceeds for issuance of convertible notes of $2,100,000, SAFE notes of $200,000, exercise of warrants of $1,561,655, proceeds from a short-term loan of $510,000 and proceeds from closing of the Business Combination including issuance of PIPE shares of $11,639,088, offset partially by deferred Business Combination transaction costs of $4,134,056, repayment of short term loans of $199,170 and repayment of notes payable to related parties of $1,562,834.

The following table summarizes our cash flows for the periods presented:

	Year ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023	Change
Net cash used in operating activities	$(9,719,714)	$(2,983,206)	$(6,736,508)
Net cash used in investing activities	(4,791,363)	(301,974)	(4,489,389)
Net cash provided by financing activities	14,151,827	4,557,004	9,594,823
Net change in cash	$(359,250)	$1,271,824	$(1,631,074)

Cash Flows Used in Operating Activities

For the year December 31, 2024, net cash used in operating activities was $9,719,714, consisting of a $23,753,863 net loss, adjusted for $15,515,723 non-cash charge for change in fair value of SAFE notes, convertible notes, investments, warrant liability, earnout shares, stock based compensation, finance charges and depreciation and a $1,481,574 net change in operating assets and liabilities, primarily driven by decrease of $1,433,575 in accounts payable and other current liabilities which represent the various costs that are expected to be incurred as we set up operations during this period, and an increase of $47,999 in prepaid expenses.

For the period March 16, 2023 (inception) to December 31, 2023, net cash used in operating activities was $2,983,206, consisting of a $3,793,585 net loss, adjusted for $718,488 non-cash charge for change in fair value of SAFE notes, investments, charge for SAFE note issuance costs, stock based compensation, and depreciation and $91,891 net change in operating assets and liabilities, primarily driven by $518,388 in accounts payable and other current liabilities, due to related parties and other current liabilities which primarily represent the various costs that are expected to be incurred as we set up operations during this period partially offset by $426,497 prepaid expenses.

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Cash Flows Used in Investing Activities

For the year ended December 31, 2024, net cash used in investing activities was $4,791,363, primarily representing $1,010,180 on account of capital project costs related to construction of the refinery, $1,623,946 for land purchase, $1,600,000 on investment in equity securities of IRIS Metals, $50,000 investments in other long-term assets, $492,000 used in the promissory notes issued and $15,237 used for the purchase of computer and equipment. For the period March 16, 2023 (inception) to December 31, 2023, net cash used in investing activities was $301,974, primarily representing $100,000 on account of capital project costs related to acquisition of land, $200,000 in investment of equity security in QXR, and $1,974 used for the purchase of computer and equipment.

Cash Flows from Financing Activities

For the year ended December 31, 2024, net cash provided by financing activities was $14,151,827 related primarily to proceeds from closing of the Business Combination including issuance of PIPE shares of $11,639,088, cash received from issuance of convertible notes of $2,100,000, proceeds from short-term loans from several investors of $2,060,000, proceeds from short-term loan from related parties of $2,000,000, exercise of warrants of $1,561,655, proceeds from PIPE of $425,000, proceeds from issuance of common stock of $260,927 and SAFE notes of $200,000, partially offset by deferred Business Combination transaction costs of $4,167,323, repayment of sponsor promissory notes of $1,562,834, and repayment of short-term loans of $324,415.

For the period March 16, 2023 (inception) to December 31, 2023, net cash provided by financing activities was $4,557,004, related primarily to $5,000,000 proceeds from SAFE notes issuance, $1,000,000 proceeds from issuance of notes payable to related parties, $72,967 proceeds from short-term loan and $14,850 proceeds from early exercise of stock option awards, partially offset by payment of SAFE notes issuance cost to related parties of $435,000, repayment of notes payable to related parties of $1,000,000 and payment of deferred transaction costs of $95,900. Additionally, during the period, we drew down and repaid our notes payable to related parties.

Operating and Capital Expenditure Requirements

The Company has not earned any revenue and has been operating at a loss since inception. The Company has an accumulated deficit and stockholders’ deficit. These conditions raise substantial doubt about its ability to continue to finance operations over the next twelve months and is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next one year. Our intended capital requirements depend on many factors including the capital expenditures required to set up our Facility, and undertake all activities necessary to start commercial production, prices of capital equipment, and preliminary costs. In the future, it will depend on our expansion of acquiring new assets/sites to have access and potential ownership of raw material. We may in the future enter into arrangements to acquire or invest in complementary businesses, services and technologies, including intellectual property rights. We may be required to seek additional equity or debt financing. If additional financing is required from outside sources, over and above what we are intending to raise currently, we may not be able to raise it on acceptable terms or at all. If we are unable to raise additional capital when desired, our business, results of operations and financial condition would be materially and adversely affected and may not be able to continue our intended operations as a going concern.

Commitments and Contractual Obligations

We have entered into an engineering agreement with Primero USA, Inc. for $4,724,690 to provide a FEL-3 report. See Note 3 to our unaudited condensed consolidated financial statements included elsewhere in the registration statement of which this prospectus forms a part for additional details regarding other contractual obligations and commitments. While the Company has not entered into any other binding commitments, other strategic partnerships are being evaluated which could lead to future contractual obligations.

Summary of Critical Accounting Estimates

We believe that the following accounting policies and estimates involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our unaudited condensed consolidated financial condition and results of our operations. See Note 2 to our unaudited condensed consolidated financial statements appearing elsewhere in the registration statement of which this prospectus forms a part for a description of our other significant accounting policies. The preparation of our unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.

Income Taxes

Income taxes are recorded in accordance with ASC 740, “Income Taxes” (“ASC 740”), which provides for deferred taxes using an asset and liability approach. We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. We account for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, we recognize the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. We recognize any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

Earnout Share Liability, SAFE Notes, and Convertible Notes

We account for the earnout share liability, SAFE notes, and convertible notes in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging,” whereby it is accounted for as a liability which requires initial and subsequent measurements at fair value. This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE notes and convertible note will convert into certain preferred stock; (ii) a change in control where the SAFE note and convertible note holders will have an option to receive a portion of the cash and other assets equal to the purchase amount; (iii) a dissolution event where the SAFE notes and convertible note holders will be entitled to the purchase amount subject to liquidation priority and (iv) achievement of Combined Company Common Stock price targets, where the earnout share liability will convert into certain number of shares of Common Stock. The value of the instrument is likely to vary significantly based on the probability of each of the conversion scenarios that occurs, and management will reassess such probability at each reporting period. These probabilities will ultimately be factored into the valuation of the instrument and will require third party valuation experts to assist in the determination of this value. The changes in value of the instrument could impact the unaudited condensed consolidated financial statements materially and therefore constitute a critical estimate.

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Fair Value of Common Stock

Due to the absence of an active market for our Common Stock prior to consummation of the business combination, and in accordance with the American Institute of Certified Public Accounting and Valuation Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation, the fair value of our common stock was previously estimated based on valuation carried out by third party appraisers and approved by our Board based on current available information and after exercising reasonable judgment. This estimate requires significant judgment and considers several factors, including:

●	independent third-party valuations of our Common Stock;
●	estimated probabilities of future liquidation scenarios;
●	projected future cash flows provided by management;
●	guideline public company information;
●	discount rates;
●	our actual operating and financial performance;
●	current business conditions and projections;
●	our stage of development;
●	U.S. and global capital markets conditions; and
●	expected volatility based on comparable public company stock performance over the time period being measured.

Probability weightings assigned to potential liquidity scenarios were based on management’s expected near-term and long-term funding requirements and assessment of the most attractive liquidation possibilities at the time of the valuation. In the most heavily weighted scenarios, the enterprise valuation was calculated using a valuation approach based on a combination of the guideline public company approach, an income approach analysis with an option pricing model and a cost approach, to determine the amount of aggregate equity value allocated to our Common Stock.

In all scenarios, a discount for lack of marketability (“DLOM”) was applied to arrive at a fair value of common shares. A DLOM accounts for the lack of marketability of shares that are not publicly traded.

Application of these approaches and methodologies involves the use of estimates, judgment and assumptions that are complex and subjective, such as those regarding our expected future revenue, expenses, operations and cash flows, discount rates, industry and economic outlook, and the probability of and timing associated with potential future events. Changes in any or all estimates and assumptions or the relationships between those assumptions impact our valuations as of each relevant valuation date and may have a material impact on the valuation of our Common Stock. Estimates of the fair value of the Common Stock are used in the measurement of stock based compensation. Following the Business Combination, it is no longer necessary to determine the fair value of our business as the Stardust Power Common Stock is now publicly traded.

Recent Accounting Pronouncements

See Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus for additional details regarding recent accounting pronouncements.

Segment Reporting

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC Topic 280, “Segment Reporting.” The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are accessed. The Company’s CODM is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

Related Party Transactions

On September 18, 2024, the Company entered into a consulting agreement in the amount of $500,000 with DRE Chicago LLC, whose principal is Paramita Das. Ms. Das was onboarded as the Chief Strategy Officer and Senior Advisor to CEO of the Company. Additionally, as discussed above, in December 2024, the Company entered into a binding term sheet with DRE Chicago LLC and other lenders, providing for loan in the principal amount of $250,000 to DRE Chicago, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). In addition, the Company has agreed to issue to DRE Chicago an aggregate of $375,000 in Common Stock as an Equity Kicker. In addition, DRE Chicago will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company has fully repaid the principal amount, the accrued interest and issued the equity shares and warrants to DRE Chicago.

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As discussed above, in December 2024, the Company entered into a binding term sheet with Endurance Antarctica Partners II, LLC (“Endurance”), an affiliate of a director at the time and a shareholder, providing for a loan (the “Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing on March 2025 (the “Maturity Date”). In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock as an Equity Kicker. In addition, Endurance will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company has fully repaid the principal amount, the accrued interest and issued the equity shares and warrants to Endurance.

In March 2023, the Company entered into unsecured notes payable with three related parties. These notes payable provided the Company the ability to draw up to $1,000,000, in aggregate: $160,000 until December 31, 2023, and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 4.71% as of September 30, 2025. In June 2025, the Company drew $250,000 from Energy Transition Investors LLC, and repaid the amount in full during the same month. The Company has accrued interest of $422 during the nine months ended September 30, 2025 on the drawn amount. As at September 30, 2025, the Company had $840,000 available to draw.

Private Warrants

The Sponsor purchased from GPAC II an aggregate of 5,566,667 warrants at a price of $1.50 per warrant in a private placement that occurred simultaneously with the completion of the Company’s initial public offering (the “Private Warrants”). At closing of the Business Combination, Stardust Power acquired the net liabilities for GPAC II including the Private Warrants. Each 10 Private Warrants entitle the holder to purchase one share of Common Stock at an exercise price of $115.00 per share. At September 30, 2025 there were 5,566,667 Private Warrants outstanding. As at September 30, 2025, the fair value of Private Warrants amounted to $421,953. The Company valued its Private Warrants based on the closing price of the Public Warrants since they are similar instruments.

Sponsor Earnout Shares

As part of the closing of the Business Combination, the Company issued 100,000 shares to the Sponsor. These shares are subject to vesting (or forfeiture) based on achieving certain trading price thresholds following the closing (“Sponsor Earnout Shares”). Fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Combined Company Common Stock price equals or exceeds $120.00 per share for a period of 20 trading days in a 30 trading day period, and the remaining fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Combined Company Common Stock price equals or exceeds $140.00 per share for a period of 20 trading days in a 30 trading day period. Upon the occurrence of a change in control, any remaining unvested Sponsor Earnout Shares become vested. Unvested Sponsor Earnout Shares will be forfeited if vesting does not occur prior to the eighth anniversary of the Closing Date. The Company assesses the fair value of expected earnout consideration at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earnout consideration. As at September 30, 2025, the fair value of Sponsor Earnout Shares amounted to $4,700.

Recent Events

See Note 16 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus for additional details regarding subsequent events.

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Stardust Power’s Risk Management Framework

Commodity Price Risk

Global commodity prices, especially for lithium hydroxide and, or lithium carbonate and other “battery metals” changes may impact the margins and produce less revenue or losses for the Company. Global lithium commodities market are still somewhat nascent and as the global supply chain changes this could impact the prices of commodities. The costs of lithium inputs could be affected as well further impacting margins and profitability. In order to address this risk, the Company is negotiating fixed price off take agreement with suppliers of raw material required. Also, we seek to enter into long-term partnerships to limit potential volatility in pricing. Additionally, in the future, we intend to enter into strategic partnerships that would create long-term alignment with buyers.

While there has been significant recent softness and reduced demand in respect of EVs and a significant decrease in the price of lithium, we believe that the long-term prospects for both remain positive.

Global Demand and Product Pricing Risk

New supplies of lithium and the emergence of new refiners both here in the United States and globally, could impact the global supply chain and product prices. Existing companies may be seeking to increase their capacity to provide lithium products and new companies seek to bring capacity online further increasing supply. Other companies may seek to enter the market. Also, the demand for lithium may be impacted by emerging technologies and other battery chemistries that may decrease the reliance on lithium and could result in reducing product prices. In order to address fluctuations in product price, and in lines with industry norms, the Company is intending to enter into 10-year long-term sales contracts with EV manufacturers, whereby we expect to have a cap and floor pricing strategy, and both, customer and the Company, sharing the difference between actual price and cap or floor pricing. We may further limit chemistry risk by refining to lithium carbonate prior to potentially refining to lithium hydroxide so we can meet market demands for either product. We stay informed on current trends in battery chemistry to project market demand.

Insurance Risk

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs, which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and potentially our financial viability. We may limit insurance risk by being proactive in our policies for environmental impact and climate change impact. Through strict adherence to company protocols we may limit certain types of risk. Also, we intend to work only with best-in-class providers, who are adept at assessing various risks in our line of business adequately.

Strategic Risk

Strategic risk represents the risk associated with executive management failing to develop and execute on the appropriate strategic vision which demonstrates a commitment to our culture, leverages our core competencies, appropriately responds to external factors in the marketplace, and is in the best interests of our clients, employees, and members. By working with best-in-class partners and consultants who are industry experts, as well as by leveraging the knowledge of our senior executive team, we expect to be able to limit or address strategic risk and execution risk.

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Management

Executive Officers and Board of Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Executive Officers
Roshan Pujari	48	Chief Executive Officer
Pablo Cortegoso	43	Chief Technical Officer
Udaychandra Devasper	44	Chief Financial Officer
Chris Edward Celano	56	Chief Operating Officer
Directors
Roshan Pujari	48	Director and Chairman
Anupam Agarwal	44	Director
Charlotte Nangolo(1)(2)	44	Director
Mark Rankin(1)(2)	47	Director
Michael Cornett(3)	67	Director
Sudhindra Kankanwadi(1)(3)	54	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers and Directors

Roshan Pujari: Roshan Pujari has served as Chairman of the Board and as our Chief Executive Officer since the consummation of the Business Combination in July 2024. Prior to the Business Combination, Mr. Pujari co-founded Stardust Power and served as Chief Executive Officer of the Company from its inception in March 2023. In his role as Chief Executive Officer of Stardust Power, he is responsible for developing and executing strategy, operations, key hires and financing. Mr. Pujari is a highly seasoned chief executive officer. Mr. Pujari has over 20 years of experience in investments and transactions, and has demonstrated expertise and deep domain knowledge in new company formation and fund raising. He is highly skilled in dealmaking, identifying niche opportunities and leading them to successful ventures. Prior to co-founding Stardust Power, Mr. Pujari founded VIKASA Capital LLC in 2012, and then organized as VIKASA Capital Inc. in 2021, as a diversified investment firm investing into global markets and clean energy. Mr. Pujari led the firm’s clean energy practice where he developed a deep understanding of lithium. He is also a philanthropist, having founded the Pujari Foundation, a 501(c)(3) non-profit organization, to promote the interests of education, arts, and community around the globe. Mr. Pujari has served on numerous philanthropic boards and served as a Governor’s appointee to the Oklahoma Arts Council. He served as trustee for the Heritage Hall School from 2017 to 2021, his alma mater. Mr. Pujari attended the University of Redlands in California, where he majored in both History and Government, and was in the honor society in both majors. Mr. Pujari also has a diploma from Heritage Hall, Oklahoma, where he was awarded “Top Speaker” in the National Tournament in 1995.

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Pablo Cortegoso: Pablo Cortegoso has served as the Chief Technical Officer of Stardust Power since February 2024. In this role, he is responsible for all operations aspects of exploration, mining, extraction and production. Mr. Cortegoso has over 13 years of experience in civil and mining projects, specializing in lithium projects. His skills include the development of hydrogeological field programs, with an emphasis on lithium brine deposits, including well designs, packer testing, aquifer tests, brine standards preparation, sampling protocols and drilling oversight, with expertise in solar pond evaporation design, modeling and operation for lithium and potassium brine projects. He has extensive experience in performing fatal flaw analysis; risk and investment analysis; technical due diligence, including on battery metals; design and implementation of field programs; data collection and analysis for hydrogeological and geotechnical studies; and completing technical reports (Mineral Resource and Reserve Statements, PEA, PFS, FS) in accordance with international guidelines for lithium brine and hard rock projects throughout Argentina, Australia, Brazil, Bolivia, Canada, Chile, Mexico, the United States, Europe, the United Kingdom and Botswana. Prior to joining Stardust Power, Mr. Cortegoso served as a freelance industry consultant. Prior to co-founding Stardust Power, Mr. Cortegoso served at Aurora Lithium (Galp/Northvolt), as Vice President, Sourcing, in Lisbon, Portugal from April 2022 to March 2023. Prior to Aurora Lithium, he served at SRK Consulting (U.S.), Inc. in various positions including as Senior Consultant from January 2018 to February 2022, and as Consultant from September 2010 to December 2017. Prior to SRK, he served at Trine University as Graduate Researcher and Teaching Assistant from August 2009 to May 2010. Prior to Trine University, Mr. Cortegoso served at Jose Cartellone Construcciones Civiles, in Buenos Aires, Argentina as Management and Budget Control Analyst in 2007. He is a published author in prestigious industry magazines and has presented in conferences and workshops globally in his field of expertise on lithium. Mr. Cortegoso has industry affiliations, including as a Registered Member of the Society for Mining, Metallurgy, and Exploration, Inc.; a Qualified Person under the guidelines of National Instrument 43-101 in Canada; and a Competent Person in accordance with the JORC Code in Australia. Mr. Cortegoso earned his master’s degree in civil engineering from Trine University, and an undergraduate degree in civil engineering from the Universidad Nacional de Cuyo in Argentina.

Udaychandra (“Uday”) Devasper. Uday Devasper has served as the Chief Financial Officer of Stardust Power since December 2023. In this role, Mr. Devasper is responsible for leading and developing the finance and accounting functions of the Company, as well as assisting the Chief Executive Officer in executing strategy, operations, key hires and financing functions. He is a highly seasoned finance professional, with over 20 years of experience in finance and accounting, and has demonstrated expertise and deep domain knowledge in leading projects and assisting companies through multiple transactions. Mr. Devasper’s skills include building and managing large teams; operational and technical accounting expertise in key accounting areas such as revenues, mergers and acquisitions; and end-to-end project management for de-SPAC and IPO transactions. Prior to joining Stardust Power, Mr. Devasper was part of the initial founding team as a partner at Effectus Group, LLC, a boutique national accounting advisory firm, where he was involved in developing the business, hiring and resource management, as well as leading the firm’s nationwide Technology practice (which included the clean energy industry) for all technical accounting and strategic projects, from October 2014 to September 2022. During his time at Effectus, he gained domain, industry and transactional expertise through the multiple projects he led for companies in the cleantech, renewable energy and alternative energy sectors. Further, during his term at Effectus, Mr. Devasper led multiple de-SPAC/IPO transactions in the cleantech and renewable energy sectors, including end-to-end project management and overall reporting assistance. Prior to his term at Effectus, Mr. Devasper served as a Director, Technical Accounting at Echelon Corporation from July 2012 to August 2014, and as a Senior Manager, Technical Accounting at Synopsys, Inc., from March 2011 to July 2012. Prior to Echelon and Synopsys, he worked in the public accounting sector at KPMG LLP, progressing to Senior Manager, Assurance. Mr. Devasper is a licensed CPA (inactive) in California, and a licensed Chartered Accountant from the Institute of Chartered Accountants of India. He earned his bachelor’s degree in commerce from Mumbai University in India.

Chris Edward (“Chris”) Celano: Chris Celano has served as the Chief Operating Officer of Stardust Power since January 2025. In this role, Mr. Celano oversees the Company’s upstream lithium supply initiatives and processing operations, including sourcing and site development. He plays a key role in driving the Company’s operational efficiency, advancing the timely delivery of high-quality lithium products and strengthening relationships with customers and stakeholders. His deep experience in renewables, cleantech and drilling will be pivotal to the Company’s long-term success as it works to meet growing demand for critical minerals. Mr. Celano brings over 20 years of executive leadership experience, combining a strong background as a Chief Executive Officer, practicing securities attorney and graduate of the Massachusetts Institute of Technology. His diverse expertise spans the energy sector, drilling, engineering, procurement and construction fields, along with deep legal knowledge, from which he is uniquely equipped to drive Stardust Power’s strategic and operational goals during this critical phase of the Company’s growth. Prior to joining Stardust Power, he served as President and Chief Executive Officer of IHI E&C International Corporation beginning in January 2017, prior to which he served as General Counsel and Senior Vice President of Business Administration beginning in February 2013. Prior to his time at IHI, Mr. Celano served as Vice President and General Counsel at Vantage Drilling Company from May 2008 to May 2011. He started his career at the law firms Olshan Frome Wolosky LLP, Graham & James LLP and Elenoff Grossman & Schole LLP. Mr. Celano has a bachelor’s degree in economics from Vanderbilt University, a J.D. from Boston College Law School, an LLM from New York University School of Law and a master’s degree in engineering from the Massachusetts Institute of Technology

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Anupam Agarwal. Anupam Agarwal has served as a member of the Board and our VP Finance since the consummation of the Business Combination. Prior to the Business Combination, Mr. Agarwal served as the Company’s Senior Director of Finance and Accounts from its inception in March 2023. He brings over two decades of experience in advising multinational corporations on strategic matters and assisting organizations in their growth initiatives. Mr. Agarwal worked for VIKASA Capital Inc. as Director, Finance from 2019 to 2023. He began his career as a Project Manager at Gammon India, where he served from 2004 to 2007, executing various infrastructure and renewable projects, and later worked with EY (UAE), Edelweiss (Investment Banking) and KPMG, advising global clients and government agencies on due diligence, M&A, fundraising and strategic and deal advisory. While at KPMG, his notable experiences include advising on project bidding for a large independent power producer company and providing buy-side advisory services for large transactions, including acquisitions by large construction companies and airport operators. At Edelweiss, he advised on sell-side projects for infrastructure transportation and solar engineering, procurement and construction. Later as an independent advisor, he advised on strategic growth for an educational technology company, and also served as a board advisor to an infrastructure company. Mr. Agarwal holds a Master’s in Management Studies (MMS) from Mumbai University..

Charlotte Nangolo. Charlotte Nangolo has served as a member of the Board since the consummation of the Business Combination in July 2024. Ms. Nangolo is a mining engineer with a demonstrated history of working in the mining and metals industry for over 15 years, ranging from operations to consulting in business improvement, cost estimation, and financial modeling of mining projects. In addition, she has financial markets experience as a mining research analyst where she focused on financial modeling and research. She is the founder of Minerals of Africa Pty Ltd (“MOAPL”), a mining company with a focus on exploration activities of critical minerals in Africa. MOAPL is currently focused on lithium in Namibia with a strategy to expand into the rest of the African continent. Ms. Nangolo has served as a Senior Consultant (Mining Technical/Corporate) since November 2021 at CSA Global, an ERM Group company, with a focus on critical mineral projects across the globe with lithium projects being the main target in the last two years. Her previous experience includes roles as a Senior Consultant (Mining) at SRK Consulting from September 2020 to November 2021, Senior Mining Engineer at AMC Consultants from February 2018 to September 2020, Senior Mining Engineer at SIMEC Mining from June 2012 to April 2016, Consultant (Mining) at XSTRACT Consultants from July 2011 to June 2012, Associate Lecturer/Postgraduate Student at the University of the Witwatersrand from January 2010 to June 2011, Mining Engineer at Rio Tinto in Australia from February 2008 to December 2009 and Graduate Mining Engineer/ Short Term Planning Engineer at AngloGold Ashanti from January 2005 to January 2008. Ms. Nangolo has been an advisory board member to Pamwe Royalties & Streaming (Pty) Ltd. (“Pamwe”), since October 2021, with a focus on the medium to small-scale royalty space in the mining industry. Pamwe is Africa’s only metals royalty and streaming company focused company headquartered in Namibia. She gives back to the industry through an informal mentorship program for young mining professionals and mining students in Africa. Ms. Nangolo earned her Master of Science and Bachelor of Science degrees in mining engineering and mineral economics degrees from the University of the Witwatersrand, South Africa.

Mark Rankin. Mark Rankin has served as a member of the Board since the consummation of the Business Combination in July 2024. Mr. Rankin currently serves as a part-time Assistant Controller at RKI Energy Resources, LLC in Oklahoma City, where he previously worked as the Assistant Controller from June 2017 to December 2021 and completed project-based work. Prior to RKI he worked at WPX Energy as an Operations Accounting Manager and at RKI Exploration & Production, LLC in roles ranging from Senior Staff Accountant to Operations Accounting Manager. Mr. Rankin’s responsibilities have included financial statement preparation, income and expense analysis, cost accrual, and managing payable/receivable systems. Additionally, he served as an Accounting Supervisor/Office Manager at I-35 Auto mall/Dealers Finance, further refining his skills in accounts receivable, payroll and financial review. Mr. Rankin received his Bachelor of Business Administration in Accounting from Oklahoma Christian University, where he graduated with honors..

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Michael (Mick) Cornett. Mick Cornett has served as a member of the Board since the consummation of the Business Combination in July 2024. He is a distinguished American public servant and business consultant. Mr. Cornett has dedicated his life to journalism, education, business and public service. Starting his professional journey as a journalist, Mr. Cornett worked in the field from 1980 to 1999. After nearly two decades in journalism, he transitioned into academia, serving as a full-time college professor at the University of Oklahoma from 1999 to 2000. In 1999, Mr. Cornett founded Mick Cornett Inc., a business consulting firm where he serves as President. His commitment to public service is evident through his tenure as a member of the City Council of Oklahoma City from 2001 to 2004. He was then elected as the Mayor of Oklahoma City, a position he held from 2004 to 2018. During his time as mayor, Mr. Cornett played a pivotal role in the city’s development and transformation, earning recognition for his leadership and vision. Since 2019, he has been a board member of IBC Bank, and in 2023, he joined the board of Rees Architecture. Mr. Cornett earned his bachelor’s degree in journalism from the University of Oklahoma in 1981 and obtained an MBA from New York University in 2011.

Sudhindra (“Sujit”) Kankanwadi. Sujit Kankanwadi has served as a member of the Board since the consummation of the Business Combination in July 2024. Mr. Kankanwadi has served as Senior Vice President Finance and Chief Accounting Officer at Synopsys, Inc. since 2015. In his role at Synopsys, Mr. Kankanwadi has scaled his organization by expanding the shared services team, implementing new financial technology platforms and leading the digital finance strategy and implementation for the organization. He was also a member of the AICPA task force for the software industry, contributing to the development of implementation guides for new revenue rules. Earlier in his career, Mr. Kankanwadi worked with KPMG, serving various large multinational companies in the United States and India. He led audit and advisory teams for IPO listings and spent time at the Global Center developing worldwide audit methodologies. Mr. Kankanwadi holds a Bachelor of Commerce from Karnataka University and is a Fellow Chartered Accountant, accredited by the Institute of Chartered Accountants of India. He is also a Certified Public Accountant (CPA) with an active license from the California Board of Accountancy. He also serves as a lecturer teaching advanced accounting at the University of California, Santa Cruz..

Family Relationships

There are no family relationships between or among any of our directors. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Composition of Our Board

Our business and affairs are organized under the direction of our Board. Our Board will meet on a regular basis and additionally as required.

In accordance with the terms of the Bylaws, our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of six members. Each member of the Board will hold office until a successor is duly elected and qualified at the annual meeting of stockholders or until his or her earlier death, resignation, or removal, and directors may hold consecutive terms.

Controlled Company Status and Director Independence

The Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. On April 16, 2025, the Company ceased to qualify as a “controlled company” within the meaning of the Nasdaq listing rules, as Roshan Pujari no longer beneficially owns a majority of the voting power of all outstanding shares of Common Stock. A company that has ceased to be a controlled company is permitted to phase in its independent nomination and compensation committees and majority independent board on the same schedule as companies listing in conjunction with their initial public offerings. Although the Company is permitted a transition period to phase into the new corporate governance requirements applicable to non-controlled companies, as of the consummation of the Business Combination on July 8, 2024, a majority of our Board consisted entirely of independent directors and our Audit, Compensation and Nominating and Corporate Governance Committees consist entirely of independent directors under Nasdaq rules.

Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that Mr. Buttenshaw, Ms. Nangolo, Mr. Rankin, Mr. Cornett and Mr. Kankanwadi are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

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Information Regarding Committees of the Board

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the committee charters are available on the investor relations page of our website, www.stardust-power.com. The information on our website is not part of this prospectus and is not deemed incorporated by reference into this prospectus or any other public filing made with the SEC.

The composition and function of each of these committees are described below.

Audit Committee

The rules of the SEC and listing standards of Nasdaq require that the Audit Committee be comprised of at least three directors who meet the independence and experience standards established by Nasdaq and the Exchange Act, subject to the phase in exceptions. Our Audit Committee consists of Mr. Kankanwadi, Ms. Nangolo and Mr. Rankin, with Mr. Kankanwadi serving as the chair of the Audit Committee. Each member of the Audit Committee is independent under the rules of the SEC and financially literate, and the Board has determined that Mr. Kankanwadi qualifies as an “audit committee financial expert” as defined in applicable SEC rules. This committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Board, including: the selection of Stardust Power’s independent accountants, the scope of Stardust Power’s annual audits, fees to be paid to them, Stardust Power’s performance and Stardust Power’s accounting practices. In addition, the Audit Committee will oversee Stardust Power’s compliance programs relating to legal and regulatory requirements. The Audit Committee will also review and approve or disapprove of related party transactions. The purpose and responsibilities of our Audit Committee are set forth in the Audit Committee Charter adopted by our Board on July 8, 2024.

Compensation Committee

Our Compensation Committee currently consists of Mr. Rankin and Ms. Nangolo, with Mr. Rankin serving as the chair of the Compensation Committee.

The Compensation Committee reviews and approves, or recommends that our Board approve, the compensation of Stardust Power’s chief executive officer, reviews and recommends to Stardust Power’s Board the compensation of Stardust Power’s non-employee directors, review and approve, or recommend that Stardust Power’s Board approve, the terms of compensatory arrangements with Stardust Power’s executive officers, administer Stardust Power’s incentive compensation and benefit plans, select and retain independent compensation consultants and assess whether any of Stardust Power’s compensation policies and programs has the potential to encourage excessive risk-taking. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter adopted by our Board on July 8, 2024.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mr. Cornett and Mr. Kankanwadi, with Mr. Cornett serving as the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on Stardust Power’s Board, considers and makes recommendations to the Board regarding the composition of the Board and its committees, and oversees Stardust Power’s internal corporate governance processes, maintains a management succession plan and oversees an annual evaluation of the Board’s performance. The purpose and responsibilities of our Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee Charter adopted by our Board on July 8, 2024.

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Code of Ethics

At Closing of the Business Combination, the Board approved and adopted the Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all employees, officers and directors of the Company. A copy of the Code of Conduct can be found in the Governance Overview section of the Company’s website at https://investors.stardust-power.com/corporate-governance/governance-overview.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the board of directors or compensation committee of any entity that has one or more executive officers serving on the board of directors.

Limitations on Liability and Indemnification of Officers and Directors

The Bylaws limit the liability of the directors and officers to the fullest extent permitted by the DGCL and provides that Stardust Power will provide them with customary indemnification and advancement of expenses.

In addition, we entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at its request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to “named executive officers,” who are the individuals who served as our principal executive officer and the next two most highly compensated executive officers at the end of the most recent fiscal year:

●	Roshan Pujari, Chairman of the Board and Chief Executive Officer
●	Pablo Cortegoso, Chief Technical Officer
●	Udaychandra Devasper, Chief Financial Officer
●	Chris Edward Celano

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of Stardust Power’s named executive officers for the years ended December 31, 2025, and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		All Other Compensation(4) ($)	Total ($)
Roshan Pujari(1)	2025	647,452	-		-	650,000	*	16,794	1,314,246
Chief Executive Officer	2024	437,423	-		5,621,597	650,000		14,525	6,723,546
Pablo Cortegoso(5)	2025	498,351	-		-	350,000	*	572	848,923
Chief Technical Officer	2024	442,033	50,000	(8)	1,513,504	306,967		121	2,312,625
Udaychandra Devasper(6)	2025	323,796	-		-	227,500	*	572	551,868
Chief Financial Officer	2024	301,099	-		10,483,687	227,500		442	11,012,727
Chris Edward Celano(7)	2025	349,571	-		192,748	245,000	*	21,026	808,345
Chief Operating Officer	2024	-	-		-	-		-	-

●	Amounts under Short-Term Incentive Bonus Plan are estimates pending approval from the Compensation Committee and Board of Directors.

(1)	Mr. Pujari began his employment on September 20, 2023. From March 16, 2023, the date Stardust Power was formed, through September 19, 2023, Mr. Pujari provided services to Stardust Power in his capacity as Manager of 7636H LLC pursuant to the consulting agreement between 7636H LLC and Stardust Power (see “Certain Relationships and Related Transactions, and Director Independence-Related Party Transactions”).

(2)	As required by applicable SEC rules, this column reflects the aggregate grant date fair value of time-based RSUs and PSUs granted to our named executive officers in the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The grant date fair value of the PSUs was based on the probable outcome of the applicable performance conditions as of the date of grant. For a discussion of the assumptions that we used to value the time-based RSUs and performance units for financial accounting purposes, please refer to “Note 8” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)	The amounts reported for the year 2024 represent incentive bonuses earned pursuant to our 2024 bonus plan, which amount was paid in cash to Mr. Pujari and in common stock of the Company with an issuance date value equal to the amount shown for Messrs. Cortegoso and Devasper.

(4)	Reflects payment by Stardust Power of health benefits and life insurance premiums for executive officers.

(5)	Mr. Cortegoso began his employment in February 2024.

(6)	Mr. Devasper began his employment in December 2023. Stardust Power has issued Mr. Devasper an award of RSUs under the Stardust 2023 Plan for 21,500 shares or 98,948 shares of Stardust Power common stock after the consummation of the Business Combination at a grant date fair value of $84.1.

(7)	Mr. Celano began his employment in January 2025

(8)	Reflects a one-time sign-on bonus paid to Mr. Cortegoso.

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Executive Compensation

The Company has implemented an executive compensation program that is designed to align the executive officer’s compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize, and reward individuals who contribute to the long-term success of the Company.

Executive Officer Employment Agreements

Employment Agreement with Roshan Pujari

On September 22, 2023, Stardust Power entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Roshan Pujari, its Chief Executive Officer (the “Pujari Agreement”), which provided for at-will employment, an initial annual base salary of $360,000 and participation in benefits programs available to U.S. employees as provided from time to time. Effective September 16, 2024, Stardust and Mr. Pujari entered into an employment addendum agreement to the Pujari Agreement which provides:

●	for annual base salary of $650,000, of which up to $100,000 may be payable in fully vested RSUs issued under the Stardust 2024 Plan solely at the option of the Company, and

The Pujari Agreement also contains a customary confidentiality clause, a conflict-of-interest provision, a non-compete provision and one-year post-termination non-solicitation clauses.

Employment Agreement with Udaychandra Devasper

On December 31, 2023, Stardust Power entered into an At-Will, Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Udaychandra Devasper, its Chief Financial Officer (the “Devasper Agreement”). On October 23, 2024, Stardust and Mr. Devasper entered into an employment addendum agreement to the Devasper Agreement, which, in conjunction with the Devasper Agreement, provides:

●	Salary. Mr. Devasper’s annual base salary is $325,000.
●	Benefits. Mr. Devasper is participating in all retirement and welfare benefit plans, programs, arrangements and receive other benefits that are customarily available to senior executives of Stardust Power, as these plans exist and become adopted, subject to eligibility requirements.
●	Equity Compensation. Stardust Power has issued Mr. Devasper an award of RSUs under the Stardust 2023 Plan for 21,500 shares or 98,948 shares of Stardust Power common stock post-Business Combination.

The Devasper Agreement also contains a customary confidentiality clause, a conflict of interest provision, a noncompete provision and one-year post termination non-solicitation clauses.

Employment Agreement with Pablo Cortegoso

On February 15, 2024, Stardust Power entered into an employment agreement with Pablo Cortegoso, its Chief Technical Officer (the “Cortegoso Agreement”). Details of the Cortegoso Agreement are as follows.

●	Salary. Mr. Cortegoso’s annual base salary is $500,000 and a one-time sign on bonus of $50,000.

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●	Benefits. Mr. Cortegoso is participating in all retirement and welfare benefit plans, programs, arrangements and receive other benefits that are customarily available to senior executives of Stardust Power, as these plans exist and become adopted, subject to eligibility requirements.

The Cortegoso Agreement also contains a customary confidentiality clause, a conflict of interest provision, a noncompete provision and one-year post termination non-solicitation clauses.

Employment Agreement with Chris Celano

On January 6, 2025, Stardust Power entered into an employment agreement with Chris Celano, its Chief operating Officer (the “Celano Agreement”). Details of the Celano Agreement are as follows.

●	Salary. Mr. Celano’s annual base salary is $350,000.
●	Benefits. Mr. Celano is participating in all retirement and welfare benefit plans, programs, arrangements and receive other benefits that are customarily available to senior executives of Stardust Power, as these plans exist and become adopted, subject to eligibility requirements.
●	Equity Compensation. Stardust Power has issued Mr. Celano an award of RSUs under the Stardust 2024 Plan for 40,871 shares of Stardust Power Common Stock.

The Celano Agreement also contains a customary confidentiality clause, a conflict of interest provision, a noncompete provision and one-year post termination non-solicitation clauses.

Executive Short-Term Incentive Bonus Plan

Stardust Power has adopted a short-term annual incentive bonus plan for its executive officers. The executive officers are eligible to receive annual bonuses, as determined in the sole discretion of the Compensation Committee, including based on the executive officers’ achievement of key performance indicators (KPI). The participant’s target award is a percentage of such participant’s annual base salary as of the end of the performance period as detailed in the table below. To be eligible to receive a bonus under the anticipated executive incentive bonus plan, a participant must be employed by Stardust Power on the date the bonus is paid.

Name	Short-Term Incentive Bonus %
Roshan Pujari	100%
Pablo Cortegoso	70%
Udaychandra Devasper	70%
Chris Edward Celano	70%

Outstanding Equity Awards at 2025 Fiscal Year End

The following table sets forth information concerning the outstanding equity awards of Stardust Power’s chief executive officer, and the next two most highly compensated named executive officers for the year ended December 31, 2025.

	Stock Awards
Name	Number of shares or units of stock that have not vested (Units)		Market value of shares of units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (Units)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Roshan Pujari	17,689	(1)	54,679	30,631	93,731

Pablo Cortegoso	4,811	(1)	14,722	8,246	25,233

Udaychandra Devasper	39,861	(1)(3)	121,975	11,781	36,050

Chris Edward Celano	38,871	(4)	118,945	-	-

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(1)	Represents RSUs approved and granted by the Board on September 16, 2024. The RSUs vest quarterly over three years following the date of grant, subject to the named executive officer’s continued employment.

(2)	Each performance stock unit (“PSU”) represents a contingent right to receive one share of common stock upon the named executive officer’s continued employment until the third anniversary of the date of grant, subject to the Stardust common stock achieving a $120.0 volume weighted average price for a period of 20 trading days during any 30 trading day period during the three year vesting period.

(3)	Represents 98,948 RSUs approved and granted by the Board on April 24, 2024. The RSUs vest quarterly over three years following the date of grant, subject to the named executive officer’s continued employment.

(4)	Represents RSUs approved and granted by the Board on March 21, 2025. The RSUs vest quarterly over four years following the date of grant, subject to the named executive officer’s continued employment.

Equity Compensation Table

As of December 31, 2025, the number of securities issued under our equity compensations plans was:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted=Average Price of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by stockholders (1)	194,363	-	288,685
Equity compensation plans not approved by stockholders	-	-	-
Total	194,363	-	288,685

(1)	Comprised of 194,363 shares of common stock that may be issued pursuant to RSUs upon vesting.
(2)	No weighting is assigned to RSUs as no exercise price is applicable thereto.
(3)	Comprised of 288,685 shares of common stock available for future issuance under the Stardust 2024 Plan. The number of shares of common stock available for issuance under the Stardust 2024 Plan will be subject to an annual increase on the first day of each fiscal year of the Company beginning January 1, 2026, in an amount equal to 5% of the number of outstanding shares on the last day of the immediately preceding fiscal year.

Other Compensation and Benefits

Equity Incentive Awards

Pursuant to RSU award agreements issued under the Stardust 2024 Plan, we have granted RSUs and PSUs to each of our named executive officers. The RSUs vest quarterly over three/four years following the date of grant, subject to the applicable named executive officer’s continued employment and the PSUs vest on the third anniversary of the date of grant, subject to the Stardust common stock achieving a $120.0 volume-weighted average price for a period of 20 trading days during any 30-trading-day period during the three-year vesting period. In the event of a change in control, all then-unvested RSUs and PSUs will accelerate and become vested.

Retirement Plans

Stardust Power sponsors a Section 401(k) retirement plan (the “401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. U.S. employees who have attained at least 18 years of age are generally eligible to participate in the Section 401(k) Plan as of the first day of the calendar month. Participants may make pre-tax or post-tax contributions to the Section 401(k) Plan, subject to the statutorily prescribed annual limits on contributions under the Internal Revenue Code (the “Code”). Currently, the Company does not do any matching to participant’s contributions to the Section 401(k) Plan.

Potential Payments Upon Termination or Change in Control

Our named executive officers are not entitled to receive any potential payments upon termination of employment. The RSU award agreements for each of Mr. Pujari, Mr. Devasper, Mr. Cortegoso and Mr. Celano provide that, upon a change in control, all outstanding RSUs and PSUs will accelerate and become vested in full. Upon a change in control occurring on December 31, 2025, each of the named executive officers would have been entitled to full vesting acceleration of their then-unvested RSUs and PSUs, which would be valued at $148,410 for Mr. Pujari, $158,025 for Mr. Devasper, $639,954 for Mr. Cortegoso and $118,945 for Mr. Celano, based upon the closing price of our common stock as of December 31, 2025 ($3.06 per share).

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DIRECTOR COMPENSATION

Stardust Power currently has no formal plan under which its non-employee directors receive compensation for their service on the Board or its committees. Stardust Power generally reimburses non-employee directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as non-employee directors. In September 2024, the board approved compensation of board service and committee memberships for certain non-employee directors.

The following table sets forth information concerning compensation paid to Stardust Power’s non-employee directors for the year ended December 31, 2025:

Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($)	Total ($)
Sudhindra Kankanwadi	40,000	-	-	40,000
Mark Andrew Rankin	40,000	-	-	40,000
Michael Earl Cornette	32,500	-	-	32,500
Charlotte Nangolo	12,500	-	-	12,500

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below the transactions and series of similar transactions, since March 16, 2023 (the date Stardust Power was formed), to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers, holders of more than 5% of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control, and other arrangements with directors and executive officers, which are described where required under “Executive Compensation and Other Information-Summary Compensation Table.”

In addition, we also describe below certain other transactions with our directors, former directors, executive officers and stockholders.

The Audit Committee Charter provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the Audit Committee. The Audit Committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction and the benefits of the transaction to the Company and to the relevant related party. Any member of the Audit Committee who has an interest in the related party transaction under review by the Audit Committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the Audit Committee may determine to permit or to prohibit the related party transaction.

Related-Party Transactions

Administrative Support Agreement

On January 11, 2021, in connection with its initial public offering, GPAC II entered into an administrative support agreement (the “Administrative Support Agreement”) with the Sponsor. The Administrative Support Agreement provided that GPAC II would pay the Sponsor $25,000 per month for office space, investment support services, utilities and secretarial and administrative support. On June 30, 2024, the Sponsor waived the administrative fee payable. The Administrative Support Agreement terminated upon the consummation of the Business Combination.

Warrants

On January 13, 2021, simultaneously with the closing of the initial public offering, GPAC II completed the private sale of an aggregate of 5,566,667 Private Warrants to the Sponsor at a purchase price of $1.50 per private warrant, generating gross proceeds to GPAC II of $8,350,000.

Each 10 Private Warrants following the Business Combination is exercisable for one share of Common Stock at a price of $115.00 per share, subject to adjustment. The Warrants privately held by the Sponsor are non-redeemable for cash when our price per share equals or exceeds $18.00 and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Private Warrants until 30 days after the Closing.

Amended and Restated Registration Rights Agreement

GPAC II, the Sponsor and certain equityholders of Stardust Power are party to an Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties thereto have been granted customary registration rights with respect to shares of Common Stock and Warrants. Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed to file with the SEC (at the Company’s sole cost and expense) a shelf registration statement registering the resale of certain shares of Common Stock and Warrants from time to time, and the Company shall use commercially reasonable efforts to have such resale registration statement declared effective after the Closing in accordance with the Amended and Restated Registration Rights Agreement. The certain equityholders of Stardust Power party to the Amended and Restated Registration Rights Agreement are entitled to customary piggyback rights and may demand underwritten offerings, including block trades, of their registrable securities by the Company from time to time, subject to the terms and conditions of the Amended and Restated Registration Rights Agreement.

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Stockholder Agreement

On the Closing date, the Company entered into a stockholder agreement (the “Stockholder Agreement”) with the Sponsor and Roshan Pujari and his affiliates. The Stockholder Agreement provides the Sponsor with the right to designate one nominee to the Company’s Board until the date upon which the Sponsor’s and its affiliates’ aggregate ownership interest of the issued and outstanding Common Stock decreases to one-half of their aggregate initial ownership interest as of the Closing. The Sponsor designated Chandra Patel to the Board through this right on July 8, 2024. On December 12, 2024, the Sponsor designated Martyn Buttenshaw as its designated director to fill the vacancy on the Board created by Mr. Patel’s removal on the same day. On June 19, 2025 Mr. Buttenshaw resigned as a member of board of directors of the Company.

Letter Agreement

On January 13, 2023, GPAC II, the Sponsor, and certain officers and directors of GPAC II (the “Insiders” and together with the Sponsor, the “Letter Agreement Parties”) entered into an amendment to the Letter Agreement, dated January 11, 2021, to allow the Sponsor to transfer its holdings in GPAC II, directly or indirectly, to affiliate(s) of Antarctica Capital Partners, LLC prior to the expiration of the applicable lock- up. In connection with the resignation of certain Insiders, the Letter Agreement Parties agreed that all Insiders that have resigned from their positions as officers and/or directors of the Company shall no longer be parties to the Letter Agreement.

Sponsor Letter Agreement

The Sponsor and, for certain limited purposes set forth therein, the executive officers and directors of GPAC II (the “GPAC II Insiders”) entered into the Sponsor Letter Agreement with GPAC II and Stardust Power, pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of the approval of the Business Combination Agreement and the transactions contemplated therein to occur at or prior to Closing, including the Class B Conversion, which shall be deemed to be conversions at the option of the holders of such Class B Ordinary Shares, (ii) be bound by certain transfer restrictions with respect to its Class B Ordinary Shares (as converted into Class A Ordinary Shares) prior to Closing, (iii) terminate certain lock-up provisions of that certain Letter Agreement, dated as of January 11, 2021, as amended by that certain Letter Agreement Amendment, dated as of January 13, 2023, by and among the Sponsor, GPAC II, and the GPAC II Insiders, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement, (iv) be bound by certain lock-up provisions during the post-Closing lock-up period described in the Sponsor Letter Agreement with respect to its Class B Ordinary Shares (as converted into Class A ordinary shares and then converted into GPAC II Common Stock), (v) fully vest 3,000,000 of its Class B Ordinary Shares prior to the Domestication (and convert into Class A Ordinary Shares and then convert into GPAC II Common Stock) (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like (collectively, the “Adjustments”)), (vi) subject 1,000,000 of its Class B Ordinary Shares (as converted into Class A Ordinary Shares and then converted into GPAC II Common Stock, and as adjusted for any Adjustments) to vesting (or forfeiture) on the basis of achieving (or failing to achieve) certain trading price thresholds following Closing, (vii) forfeit 3,500,000 of its Class B Ordinary Shares (reduced by an amount not to exceed 170,000 Ordinary Shares transferred in connection with any non-redemption agreement and assignment of economic interest (or other similar agreement) entered into by GPAC II and Sponsor prior to Closing) for no consideration, and (viii) waive certain anti-dilution protections with respect to the conversion ratio set forth in the Amended and Restated Memorandum and Articles of Association of GPAC II, or similar protection with respect to the GPAC II Common Stock, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement. Additionally, GPAC II and the GPAC II Insiders have agreed they will not enter into any tender or voting agreement, or any similar agreement, arrangement or understanding with the GPAC II Common Stock (as converted in the Class B Conversion and Domestication) that is inconsistent with the Sponsor Letter Agreement.

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Promissory Notes

In March 2023, the Company entered into unsecured notes payable with three related parties. The notes payable provided the Company with the ability to draw up to $1 million, in aggregate: $160,000 until December 31, 2023, and $840,000 until December 31, 2025. VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. During the period from March 16, 2023 (inception) through December 31, 2023, the Company incurred and paid $7,111 of interest expense related to the notes payable. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the IRS, which effectively was 3.71%. In June 2025, the Company drew $250,000 from Energy Transition Investors LLC, and repaid the amount in full during the same month. As of December 31, 2025, $422 were due to Energy Transition Investors LLC which has been paid subsequently.

Services Agreement with VCP

Stardust Power entered into a services agreement with VCP, dated March 16, 2023 (“Services Agreement”), to provide corporate and advisory services, and any additional services as agreed to both parties. From the execution of this agreement and up to December 31, 2023, an aggregate of $550,000 has been paid to VCP. Such compensation was due upon billing.

Further, pursuant to Amendment Number 1 to the Services Agreement with VCP, dated June 1, 2023, the scope of services was expanded to include providing accounting, tax, and capital advisory and financial accounting, on an ad hoc basis, in connection with Stardust Power’s contemplated transactions including, but not limited to, the acquisition of assets from third-parties, the formation of new entities, and a potential merger with a SPAC. Compensation for the services was estimated to be in the range of $250,000 to $400,000, which is due on billing. From the execution of this agreement and up to December 31, 2023, an aggregate of $400,000 has been paid to VCP.

Additionally, pursuant to Amendment Number 2 to the Services Agreement with VCP, dated July 1, 2023, the compensation was increased to an amount between $30,000 and $100,000 for extension purposes, due on billing, while the scope remained unaltered. From the execution of this agreement and up to December 31, 2023, an aggregate of $30,000 has been paid to VCP. Pursuant to these agreements, in aggregate, $980,000, was due and payable to VCP, of which the entire amount has been paid.

The Services Agreement became effective on March 16, 2023, and Amendment Number 1 to the Services Agreement became effective on June 1, 2023, and the same were in effect until termination by either party or completion of services. As of December 31, 2024, all services by VCP to Stardust Power have been completed and there are no further payments pending towards or owed to VCP by Stardust Power.

Consulting Agreement with 7636 Holdings

Stardust Power entered into a consulting agreement dated March 16, 2023 with 7636 Holdings to provide strategic, business, financial, operations and industry advisory services to the Company relating to the Company’s planned development of a lithium refinery operation, and any services as agreed to by both parties. The Company was required to pay 7636 Holdings a sum ranging from $20,833 to $30,000 for each full calendar month of services performed, prorated for any partial calendar months of services. From the execution of this agreement and up to December 31, 2023, an aggregate of $180,806 was payable. The agreement has been terminated effective September 19, 2023, and no dues are outstanding to 7636 Holdings as of December 31, 2024.

Loan with Endurance Antarctica Partners II, LLC

In December 2024, the Company entered into the Endurance Term Sheet with Endurance, a related party, providing the Endurance Loan in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and matured in March 2025 (the “Endurance Maturity Date”). The Company has paid back the Endurance Loan and it is no longer outstanding. The Endurance Term Sheet contained customary representations and warranties and customary events of default. Pursuant to the Endurance Term Sheet, 550,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In accordance with the Endurance Terms Sheet, the Company issued Endurance the December 6, 2024 Loan Shares and the December 6, 2024 Loan Warrant Shares.

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Loan with DRE Chicago LLC

On September 18, 2024, the Company entered into a consulting agreement with DRE Chicago LLC, whose principal is Paramita Das. Paramita was onboarded as a Chief Strategy Officer and Senior Advisor to CEO of the Company. Additionally, in December 2024, the Company entered into a binding term sheet with DRE Chicago LLC, providing for a loan in the principal amount of $250,000, bearing interest at a rate of 15% per year, and maturing in March 2025. Pursuant to the term sheets for the loan, an aggregate of approximately 47,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to DRE Chicago an aggregate of $375,000 in Common Stock as an Equity Kicker. In addition, DRE Chicago will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of common stock issued as Equity Kicker, with each 10 warrants exercisable for one share of common stock at an exercise price of $115.0 in accordance with the Private Placement terms. The Company has fully repaid the principal amount, accrued interest and issued the equity shares and warrants to DRE Chicago.

Director and Officer Indemnification Agreements

Stardust Power’s Certificate of Incorporation and Bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. Stardust Power has entered into separate indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers in addition to the indemnification provided for in our organizational documents. These agreements, among other things, require us to indemnify our directors and executive officers for certain costs, charges and expenses, including attorneys’ fees, judgments, fines and settlement amounts, reasonably incurred by a director or executive officer in any action or proceeding because of their association with us or any of our subsidiaries.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the full text of the form of Indemnification Agreement, a copy of which has been filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on July 12, 2024.

Policies and Procedures Regarding Related-Party Transactions

At Closing, our Board adopted a written related person transaction policy that set forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Party” or “Related Parties” means:

●	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

●	any person or entity known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

●	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee Charter, the Audit Committee has the responsibility to review related party transactions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our Common Stock, as of January 30, 2026 by:

●	each person known by us to be the beneficial owner of more than 5% of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. The beneficial ownership of shares of Company Common Stock is based on an aggregate of 9,869,558 shares of Common Stock issued and outstanding as of January 30, 2026.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Stardust Power Inc., 15 E. Putnam Ave, Suite 378, Greenwich, CT 06830. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owners	Number of Shares of Common Stock	Ownership Percentage
Five percent holders
Endurance Antarctica Partners II, LLC(1)	563,054	5.34%
Roshan Pujari(2)	2,085,819	21.13%
Pablo Cortegoso	495609	5.02%
Directors and named executive officers
Roshan Pujari(2)	2,085,809	21.13%
Udaychandra Devasper	61,685	*
Pablo Cortegoso	495,609	5.02%
Mark Rankin	81,941	**
Sudhindra Kankanwadi	942	*
Michael Earl Cornett Sr.	942	*
Anupam Agarwal	73,951	*
Charlotte Nangolo	40,002	*
Bruce Czachor	-	-
All directors and executive officers as a group (10 individuals)	2,842,198	28.80%

*	Less than 1%

(1)	Antarctica Endurance Manager, LLC, is the general partner of Endurance Antarctica Partners II, LLC. Voting and investment decisions with respect to the reported securities are made by a majority vote of three managers. Includes 85,000 shares of common stock subject to vesting based on earnout conditions and 478,054 shares of common stock underlying Warrants to purchase shares of Common stock.

(2)	This amount includes 345,344 shares of common stock held directly by Roshan Pujari, 465,286 shares of common stock held by Energy Transition Investors LLC, 1,087,279 shares of common stock held by 7636 Holdings LLC, 141,888 shares of common stock held by VIKASA Clean Energy I LP and 46,022 shares of common stock held by Roshan Pujari’s spouse, Maggie Clayton. The business address of Energy Transition Investors LLC, 7636 Holdings LLC and VIKASA Clean Energy I LP is 6608 N Western Avenue, 466, Nichols Hills, OK 73116. The business address of Mr. Pujari and Ms. Clayton is 15 E. Putnam Avenue, #139, Greenwich, CT 06830.

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Description of OUR SECURITIES

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Capital Stock

Authorized Capitalization

The total amount of Stardust Power’s authorized capital stock consists of 700,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Stardust Power’s preferred stock, par value $0.0001 per share. As of January 30, 2026, the Company has (i) 9,869,558 shares of Common Stock outstanding held of record by approximately 68 holders and (ii) 1,043,080 shares of Common Stock underlying the Warrants outstanding held of record by 31 holders.

The following summary describes all material provisions of Stardust Power’s capital stock. Stardust Power urges you to read the Certificate of Incorporation and the Bylaws (copies of which are filed as exhibits to this prospectus).

Preferred Stock

Stardust Power’s Board has the authority to issue shares of Stardust Power’s preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of Stardust Power’s preferred stock could have the effect of decreasing the trading price of Stardust Power Common Stock, restricting dividends on Stardust Power capital stock, diluting the voting power of Stardust Power’s Common Stock, impairing the liquidation rights of Stardust Power capital stock, or delaying or preventing a Change in Control of Stardust Power.

Common Stock

Stardust Power has one class of authorized Common Stock. Unless Stardust Power’s Board determines otherwise, Stardust Power will issue all Stardust Power capital stock in uncertificated form.

Voting Rights

The Certificate of Incorporation provides that, except as otherwise expressly provided by the Bylaws or as provided by law, the holders of Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Stardust Power preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation or by applicable law, each holder of Common Stock has the right to one vote per share of Common Stock held of record by such holder.

The Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of Common Stock is entitled to the payment of dividends and other distributions as may be declared by Stardust Power’s Board from time to time out of the Company’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of the Company’s preferred stock, if any, and any contractual limitations on the Company’s ability to declare and pay dividends.

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Other Rights

Each holder of Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Combined Company preferred stock that the Company may designate and issue in the future. Common Stock is not entitled to preemptive rights and is not subject to conversion (except as noted above), redemption, or sinking fund provisions.

Liquidation Rights

If the Company is involved in voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, or a similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of Combined Company preferred stock, if any, then outstanding.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with Stardust Power’s Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give Stardust Power’s Board the power to discourage mergers that some stockholders may favor. The Certificate of Incorporation provides that, because the Company no longer qualifies as a “controlled company” within the meaning of Nasdaq listing standards, any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or extraordinary general meeting of stockholders and may not be effected by any consent in writing by such holders, except that any action required or permitted to be taken by holders of any series of the Company Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of the Company Preferred Stock, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Company in accordance with the applicable provisions of the DGCL.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of the Board, (b) the Chief Executive Officer, (c) the Lead Independent Director (as defined in the Bylaws) or (d) Stardust Power’s Board pursuant to a resolution adopted by a majority of Stardust Power’s Board.

Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be affected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Removal of Directors

Stardust Power’s Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Stockholders Not Entitled to Cumulative Voting

The Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

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Delaware Anti-takeover Statute

The Company is subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the Board approves the Business Combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Our Board has determined to be subject to Section 203 of the DGCL.

Amendment of Bylaws

The Certificate of Incorporation provides that the Bylaws may be altered, amended, or repealed by (i) a majority of Stardust Power’s Board (without the need for consent by the Company stockholders) and (ii) the affirmative vote of not less than two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation provides that the Company will indemnify the Company’s directors to the fullest extent authorized or permitted by applicable law. The Company has entered into agreements to indemnify the Company’s directors, executive officers and other employees as determined by the Board. Under the Bylaws, the Company is required to indemnify each of the Company’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or was serving at the Company’s request as a director, officer, employee or agent for another entity. The Company must indemnify the Company’s officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require the Company to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by the Company. Any claims for indemnification by Stardust Power’s directors and officers may reduce Stardust Power’s available funds to satisfy successful third-party claims against the Company and may reduce the amount of money available to the Company.

Exclusive Jurisdiction of Certain Actions

This Certificate of Incorporation provides that, unless otherwise consented to by the Company in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, shareholder, stockholder or employee of the Company to the Company or its stockholders; (iii) any action or proceeding asserting a claim against the Company or any director, officer, shareholder, stockholder or employee of the Company relating to any provision of the DGCL or the Certificate of Incorporation or the Bylaws of Stardust Power; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Company; (v) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against Combined Company or any current or former director, officer, shareholder, stockholder or employee of the Company governed by the internal affairs doctrine of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) having personal jurisdiction over an indispensable party named as a defendant therein. The Certificate of Incorporation further provides that, unless otherwise consented to by the Company in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint against any person in connection with any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in the Company’s securities will be deemed to have notice of and consented to this provision.

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The Certificate of Incorporation further provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Additionally, the Certificate of Incorporation provides that any person or entity holding, owning, or otherwise acquiring any interest in any of the Company’s securities shall be deemed to have notice of and consented to these provisions.

Transfer Agent

The transfer agent for Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbols and Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SDST.” Our Redeemable Warrants are listed on the Nasdaq Capital Market under the symbol “SDSTW.”

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or our Warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or our Warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of Business Combination on July 8, 2024, the Company is not a shell company, and, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities, which will be no earlier than July 12, 2025.

Form S-8 Registration Statement

We have filed a Registration Statement on Form S-8 (the “Form S-8”) under the Securities Act to register the shares of our Common Stock issued or issuable under the Stardust Power 2024 Equity Incentive Plan. The Form S-8 became effective automatically upon filing. The shares of our Common Stock issued or issuable under the Stardust Power 2024 Equity Incentive Plan can be sold in the public market upon issuance, subject to applicable restrictions.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax considerations to Non-U.S. Holders (as defined below) with respect to the acquisition, ownership and disposition of Common Stock. This discussion applies only to beneficial owners of our Common Stock that will hold our securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. We have not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions.

The following discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state, local or non-U.S. tax laws, or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	banks, insurance companies, or other financial institutions;

●	tax-exempt or governmental organizations;

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons that acquire our Common Stock through the exercise of employee stock options or otherwise as compensation or through tax-qualified retirement plans;

●	persons that hold our Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

●	certain former citizens or long-term residents of the United States; and

●	except as specifically provided below, persons that actually or constructively hold 5% or more (by vote or value) of any class of our shares.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Common Stock to consult with their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

INVESTORS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

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Taxation of Distributions with Respect to Common Stock

Distributions of cash or property on Common Stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the Non-U.S. Holder’s tax basis in its Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. See “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. Subject to the discussion of effectively connected dividends below, any distribution made to a Non-U.S. Holder on its Common Stock that is treated as a dividend for U.S. federal income tax purposes generally will be subject to U.S. withholding tax at the rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Additional Withholding Requirements under FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of Common Stock unless:

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●	the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

●	shares of Common Stock constitute United States real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by certain U.S.-source capital losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe that we are a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we were to become a USRPHC, a Non-U.S. Holder who disposes of our Common Stock generally will not be taxable on any gain realized as a result of our status as a USRPHC as long as our Common Stock is “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”) and such Non-U.S. Holder did not actually or constructively own, at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for such Common Stock, more than 5% of our Common Stock.

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Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of shares of Common Stock generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on shares of Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E) or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of shares of Common Stock paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute with holdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the effects of FATCA on an investment in shares of common stock.

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” refers to (i) Lind Global Asset Management XIII LLC (“Lind”), and B. Riley Principal Capital II LLC (“B. Riley”), each as named in this prospectus, and (ii) any transferees, assignees or other successors-in-interest that may receive our securities from any selling stockholder.

We have prepared this prospectus to allow the selling stockholders to sell or otherwise dispose of, from time to time, up to 1,896,998 shares of our common stock (the “Shares”), which are comprised of (i) up to 1,450,000 shares of common stock (the “Convertible Note Shares”) issuable upon the conversion or repayment of the Note, (ii) 411,245 shares of common stock (the “Warrant Shares”) issuable upon exercise of the Warrant, and (iii) up to 35,753 shares of common stock issued to B. Riley (the “B. Riley Shares”), pursuant to the B Riley Transaction. See “Lind Transaction” starting on page 117 of this prospectus for a description of the private transactions in which we issued the Lind Securities. See “Lind Transaction - B. Riley Transaction” starting on page 118 of this prospectus for a description of the private transactions in which we issued the B. Riley Shares. Except for the beneficial ownership of our securities, neither the selling stockholders nor, to our knowledge, any persons who directly or indirectly control any selling stockholder have had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the ownership of our shares of common stock by the selling stockholders.

The second column lists the number of shares of common stock owned by each selling stockholder, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of January 30, 2026, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of common stock held by the selling stockholders on that date, if applicable, without regard to any limitations on conversions or exercises.

The following table provides, as of January 30, 2026, information regarding the selling stockholders and the shares of common stock that each may offer and sell from time to time under this prospectus. The percentage of ownership in the table below is based on 9,869,558 shares of common stock outstanding as of January 30, 2026. The table is prepared based on information supplied to us by the selling stockholders, and reflects their holdings as of January 30, 2026. Neither Lind nor B. Riley, nor to our knowledge any of their respective affiliates, has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder.

	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered	Shares Beneficially Owned After Offering(2)
Name of Selling Stockholders	Number	Percentage		Number	Percentage
Lind Global Asset Management XIII LLC (3)	-	-%	492,490	492,490	4.99%
B. Riley Principal Capital II LLC(4)	42,122	0.43%	35,753	6,122	0.06%

(1)	Lind may not convert or exercise, as applicable, any portion of the Lind Securities to the extent such conversion or exercise would cause Lind, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock (or 9.99% of our then outstanding common stock to the extent Lind, together with its affiliates, beneficially owns in excess of 4.99% of shares of our then common stock at the time of such conversion (each such limitation, a “Beneficial Ownership Limitation”)). Due to the Beneficial Ownership Limitation, prior to the offering, Lind’s beneficial ownership of our shares of common stock includes up to 492,490 Convertible Note Shares and/or Warrant Shares issuable in accordance with the terms of the Purchase Agreement and excludes up to 1,368,755 Convertible Note Shares and/or Warrant Shares.

(2)	Assumes the selling stockholders sells all of the Shares, although the selling stockholders is under no obligation to sell any Shares at this time.

(3)	The securities are directly owned by Lind. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind is 444 Madison Avenue, 41st Floor, New York, NY 10022.

(4)	The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. BRPC II is a wholly owned subsidiary of B. Riley Securities Holdings, LLC (“BRSH”). As a result, BRSH may be deemed to indirectly beneficially own securities held of record by BRPC II. BRSH expressly disclaims beneficial ownership of securities held of record by BRPC II, except to the extent of its pecuniary interest therein. B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) is also a wholly owned subsidiary of BRSH. We have been advised that neither BRSH nor BRPC II is a FINRA member or an independent broker-dealer. Because each of BRPC II and BRS is a wholly owned subsidiary of BRSH, BRPC II is deemed to be an affiliate of BRS. BRS will act as an executing broker that will effectuate resales of our Common Stock that are beneficially owned or to be sold by BRPC II through this prospectus.

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LIND TRANSACTION

On December 23, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Asset Management XIII LLC (“Lind”), which provides for the Company issuing to Lind one or more senior secured convertible promissory notes (each, a “Note”) and accompanying common stock purchase warrants (each, a “Warrant”). The aggregate principal amount of Notes that may be issued under the Purchase Agreement shall not exceed $15,000,000.

Pursuant to the Purchase Agreement, at the initial closing (the “Initial Closing”), Lind agreed to purchase from the Company a Note with a principal amount of $4,800,000 for a purchase price of $4,000,000. In connection with each closing under the Purchase Agreement, the Company is required to pay Lind a commitment fee equal to 2.5% of the Funding Amount (the “Commitment Fee”). The Company will use the proceeds from the sale of the Notes and Warrants for general working capital purposes.

The Note is a senior secured obligation of the Company. The “Mandatory Default Amount” is defined as 110% of the Outstanding Principal Amount on the date of the first Event of Default plus any other amounts owing (and is in addition to the Past Due Rate payable under the Note). The Note also contains provisions addressing delisting from a Trading Market, including the Holder’s right in certain circumstances to demand repayment or elect conversion at an adjusted price. Commencing on the date that is 120 days after the Initial Issuance Date, the Company is required to pay the outstanding principal amount of the Note in twenty (20) consecutive monthly payments (each, a “Monthly Payment”) of $240,000 each. At the option of the Company, each Monthly Payment may be made in cash, in shares of common stock (“Repayment Shares”), or in a combination of cash and Repayment Shares. Any portion of a Monthly Payment made in cash includes a premium of 4% of such cash amount.

If the Company elects to satisfy any Monthly Payment (or portion thereof) with Repayment Shares, the number of Repayment Shares is determined using the “Repayment Share Price,” which is defined as 90% of the average of five (5) consecutive daily VWAPs selected by the Holder in its sole discretion during the twenty (20) Trading Days prior to the issuance of the Repayment Shares. Accordingly, as the VWAP of the Company’s common stock during that 20-Trading-Day selection window decreases, the number of Repayment Shares required to satisfy a fixed dollar Monthly Payment increases.

The Note contains provisions requiring the Company to obtain any necessary regulatory approvals for issuance of shares upon conversion, and contemplates that the Company must, at its sole cost and expense, secure any required registration, listing or approval as expeditiously as possible. The Note also includes a change of control repayment right pursuant to which, following delivery of a notice of change of control, the Holder may require the Company to prepay an amount equal to the Outstanding Principal Amount plus 5% of the Outstanding Principal Amount, plus any other amounts owing (the “COC Repayment Price”).

In connection with the issuance of the Note, the Company granted Lind a security interest in its assets pursuant to the security documents delivered in the transaction, including the Security Agreement. In addition, the transaction documents include subsidiary support and collateral arrangements, including a Subsidiary Guaranty pursuant to which specified subsidiaries guarantee the Company’s obligations under the transaction documents. The collateral package also includes a Pledge Agreement pursuant to which the Company pledges equity interests to secure the obligations under the transaction documents.

Concurrently with the issuance of the Note at the Initial Closing, the Company issued to Lind a Warrant. The Purchase Agreement provides that the Warrant Share Amount is determined as 35% of the Funding Amount divided by the VWAP of the common stock on the Trading Day immediately prior to the Closing Date. The Warrant issued in the Initial Closing entitles Lind to purchase up to 411,245 shares of the Company’s common stock at an exercise price of $5.837 per share (subject to adjustment). The “Exercise Period” begins six (6) months after the Issuance Date and ends sixty (60) months thereafter.

The Company also agreed to file with the SEC a registration statement (or prospectus supplement, as applicable) covering the resale of the “Investor Shares” issuable in respect of the Notes and Warrants. The Purchase Agreement requires that, no later than forty-five (45) days from each Closing Date, the Company shall prepare and file a Registration Statement (or prospectus supplement, as applicable) covering the resale of all Investor Shares issuable with respect to the Notes and Warrants issued in such Closing, and that the Company shall use its commercially reasonable efforts to have such Registration Statement declared effective no later than ninety (90) days following the applicable Closing Date.

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The Purchase Agreement further provides for cash “Registration Delay Payments” equal to 1.5% of the Outstanding Principal Amount of all outstanding Notes upon the occurrence of specified filing, maintenance, or current public information failures, and on each 30-day anniversary thereafter until cured (subject to the terms and proration set forth therein).

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant and the security and guarantee documents are not complete and are qualified in their entirety by reference to the full text of such agreements, each of which is filed as an exhibit to this registration statement.

B. Riley Transaction

On October 7, 2024, the Company entered into that certain common stock Purchase Agreement with B. Riley, as amended from time to time, and the related Registration Rights Agreement dated October 7, 2024 (collectively, the “B. Riley Agreements”).

On December 11, 2025, the Company and the Investor entered into a letter agreement pursuant to which the parties mutually agreed to terminate, the B. Riley Agreements (the “Letter Agreement”). As part of the termination, the Company agreed to satisfy a make-whole payment under the B. Riley Agreements in the aggregate amount of $471,942.90, payable in three equal portions: (i) through the issuance of restricted shares of common stock priced at $4.40 per share, subject to resale registration; (ii) in cash upon the Company’s next equity or convertible financing; and (iii) in connection with a future equity line, at-the-market program, or similar financing that the Company is currently working on with the Investor or its affiliate, or otherwise in cash if unpaid by September 30, 2026.

Except for customary indemnification and contribution provisions that survive termination, the Agreements were terminated in their entirety and are of no further force or effect as of the Termination Effective Time.

118

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities covered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

119

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and are informing the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our shares of common stock are listed on the Nasdaq Capital Market under the trading symbol “SDST.”

120

LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP will pass upon the validity of the shares of common stock offered by this prospectus.

EXPERTS

The audited consolidated financial statements of Stardust Power Inc. included in this prospectus have been so included in reliance upon the report of KNAV CPA LLP, independent registered public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to Stardust Power and the securities offered by this Registration Statement, we refer you to the prospectus and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the Registration Statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, registration statements and other information with the SEC. These reports, registration statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.stardust-power.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

121

INDEX TO FINANCIAL STATEMENTS

Page
Stardust Power Inc. Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm - PCAOB ID: 2983	F-2
Consolidated Balance Sheets as of December 31, 2024 and December 31, 2023	F-3
Consolidated Statements of Operations for the year ended December 31, 2024 and for the period from March 16, 2023 (inception) to December 31, 2023	F-4
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the year ended December 31, 2024 and for the period from March 16, 2023 (inception) to December 31, 2023	F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2024 and for the period from March 16, 2023 (inception) to December 31, 2023	F-6
Notes to the Consolidated Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Stardust Power Inc. and Subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of Stardust Power Inc. and Subsidiaries (the Company) as of December 31, 2024 and 2023 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years ended December 31, 2024 and for the period from March 16, 2023 (inception) through December 31, 2023 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and December 31, 2023, and the results of its operations and its cash flows for each of the year ended December 31, 2024 and for the period from March 16, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses during the year, has an accumulated deficit and stockholders’ deficit. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company’s auditor since 2023.

Atlanta, Georgia

March 27, 2025 (except for the impact of the 2025 reverse stock split as described in Note 20, as to which the date is February 3, 2026)

PCAOB ID - 2983

F-2

Stardust Power Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(all amounts in USD, except number of shares)

	As of December 31,
	2024	2023

ASSETS
Current assets
Cash	$912,574	$1,271,824
Prepaid expenses and other current assets	606,331	426,497
Deferred transaction costs	116,121	1,005,109
Promissory notes	502,838	-
Total current assets	$2,137,864	$2,703,430
Property and equipment, net	1,755,947	1,968
Capital project costs	3,320,403	100,000
Investment in equity securities	1,496,422	218,556
Other long-term assets	312,501	-
Total assets	$9,023,137	$3,023,954

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$10,264,117	$1,256,792
Accrued liabilities and other current liabilities	4,722,687	208,107
Current portion of early exercised shares option liability	1,814	2,990
Short-term loans from related parties (Note-16)	5,875,000	-
Short-term loans	4,133,552	72,967
Total current liabilities	$24,997,170	$1,540,856
SAFE notes	-	5,212,200
Warrant liability	2,451,237	-
Advance from PIPE investor	425,000	-
Earnout liability	532,700	-
Early exercised shares option liability	2,814	5,660
Total liabilities	$28,408,921	$6,758,716

Commitments and contingencies (Note 4)

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 100,000,000 and Nil shares authorized, Nil shares issued and outstanding as at December 31, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value, 700,000,000 and 69,033,000 shares authorized, 4,773,628 and 4,149,977 shares issued and outstanding as at December 31, 2024 and December 31, 2023, respectively	460	402
Additional paid-in capital	33,232,704	58,421
Accumulated deficit	(52,618,948)	(3,793,585)
Total stockholders’ deficit	$(19,385,784)	$(3,734,762)

Total liabilities and stockholders’ deficit	$9,023,137	$3,023,954

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Stardust Power Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in USD, except number of shares)

	Year ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023
Revenue	$-	$-

General and administrative expenses	17,972,828 [1]	2,675,698 [1]
Operating Loss	(17,972,828)	(2,675,698)
Other income (expenses)
SAFE note issuance costs	- [2]	(466,302)[2]
Other transaction costs	- [3]	(450,113)[3]
Interest income	10,838	-
Interest expense	(50,454)[4]	(7,828)[4]
Finance charge	(7,579,713)[5]	-
Change in fair value of sponsor earnout shares	4,076,200	-
Change in fair value of warrant liability	(511,342)	-
Change in fair value of investment in equity securities	(322,134)	18,556
Change in fair value of convertible notes	(471,400)	-
Change in fair value of SAFE notes	(955,000)	(212,200)
Other income	21,970	-
Total other expenses	(5,781,035)	(1,117,887)

Net loss	$(23,753,863)	$(3,793,585)

Net loss per share
Basic	$(5.5)	$(0.90)
Diluted	$(5.5)	$(0.90)

Weighted average common shares outstanding
Basic	4,282,194	4,039,651
Diluted	4,282,194	4,039,651

(1)	Includes related party amounts of $143,057 and $797,019 for the year ended December 31, 2024, and from March 16, 2023 (inception) to December 31, 2023, respectively.
(2)	Includes related party amounts of $Nil and $435,000 for the year ended December 31, 2024, and from March 16, 2023 (inception) to December 31, 2023, respectively.
(3)	Includes related party amounts of $Nil and $100,000 for the year ended December 31, 2024, and from March 16, 2023 (inception) to December 31, 2023, respectively.
(4)	Includes related party amounts of $20,937 and $7,111 for the year ended December 31, 2024, and from March 16, 2023 (inception) to December 31, 2023, respectively.
(5)	Includes related party amounts of $3,875,000 and $Nil for the year ended December 31, 2024, and from March 16, 2023 (inception) to December 31, 2023, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Stardust Power Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(all amounts in USD, except number of shares)

For the period from March 16, 2023 (inception) through December 31, 2023
	Common Stock		Additional paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	capital	Deficit	Deficit
Balance as at March 16, 2023 (inception)	-	$-	$-	$-	$-
Issuance of common stock	9,000,000	90	-	-	90
Retroactive application of recapitalization	32,420,154	4,052	(4,052)	-	-
Retroactive application of reverse stock split	(37,278,138)	(3,728)	3,728
Balance as at March 16, 2023 (inception)	4,142,016	414	(324)	-	90
Stock based compensation	-	-	58,536	-	58,536
Transfer from early exercised stock option liability on vesting	-	-	200	-	200
Issuance of common stock related to early exercised stock options	227,810	-	-	-	-
Repurchase of unvested early exercised common stock	(92,045)	-	-	-	-
Repurchase of common stock	(127,804)	(12)	9	-	(3)
Net loss	-	-	-	(3,793,585)	(3,793,585)
Balance as at December 31, 2023	4,149,977	402	58,421	(3,793,585)	(3,734,762)

For the year ended December 31, 2024
	Common Stock		Additional paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	capital	Deficit	Deficit
Balance as at December 31, 2023	9,017,300	$87	$58,736	$(3,793,585)	$(3,734,762)
Retroactive application of recapitalization	32,482,472	3,936	(3,936)	-	-
Retroactive application of reverse stock split	(37,349,795)	(3,621)	3,621
Balance as at December 31, 2023	4,149,977	402	58,421	(3,793,585)	(3,734,762)
Net loss	-	-	-	(23,753,863)	(23,753,863)
Stock based compensation (Note 8)	-	-	9,750,511	-	9,750,511
Issuance of common stock	5,583	1	268,997	-	268,998
Synthetic at-the-market (“ATM”) commitment fee	6,369	1	499,999	-	500,000
Transfer from early exercised stock liability on vesting	-	3	2,352	-	2,355
Repurchase of unvested early exercise stock options	(25,570)	-	-	-	-
Shares issued upon exercise of common stock warrants	13,580	1	1,626,618	-	1,626,619
Shares issued upon conversion of SAFE notes	63,692	6	6,367,194	-	6,367,200
Shares issued upon conversion of convertible notes	25,722	3	2,571,397	-	2,571,400
Issuance of common stock upon the reverse capitalization including PIPE financing, net of transaction costs	534,275	43	(5,483,062)	-	(5,483,019)
Transaction costs	-	-	(7,501,223)	-	(7,501,223)
Merger Earnout shares (Note 3)	-	-	25,071,500	(25,071,500)	-
Balance as at December 31, 2024	4,773,628	460	33,232,704	(52,618,948)	(19,385,784)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Stardust Power Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts in USD, except number of shares)

	Year ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023
Cash flows from operating activities:
Net loss	$(23,753,863)	$(3,793,585)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	9,750,511	58,536
Finance charges	6,807,702	-
Synthetic ATM commitment fee	500,000	-
Loss from change in fair value of common stock make-whole obligation	272,011	-
Change in fair value of investment in equity securities	322,134	(18,556)
Change in fair value of SAFE notes	955,000	212,200
Change in fair value of warrant liability	511,342	-
Change in fair value of convertible notes	471,400	-
Change in fair value of sponsor earnout shares	(4,076,200)	-
Depreciation expense	1,823	6
SAFE notes issuance costs	-	466,302
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(47,999)	(426,497)
Accounts payable	(3,389,540)	310,281
Accrued liabilities and other current liabilities	1,955,965	208,107
Net cash used in operating activities	$(9,719,714)	$(2,983,206)
Cash flows from investing activities:
Capital project costs	(1,010,180)	-
Land acquisition costs	(1,623,946)	(100,000)
Investment in equity securities	(1,600,000)	(200,000)
Investment in other long-term assets	(50,000)	-
Purchase of property and equipment	(15,237)	(1,974)
Promissory notes issued	(492,000)	-
Net cash used in investing activities	$(4,791,363)	$(301,974)
Cash flows from financing activities:
Proceeds from stock issuance, net of repurchases	260,927	87
Payment of equity issuance costs	(32,601)	-
Proceeds from early exercise of stock option awards	-	14,850
Proceeds from investor for issuance of SAFE notes	200,000	5,000,000
Proceeds from issuance of notes payable to related parties	2,000,000	1,000,000
Repayment of notes payable to related parties	-	(1,000,000)
Proceeds from exercise of warrants	1,561,655	-
Proceeds from issuance of convertible notes	2,100,000	-
Deferred transaction costs paid	(4,167,323)	(95,900)
Payment of issuance costs for SAFE notes to related parties	-	(435,000)
Proceeds from short-term loan	2,060,000	80,800
Repayment of short-term loan	(324,415)	(7,833)
Proceeds from advance received from PIPE investor	425,000	-
Proceeds from of business combination and issuance of PIPE shares	11,639,088	-
Repayment of sponsor promissory notes	(1,562,834)	-
Repurchase of unvested shares	(7,670)	-
Net cash provided by financing activities	$14,151,827	$4,557,004

Net (decrease)/ increase in cash	$(359,250)	$1,271,824
Cash at the beginning of the period	1,271,824	-
Cash at the end of the period	$912,574	$1,271,824

Supplemental disclosure for cash flow information:
Interest paid	$16,055	$7,667
Taxes paid	3,173	-

Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction costs	$3,354,121	$909,209
Unpaid amount for repurchase of unvested shares	-	6,003
Conversion of legacy SAFE notes	64	-
Conversion of legacy convertible notes	26	-
Sponsor earnout share liability	4,076,200	-
Issuance of common stock to Sponsor	400	-
Net liabilities assumed upon closing of business combination	14,638,215	-
Issuance of common stock to non-redeeming shareholders	13	-
Unpaid SAFE note issuance costs	-	31,302
Unpaid capital project costs	2,310,223	-
Unpaid land purchase costs	16,619	-
Commitment and other fees for synthetic ATM	500,000	-
Unpaid finance charge related to common stock issuance to lenders	567,031	-
Finance charge related to Equity Kicker	6,200,000	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE COMPANY

Nature of Business

Stardust Power Inc. (the “Company”, “Stardust Power”) formerly known as Global Partner Acquisition Corp II, a Delaware corporation, is an American developer of battery grade lithium products, designed to foster energy independence in the United States. While the Company has not earned any revenue yet, the Company is in the process of developing a strategically central, lithium refinery capable of producing up to 50,000 metric tpa of battery grade lithium.

Business Combination

On November 21, 2023, Stardust Power Operating Inc. entered into a business combination agreement (the “Business Combination Agreement”) with Global Partner Acquisition Corp II (“GPAC II”), a Cayman Islands exempted company incorporated on November 3, 2020, Strike Merger Sub I, Inc. (“First Merger Sub”), a Delaware corporation and direct wholly owned subsidiary of GPAC II, and Strike Merger Sub II LLC (“Second Merger Sub”), a Delaware limited liability company and direct wholly owned subsidiary of GPAC II. On July 8, 2024, former Stardust Power Inc. was renamed Stardust Power Operating Inc.

On July 8, 2024 (the “Closing Date”), Legacy Stardust Power completed the business combination contemplated by the Business Combination Agreement (the “Business Combination”). GPAC II deregistered as a Cayman Islands exempted company and domesticated in the State of Delaware as a Delaware corporation. As per the Business Combination Agreement, First Merger Sub merged into Legacy Stardust Power, with Legacy Stardust Power being the surviving corporation (the effective time of such merger being the “First Effective Time”). Legacy Stardust Power then merged into Second Merger Sub, with Second Merger Sub being the surviving entity. Upon the completion of the Business Combination, GPAC II was renamed Stardust Power Inc.

The common stock (the “Common Stock”) and warrants of the Company are currently listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “SDST” and “SDSTW”, respectively.

As per the Business Combination Agreement:

●	Each share of common stock of Legacy Stardust Power (“Legacy Stardust Power Common Stock”) issued and outstanding immediately prior to the First Effective Time converted into the right to receive the number of shares of combined company (“Newco”) common stock (“Newco Stock”) equal to the merger consideration divided by the number of shares of the Company fully diluted stock (“per share consideration”).
●	Each outstanding option to purchase Legacy Stardust Power Common Stock (each a “Legacy Stardust Power Option”), whether vested or unvested, automatically converted into an option to purchase a number of shares of Newco Stock equal to the number of shares of Newco Stock subject to such Legacy Stardust Power Option immediately prior to the First Effective Time multiplied by the per share consideration.
●	Each share of Legacy Stardust Power Restricted Stock (as defined in the Business Combination Agreement) outstanding immediately prior to the First Effective Time converted into a number of shares of Newco Stock equal to the number of shares of Legacy Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the per share consideration (the “Exchanged Company Restricted Common Stock”).
●	All outstanding redeemable public warrants and private warrants of GPAC II representing the right to purchase one Class A ordinary share were adjusted to represent the right to purchase one share of the Newco Stock.
●	All outstanding GPAC Class A (after redemptions) and Class B common shares were cancelled and converted into shares of the Newco Stock.

F-7

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

●	As consideration for certain Class A ordinary shareholders entering into non-redemption agreements (“NRAs”) agreeing not to redeem or to reverse any redemption demands previously submitted, the Company issued 12,777 ordinary shares of Stardust Power at a price per share of approximately $100.00 per share at closing of the Business Combination.
●	Additionally, the Combined Company issued 100,000 shares of Newco Stock to the Sponsor as additional merger consideration that vest in the event that prior to the eighth anniversary of the closing of the Business Combination. Fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $120.00 per share for a period of 20 trading days in a 30 trading day period, and the remaining fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $140.00 per share for a period of 20 trading days in a 30 trading day period, or are otherwise forfeited. Upon the occurrence of a change in control, any remaining unvested Sponsor Earnout Shares become vested.
●	Additionally, the Combined Company will issue 500,000 shares of Newco Stock to the holders of Legacy Stardust Power as additional merger consideration that vest in the event that prior to the eighth anniversary of the closing of the Business Combination, the volume-weighted average price of Company Common Stock is greater than or equal to $120.00 per share for a period of 20 trading days in any 30-trading-day period or there is a change of control, or are otherwise forfeited.
●	Immediately prior to the closing of the Business Combination, the SAFE notes automatically converted into the 13,839 shares of Legacy Stardust Power Common Stock.
●	Immediately prior to the closing of the Business Combination, the convertible notes automatically converted into 5,588 shares of Legacy Stardust Power Common Stock.
●	Stardust Power issued 107,754 shares of Common Stock in exchange for $10,075,002 of cash in accordance with the terms of the PIPE Subscription Agreement (“PIPE”) in connection with the Business Combination.

The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, GPAC II has been treated as the acquired company for financial statement reporting purposes (refer to Note 3).

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The consolidated balance sheet as of December 31, 2023, included herein was derived from the audited consolidated financial statements of Legacy Stardust Power as of that date.

The consolidated financial statements include the accounts of Stardust Power Inc. and its wholly owned subsidiaries, Stardust Power LLC and Strike Merger Sub II, LLC. All material intercompany balances have been eliminated upon consolidation.

These consolidated financial statements are presented in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Those estimates and assumptions include, but are not limited to, useful life of assets, realization of deferred tax assets, and fair valuation of stock-based compensation, common shares purchase agreement, warrants, simple agreement for future equity notes (each a “SAFE note”), convertible notes and sponsor earnout shares. The Company evaluates estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates, and those differences could be material to the consolidated financial statements.

F-8

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Going Concern

The Company’s consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is a development stage entity having no revenues and has incurred a net loss of $23,753,863 for the year ended December 31, 2024. The Company has an accumulated deficit of $52,618,948 and stockholders’ deficit of $19,385,784 as of December 31, 2024. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. These conditions raise substantial doubt about its ability to continue as a going concern.

As of December 31, 2024, the Company has $912,574 of unrestricted cash. Upon completion of the Business Combination, the Company’s consolidated cash balance increased due to the PIPE investments of $10,075,002, and $1,564,086 of trust account proceeds, net of redemptions and related fees. The combined company is also required to make various payments including SPAC transaction costs incurred upon the close of the Business Combination (Refer to Note 3).

On October 7, 2024, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell up to $50,000,000 of newly issued shares of the Company’s Common Stock to B. Riley Principal Capital II, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company. During the year ended December 31, 2024, the Company issued 5,582 common stock aggregating to net proceeds of $260,927 (Refer to Note 6).

In December 2024, the Company entered into binding Term Sheets (“Term Sheets”) with various lenders and received cash proceeds of $3,550,000 (Refer to Note 7).

On December 31, 2024, the Company entered into binding term sheets with certain investors pursuant to which the Company has agreed to sell, and the Investors have agreed to purchase, Company securities for an aggregate amount of $550,000 (the “Private Placement”). The proceeds of the Private Placement are expected to be used by the Company for capital expenditures, working capital and general corporate purposes. The Investors have agreed to purchase, and the Company has agreed to issue and sell, up to $550,000 in shares of Company common stock, par value $0.0001 per share (“Common Stock”) at a price equal to 95% of the closing bid price of the Common Stock on the last trading day prior to the closing date for the Private Placement. In addition, each Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of Common Stock purchased by such Investor in the Private Placement, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 (the “Warrants”). As of December 31, 2024, the Company received proceeds of $425,000 from one of the investors and has accounted for this as Advance from PIPE investor for shares and warrants to be issued based on purchase agreement to be entered on the consolidated balance sheet as of December 31, 2024.

F-9

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to the year end, the Company consummated a public offering (the “Offering”) of an aggregate of (i) 479,200 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) Common Stock purchase warrants (“Common Warrants”) to purchase up to 479,200 shares of Common Stock (the “Common Warrant Shares”). Each Share was sold at a public offering price of $12.0 and associated Common Warrant to purchase one (1) Common Warrant Share was sold with an exercise price of $13.00. The Company received aggregate gross proceeds from the Offering of approximately $5,750,400, before deducting placement agent fees and other offering expenses. The Company intends to use the proceeds of the Offering primarily for general corporate purposes and other business matters, as well to satisfy certain debts. Further, on March 16, 2025, pursuant to the Inducement Letter, the investor agreed to exercise, for cash, the Common Warrants to purchase an aggregate of 479,200 shares of common stock at the exercise price of $6.2 per share in exchange for the Company’s agreement to issue to the investor a new common stock purchase warrant, to purchase up to 958,400 shares of common stock (the “Inducement Warrants,” and the shares issuable upon exercise of the Inducement Warrants, the “Inducement Warrant Shares”).

As of the date on which these consolidated financial statements were available to be issued, we believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Summary of Significant Accounting Policies

Significant Risks and Uncertainties Including Business and Credit Concentrations

The Company is a newly incorporated company and has yet to construct its facility and commence production. As a result, the Company has a limited operating history upon which to evaluate the business and future prospects, which subjects it to a number of risks and uncertainties, including the ability to plan for and predict future growth. Since the Company’s founding, and acquisition of the land for the establishment of the facility, the Company has made significant progress towards site due diligence, engineering and techno-economic analysis for assessing suitability of the land and location. The refinery designs, brine extraction and transportation process of the facility, process configurations, and control system of the facility are representative of an industrial-scale battery-grade lithium production facility.

The Company expects that it will need to raise additional capital to support its development and commercialization activities. Significant risks and uncertainties to the Company’s operations include failing to secure additional funding and the threat of other companies developing and bringing to market similar technology at an earlier time than the Company.

The Company’s cash balance is held at one financial institution. As such, as at December 31, 2024, cash held with the financial institution exceeded federally insured limits.

As at December 31, 2024, the company had a promissory note receivable of $502,838 from two borrowers representing 23.5 % of total current assets. These Notes carry an interest rate of 6% per annum. The borrower’s financial condition and repayment ability are monitored regularly to mitigate credit risk.

F-10

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins – Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fees and advisory and consulting fees, are deferred until consummation/completion of the proposed public offering. The Company has deferred $1,005,109 of related costs incurred towards the proposed public offering which are presented within current assets in the consolidated balance sheets as at December 31, 2023. During the year ended December 31, 2024, the Company deferred $6,496,114 of related costs incurred towards the public offering. After the consummation of the Business Combination, costs allocated to equity-classified instruments amounting to $7,501,223 were recorded as a reduction to additional paid-in capital.

As disclosed in the “Going Concern” note above, subsequent to the year end, the Company consummated a public offering. The Company has deferred $116,121 of costs incurred towards potential follow-on offerings which is presented within current assets in the consolidated balance sheet as at December 31, 2024. If the offering is terminated, the deferred offering costs will be expensed.

Capital Project Costs and Property and Equipment, net

The Company had an exclusive option purchase agreement with the City of Muskogee, Oklahoma for 66 acres of undeveloped tract (excluding wetlands and creeks). The option was scheduled to end on the earlier of February 29, 2024, the date the property is purchased, or the termination of the agreement by either party. The agreement allowed for two three-month extensions, provided that the Company is performing due diligence and pursuing permits and approvals. Non-refundable option payments of $25,000 and $75,000 were made on June 8, 2023, and October 10, 2023, respectively. The Company capitalized these payments as capital project costs as at December 31, 2023, because these payments would be credited against the full purchase price of the land upon acquisition. On January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land for an additional amount of $1,562,030. On May 2, 2024, and July 30, 2024, the Company paid the first and second non-refundable extension payment of $33,333 and $33,333, respectively. On December 16, 2024, title to the land was transferred in the Company’s name and the Company paid the remaining balance of $1,497,949, including transfer expenses of $2,585. The Company capitalized an additional $75,950 as land for costs incurred for obtaining permits and title. In addition to the above, the Company capitalized $3,320,403 towards capital project costs related to front-end loading and environmental studies done for setting up the refinery during the year ended December 31, 2024. The construction of the Facility is still in progress and hence no depreciation is charged on capital project costs.

Property and equipment, net is stated at cost less accumulated depreciation and accumulated impairment loss. The Company depreciates computer and equipment using the straight-line method over the estimated economic useful lives of the asset, which are generally three to five years. Land is a non-depreciable asset and is stated at cost.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is estimated at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

F-11

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Measurement

ASC 820, “Fair Value Measurement”, defines fair value as the amount at which an instrument could be exchanged in an orderly transaction between market participants at the measurement date (the exit price). ASC 820 establishes a fair value hierarchy based on the inputs used to measure fair value. The fair value hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from independent sources. Unobservable inputs reflect management’s assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. There are three fair value hierarchies based upon the level of inputs that are significant to fair value measurement:

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities.
●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The categorization of a financial instrument within the fair value hierarchy is based upon the lowest level of input that is significant to its fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgements and consider factors specific to the asset or liability.

The Company’s financial assets and liabilities are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. The carrying amounts of certain financial assets and liabilities, including cash, other current assets, accounts payable and short-term loans approximate fair value because of the short maturity and liquidity of those instruments.

Income Taxes

The Company records income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. The Company nets the deferred tax assets and deferred tax liabilities from temporary differences arising from a particular tax-paying component of the Company within the same tax jurisdiction and presents the net asset or liability as long term. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes tax benefits from uncertain tax positions if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although the Company believes that it has adequately reserved for uncertain tax positions, the Company can provide no assurance that the final tax outcome of these matters will not be materially different. The Company makes adjustment to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and results of operations.

The Company elects to record interest accrued and penalties related to unrecognized tax benefits in the consolidated statements of operations as a component of provision for income taxes.

Investments in Equity Securities

Investments in equity securities with readily determinable fair values are accounted in accordance with ASC 321, Investment in Equity Securities. These investments are recorded at cost and subsequently measured at fair value with changes in fair value recognized in the Company’s consolidated statements of operations.

F-12

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SAFE notes

SAFE notes represent instruments that provide a form of financing to the Company and possess characteristics of both a debt and equity instrument. The Company accounts for the SAFE note in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging”. For the SAFE notes outstanding as of December 31, 2023, the Company first assessed whether the instrument meets the definition of a liability under ASC 480. The SAFE note includes terms that would affect the conversion of the note into shares based on the next round of financing. Since the instrument neither represents, nor is it indexed to an obligation to repurchase its own shares, the instrument does not represent any conditional obligation to settle the fixed monetary amount of the debt in a variable number of shares, the instrument is not a liability under ASC 480. The Company then assessed whether the instrument represents either an equity, derivative or a liability instrument per the guidance under ASC 815-40 and noted that due to the contingent settlement essentially representing a repayment of a fixed monetary amount, it would neither represent an instrument indexed to its own equity nor would it meet the definition of a derivative. Therefore, the note would be accounted for as a liability which requires initial and subsequent measurements at fair value. This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s consolidated statements of operations.

The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE notes will convert into preferred stock; (ii) a SPAC transaction or an initial public offering where the SAFE notes will convert into common stock (iii) a change in control where the SAFE notes holders will have an option to receive a portion of the cash and other assets equal to the purchase amount and (iv) dissolution event where the SAFE notes holders will be entitled to the purchase amount subject to liquidation priority. Issuance cost incurred during the period March 16, 2023 (inception) to December 31, 2023, were expensed as incurred and presented separately in the consolidated statements of operations.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815, Derivatives and Hedging (“ASC 815”). Management’s assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period-end date while the warrants are outstanding.

Issued or modified warrants that meet all of the criteria for equity classification are recorded as a component of additional paid-in capital at the time of issuance. Issued or modified warrants that do not meet all the criteria for equity classification are recorded as a liability at their initial fair value on the date of issuance and subject to remeasurement each balance sheet date with changes in the estimated fair value of the warrants to be recognized as an unrealized gain or loss in the consolidated statements of operations. Cost associated with issuing the warrants accounted for as liabilities are charged to consolidated statements of operations when warrants are issued.

Short-term loans

The Company accounts for short-term loans, as a single liability measured at amortized cost. The carrying value of the liability equals the proceeds received from the issuance of the loan agreements, accrued premium less debt issuance costs. See “Note 7 – Short-term loans” for additional information.

F-13

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Leases

At the inception of a contract, the Company performs an assessment whether the contract is, or contains, a lease. The assessment is based on whether: (1) the contract involves the use of a distinct identified asset, (2) the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (3) the Company the right to direct the use of the asset.

Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (1) the lease transfers ownership of the asset by the end of the lease term, (2) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (3) the lease term is for a major part of the remaining useful life of the asset, (4) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, or (5) the leased asset is so specialized that the asset will have little to no value at the end of the lease term. A lease is classified as an operating lease if it does not meet any one of the above criteria.

Operating and finance leases are recorded as right-of-use (ROU) assets and lease liabilities on the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating and finance lease ROU assets and liabilities are initially recognized based on the present value of lease payments over the lease term. In determining the present value of lease payments, the Company uses the implicit interest rate if readily determinable. When the implicit interest rate is not readily determinable, the Company uses its incremental borrowing rate, which is based on its collateralized borrowing capabilities over a similar term of the lease payments. When using the incremental borrowing rate, the Company utilizes the consolidated group incremental borrowing rate. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

The Company has elected the practical expedient to account for lease and non-lease components as a single lease component. The Company has also elected not to record right of use assets and associated lease liabilities on the consolidated balance sheet for leases that have a term, including any reasonably assured renewal terms, of 12 months or less at the lease commencement date. The lease payments are recognized for these short-term leases in the consolidated statements of operations on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

The Company has entered into a lease agreement with Tower Lake LLC, for office space. The Company has not recognized any ROU asset and lease liability pursuant to this lease as it is a short-term lease. The Company recorded rent expense of $31,242 and $24,425 for the year ended December 31, 2024, and for the period from March 16, 2023 (inception) through December 31, 2023, respectively in the consolidated statements of operations.

General and Administrative Expenses

General and administrative expenses primarily include compensation for employees, consultants, and advisors, legal and professional service fees, utilities, travel and other general overhead costs to support the Company’s operations.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expenses, in accordance with ASC 720-35, “Other Expenses – Advertising Cost”.

Other Transaction Costs

Other transaction costs consist of $Nil and $450,113 for the year ended December 31, 2024, and for the period from March 16, 2023 (inception) through December 31, 2023, respectively, and relate to costs that represent fees and expenses associated with evaluation of potential other merger opportunities that the Company ultimately did not execute.

Organizational Costs

In accordance with ASC 720, “Other Expenses”, organizational costs, including accounting fees, legal and professional fees, and costs of incorporation, are expensed as incurred. The Company has incurred $75,136 of set-up costs expensed in the consolidated statement of operations for the period from March 16, 2023 (inception) through December 31, 2023, representing pre-incorporation expenses for legal and professional consulting services related to start-up activities.

Stock-Based Compensation

The Company accounts for stock options, restricted share awards (“RSAs”), restricted stock units (“RSUs”), performance stock units (“PSUs”), to employees, consultants and other advisors, and directors based on their estimated fair value on the date of grant. The fair value of the Company’s stock options is measured based on the grant-date fair value which is calculated using a Black-Scholes option pricing model. The Company evaluates the assumptions used to value option awards upon each grant of stock options. At the election of the grantees, the stock options granted by the Company are early exercisable at any time from the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares in the event of an employee’s termination prior to full vesting at lower of original exercise price or fair market value as on the date the Company delivers the Repurchase Notice. The consideration received for an early exercise of an unvested option is considered as deposit of the exercise price and the related amount is recorded as a liability. The liabilities are reclassified into common stock and additional paid-in capital as the awards vest. The shares are included in common stock on the consolidated statements of stockholders’ equity (deficit) as at December 31, 2024 and 2023, and are not included in the calculation of basic net loss per share attributable to common stockholders for the year ended December 31, 2024, and for the period from March 16, 2023 (inception) through December 31, 2023. However, the early exercised shares are included in calculation of diluted net loss per share attributable to common stockholders for the year ended December 31, 2024, and for the period ended December 31, 2023, to the extent they are not anti-dilutive.

F-14

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of RSUs awarded is based on the closing price of the Company’s common stock, as reported on Nasdaq on the date of grant. The fair value and derived service period of PSUs with market-based conditions is estimated using the Monte Carlo valuation model. The Company evaluates the assumptions used to value PSU awards upon each grant of PSUs.

Stock-based compensation expense associated with service and market-based conditions for RSUs will be recognized over the longer of the expected achievement period for the service condition and market condition. Stock-based compensation expense associated with PSUs is recognized over the longer of the expected achievement period for the performance condition and the service condition The Company generally recognizes stock-based compensation expense for RSUs with only service condition on a straight-line basis over the vesting term and RSUs /PSUs with service and market-based conditions, respectively, on graded vesting method over the vesting term. The Company accounts for forfeitures as they occur.

Net Loss per Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net loss per share is calculated by dividing the net loss by the weighted average number of Common Stock outstanding for the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as at the first of the year for any potentially dilutive debt or equity. Potential common shares from unvested restricted stock options, earnouts and common stock warrants are computed using the treasury stock method. Contingently issuable shares are included in basic EPS only when there is no circumstance under which those shares would not be issued.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), under its ASC or other standard setting bodies, and adopted by the Company as of the specified effective date.

Recently adopted accounting pronouncements

In November 2023, the FASB issued Accounting Standard Update (“ASU”) 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The guidance is effective for public business entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years, beginning after December 15, 2024. Early application is permitted. The guidance is to be applied retrospectively to all prior periods presented in the consolidated financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. The Company adopted the standard for the year ended December 31, 2024, with disclosures included in Note 15 – Segment Reporting.

Recently Issued Accounting Pronouncements Not Yet Adopted

With the exception of those listed below, the Company has reviewed the accounting pronouncements issued during the year ended December 31, 2024, and concluded they were either not applicable or not expected to have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses, which is referred to as ASU 2024-03. ASU 2024-03 requires public entities to disclose detailed information about specific types of expenses included within the expense captions presented on the face of the income statement. While ASU 2024-03 does not alter the presentation of expense captions on the face of the income statement, it introduces requirements for disaggregating certain expense captions into specified categories within the footnotes to the consolidated financial statements. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact that ASU 2024-03 will have on its consolidated financial statements and accompanying footnotes.

In December 2023, FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual consolidated financial statements that have not yet been issued or made available for issuance. This ASU will likely result in the required additional disclosures being included in our consolidated financial statements, once adopted.

F-15

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – REVERSE RECAPITALIZATION

As mentioned above in Note 1, the Business Combination was closed on July 8, 2024, and has been accounted for a reverse recapitalization because Legacy Stardust Power has been determined to be the accounting acquirer pursuant to ASC 805, “Accounting for Business Combinations”, based on the evaluation of the following facts and circumstances:

●	Stardust Power shareholders who controlled Legacy Stardust Power prior to the Business Combination, retained the majority voting interest in the Combined Company immediately after the Business Combination;
●	Legacy Stardust Power has the ability to elect a majority of the members of the Combined Company’s governing body;
●	Legacy Stardust Power’s senior management makes up the senior management of the Combined Company;
●	The Combined Company assumed Stardust Power’s name.

Therefore, as there was no change in control, the Business Combination was accounted for as a common control transaction with respect to Legacy Stardust Power along with a reverse recapitalization of the Company. Under the Business Combination, while GPAC II was the legal acquirer, it has been treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Stardust Power issuing stock for the net assets of GPAC II, accompanied by a recapitalization. The net assets of GPAC II have been stated at historical cost, with no goodwill or other intangible assets recorded.

Immediately following the Business Combination, there were 4,773,665 shares of Common Stock outstanding with a par value of $0.0001 per share. The above includes 100,000 Sponsor Earnout Shares which were also issued at closing. While the Earnout Shares are legally issued and restricted, they are not considered outstanding for accounting purposes until resolution of the earnout contingency. Additionally, there were 5,566,667 Private Placement Warrants (defined below) and 4,999,929 of the Company’s detachable redeemable warrants and distributable redeemable warrants (the “Public Warrants”) outstanding representing a right to purchase 1,056,659 Newco Stock.

Immediately prior to the closing of the Business Combination, the total number of Legacy Stardust Power ordinary shares issued and outstanding was 901,730. Further, as consideration for certain Class A ordinary shareholders entering into NRAs agreeing not to redeem or to reverse any redemption demands previously submitted, the Company issued 12,777 Class A ordinary shares of Stardust Power. The shares are fully vested, nonforfeitable equity instruments.

Pursuant to the Business Combination Agreement, the former owners of Legacy Stardust Power were granted and will have the ability to earn, in the aggregate, an additional 500,000 shares of Common Stock (“Merger Earnout Shares”) if the daily volume weighted average price of the Common Stock is greater than or equal to $120.00 for any 20 trading days within a 30 trading day period (or a change of control of the Company occurs), during the period commencing on the Closing Date and ending on the eighth anniversary of the Closing Date. There are no service conditions or any requirement for the participants to provide goods or services in order to vest in the Merger Earnout Shares. Accordingly, we determined that the Merger Earnout Shares are not within the scope of ASC 718. Further, since the Merger Earnout Shares represent a freestanding equity-linked financial instrument, we evaluated the requirements of ASC 480 and concluded that the Merger Earnout Shares should not be classified as a liability and instead is a financial instrument within the scope of ASC 815.

The Merger Earnout Share arrangement contains two exercise contingencies – the daily volume weighted average stock price and a change of control neither of which is based on an observable market or an observable index other than one based on the Company’s stock. Further, with respect to settlement provisions, we noted that no provisions impact the fixed number of shares to be issued upon settlement, except for adjustments for standard anti-dilutive provisions. Furthermore, the equity classification conditions in ASC 815-40-25 are also met. Therefore, in accordance with ASC 815-40, the Earnout Shares are indexed to the Common Stock and are accordingly classified as equity. As the merger is accounted for as a reverse recapitalization, the fair value of the Earnout Share arrangement as of the merger date, amounting to $25,071,500 has been accounted for as an equity transaction (as a deemed dividend) as of the closing date of the merger.

The Earnout Shares were valued using the following assumptions under the Monte Carlo Model that assumes optimal exercise of the Company’s redemption option at the earliest possible date:

Market price of public stock	$97.4
Expected term (years)	8 years
Volatility	60.00%
Risk-free interest rate	4.25%
Dividend rate	0.00%

F-16

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The number of shares of Common Stock issued and outstanding immediately following the consummation of the Business Combination were:

Stardust Power rollover equity (1)(2)	4,239,392
GPAC II public shareholders (3)(4)	13,742
Sponsor (5)(6)	400,000
PIPE (7)	107,754
Non-redemption shares (8)	12,777
Total Shares issued and Outstanding	4,773,665

(1)	Includes eight shareholders, whose shares are not subject to lock-up or transfer restrictions.
(2)	Includes (i) 89,413 shares of Combined Company Common Stock issued in exchange for shares of Legacy Stardust Power Common Stock with the conversion of the SAFE notes and convertible equity agreements and (ii) 4,149,977 shares of Combined Company Common Stock issued in accordance with the Business Combination Agreement underlying the Exchanged Company Restricted Common Stock.
(3)	Excludes 4,999,929 Public Warrants that converted automatically, with 10 warrants exercisable for one share of Common Stock.
(4)	Reflects the reclassification of $1,564,086 of cash held in trust account, after reversal of redemptions of 287 shares at $113.8 per share, post June 30, 2024, resulting in a net increase of $1,564,086, net of redemptions, in cash.
(5)	Excludes 5,566,667 Private Placements Warrants that converted automatically, with 10 warrants exercisable for one share of Common Stock.
(6)	Includes 100,000 Sponsor Earnout Shares (as defined in the Business Combination Agreement). While the Earnout Shares are legally issued, they are subject to forfeiture based on vesting conditions not being met. (See Note 17).
(7)	Reflects the receipt of $10,075,002 of PIPE proceeds resulting in issuance of 107,754 shares with the corresponding impact of $108 in Combined Company Common Stock and the balance impact being booked to additional paid-in capital.
(8)	Includes 12,777 shares of Combined Company Common Stock issued to GPAC II shareholders entering into NRAs.

Upon the closing of the Business Combination and the PIPE financing, the Company received net cash proceeds of $9,154,761. The following table reconciles the elements of the Business Combination to the consolidated statements of cash flows and the consolidated statements of stockholders’ deficit for the year ended December 31, 2024:

Recapitalization
Cash proceeds from GPAC II, net of redemptions	1,564,086
Cash proceeds from PIPE financing	$10,075,002
Less: Cash payment of assumed liabilities of GPAC II	(921,493)
Less: Settlement of sponsor promissory notes	$(1,562,834)
Net cash proceeds upon closing of the Business Combination and PIPE financing	9,154,761
Less: Non-cash net liabilities assumed from GPAC II	(14,638,215)
Net charge to additional paid-in-capital as a result of the Business Combination reported in stockholder’s (deficit)	(5,483,454)

Legacy Stardust Power incurred $7,501,223 as transaction costs related to the Business Combination. Refer Note 2 Deferred Transaction Costs for details.

F-17

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Sponsor Earnout Shares

As part of the closing of the Business Combination, the Company issued 100,000 shares to Global Partner Sponsor II, LLC (the “Sponsor”). These shares are subject to vesting (or forfeiture) based on achieving certain trading price thresholds following the closing (“Sponsor Earnout Shares”). Fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $120.00 per share for a period of 20 trading days in a 30 trading day period, and the remaining fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $140.00 per share for a period of 20 trading days in a 30 trading day period. There are no service conditions or any requirement for the participants to provide goods or services in order to vest in the Sponsor Earnout Shares. Accordingly, we determined that the Sponsor Earnout Shares are not within the scope of ASC 718. The accounting for the Sponsor Earnout Shares was evaluated under ASC Topic 480, “Distinguishing Liabilities from Equity”, and ASC Subtopic 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, to determine if the Sponsor Earnout Shares should be classified as a liability or within equity. As part of the analysis, it was determined that the Sponsor Earnout Shares subject to vesting are freestanding from other shares of Combined Company Common Stock held by the Sponsor and do not meet the criteria in ASC 815-40 to be considered indexed to the Combined Company Common Stock, due to the settlement provisions including a change in control component which could impact the number of the Sponsor Earnout Shares are ultimately settled for, which is not an input to a fixed-for-fixed option pricing model. As a result, the Sponsor Earnout Shares will be classified as a liability. Subsequent changes in the fair value of the Sponsor Earnout shares will be reflected in the consolidated statements of operations.

Upon the occurrence of a change in control, any remaining unvested Sponsor Earnout Shares become vested. Unvested Sponsor Earnout Shares will be forfeited if vesting does not occur prior to the eighth anniversary of the Closing Date. The Company assesses the fair value of expected earnout consideration at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earnout consideration. As at December 31, 2024, the fair value of Sponsor Earnout Shares amounted to $532,700.

The Sponsor Earnout Shares were valued using the following assumptions under the Monte Carlo Model that assumes optimal exercise of the Company’s redemption option at the earliest possible date:

December 31, 2024
Market price of public stock	$35.8
Expected term (years)	7.52 years
Volatility	65.00%
Risk-free interest rate	4.50%
Dividend rate	0.00%

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Certain conditions may exist as at the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, the latest financial position of the counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-18

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 13, 2024, Legacy Stardust Power and IGX, entered into an exclusive letter of intent (the “IGX LOI”) to potentially acquire interests in certain mining claims (the “IGX Claims”). The contemplated transaction is subject to the entering into of a definitive agreement, due diligence by the Company, and other factors. In connection with the entering into the non-binding IGX LOI, the Company has paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right. Further, Stardust Power has agreed to binding provisions relating to (i) a right of first refusal in favor of Stardust Power and (ii) the delivery of a form promissory note in favor of IGX.

On August 19, 2024, Legacy Stardust Power entered into a promissory note arrangement with IGX (the “IGX Note”) for $176,000 to allow the Company to potentially be able to enter into related agreements and partnerships with IGX. The IGX Note carries an interest rate of 6% with a maturity date of February 28, 2025. The IGX Note is secured by a letter of intent for possible acquisition, including through a potential joint venture, of IGX’s mining claims. The payment is made solely for the payment of all 2024 Bureau of Land Management fees and county land maintenance fees, notice of intent and associated filing fees for the claims owned by IGX. If the Company acquires an interest in any of the IGX Claims, the balance of the promissory note shall be credited as part of the Company’s investment and IGX shall not be required to repay the note. The promissory note including interest amounting to $179,877 is outstanding as on December 31, 2024, and presented as Promissory notes issued under current assets on the consolidated balance sheet. The Company is in active discussion in negotiating the terms for repayment and is evaluating multiple options including a possible strategic investment.

On March 15, 2024, Legacy Stardust Power and Usha Resources Ltd. (“Usha Resources”) entered into a non-binding Letter of Intent (the “Jackpot LOI”), except for certain binding terms such as those relating to the exclusivity period until June 30, 2025, as extended, to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. Usha Resources is an established lithium developer with multiple projects in development. The Jackpot Lake Lithium Brine Project is a flagship asset of Usha Resources and is a lithium brine asset located in the United States, comprising of 8,714 acres of property. The project is currently engaged in its maiden drill program. The Jackpot LOI provides Stardust Power with the exclusive option to agree to acquire up to 90% of the interests held by Usha Resources in the Jackpot Lake project, based on an indicative earn-in schedule. As part of a definitive agreement, Stardust Power would be required to invest into the development of the Jackpot Lake project. The Company has made a non-refundable payment of $25,000 upon execution of the Jackpot LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) was made by the Company on May 14, 2024; provided that the Second Payment shall be non-refundable except if Usha Resources breaches the terms of the Jackpot LOI at which point Usha Resources shall refund the Second Payment together with all out-of-pocket expenses (including the fees and expenses of legal counsel, accountants and other advisors hereof) incurred by the Company. The Second Payment of $50,000 is presented as Other long-term assets on the consolidated balance sheet as on December 31, 2024.

On October 10, 2023, Legacy Stardust Power entered into a non-binding (except for the confidentiality provision) letter of intent with QX Resources Limited, an Australian limited liability company (“QXR”), to negotiate an agreement to work together collaboratively and in good faith to assess the lithium brines contained in QXR’s Liberty Lithium Brine Project (the “Project”). QXR is earning into 75% of the Project situated in Inyo County, California, by way of an earn-in agreement with IG Lithium LLC (“IGL”) and QXR intends to use either evaporation or direct extraction technology to produce a concentrated lithium product or other lithium products. On August 16, 2024, the Company entered into a promissory note arrangement with IGL (the “IGL Note”) for $316,000 to allow the Company to enter into related agreements and future partnerships with IGL on the Project. The IGL Note carries an interest rate of 6% with a maturity date of July 1, 2025. The IGL Note is secured by first priority in all rights, title, interest, claims and demands of IGL related to the Project and other assets of IGL. The promissory note including interest amounting to $322,961 is outstanding as on December 31, 2024, and presented as Promissory notes issued under current assets on the consolidated balance sheet.

On August 4, 2024, the Company entered into an engineering agreement (the “Primero Agreement”) with Primero USA, Inc. (“Primero”) pursuant to which Primero agreed to provide certain engineering, design and consultancy professional services, including to assist in procurement of major equipment, engage relevant third parties for construction and provide a Front End Loading-3 report of the Company’s Muskogee Lithium facility at Southside Industrial Park, in Muskogee, Oklahoma. The total amount due pursuant to the Primero Agreement, assuming full performance, is approximately $4,724,690 in the aggregate, subject to customary potential adjustments. As at December 31, 2024, the total performance pending to be performed and billed by Primero is $1,855,911.

Legal proceedings

We are also subject to certain routine legal and regulatory proceedings, as well as demands and claims that arise in the normal course of our business. We make a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. In our opinion, resolution of any pending claims (either individually or in the aggregate) is not expected to have a material adverse impact on our consolidated results of operations, cash flows or financial position, nor is it possible to provide an estimated amount of any such loss. However, depending on the nature and timing of any such dispute, an unfavorable resolution of a matter could materially affect our future financial position, results of operations, or cash flows, or all in a particular period.

F-19

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – BALANCE SHEET COMPONENTS

Prepaid expenses and other current assets	December 31, 2024	December 31, 2023
Prepaid expenses	$358,331	$424,124
Deposit	246,235	-
Other current assets	1,765	2,373
Total	$606,331	$426,497

Property and equipment, net	December 31, 2024	December 31, 2023
Land	$1,740,565	$-
Computer and equipment	17,211	1,974
Property and equipment, gross	1,757,776	1,974
Accumulated depreciation	(1,829)	(6)
Total	$1,755,947	$1,968

Depreciation expense was $1,823 and $6 for the year ended December 31, 2024, and for the period from March 16, 2023 (inception) through December 31, 2023, respectively.

Other long-term assets	December 31, 2024	December 31, 2023
Non-current portion of prepaid expense	$262,501	$-
Long-term deposit	50,000	-
Total	$312,501	$-

Accounts payable	December 31, 2024	December 31, 2023
Vendors	$10,259,060	$1,256,792
Due to employees	5,057	-
Total	$10,264,117	$1,256,792

Accrued liabilities and other current liabilities	December 31, 2024	December 31, 2023
Accrued expenses	$1,787,985	$151,284
Capital market advisory fees	1,500,000	-
Personnel related liabilities	1,400,141	56,823
Accrued interest	34,561	-
Total	$4,722,687	$208,107

F-20

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON STOCK

On July 8, 2024, the Common Stock and warrants began trading on Nasdaq under the ticker symbols “SDST” and “SDSTW”, respectively.

Each share of Common Stock is entitled to one vote. The holders of Common Stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors (the “Board”), subject to prior rights of the convertible preferred stockholders. Shares of Common Stock issued and outstanding on the consolidated balance sheet and consolidated statement of stockholders’ deficit includes shares related to restricted stock that are subject to repurchase.

The Company is authorized to issue 700,000,000 and 100,000,000 shares, par value of $0.0001 per share, of Common Stock and Preferred stock, respectively. At December 31, 2024, the Company had 4,773,628 shares of Common Stock issued and outstanding. Not reflected in the shares issued and outstanding as of December 31, 2024, is approximately 61,862 shares of Common Stock related to restricted stock units that vested in 2024 but have not yet been settled and issued. As of December 31, 2023, the Company had 4,149,977 shares of common stock, par value $0.0001, issued and outstanding.

Common Stock Purchase Agreement

On October 7, 2024, the Company entered into a Common Stock Purchase Agreement and a Registration Rights Agreement (collectively referred to as the “Purchase Agreement”) with B. Riley Principal Capital II, LLC. Pursuant to the Purchase Agreement, the Company has the right, in its sole discretion, to sell to B. Riley Principal Capital II, LLC up to the lesser of (i) $50.0 million of newly issued shares of the Company’s common stock, and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the 36-month term of the Purchase Agreement. Under the applicable NASDAQ rules, the Company may not issue to B. Riley Principal Capital II, LLC under the Purchase Agreement more than 956,970 shares of common stock, which number of shares is equal to 19.99% of the common shares outstanding immediately prior to the execution of the Purchase Agreement unless certain exceptions are met (the “Exchange Cap”). The purchase price of the shares of common stock will be determined by reference to the VWAP of the common stock during the applicable purchase date, less a fixed 3% discount to such VWAP. Additionally, B. Riley Principal Capital II, LLC cannot acquire shares that would result in its beneficial ownership exceeding 4.99% of Stardust Power’s outstanding shares. The Exchange Cap does not apply if the average share price exceeds $77.020 per share but will remain in place if this threshold is not met and stockholder approval is not obtained. The Company evaluated this common stock purchase agreement to determine whether they should be accounted for considering the guidance in ASC 815-40, “Derivatives and Hedging - Contracts on an Entity’s Own Equity” (“ASC 815-40”) and concluded that it is an equity-linked contract that does not qualify for equity classification, and therefore requires fair value accounting as a derivative. The Company has analyzed the terms of the freestanding purchased put right and has concluded that it had insignificant value as of December 31, 2024.

Upon executing the Purchase Agreement and Registration Rights Agreement, the Company also issued 6,369 shares of Common Stock called Commitment Shares to B. Riley Principal Capital II, LLC as a consideration for this agreement. These shares, valued at $78.5 each (based on Nasdaq’s closing price on October 4, 2024), represent 1.0% of B. Riley Principal Capital II, LLC’s $50 million purchase commitment under the agreement. The cost of this on the effective date of the purchase agreement was $500,000 and is a component of finance charges in the accompanying consolidated statements of operations. Regarding the aforementioned commitment shares, the Purchase agreement specifies the following:

a)	If B. Riley Principal Capital II, LLC’s resale of the Commitment Shares yields less than $500,000 by specified dates, the Company may need to pay up to $500,000 in cash (“make-whole” payment)
b)	No cash payment will be made if B. Riley Principal Capital II, LLC’s net proceeds from reselling the shares meet or exceed $500,000.
c)	If B. Riley Principal Capital II, LLC’s resale proceeds exceed $500,000, it will pay the Company 50% of the amount above $500,000.

Under the terms of the Purchase Agreement, if the aggregate proceeds received by B. Riley Principal Capital II, LLC from its resale of the Commitment Shares is less than $500,000 then, upon notice by B. Riley Principal Capital II, LLC, the Company must pay the difference between $500,000, and the aggregate proceeds received by B. Riley Principal Capital II, LLC from its resale of the Commitment Shares. On December 31, 2024, the fair market value of the Commitment Shares was $227,989. Therefore, the Company’s make-whole obligation was $272,011, and this amount was recorded in Accrued expenses and other current liabilities in the accompanying consolidated balance sheet as at December 31, 2024. The change in the fair value of the make-whole obligation is recorded as a component of finance charges in the accompanying consolidated statements of operations for the year ended December 31, 2024.

The Company agreed to reimburse B. Riley Principal Capital II, LLC an amount of $75,000 for legal fees related to the Purchase and Registration Rights Agreements, with $25,000 paid upfront and $50,000 withheld by B. Riley Principal Capital II, LLC from 50% of the purchase price of shares acquired in initial and subsequent purchases under the agreement until the full amount is covered. If the $50,000 is not fully withheld by December 31, 2024, or upon agreement termination, the Company must pay the remaining balance in cash. Additionally, the Company will reimburse up to $5,000 per fiscal quarter for B. Riley Principal Capital II, LLC’s legal fees related to due diligence and related matters.

The Company issued 5,582 shares of Common Stock through December 31, 2024, aggregating to net proceeds of $260,927 under the Common Stock Purchase Agreement.

F-21

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – SHORT-TERM LOAN

Insurance funding borrowing

On July 18, 2024, the Company entered into a financing agreement of $510,000 for the purchase of an insurance policy with AFCO Insurance Premium Finance. The Company made a downpayment of $44,162, which was applied to the loan amount at the time of the loan agreement. The debt is payable in monthly installments of $44,162 per month for 11 months. Payments include a stated interest rate of 8.46% and are secured against a lien on the insurance policy. The carrying amount of $258,552 is included as Short-term Loan Liability on the accompanying consolidated balance sheet as on December 31, 2024. The Company recognized interest expense of $14,876 on the accompanying consolidated statement of operations for the year ended December 31, 2024.

On November 19, 2023, the Company entered into a financing agreement of $80,800 for the purchase of an insurance policy with First Insurance Funding. The debt is payable in monthly installments of $8,389 per month for 10 months. Payments include a stated interest rate of 8.25% and are secured against lien on the insurance policy. The carrying amount of $Nil and $72,967 is included as short-term loan liability on the accompanying consolidated balance sheet as on December 31, 2024, and December 31, 2023, respectively. The Company recognized interest expense of $2,369 and $717 on the accompanying consolidated statements of operations for the year ended December 31, 2024, and for the period from March 16, 2023 (inception) through December 31, 2023.

Other short-term loans

In December 2024, the Company entered into a binding Term Sheet (“Term Sheet”) with Endurance Antarctica Partners II, LLC (“Endurance”), a related party, providing for a loan (the “Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The Term Sheet contained customary representations and warranties and customary events of default. Pursuant to the Term Sheet, 550,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock shall be no less than 50,000 shares. The Company recorded the short-term loan as a liability and evaluated embedded features in accordance with the accounting guidance and determined that bifurcation is not required for any embedded feature. By analyzing the economic characteristics of the Equity Kicker terms, the unconditional obligation to transfer variable number of shares where the monetary value of the obligation is a fixed monetary amount known at inception is akin to a traditional debt arrangement with a principal of $1,750,000, which will be settled in cash along with a premium of $3,500,000 in the form of variable number of shares. The Equity Kicker $3,500,000 was triggered by the private placement that occurred on December 31, 2024. Upon such occurrence, the Company has recorded the accretion impact of this premium of $3,500,000 as finance charges in the consolidated statements of operations for the year ended December 31, 2024, and has reported the obligation (which will be settled through issuance of variable number of shares) as short-term loan. In addition, Endurance will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. Subsequent to year end, the Company has fully repaid the principal amount and accrued interest. The Company is yet to issue the equity shares and warrants to Endurance as of the date of the issuance of the consolidated financial statements.

In December 2024, the Company entered into binding Term Sheets (“Term Sheets”) with several lenders including DRE Chicago LLC, a related party (collectively, the “Lenders”), providing for loans (the “Loans”) in the aggregate principal amount of $1,800,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The proceeds of the Loans are expected to be used by the Company for general corporate and working capital purposes. The Term Sheets contained customary representations and warranties and customary events of default. Pursuant to the Term Sheets, an aggregate of approximately 340,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to the Lenders an aggregate of $2,700,000 in Common Stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 36,000 shares. The Company recorded the short-term loan as a liability and evaluated embedded features in accordance with the accounting guidance and determined that bifurcation is not required for any embedded feature. By analyzing the economic characteristics of the Equity Kicker terms, the unconditional obligation to transfer variable number of shares where the monetary value of the obligation is a fixed monetary amount known at inception is akin to a traditional debt arrangement with a principal of $1,800,000, which will be settled in cash along with a premium of $2,700,000 in the form of variable number of shares. The Equity Kicker $2,700,000 was triggered by the private placement that occurred on December 31, 2024. Upon such occurrence, the Company has recorded the accretion impact of this premium of $2,700,000 as finance charges in the consolidated statements of operations for the year ended December 31, 2024, and has reported the obligation (which will be settled through issuance of variable number of shares) as short-term loan. In addition, the Lenders will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. Subsequent to year end, the Company has fully repaid the principal amount and accrued interest. The Company is yet to issue the equity shares and warrants to the Lenders as of the date of the issuance of the consolidated financial statements.

F-22

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recognized interest expense of $33,208 towards other short-term loans on the accompanying consolidated statements of operations for the year ended December 31, 2024.

The following table summarizes the Company’s outstanding short-term loan arrangements:

	December 31, 2024	December 31, 2023
Insurance funding loan	$258,552	$72,967
Short-term loans from related parties (See Note 16)	5,875,000	-
Other short-term loans	3,875,000	-
Total	$10,008,552	$72,967

NOTE 8 – STOCK BASED COMPENSATION

As the Business Combination has been accounted for as a reverse recapitalization, the consolidated financial statements of the merged entity reflect the continuation of Legacy Stardust Power, Inc. consolidated financial statements. Legacy Stardust Power’s. equity has been retroactively adjusted to the earliest period presented to reflect the legal capital of the legal acquirer, GPAC II. As a result, the number of shares was also retrospectively adjusted for periods ended prior to the Business Combination.

Shares Issued at Inception

At March 16, 2023 (inception of Legacy Stardust Power), certain employees and service providers participated in the purchase of restricted Common Stock of Legacy Stardust Power aggregating to 253,123 shares. Out of the total, certain restricted stock vested immediately and remaining unvested restricted stock aggregating to 119,198 shares vests over 24 months subject to service conditions and accelerated vesting upon certain events. The agreements also contain a repurchase option noting that if the employee or service provider is terminated, for any reason, the Company has the right and option to repurchase the service provider’s unvested restricted Common Stock. Since all shareholders purchased the shares at par value and the shares had no incremental value beyond the par value as at that date, during the periods from March 16, 2023 (inception) through December 31, 2023, and year ended December 31, 2024, the stock-based compensation expense impact is insignificant. As at December 31, 2024, 6,270 outstanding shares had not vested and the weighted average remaining contractual period of the unvested restricted stock is 0.25 years. Any shares subject to repurchase by the Company are not deemed, for accounting purposes, to be outstanding until those shares vest. The amount to be recorded as liabilities associated with shares issued with repurchase rights were immaterial as at December 31, 2024 and December 31, 2023.

F-23

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted stock activity for the year ended December 31, 2024, and balances as at the end of December 31, 2024, were as follows:

	Common Stock
	Number of shares outstanding	Weighted Average Grant-Date Fair Value	Weighted average remaining contractual life (Years)
Unvested as of December 31, 2023	31,352	$0.00002
Granted	-	-
Vested	(25,082)	0.00002
Forfeited or cancelled	-	-
Unvested as of December 31, 2024	6,270	$0.00002	0.25

2023 Equity Incentive Plan

At March 16, 2023, the Legacy Stardust Power stockholders approved the 2023 Equity Incentive Plan and 230,112 shares of the Company’s Common Stock were reserved for issuance thereunder. During the year ended December 31, 2024, the Board adopted a resolution to increase the number of shares of Common Stock authorized for issuance under the 2023 Equity Incentive Plan by 115,056 shares of Common Stock. During the period from March 16, 2023 (inception) through December 31, 2023, there were no grants under the 2023 Equity Incentive Plan.

Stock Options

During October and November 2023, Legacy Stardust Power granted options for 227,810 shares of stock options under the 2023 Equity Incentive Plan: 218,606 options were granted to employees, and 9,204 options were granted to a consultant. The employee grants vest over a period of 3 to 5 years, and the consultant grant vests over 18 months. The options granted to both employees and the consultant were exercisable at the exercise price of $0.065.

All the options under the 2023 Equity Incentive Plan were early-exercised by grantees. Accordingly, the Company received a total amount of $14,850 towards the early exercise of these options during the period from March 16, 2023 (inception) through December 31, 2023, and recorded a liability against the early exercise of these options.

On December 14, 2023, the Company repurchased 92,044 unvested shares that were granted to an employee under the 2023 Equity Incentive Plan at the original exercise price of $0.065. The Company repaid a total amount of $6,000 for the repurchase of these early exercised shares from the employee in January 2024. The amount was charged against the ‘Early exercised shares option liability’.

During the year ended December 31, 2024, the Company repurchased 2,557 unvested shares that were granted to a consultant and 23,011 unvested shares that were granted to an employee under the 2023 Equity Incentive Plan at the original exercise price of $0.065.

The early exercised shares liability amounting to $4,628 and $8,650 is outstanding as at December 31, 2024, and December 31, 2023, respectively, and is presented under ‘Early exercised shares option liability’ on the consolidated balance sheet.

F-24

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock option activity for the year ended December 31, 2024, and balances as at the end of December 31, 2024 were as follows:

	Stock Options
	Number of options	Weighted Average Grant-Date Fair Value	Weighted average remaining contractual life (Years)	Aggregate Intrinsic Value
Unvested as of December 31, 2023	132,698	$5.7	3.49	$7,998,367
Granted	-	-
Vested	(36,131)	5.7
Forfeited	(25,568)	6.0
Unvested as of December 31, 2024	70,999	$5.6	2.58	$2,537,156

The total compensation expense for stock options recognized in the General and administrative expenses of the Company’s consolidated statements of operations was $177,942 and $58,536 for the year ended December 31, 2024, and the period from March 16, 2023 (inception) through December 31, 2023, respectively.

As at December 31, 2024, total unvested compensation cost for stock options granted to employees not yet recognized was $386,927. The Company expects to recognize this compensation over a weighted average period of approximately 2.58 years.

The weighted average fair value of options granted during period from March 16, 2023 (inception) through December 31, 2023 are provided below. The fair value was estimated on the date of grant using the Black-Scholes pricing model with the assumptions indicated below:

2023
Expected option life (years)	5.07 - 5.93 years
Expected volatility	60% - 70%
Risk-free interest rate at grant date	3.84 - 3.86%
Dividend yield	0%

Due to the absence of an active market for the Company’s Common Stock at the time of the grant, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid (Valuation of Privately Held Company Equity Securities Issued as Compensation) to estimate the fair value of its Common Stock. In determining the exercise prices for options granted, the Company has considered the estimated fair value of the Common Stock as at the grant date. The estimated fair value of the Common Stock has been determined at each grant date based upon a variety of factors, including the business, financial condition and results of operations, economic and industry trends, the illiquid nature of the Common Stock, the market performance of peer group of similar publicly traded companies, and future business plans of the Company. Significant changes to the key assumptions underlying the factors used could result in different fair values of Common Stock at each valuation date.

The Company based the risk-free interest rate on a U.S. Treasury Bond Yield with a term substantially equal to the option’s expected term.

The Company based the expected volatility on a blend of historical volatility and implied volatility derived from price of publicly traded shares of peer group of similar companies.

The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method which represents the average of the contractual term of the option and the weighted average vesting period of the option. The Company considers this appropriate as there is not sufficient historical information available to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

F-25

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Stock Units

During April and June 2024, Legacy Stardust Power granted 202,498 restricted stock units (“2023 Plan RSUs”) to employees under the 2023 Equity Incentive Plan. These 2023 Plan RSUs are subject to a service-based vesting requirement, and a liquidity plus service-based vesting requirement, which is defined as completion of a go public transaction or change in control. In order for any shares to vest, both the service-based vesting requirement and the liquidity plus service-based vesting requirement must be satisfied with respect to such shares. The liquidity conditions were met on July 8, 2024, upon consummation of the Business Combination, and therefore compensation expenses related to these awards began to be recognized in the year ended December 31, 2024, using a graded vesting method over the requisite service period.

Given the absence of a public trading market prior to the closing of the Business Combination, the Legacy Stardust Power board of directors considered numerous objective and subjective factors to determine the fair value of its common stock at each grant date. These factors included, but were not limited to: (i) independent contemporaneous third-party valuations of common stock; (ii) the prices for the Company’s convertible notes sold to outside investors; (iii) the rights and preferences of convertible preferred stock relative to common stock; (iv) the lack of marketability of its common stock; (v) developments in the business; and (vi) the likelihood of achieving a liquidity event, such as an IPO, given prevailing market conditions. Subsequent to the closing of the Business Combination, the fair value of common stock is based on the closing price of the Company’s common stock, as reported on The Nasdaq Global Select Market on the date of grant.

RSU activity for the year ended December 31, 2024, and balances as at the end of December 31, 2024, were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	-	$-
Granted	202,498	88.0
Vested	(50,241)	86.7
Forfeited	(51,775)	91.7
Unvested as at December 31, 2024	100,482	$86.7

The total compensation expense for RSUs recognized in the General and administrative expenses of the Company’s consolidated statements of operations was $6,789,594 and $Nil for the year ended December 31, 2024, and the period from March 16, 2023 (inception) through December 31, 2023, respectively.

The total fair value of RSU’s vested during the year ended December 31, 2024, was $4,356,440. As at December 31, 2024, total unvested compensation cost for RSUs granted to employees not yet recognized was $5,314,982. The Company expects to recognize this compensation over a weighted average period of approximately 2.47 years.

In October 2024, one of the employees transitioned to a consultant role, under a Consulting Agreement. A Service Provider Letter dated November 27, 2024, confirmed his continued status under the Equity Incentive Plan. On December 31, 2024, his consulting agreement was terminated. Following the termination on December 31, 2024, as part of his severance benefits, 17,258 RSUs that were scheduled to vest on March 15, 2025, which otherwise would have been forfeited upon separation, were accelerated with vesting as on December 31, 2024.

The Company determined that the acceleration of the unvested units constituted a Type III modification in accordance with ASC 718, since the expectation of the award vesting changed from improbable to probable, which resulted in a new measurement of compensation cost. For the year ended December 31, 2024, the acceleration resulted in the recognition of $617,851 of stock-based compensation expense using the reassessed fair value on the modification date and a reversal of $1,190,220 in stock-based compensation expense for previously recognized expense using the original grant date fair value.

F-26

2024 Equity Incentive Plan

The Board adopted, and the stockholders of the Company approved, the 2024 Equity Incentive Plan in September 2024. The maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year shall be 467,366 shares of Common Stock. The 2024 Equity Incentive Plan provides for the grant of stock options, RSUs, PSUs share appreciation rights, restricted shares, dividend equivalents, substitute awards, and other share or cash-based awards (such as cash bonus awards and performance awards) for issuance to employees or consultants of the Company (or any of the Company’s parents or subsidiaries), or directors of the Company.

During the year ended December 31, 2024, the Company granted (a) 152,4296 RSUs to independent directors, officers, employees and consultants which are subject to a service based vesting requirement, (b) 7,400 RSUs fully vested as of the date of grant to consultants and (c) 50,659 PSUs to employees with a service and market condition. These PSUs cliff vest at the end of a three-year term subject to share price based market condition (i.e., the volume weighted average price of the Common Stock is greater than or equal to $120.00 per share for a period of 20 trading days in any 30 trading day period or there is a change of control, or the PSUs are otherwise forfeited). The compensation expense for these RSUs and PSUs were recognized on a straight-line basis over the term of the award.

The fair value of common stock is based on the closing price of the Company’s common stock, as reported on The Nasdaq Global Select Market on the date of grant.

F-27

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

RSU activity for the year ended December 31, 2024, and balances as at the end of December 31, 2024, were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	-	$-
Granted	159,829	115.2
Vested	(11,621)	116.2
Forfeited	-	-
Unvested as at December 31, 2024	148,208	$115.1

The total compensation expense for RSUs recognized in the General and administrative expenses of the Company’s consolidated statements of operations was $2,450,003 and $Nil for the year ended December 31, 2024, and the period from March 16, 2023 (inception) through December 31, 2023, respectively.

The total fair value of RSU’s vested during the year ended December 31, 2024, was $1,350,418. As at December 31, 2024, total unvested compensation cost for RSUs granted to employees and non-employee directors not yet recognized was $6,323,682. The Company expects to recognize this compensation over a weighted average period of approximately 2.69 years.

As at December 31, 2024, total unvested compensation cost for RSUs granted to the consultants not yet recognized was $ 9,637,715. We expect to recognize this compensation over a period of approximately 3.71 years.

The estimated grant date fair value of the PSUs was determined using a Monte Carlo simulation valuation model. Assumptions used in the valuation were as follows:

Assumptions
Fair value of Common Stock	$116.2
Selected volatility	60%
Risk-free interest rate	3.42%
Contractual terms (years)	3.0

PSU activity for the year ended December 31, 2024, and balances as at the end of December 31, 2024, were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	-	$-
Granted	50,659	67.3
Vested	-	-
Forfeited	-	-
Unvested as at December 31, 2024	50,659	$67.3

The total compensation expense for PSUs recognized in the General and administrative expenses of the Company’s consolidated statements of operations was $332,971 and $Nil for the year ended December 31, 2024, and the period from March 16, 2023 (inception) through December 31, 2023, respectively.

As at December 31, 2024, total unvested compensation cost for PSUs granted to employees not yet recognized was $ 3,077,636. The Company expects to recognize this compensation over a weighted average period of approximately 2.71 years.

F-28

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – ACCOUNTING FOR WARRANT LIABILITY

The Company established the initial fair value of the Private Placement and Public Warrants on July 8, 2024, the date of consummation of the Business Combination, and revalued the warrants on December 31, 2024. Each 10 Warrants entitles the holder to purchase one share of Common Stock at $115.00 per share. For additional terms refer to the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024. At December 31, 2024 and December 31, 2023, there were 10,430,800 and Nil warrants, outstanding respectively, including 4,864,133 Public Warrants and 5,566,667 Private Placement Warrants outstanding at December 31, 2024 and Nil Public and Private Placement Warrants outstanding at December 31, 2023. During the year ended December 31, 2024, 13,579 Public Warrants were exercised at a price of $115.00, generating proceeds of $1,561,655.

Each 10 Warrants entitles the holder to purchase one share of Common Stock at $115.00 per share. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Common Stock equals or exceeds $180.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Public Warrant holders, and that certain other conditions are met. Once the Public Warrants become exercisable, the Company may also redeem the outstanding Public Warrants in whole and not in part at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the closing price of the common stock equals or exceeds $100.00 per share on the trading day prior to the date on which the Company sends the notice of redemption, and that certain other conditions are met. If the closing price of the common stock is less than $180.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants.

The Company, in no event later than twenty (20) Business Days after the closing of its initial Business Combination, shall use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the warrants. The Company shall use its commercially reasonable efforts to cause the same to become effective within sixty (60) Business Days following the closing of its initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of this Agreement.

If any such registration statement has not been declared effective by the sixtieth (60th) Business Day following the closing of the Business Combination, holders of the warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the issuance of the Ordinary Shares issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of Ordinary Shares equal to the lesser of:

(A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the excess of the Fair Market Value less the warrant Price by (y) the Fair Market Value and

(B) 03.61 per warrant (“a settlement cap” for accounting purposes).

The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. However, the Private Placement Warrants are not redeemable by the Company as long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

F-29

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s warrants are not indexed to the Company’s Common Stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. Further, there is a settlement cap for Public Warrants, and Private Placement Warrants upon transfer from Sponsor or permitted transferees to other holders, if the holder elects to exercise warrants on a cashless basis if the Company fails to maintain an effective registration statement covering the Common Stock issuable upon warrant exercises throughout the term of the warrants. Maintenance of an effective registration statement is not an input to the fair value option model for a fixed-for-fixed option or forward. As such, the Company’s warrants are accounted for as derivative warrant liabilities which are required to be valued at fair value at each reporting period.

The following tables present information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at December 31, 2024 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	At December 31, 2024	Quoted price in active markets (level 1)	Significant other observable input (level 2)	Significant other unobservable input (level 3)
Warrant liabilities
Public warrants	$1,143,071	$1,143,071	$-	$-
Private placement warrants	1,308,166	-	1,308,166	-
Warrant liability	$2,451,237	$1,143,071	$1,308,166	$-

At December 31, 2024 the Company valued its Public Warrants by reference to the publicly traded price of the Public Warrants. The Company valued its Private Placement Warrants based on the closing price of the Public Warrants since they are similar instruments.

The warrant liabilities are not subject to qualified hedge accounting. The Company’s policy is to record transfers between levels at the end of the reporting period. There were no transfers during the year ended December 31, 2024.

NOTE 10 – INVESTMENT IN EQUITY SECURITIES

In October 2023, Legacy Stardust Power subscribed to and purchased 13,949,579 ordinary shares (1.26% of the total equity) of QXR, an Australian limited liability company whose ordinary shares are listed on the Australian Securities Exchange (“ASX”), for $200,000. This investment in the ordinary shares of QXR has been made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire Flat, California, for which QXR has a binding option to purchase agreement and operating agreement to earn a 75% interest from IGL (“the Earn-in Venture”). The Company is not a direct party to the Earn-in Venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in Venture held by QXR. The Company will conduct feasibility studies to assess the lithium brine at its own cost and if successful, will have the option to execute a commercial off-take agreement with QXR for the supply of brine from the Project. No formal off-take agreement has been executed as at December 31, 2024. Further, no material expenses have been incurred towards the feasibility studies during the year ended December 31, 2024. All costs associated with the feasibility studies would be expensed as incurred.

The Company neither has a controlling financial interest nor does it exercise significant influence over QXR. Accordingly, the investment in QXR’s ordinary shares does not result in either the consolidation or application of equity method of accounting for the Company.

QXR’s ordinary shares are listed on the ASX with a readily determinable fair value and change in fair value is recognized in the consolidated statements of operations. Accordingly, the investment in these securities has been recorded at cost at initial recognition and at fair value of $34,707 and $218,556 as at December 31, 2024 and December 31, 2023, respectively. The Company recognized a loss of $183,849 for the year ended December 31, 2024, and a gain of $18,556 for the period from March 16, 2023 (inception) to December 31, 2023, due to change in fair value of securities in the consolidated statements of operations. Further, this investment in securities has been disclosed outside of current assets on the consolidated balance sheet in accordance with ASC 210-10-45-4 because the investment has been made for the purpose of affiliation and continuing business reasons as described above.

F-30

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2024 Stardust Power subscribed to and purchased 10,000,000 ordinary shares (approximately 6% of the total equity) of IRIS Metals Limited (IRIS Metals), an Australian limited company whose ordinary shares are listed on the Australian securities exchange (“ASX”) for $1,600,000. This investment in the ordinary shares of IRIS Metals allows the Company to explore strategic partnership with, or investment in, IRIS Metals, including without limitation, a commercial off take arrangement for battery grade lithium production, financing or other investments in IRIS Metals or its affiliates. No formal off take agreement has been executed as at December 31, 2024. Further no material expenses have been incurred towards due diligence during the year ended December 31, 2024. All cost associated would be expensed as incurred. The Company neither has a controlling financial interest nor does it exercise significant influence over IRIS Metals. Accordingly, the investment in IRIS Metals’ ordinary shares does not result in either the consolidation or application of equity method of accounting for the Company. Additionally, the Company has the option to acquire a second tranche of 10,000,000 shares on similar terms as the initial investment, plus 20,000,000 free attaching warrants to acquire ordinary shares of IRIS Metals at an exercise price of $0.40 per share. This second tranche investment is subject to approval by the Company and IRIS Metals shareholders and other conditions precedent.

IRIS Metals’ ordinary shares are listed on the ASX with a readily determined fair value and change in the fair value is recognized in the consolidated statements of operations. Accordingly, the investment in these securities has been recorded at cost at initial recognition and at fair value of $1,461,715 as at December 31, 2024.The company recognized a loss of $138,285 for the year ended December 31, 2024, due to change in fair value of securities in the consolidated statements of operations. Further, this investment in securities has been disclosed outside of current assets on the consolidated balance sheet in accordance with ASC 210-10-45-4 because the investment has been made for the purpose of affiliation and continuing business reasons as described above.

NOTE 11 – SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE NOTES)

On June 6, 2023, Legacy Stardust Power received $2,000,000 in cash from a single investor and funded a SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an investment management agreement between them and VIKASA Capital Advisors, LLC (a related party) in consideration for which VIKASA Capital Advisors, LLC is paid-investment management fees.

On November 20, 2023, Legacy Stardust Power received an additional $2,000,000 in cash from a single investor, which, along with the $1,000,000 deposit received in September 2023, funded a new $3,000,000 SAFE note. On February 23, 2024, the Company entered into a third SAFE note and received an additional $200,000 in cash from a single investor.

The SAFE notes were classified as a liability based on evaluating characteristics of the instrument and is presented at fair value as a non-current liability in the Company’s consolidated balance sheets. The SAFE notes provide the Company an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Board, and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. The terms for SAFE notes were amended on November 18, 2023 for both the original and new issuance to introduce a discount rate of 20% to the lowest price per share of preferred stock sold or the listing price of the Company’s Common Stock upon consummation of a SPAC transaction or IPO. Additionally, the SAFE notes provide the investor certain rights upon an equity financing, change in control or dissolution.

On March 21, 2024, Legacy Stardust Power entered into a financing commitment and equity line of credit agreement with American Investor Group Direct LLC (“AIGD”). The agreement replaced the above contingent commitment feature of the SAFE notes, granting the Company an option to drawdown up to an additional $15,000,000 on terms similar to the SAFE notes prior to the First Effective Time. On April 24, 2024, the Company amended and restated the August 2023 SAFE note and the November 2023 SAFE. On May 1, 2024, the Company amended and restated the February 2024 SAFE note. These amendments clarify the conversion mechanism in connection with the Business Combination.

F-31

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. Pursuant to the consummation of the Business Combination, the SAFE notes converted into 63,691 Common Stock shares of the Company and therefore no further fair valuation was required as at December 31, 2024. As at December 31, 2023, the fair value of the SAFE notes was $5,212,200, and is classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes was junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and/or preferred equity, and senior to payments for other equity of the Company that is not SAFE notes and/or pari preferred equity.

NOTE 12 – CONVERTIBLE NOTES

On April 24, 2024, Legacy Stardust Power entered into a convertible equity agreement (“convertible notes”) for $2,000,000 with AIGD. Further, the Company entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024, based on similar terms to the AIGD convertible equity agreement. The convertible notes were classified as a liability based on evaluating characteristics of the instrument and were presented at fair value as a non-current liability in the Company’s consolidated balance sheets as at June 30, 2024. The estimated fair value of the convertible notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. The convertible notes had no interest rate or maturity date, no description of Dividend and no participation rights. The liquidation preference of the convertible notes was junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and/or preferred equity, and senior to payments for other equity of the Company that is not convertible and/or pari preferred equity.

Pursuant to the consummation of the Business Combination and in accordance with the terms of the convertible equity agreements, the convertible notes converted into 25,721 shares of the Company’s Common Stock and therefore no further fair valuation was required as at December 31, 2024.

NOTE 13 – FAIR VALUE MEASUREMENTS

The following tables summarize the Company’s assets and liabilities that are measured at fair value in the consolidated financial statements:

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$218,556	$-	$-	$218,556
Total financial assets	$218,556	$-	$-	$218,556

	Fair Value Measurements as at December 31, 2024
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$1,496,422	$-	$-	$1,496,422
Total financial assets	$1,496,422	$-	$-	$1,496,422

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE notes (b)	$-	$-	$5,212,200	$5,212,200
Sponsor earnout shares (c)	-	-	-	-
Total financial liabilities	$-	$-	$5,212,200	$5,212,200

	Fair Value Measurements as at December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities
Sponsor earnout shares (c)	-	-	532,700	532,700
Total financial liabilities	$-	$-	$532,700	$532,700

(a)	These represent equity investments with a readily determinable fair value. The Company has measured its investments to fair value in accordance with ASC 321, Investments-Equity Securities, based on quoted prices in active markets.

F-32

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(b)	The valuation of the Level 3 measurement considered the probabilities of the occurrence of the scenarios as discussed in Note 2 the audited consolidated financial statements of Legacy Stardust Power and notes thereto for the period March 16, 2023 (inception) to December 31, 2023, included in the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024.

(c)	For Level 3 earnout liability, the Company assesses the fair value of expected earnout liability at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earnout consideration. This fair value measurement is considered a Level 3 measurement because the Company estimates projections during the earnout period utilizing various potential pay-out scenarios. The Monte Carlo simulation method repeats a process thousands of times in an attempt to predict all the possible future outcomes. At the end of the simulation, several random trials produce a distribution of outcomes that are then analyzed to determine the average present value of earnout. Change in the fair value of earnout liability is reflected in our consolidated statements of operations.

The make-whole obligation liability related to the Purchase Agreement is measured at fair value categorized within Level 1 of the fair value hierarchy. See Note 6.

The following table provides a reconciliation of activity and changes in fair value for the Company’s SAFE notes, convertible notes and Sponsor earnout liability:

	SAFE notes at fair value	Convertible notes at fair value	Sponsor Earnout liability at fair value
Balance as at March 16, 2023 (inception)	$-	$-	$-
Issuance of notes	5,000,000	-	-
Change in fair value	212,200	-	-
Balance as at December 31, 2023	$5,212,200	$-	$-
Issuance of notes	200,000	2,100,000	-
Sponsor earnout liability recognized on closing of Business Combination	-	-	4,608,900
Change in fair value	955,000	471,400	(4,076,200)
Issuance of common stock upon conversion	(6,367,200)	(2,571,400)	-
Balance as at December 31, 2024	$-	$-	$532,700

The valuation of the Level 3 measurement for SAFE notes considered the probabilities of the occurrence of the scenarios as discussed in Note 2 of the audited consolidated financial statements and notes thereto for the period March 16, 2023 (inception) to December 31, 2023, included in the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024. The Company valued the SAFE notes based on the occurrence of the preferred financing or a SPAC transaction. As of the date of initial measurement and December 31, 2023, the management has assigned zero probability for a change in control event or a dissolution event. Pursuant to the consummation of the Business Combination and in accordance with the terms of the convertible equity and SAFE note agreements, the SAFE notes and convertible notes converted into 63,691 and 25,721 shares of the Company’s Common Stock, respectively.

F-33

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – PROMISSORY NOTES

In March 2023, Legacy Stardust Power entered into unsecured notes payable with three related parties as described in Note 16. These notes payable provided the Company the ability to draw up to $1,000,000, in aggregate: $160,000 until December 31, 2023, and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semi-annual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 3.71%.

As at December 31, 2024, the Company had $840,000 available to draw.

NOTE 15 – SEGMENT REPORTING

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC 280, “Segment Reporting”. The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are assessed. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows. The measure of segment assets is reported on the consolidated balance sheets as total consolidated assets. All of the Company’s long-lived assets are located in the United Sates.

In addition to the significant expense categories included within net loss presented on the Company’s consolidated statements of operations, see below for disaggregated amounts that comprise general and administrative expenses.

	Year ended	Period from March 16, 2023 (inception) through
	December 31, 2024	December 31, 2023
Professional and consulting fees	$4,455,225	$1,586,680
Legal and book-keeping services	1,134,778	347,835
Personnel and related taxes	10,951,854	443,672
Insurance	355,932	12,473
Marketing and advertisement	91,319	119,363
Other	983,720	165,675
Total general and administrative expenses	$17,972,828	$2,675,698

F-34

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – RELATED PARTY TRANSACTIONS

Legacy Stardust Power entered into a service agreement with VIKASA Capital Partners LLC (“VCP”) on March 16, 2023, for services associated with setting up a lithium refinery. VCP provides formation and organization structure advisory, capital market advisory, marketing advisory services and other consulting and advisory services with respect to the Company’s organization. Under the service agreement and subsequent amendments, VCP can be compensated for advisory services up to total of $1,050,000, of which $980,000 has been incurred as of December 31, 2023.

On March 16, 2023, Legacy Stardust Power entered into a consulting agreement with 7636 Holdings LLC, which was subsequently amended on April 1, 2023, and also separately entered into an agreement with VIKASA Capital LLC. The agreement primarily provides compensation for strategic, business, financial, operations and industry advisory services to the Company’s planned development of a lithium refinery operation.

On September 18, 2024, the Company entered into a consulting agreement with DRE Chicago LLC, whose principal is Paramita Das. Paramita was onboarded as a Chief Strategy Officer and Senior Advisor to CEO of the Company. Additionally, in December 2024, the Company entered into a binding term sheet with DRE Chicago LLC, providing for loan in the principal amount of $250,000, bearing interest at a rate of 15% per year, and maturing in March 2025. (the “Maturity Date”). Pursuant to the Term Sheets, an aggregate of approximately 47,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to DRE Chicago an aggregate of $375,000 in Common Stock as an Equity Kicker. In addition, DRE Chicago will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. The Company is yet to issue the equity shares and warrants as of the date of the issuance of the consolidated financial statements.

In December 2024, the Company entered into a binding term sheet (“Term Sheet”) with Endurance Antarctica Partners II, LLC (“Endurance”) an affiliate of a director at the time and a shareholder, providing for a loan (the “Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). Pursuant to the Term Sheet, 550,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock as an Equity Kicker. In addition, Endurance will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. The Company is yet to issue the equity shares and warrants as of the date of the issuance of the consolidated financial statements.

The Company incurred the following expenses with related parties, which were all affiliates of the Company:

	Expense type	Year Ended December 31,2024	Period from March 16, 2023 (inception) through December 31, 2023

Expenses under contract due to:
DRE Chicago LLC	Consulting expense	$143,057	$-
DRE Chicago LLC	Interest	1,979	-
DRE Chicago LLC	Finance charges	375,000	-
Endurance Antarctica Partners II, LLC	Interest	18,958	-
Endurance Antarctica Partners II, LLC	Finance charges	3,500,000	-
VIKASA Capital Partners LLC	Consulting expense	-	980,000
7636 Holdings LLC	Consulting expense	-	180,806
VIKASA Capital LLC	Consulting expense	-	171,213
Energy Transition Investors LLC*	Interest		5,333
VIKASA Clean Energy I LP*	Interest		1,138
Roshan Pujari*	Interest		640
Total expenses		$4,038,994	$1,339,130

Other expenses paid on the Company’s behalf due to:
DRE Chicago LLC		$6,679	$-
VIKASA Capital LLC		-	34,318
VIKASA Capital Partners LLC		-	9,868
Total other expenses paid on the Company’s behalf		6,679	44,186
Total		$4,045,673	$1,383,316

F-35

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2023, $1,383,316 of expenses including interest were paid. During the period from March 16, 2023 (inception) through December 31, 2023, the Company provided shares to shareholders in exchange for a subscription of $90. The Company received the $90 on June 14, 2023. As at December 31, 2023, no amounts were due to related parties of the Company.

As of December 31, 2024, $149,735 of expenses were paid. As at December 31, 2024, $3,895,938 was due to related parties of the Company.

The Company and Legacy Stardust Power entered into notes payable agreements of $5,875,000 in 2024 and $1,000,000 in 2023, respectively with related parties, all of whom were affiliates.

		Year Ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023

Energy Transition Investors LLC*	Notes payable	$-	$750,000
VIKASA Clean Energy I LP*	Notes payable	-	160,000
Roshan Pujari*	Notes payable	-	90,000
DRE Chicago LLC	Interest Accrued	1,979	-
Endurance Antarctica Partners II, LLC	Interest Accrued	18,958	-
DRE Chicago LLC	Short-term loan**	625,000	-
Endurance Antarctica Partners II, LLC	Short-term loan**	5,250,000	-
Notes obtained from related parties		$5,895,937	$1,000,000

*	VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties.
**	Short-term loan includes Equity Kicker payable as per the terms of the loan agreement.

As of December 31, 2024, $20,937 of interest on these notes was due to related parties. During the period from March 16, 2023 (inception) through December 31, 2023, the Company incurred and paid $7,111 of interest expense related to the notes payable. As at December 31, 2024, the Company had $ 5,875,000 outstanding notes payable to related parties and as at December 31, 2023, the Company had repaid all the above notes.

Subsequent to year end, the Company has fully repaid the principal amount of $2,000,000 and accrued interest of $20,937 to the related parties.

F-36

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - NET LOSS PER SHARE

As the Business Combination has been accounted for as a reverse recapitalization, the consolidated financial statements of the merged entity reflect the continuation of Legacy Stardust Power consolidated financial statements. Legacy Stardust Power equity has been retroactively adjusted to the earliest period presented to reflect the legal capital of the legal acquirer, GPAC II. As a result, net loss per share was also retrospectively adjusted for periods ended prior to the Business Combination. See Note 3 for details of this recapitalization.

The following table sets forth the computation of the basic and diluted net loss per share:

	Year ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023

Numerator:
Net loss	$(23,753,863)	$(3,793,585)
Denominator:
Weighted average shares outstanding	4,282,194	4,039,651
Net loss per share, basic and diluted	$(5.5)	$(0.90)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have had an anti-dilutive effect:

	December 31, 2024	December 31, 2023
Unvested common stock – restricted shares (Note 8)	6,270	164,050
Restricted stock options	70,999	-
Restricted stock units	248,640	-
Performance stock units	50,659	-
Sponsor earnout shares (Note 3)*	-	-
Public warrants	4,864,133	-
Private placement warrants	5,566,667	-

*	The Sponsor Earnout Shares (as defined in the Business Combination Agreement) were not included for purposes of calculating the number of diluted shares outstanding as of December 31, 2024, as the Sponsor earnout shares remain contingently forfeitable, as the conditions have not been met

F-37

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 – INCOME TAXES

The Company accounts for income taxes in accordance with authoritative guidance, which requires the use of the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the consolidated financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

Income/(loss) before provision for income taxes consisted of the following:

	Year ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023
United States	$(23,753,863)	$(3,793,585)

The federal and state income tax provision (benefit) is summarized as follows:

	Year ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023
Current
Federal	$-	$-
State*	-	-
Other	-	-
Total current tax expense	-	-

Deferred
Federal	-	-
State	-	-
Other	-	-
Total deferred tax expense	-	-

Total tax expense	$-	$-

*	Immaterial amounts

The Company had no income tax expense for the year ended December 31, 2024, and for the period from March 16, 2023 (inception) through December 31, 2023.

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

F-38

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of significant items comprising the Company’s deferred taxes as of December 31 are as follows:

	December 31, 2024	December 31, 2023
Deferred tax assets:
Start-up expenses	$2,469,389	$524,208
Land development costs	-	52,584
Net operating loss	2,442,165	1,715
Accruals and other	696	137
Stock based compensation	1,623,724	-
Accrued bonuses	289,460	-
Bridge loan discount	375,240	-
Total deferred tax assets	7,200,674	578,644

Deferred tax liabilities:
Fixed assets	(495)	-
Total deferred tax liabilities	(495)	-

Valuation allowance	(7,200,179)	(578,644)
Net deferred taxes	$-	$-

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance.

The valuation allowance increased by $6,621,535 during the year ended December 31, 2024, and $578,644 during the period from March 16, 2023 (inception) through December 31, 2023.

Net operating losses and tax credit carryforwards as of the Financial Statement Date December 31, 2024, are as follows:

	Amount	Expiration Years

Net operating losses, federal (Post December 31, 2017)	$10,985,067	Do Not Expire
Net operating losses, state	4,225,813	-

F-39

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

	Year ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023

Statutory rate	21.00%	21.00%
State tax	1.44%	0.74%
SPAC exploration expenses	-	-2.49%
SAFE note expenses	-0.84%	-3.76%
Change in valuation allowance	-25.77%	-15.25%
Start up costs	8.06%	-
Other	-1.20%	-0.24%
Earn out shares value adjustment	3.60%	-
Success based fees	2.78%	-
Stock based compensation	-2.37%	-
IPO related finance charge	-6.70%	-
Total	-	-

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows (in dollars):

	Year ended December 31, 2024	Period from March 16, 2023 (inception) through December 31, 2023

Statutory rate	$(4,988,311)	$(796,653)
State tax	(343,105)	(28,171)
SPAC exploration expenses	-	94,524
SAFE note expenses	200,550	142,485
Change in valuation allowance	6,122,057	578,644
Start up costs	(1,914,151)	-
Other	285,233	9,171
Earn out shares value adjustment	(856,002)	-
Success based fees	(661,500)	-
Stock based compensation	563,884	-
IPO related finance charge	1,591,345	-
Total	$-	$-

F-40

Stardust Power Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 – SUBSEQUENT EVENTS

On January 28, 2025, the Company entered into a non-binding letter agreement with Sumitomo Corporation of Americas (“Sumitomo”), a New York corporation, contemplating a long-term commercial offtake agreement, pursuant to which Sumitomo would agree to acquire 20,000 metric tons of lithium carbonate per year from the Company’s first line of production, with the potential to increase to 25,000 metric tons based on mutual agreement. The initial contract term would span 10 years starting from the date of the first qualification of the Company’s lithium carbonate for sale to any of Sumitomo’s customers, with an option for Sumitomo to renew for an additional five years under mutually agreed terms, provided written notice is given to the Company at least twelve months prior to the end of the initial term.

On February 7, 2025, the Company executed an exclusive license agreement with KMX Technologies, Inc. a Delaware corporation. Under the terms of the License Agreement, KMX agreed to irrevocably license to the Company the use of KMX’s vacuum membrane distillation technology (the “VMD Technology”) and associated processes and systems (including units incorporating the VMD Technology (the “KMX VMD Units”)) for the purpose of the Company’s use of the technology in its refining and upstream operations. Among other obligations set forth in the Agreement, the Company shall be required to exclusively purchase all KMX VMD Units from the Licensor during the term of the Agreement on the terms and conditions set forth therein. The License Agreement grants the Company the exclusive right to sub license, use, market, sell and operate KMX’s VMD Technology across the United States, Canada and select international markets. The Company agreed to pay KMX a royalty comprised of 50,000 shares of Company Common Stock. The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

On March 18, 2025, the Company received notice from the Nasdaq that the Company was not in compliance with the Minimum Market Value of Publicly held shares requirement of $15,000,000 as set forth in Nasdaq Listing Rule 5450(b)(2)(C). On March 19, 2025, the Company received a subsequent notice from the Nasdaq that the Company was not in compliance with the minimum bid price of $1.00 per share as set forth in Nasdaq Listing Rule 5450(a)(1). These letters have no immediate effect on the listing of the Common Stock or Public Warrants on The Nasdaq Global Market. The Company has 180 calendar days from receipt of the notices, or until September 15, 2025, in which to regain compliance.

Except for the 2025 Reverse Stock Split discussed in note 20, the Company has evaluated subsequent events through March 27, 2025, the date the consolidated financial statements were available to be issued and concluded that there are no other items that would have had a material impact on the Company’s consolidated financial statements.

20. Common Stock Reverse Split

On September 8, 2025, the Company effected a 1-for-10 reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 10 shares of the Company’s Common Stock issued and outstanding were automatically converted into one new share of Common Stock. Proportionate adjustments were also made to (i) the exercise prices, and the number of shares underlying the Company’s outstanding equity awards, as applicable, (ii) the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, and (iii) the number of shares purchasable upon exercise, and/or the exercise prices, of the Company’s outstanding warrants to purchase shares of the Company’s Common Stock. The Reverse Stock Split did not decrease the number of authorized shares of Common Stock and preferred stock or otherwise affect the par value of the Common Stock. No fractional shares were issued in connection with the Reverse Stock Split and any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole share. Stockholders who were otherwise entitled to receive fractional shares as a result of the Reverse Stock Split were paid cash in lieu thereof. All shares of the Company’s Common Stock, per-share data and related information included in the accompanying consolidated financial statements have been retroactively adjusted as though the Reverse Stock Split had been effected prior to all periods presented.

F-41

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Stardust Power Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in USD, except number of shares)

	As of September 30, 2025	As of December 31, 2024
	(unaudited)
ASSETS
Current assets
Cash	$1,585,004	$912,574
Prepaid expenses and other current assets	455,733	606,331
Deferred transaction costs	25,000	116,121
Promissory notes	332,363	502,838
Total current assets	$2,398,100	$2,137,864
Property and equipment, net	1,753,630	1,755,947
Capital project costs	5,279,822	3,320,403
Investment in equity securities	45,908	1,496,422
Other long-term assets	561,752	312,501
Total assets	$10,039,212	$9,023,137

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$9,253,643	$10,264,117
Accrued liabilities and other current liabilities	4,803,615	4,722,687
Current portion of early exercised shares option liability	1,220	1,814
Short-term loan from related parties (Note 12)	-	5,875,000
Short-term loans	304,666	4,133,552
Total current liabilities	$14,363,144	$24,997,170
Warrant liability	790,654	2,451,237
Advance from PIPE investor	-	425,000
Earnout liability	4,700	532,700
Early exercised shares option liability	828	2,814
Total liabilities	$15,159,326	$28,408,921

Commitments and contingencies (Note 3)

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, Nil shares issued and outstanding as at September 30, 2025, and December 31, 2024	-	-
Common stock, $0.0001 par value, 700,000,000 shares authorized, 8,954,343 and 4,773,628 shares issued and outstanding as at September 30, 2025, and December 31, 2024 respectively(1)	883	460
Additional paid-in capital	59,471,853	33,232,704
Accumulated deficit	(64,592,850)	(52,618,948)
Total stockholders’ deficit	$(5,120,114)	$(19,385,784)

Total liabilities and stockholders’ deficit	$10,039,212	$9,023,137

(1)	Amounts have been adjusted to reflect the 1-for-10 reverse stock split that became effective on September 8, 2025. See Note 2 “Basis of presentation and summary of significant accounting policies” for additional details.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-42

Stardust Power Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in USD, except number of shares)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$-	$-	$-	$-

General and administrative expenses	3,825,671	8,980,965	12,610,666	11,483,389

Operating loss	(3,825,671)	(8,980,965)	(12,610,666)	(11,483,389)
Other income (expenses)
Interest income	4	3,397	12,014	3,397
Interest expense	(11,290)[1]	(8,558)[1]	(177,222)[1]	(10,637)[1]
Finance charge	(54,752)	-	(273,871)	-
Change in fair value of sponsor earn out shares	-	1,636,100	528,000	1,636,100
Change in fair value of warrant liability	(511,109)	(2,753,964)	1,660,583	(2,753,964)
Change in fair value of investment in equity securities	27,680	11,678	(700,454)	(150,994)
Change in fair value of convertible notes	-	-	-	(471,400)
Change in fair value of SAFE notes	-	-	-	(955,000)
Loss on sale of investment in equity securities	(84,626)	-	(179,805)	-
Loss on write-off of Promissory note and deposit	-	-	(232,481)	-
Total other income (expenses)	(634,093)	(1,111,347)	636,764	(2,702,498)

Net loss	$(4,459,764)	$(10,092,312)	$(11,973,902)	$(14,185,887)

Net loss per share (2)
Basic	$(0.53)	$(2.23)	$(1.79)	$(3.40)
Diluted	$(0.53)	$(2.23)	$(1.79)	$(3.40)

Weighted average common shares outstanding (2)
Basic	$8,367,774	$4,517,125	$6,673,074	$4,169,490
Diluted	$8,367,774	$4,517,125	$6,673,074	$4,169,490

(1)	Includes related party amounts of $Nil for the three months ended September 30, 2025, and 2024, and $58,651 and $Nil for the nine months ended September 30, 2025, and 2024, respectively.
(2)	Amounts have been adjusted to reflect the 1-for-10 reverse stock split that became effective on September 8, 2025. See Note 2 “Basis of presentation and summary of significant accounting policies” for additional details.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-43

Stardust Power Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(all amounts in USD, except number of shares)

(Unaudited)

For the nine months ended September 30, 2024
	Common Stock (1)		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital (1)	Deficit	Deficit
Balance as at December 31, 2023	9,017,300	$87	$58,736	$(3,793,585)	$(3,734,762)
Retroactive application of recapitalization	32,482,472	3,936	(3,936)	-	-
Retroactive application of reverse stock split	(37,349,795)	(3,621)	3,621	-	-
Balance as at December 31, 2023	4,149,977	402	58,421	$(3,793,585)	$(3,734,762)
Net loss	-	-	-	(1,399,213)	(1,399,213)
Stock based compensation (Note 3)	-	-	59,599	-	59,599
Transfer from early exercised stock option liability on vesting (Note 3)	-	-	100	-	100
Balance as at March 31, 2024	4,149,977	402	118,120	(5,192,798)	(5,074,276)
Net loss				(2,694,362)	(2,694,362)
Transfer from early exercised stock option liability on vesting (Note 3)	-	-	100	-	100
Stock based compensation (Note 3)			58,125	-	58,125
Balance as at June 30, 2024	4,149,977	402	176,345	$(7,887,160)	(77,10,413)
Net loss				(10,092,312)	(10,092,312)
Stock based compensation (Note 5)	-	-	6,916,355	-	6,916,355
Transfer from early exercised stock option liability on vesting (Note 5)	-	1	782	-	783
Shares issued upon conversion of SAFE notes	63,692	6	6,367,194	-	6,367,200
Shares issued upon conversion of convertible notes	25,722	3	2,571,397	-	2,571,400
Issuance of common stock upon the reverse capitalization including PIPE financing, net of assumed liabilities	534,275	44	(5,483,063)	-	(5,483,019)
Shares issued upon exercise of common stock warrants	13,580	1	1,626,618	-	1,626,619
Transaction costs	-	-	(7,501,223)	-	(7,501,223)
Merger earnout shares (Note 3)	-	-	25,071,500	(25,071,500)	-
Balance as at September 30, 2024	4,787,246	$457	$29,745,905	$(43,050,972)	$(13,304,610)

For the nine months ended September 30, 2025
	Common Stock (1)		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital (1)	Deficit	Deficit
Balance as at December 31, 2024	4,773,628	460	33,232,704	(52,618,948)	(19,385,784)
Net loss	-	-	-	(3,809,700)	(3,809,700)
Transfer from early exercised stock option liability on vesting (Note 5)	-	1	360	-	361
Stock based compensation (Note 5)	-	-	2,954,279	-	2,954,279
Issuance of common stock	398	-	16,414	-	16,414
Issuance of common stock and warrants from January 2025 public offering, net of offering costs	479,200	48	4,591,021	-	4,591,069
Issuance of common stock upon warrant inducement, net of offering costs	479,200	48	2,798,151	-	2,798,199
Repurchase of unvested early exercised common stock	(24,449)	-	-	-	-
Issuance of common stock for settlement of RSU	57,071	6	(6)	-	-
Balance as at March 31, 2025	5,765,048	$563	$43,592,923	$(56,428,648)	$(12,835,162)
Net loss	-	-	-	(3,704,438)	(3,704,438)
Transfer from early exercised stock option liability on vesting (Note 5)	-	-	313	-	313
Stock based compensation (Note 5)	-		1,426,400	-	1,426,400
Issuance of common stock (Note 4)	16,062	2	106,134	-	106,136
Issuance of common stock to short- term loan holders (Note 14)	173,184	17	6,199,983	-	6,200,000
Issuance of common stock to PIPE investors (Note 4)	12,850	1	549,999	-	550,000
Issuance of common stock to vendor	15,000	1	80,611	-	80,612
Issuance of common stock under license arrangement (Note 4)	50,000	5	342,995	-	343,000
Issuance of common stock for settlement of RSU	135,340	14	(14)	-	-
Issuance of common stock from public offering, net of offering costs	2,260,000	226	3,945,449	-	3,945,675
Balance as at June 30, 2025	8,427,484	$829	$56,244,793	$(60,133,086)	$(3,887,464)
Net loss	-	-	-	(4,459,764)	(4,459,764)
Transfer from early exercised stock option liability on vesting (Note 5)	-	1	312	-	313
Stock based compensation (Note 5)	-		1,702,265	-	1,702,265
Issuance of common stock (Note 4)	488,811	49	1,524,832	-	1,524,881
Issuance of common stock for settlement of RSU	38,163	4	(4)	-	-
Fractional share adjustment due to reverse stock split	(115)	-	(345)	-	(345)
Balance as at September 30, 2025	8,954,343	$883	$59,471,853	$(64,592,850)	$(5,120,114)

(1)	Amounts have been adjusted to reflect the 1-for-10 reverse stock split that became effective on September 8, 2025. See Note 2 “Basis of presentation and summary of significant accounting policies” for additional details.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-44

Stardust Power Inc. & Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts in USD)

(Unaudited)

	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Cash flows from operating activities:
Net loss	$(11,973,902)	$(14,185,887)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	6,082,944	7,034,079
Change in fair value of common stock make-whole obligation	208,247	-
Loss on sale of investments in equity securities	179,805	-
Change in fair value of investment in equity securities	700,454	150,994
Change in fair value of SAFE notes	-	955,000
Loss on write-off of promissory notes and deposit	232,481	-
Loss on write-off of deferred transaction cost	30,000	-
Change in fair value of warrant liability	(1,660,583)	2,753,964
Change in fair value of convertible notes	-	471,400
Change in fair value of sponsor earnout shares	(528,000)	(1,636,100)
Depreciation expense	2,317	1,074
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(53,893)	(461,575)
Accounts payable	58,331	(4,055,728)
Accrued liabilities and other current liabilities	173,039	458,618
Net cash used in operating activities	$(6,548,760)	$(8,514,161)
Cash flows from investing activities:
Capital project costs	(3,555,268)	(726,102)
Land acquisition cost	(16,619)	-
Proceeds from sale of investment in equity securities	570,255	-
Investment in other long-term assets	-	(50,000)
Purchase of property and equipment	-	(11,155)
Promissory notes issued	-	(492,000)
Net cash used in investing activities	$(3,001,632)	$(1,279,257)
Cash flows from financing activities:
Proceeds from investor for issuance of SAFE notes	-	200,000
Proceeds from issuance of common stock	1,647,431	-
Proceeds from issuance of notes payable to related parties	250,000	-
Repayment of notes payable to related parties	(250,000)	-
Repayment of short-term loan from related parties	(2,000,000)	-
Proceeds from short-term loan	337,244	510,000
Repayment of short-term loan	(1,841,129)	(199,170)
Proceeds from advance received from PIPE investors	125,000	11,639,088
Deferred transaction costs paid	(25,000)	(4,134,056)
Proceeds from public offering	10,270,400	-
Proceeds from warrant inducement exercises	2,971,040	-
Transaction costs associated with public offering and warrant inducement	(1,260,226)	-
Repayment of sponsor promissory notes	-	(1,562,834)
Proceeds from exercise of warrants	-	1,561,655
Proceeds from issuance of convertible notes	-	2,100,000
Repurchase of unvested shares	(1,593)	(6,003)
Cash in lieu payment on fractional shares under reverse stock split	(345)	-
Net cash provided by financing activities	$10,222,822	$10,108,680

Net (decrease)/ increase in cash	$672,430	$315,262
Cash at the beginning of the period	912,574	1,271,824
Cash at the end of the period	$1,585,004	$1,587,086

Supplemental disclosure for cash flow information:
Interest paid	$146,208	$8,814
Taxes paid	5,150	-
Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction costs	$-	$3,470,991
Unpaid capital project costs	478,139	-
Conversion of legacy SAFE notes	-	64
Conversion of legacy convertible notes	-	26
Sponsor earnout share liability	-	4,608,900
Issuance of common stock to Sponsor	-	400
Net liabilities assumed upon closing of business combination	-	14,638,315
Issuance of common stock to non-redeeming shareholders	-	13
Unpaid pre-acquisition capital project costs	-	846,385
Reclass of advances to capital project costs	236,235	-
Unpaid public offering issuance cost	615,270	-
Unpaid warrant inducement issuance cost	29,000	-
Incremental fair value of warrant inducement	2,108,480	-
Issuance of common stock to short- term loan holders	6,200,000	-
Issuance of common stock to PIPE investors	550,000	-
Issuance of common stock to vendor	80,612	-
Issuance of common stock under license arrangement	343,000	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-45

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – DESCRIPTION OF THE COMPANY

Nature of Business

Stardust Power Inc. (the “Company”, “Stardust Power”) formerly known as Global Partner Acquisition Corp II, a Delaware corporation, is an American developer of battery grade lithium carbonate, designed to foster energy independence in the United States. While the Company has not earned any revenue yet, the Company is in the process of developing a strategically central, lithium refinery capable of producing up to 50,000 metric tons per annum of battery grade lithium.

Business Combination

On November 21, 2023, Stardust Power Operating Inc (f/k/a Stardust Power Inc. prior to the consummation of the Business Combination, “Legacy Stardust Power”) entered into a business combination agreement (the “Business Combination Agreement”) with Global Partner Acquisition Corp II (“GPAC II”), a Cayman Islands exempted company incorporated on November 3, 2020, Strike Merger Sub I, Inc. (“First Merger Sub”), a Delaware corporation and direct wholly owned subsidiary of GPAC II, and Strike Merger Sub II LLC (“Second Merger Sub”), a Delaware limited liability company and direct wholly owned subsidiary of GPAC II. On July 8, 2024, former Stardust Power Inc. was renamed Stardust Power Operating Inc.

On July 8, 2024 (the “Closing Date”), Legacy Stardust Power completed the business combination contemplated by the Business Combination Agreement (the “Business Combination”). GPAC II deregistered as a Cayman Islands exempted company and domesticated in the State of Delaware as a Delaware corporation. As per the Business Combination Agreement, First Merger Sub merged into Legacy Stardust Power, with Legacy Stardust Power being the surviving corporation (the effective time of such merger being the “First Effective Time”). Legacy Stardust Power then merged into Second Merger Sub, with Second Merger Sub being the surviving entity. Upon the completion of the Business Combination, GPAC II was renamed Stardust Power Inc. (also referred to herein as the “Combined Company” or “Stardust Power”).

The common stock (the “Common Stock”) and warrants of the Company are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SDST” and “SDSTW”, respectively.

The Business Combination was accounted for as a reverse recapitalization. Accordingly, Legacy Stardust Power was deemed the accounting acquirer (and legal acquiree) and GPAC II was treated as the accounting acquiree (and legal acquirer). Under this method of accounting, the reverse recapitalization was treated as the equivalent of Legacy Stardust Power issuing stock for the net assets of GPAC II, accompanied by recapitalization.

F-46

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the unaudited condensed consolidated financial statements) considered necessary to present fairly the Company’s unaudited condensed consolidated balance sheet as of September 30, 2025, its unaudited condensed consolidated statements of operations, stockholders’ deficit for the three and nine months ended September 30, 2025 and September 30, 2024 and unaudited condensed consolidated statements of cashflows for nine months ended September 30, 2025 and September 30, 2024. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. As such, the information included in this report should be read in conjunction with the audited consolidated financial statements and notes thereto of Stardust Power for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2025, (the “Form 10-K”), which provides a more complete discussion of the Company’s accounting policies and certain other information. The accompanying condensed consolidated balance sheet as of December 31, 2024, has been derived from the audited consolidated balance sheet as of December 31, 2024, contained in the above referenced Form 10-K.

The unaudited condensed consolidated financial statements include the accounts of Stardust Power Inc. and its wholly owned subsidiaries, Stardust Power LLC and Strike Merger Sub II, LLC. All material intercompany balances have been eliminated upon consolidation. Interim results are not necessarily indicative of results for a full year or any future periods.

These unaudited condensed consolidated financial statements are presented in U.S. dollars.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the unaudited condensed consolidated financial statements and accompanying notes. Those estimates and assumptions include, but are not limited to, useful life of assets, realization of deferred tax assets, and fair valuation of stock based compensation, common shares purchase agreement, warrants, convertible notes, simple agreement for future equity notes (each a “SAFE note”), and sponsor earnout shares. The Company evaluates estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates, and those differences could be material to the unaudited condensed consolidated financial statements.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

F-47

Reverse Stock Split

On September 8, 2025, the Company effected a 1-for-10 reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 10 shares of the Company’s Common Stock issued and outstanding were automatically converted into one new share of Common Stock. Proportionate adjustments were also made to (i) the exercise prices, and the number of shares underlying the Company’s outstanding equity awards, as applicable, (ii) the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, and (iii) the number of shares purchasable upon exercise, and/or the exercise prices, of the Company’s outstanding warrants to purchase shares of the Company’s Common Stock. The Reverse Stock Split did not decrease the number of authorized shares of Common Stock and preferred stock or otherwise affect the par value of the Common Stock. No fractional shares were issued in connection with the Reverse Stock Split and any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole share. Stockholders who were otherwise entitled to receive fractional shares as a result of the Reverse Stock Split were paid cash in lieu thereof. All shares of the Company’s Common Stock, per-share data and related information included in the accompanying condensed consolidated financial statements have been retroactively adjusted as though the Reverse Stock Split had been effected prior to all periods presented.

Going Concern

The Company’s unaudited condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of September 30, 2025, the Company has $1,585,004 of unrestricted cash. The Company is a development stage entity having no revenues and has incurred a net loss of $4,459,764 and $11,973,902 for the three and nine months ended September 30, 2025, respectively. The Company has an accumulated deficit of $64,592,850 and stockholders’ deficit of $5,120,114 as of September 30, 2025. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. These conditions raise substantial doubt about its ability to continue as a going concern.

On October 7, 2024, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”) to sell up to $50,000,000 of newly issued shares of the Company’s Common Stock to B. Riley Principal Capital II, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. During the nine months ended September 30, 2025, the Company issued 505,271 shares of Common Stock aggregating to net proceeds of $1,598,008. (See Note 4). Subsequent to the quarter end, the Company issued 132,777 shares of Common Stock aggregating to net proceeds of $471,677.

On January 27, 2025, the Company consummated a public offering of 479,200 shares of Common Stock and accompanying warrants to purchase up to 479,200 shares of Common Stock at a public offering price of $12.00 per share and warrant with an exercise price of $13.00 generating aggregate gross proceeds of approximately $5,750,400 before offering expenses. (See Note 4).

On March 16, 2025, the Company entered into a letter agreement (the “Inducement Letter”) with a warrant holder (the “Exercising Holder”) providing for the immediate cash exercise of outstanding warrants to purchase 479,200 shares of the Company’s Common Stock at a reduced exercise price of $6.20 per share, generating aggregate gross proceeds of approximately $2,971,040 before related expenses. In connection with such exercise, the Company agreed to issue new common stock purchase warrants (the “Inducement Warrants”) to purchase up to 958,400 shares of common stock at an exercise price of $7.00 per share, subject to shareholder approval and Nasdaq rules. (See Note 4).

On June 18, 2025, the Company consummated a public offering of 2,150,000 shares of Common Stock at a public offering price of $2.00 per share, generating aggregate gross proceeds of approximately $4,300,000 before offering expenses. On June 25, 2025, the Company consummated the partial exercise of over allotment of the public offering, of 110,000 shares of Common Stock at a public offering price of $2.00 per share, generating additional aggregate gross proceeds of approximately $220,000 before offering expenses (See Note 4).

As of the date on which these unaudited condensed consolidated financial statements were available to be issued, we believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-48

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Summary of Significant Accounting Policies

The significant accounting policies applied in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024, as disclosed in the Form 10-K, are applied consistently in these unaudited interim condensed consolidated financial statements.

Net Loss per Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net loss per share is calculated by dividing the net loss by the weighted average number of Common Stock outstanding for the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as at the first of the year for any potentially dilutive debt or equity. Potential common shares from unvested restricted stock options, earnouts and common stock warrants are computed using the treasury stock method. Contingently issuable shares are included in basic EPS only when there is no circumstance under which those shares would not be issued.

The following table sets forth the computation of the basic and diluted net loss per share:

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Numerator:
Net loss	$(4,459,764)	$(10,092,312)	$(11,973,902)	$(14,185,887)
Denominator:
Weighted average shares outstanding	8,367,774	4,517,125	6,673,074	4,169,490
Net loss per share, basic and diluted	$(0.53)	$(2.23)	$(1.79)	$(3.40)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have had an anti-dilutive effect:

	September 30, 2025	September 30, 2024
Unvested common stock – restricted shares (Note 5)	-	12,541
Restricted Stock options	31,377	85,166
Restricted Stock Units	151,701	328,191
Performance Stock units	50,658	50,658
Sponsor Earnout Shares (Note 4)*	-	-
Public warrants	486,413	486,413
Private warrants	556,666	556,666
Inducement warrants	958,400	-
Short term loan warrants	86,591	-
Private placement warrants	6,425	-

*	The Sponsor Earnout Shares (as defined in the Business Combination Agreement) were not included for purposes of calculating the number of diluted shares outstanding as of September 30, 2025, as the Sponsor Earnout Shares remain contingently forfeitable, as the conditions have not been met.

F-49

Stardust Power Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins – Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fees and advisory and consulting fees, are deferred until consummation/completion of the proposed public offering. The Company deferred $116,121 of related costs incurred towards the proposed public offering which are presented within current assets in the audited consolidated balance sheet as at December 31, 2024. The Company consummated the public offering on January 27, 2025. After the consummation of the public offering, costs allocated to equity-classified instruments amounting to $86,121 were recorded as a reduction to additional paid-in capital. The remaining deferred costs of $30,000 attributable to a separate proposed offering was expensed as the transaction did not materialize during the nine months ended September 30, 2025.

The Company has deferred $25,000 of costs incurred towards potential future financing arrangement which is presented within current assets in the unaudited condensed consolidated balance sheet as at September 30, 2025. If the transaction does not materialize, the deferred offering costs will be expensed.

Capital Project Costs and Property and Equipment, Net

The Company had an exclusive option purchase agreement with the City of Muskogee, Oklahoma for 66 acres of undeveloped tract (excluding wetlands and creeks). On January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land for an amount of $1,662,030. The Company capitalized an additional $78,535 as land for costs incurred for obtaining permits and title. On December 16, 2024, title to the land was transferred in the Company’s name. The Company capitalized $3,320,403 towards capital project costs related to front-end loading and environmental studies done for setting up the refinery during the year ended December 31, 2024. During the nine months ended September 30, 2025, the Company capitalized an additional amount of $1,959,419 towards capital project costs. The construction of the Facility is still in progress and hence no depreciation is charged on capital project costs.

Property and equipment, net is stated at cost less accumulated depreciation and accumulated impairment loss. The Company depreciates computer and equipment using the straight-line method over the estimated economic useful lives of the asset, which are generally three to five years. Land is a non-depreciable asset and is stated at cost.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), under its ASC or other standard setting bodies, and adopted by the Company as of the specified effective date. The Company has reviewed the accounting pronouncements issued during the nine months ended September 30, 2025, and concluded they were either not applicable or not expected to have a material impact on the Company’s unaudited condensed consolidated financial statements.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Certain conditions may exist as at the date the unaudited condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, the latest financial position of the counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-50

On October 10, 2023, Legacy Stardust Power entered into a non-binding (except for the confidentiality provision) letter of intent with QX Resources Limited, an Australian limited liability company (“QXR”), to negotiate an agreement to work together collaboratively and in good faith to assess the lithium brines contained in QXR’s Liberty Lithium Brine Project (the “Project”). QXR is earning into 75% of the Project situated in Inyo County, California, by way of an earn-in agreement with IG Lithium LLC (“IGL”) and QXR intends to use either evaporation or direct extraction technology to produce a concentrated lithium product or other lithium products. On August 16, 2024, the Company entered into a promissory note arrangement with IGL (the “IGL Note”) for $316,000 to allow the Company to enter into related agreements and future partnerships with IGL on the Project. The IGL Note carries an interest rate of 6% with a maturity date of July 1, 2025. The IGL Note is secured by first priority in all rights, title, interest, claims and demands of IGL related to the Project and other assets of IGL. The promissory note including interest amounting to $332,363 and $322,961 is outstanding as on September 30, 2025, and December 31, 2024, respectively, and presented as Promissory notes issued under current assets on the condensed consolidated balance sheet. The Company is actively negotiating the terms for repayment and evaluating multiple options including a possible strategic investment and based on current information, does not believe an allowance for credit losses is necessary. The Company will continue to monitor these balances and reassess if conditions change.

On August 4, 2024, the Company entered into an engineering agreement (the “Primero Agreement”) with Primero USA, Inc. (“Primero”) pursuant to which Primero agreed to provide certain engineering, design and consultancy professional services, including to assist in procurement of major equipment, engage relevant third parties for construction and provide a Front End Loading-3 (“FEL-3”) report of the Company’s Lithium Facility at Southside Industrial Park, in Muskogee, Oklahoma. The total amount due pursuant to the Primero Agreement, assuming full performance, is approximately $4,724,690 in the aggregate, subject to customary potential adjustments and was completed in August 2025. As at September 30, 2025, and December 31, 2024, the total performance pending to be performed and billed by Primero is $Nil and $1,855,911, respectively.

On February 7, 2025 (the “Effective Date”), the Company executed an exclusive license agreement (the “License Agreement”) with KMX Technologies, Inc. a Delaware corporation. Under the terms of the License Agreement, KMX agreed to irrevocably license to the Company the use of KMX’s vacuum membrane distillation technology (“VMD Technology”) and associated processes and systems (including units incorporating the VMD Technology (“KMX VMD Units”)) for the purpose of the Company’s use of the technology in its refining and upstream operations. Among other obligations set forth in the License Agreement, the Company shall be required to exclusively purchase all KMX VMD Units from the Licensor during the term of the License Agreement on the terms and conditions set forth therein.

Legal Proceedings

We are also subject to certain routine legal and regulatory proceedings, as well as demands and claims that arise in the normal course of our business. We make a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. In our opinion, resolution of any pending claims (either individually or in the aggregate) is not expected to have a material adverse impact on our consolidated results of operations, cash flows or financial position, nor is it possible to provide an estimated amount of any such loss. However, depending on the nature and timing of any such dispute, an unfavorable resolution of a matter could materially affect our future financial position, results of operations, or cash flows, or all in a particular period.

NOTE 4 – COMMON STOCK

On July 8, 2024, the Common Stock and warrants began trading on Nasdaq under the ticker symbols “SDST” and “SDSTW”, respectively.

Each share of Common Stock is entitled to one vote. The holders of Common Stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors (the “Board”), subject to prior rights of the convertible preferred stockholders. Shares of Common Stock issued and outstanding on the unaudited condensed consolidated balance sheet and unaudited condensed consolidated statement of stockholders’ deficit includes shares related to restricted stock that are subject to repurchase.

F-51

The Company is authorized to issue 700,000,000 and 100,000,000 shares, par value of $0.0001 per share, of Common Stock and Preferred stock, respectively. At September 30, 2025, the Company had 8,954,343 shares of Common Stock issued and outstanding. As of December 31, 2024, the Company had 4,773,628 shares of common stock, issued and outstanding.

Sponsor Earnout Shares

As part of the closing of the Business Combination, the Company issued 100,000 shares to Global Partner Sponsor II, LLC (the “Sponsor”). These shares are subject to vesting (or forfeiture) based on achieving certain trading price thresholds following the closing (“Sponsor Earnout Shares”). Fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $120.00 per share for a period of 20 trading days in a 30 trading day period, and the remaining fifty percent of the Sponsor Earnout Shares will vest when the VWAP of the Common Stock price equals or exceeds $140.00 per share for a period of 20 trading days in a 30 trading day period. There are no service conditions or any requirement for the participants to provide goods or services in order to vest in the Sponsor Earnout Shares. Accordingly, we determined that the Sponsor Earnout Shares are not within the scope of ASC 718. The accounting for the Sponsor Earnout Shares was evaluated under ASC Topic 480, “Distinguishing Liabilities from Equity”, and ASC Subtopic 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, to determine if the Sponsor Earnout Shares should be classified as a liability or within equity. As part of the analysis, it was determined that the Sponsor Earnout Shares subject to vesting are freestanding from other shares of Combined Company Common Stock held by the Sponsor and do not meet the criteria in ASC 815-40 to be considered indexed to the Combined Company Common Stock, due to the settlement provisions including a change in control component which could impact the number of the Sponsor Earnout Shares are ultimately settled for, which is not an input to a fixed-for-fixed option pricing model. As a result, the Sponsor Earnout Shares were classified as a liability. Subsequent changes in the fair value of the Sponsor Earnout shares will be reflected in the consolidated statement of operations.

Upon the occurrence of a change in control, any remaining unvested Sponsor Earnout Shares become vested. Unvested Sponsor Earnout Shares will be forfeited if vesting does not occur prior to the eighth anniversary of the Closing Date. The Company assesses the fair value of expected earnout consideration at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earnout consideration. The Company did not perform a fair valuation of expected earnout consideration using the Monte Carlo method as of September 30, 2025 as the Company determined that change in fair value is deemed immaterial to the fair value of earnout consideration. As at September 30, 2025 and December 31, 2024, the fair value of Sponsor Earnout Shares amounted to $4,700 and $532,700, respectively.

The Sponsor Earnout Shares were valued using the following assumptions under the Monte Carlo Model that assumes optimal exercise of the Company’s redemption option at the earliest possible date:

	March 31, 2025	December 31, 2024
Market price of public stock	$4.716	$35.8
Expected term (years)	7.27 years	7.52 years
Volatility	75.00%	65.00%
Risk-free interest rate	4.10%	4.50%
Dividend rate	0.00%	0.00%

F-52

Common Stock Purchase Agreement

On October 7, 2024, the Company entered into a Common Stock Purchase Agreement and a Registration Rights Agreement (collectively referred to as the “Purchase Agreement”) with B. Riley Principal Capital II, LLC. Pursuant to the Purchase Agreement, the Company has the right, in its sole discretion, to sell to B. Riley Principal Capital II, LLC up to the lesser of (i) $50.0 million of newly issued shares of the Company’s common stock, and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the 36-month term of the Purchase Agreement. Under the applicable Nasdaq rules, the Company may not issue to B. Riley Principal Capital II, LLC under the Purchase Agreement more than 956,970 shares of common stock, which number of shares is equal to 19.99% of the common shares outstanding immediately prior to the execution of the Purchase Agreement unless certain exceptions are met (the “Exchange Cap”). The purchase price of the shares of common stock will be determined by reference to the VWAP of the common stock during the applicable purchase date, less a fixed 3% discount to such VWAP. Additionally, B. Riley Principal Capital II, LLC cannot acquire shares that would result in its beneficial ownership exceeding 4.99% of Stardust Power’s outstanding shares. The Exchange Cap does not apply if the average share price exceeds $77.02 per share but will remain in place if this threshold is not met and stockholder approval is not obtained. The Company evaluated this common stock purchase agreement to determine whether they should be accounted for considering the guidance in ASC 815-40, “Derivatives and Hedging - Contracts on an Entity’s Own Equity” (“ASC 815-40”) and concluded that it is an equity-linked contract that does not qualify for equity classification, and therefore requires fair value accounting as a derivative. The Company has analyzed the terms of the freestanding purchased put right and has concluded that it had insignificant value as of December 31, 2024, and September 30, 2025.

Upon executing the Purchase Agreement and Registration Rights Agreement, the Company also issued 6,369 shares of Common Stock called Commitment Shares to B. Riley Principal Capital II, LLC as a consideration for this agreement. These shares, valued at $78.50 each (based on Nasdaq’s closing price on October 4, 2024), represent 1.0% of B. Riley Principal Capital II, LLC’s $50 million purchase commitment under the agreement. The cost of this on the effective date of the purchase agreement was $500,000 and included as a component of finance charges in the consolidated statements of operations for the year ended December 31, 2024. Regarding the aforementioned commitment shares, the Purchase Agreement specifies the following:

a) If B. Riley Principal Capital II, LLC’s resale of the Commitment Shares yields less than $500,000 by specified dates, the Company may need to pay up to $500,000 in cash (the “make-whole obligation”).

b) No cash payment will be made if B. Riley Principal Capital II, LLC’s net proceeds from reselling the shares meet or exceed $500,000.

c) If B. Riley Principal Capital II, LLC’s resale proceeds exceed $500,000, it will pay the Company 50% of the amount above $500,000.

Under the terms of the Purchase Agreement, if the aggregate proceeds received by B. Riley Principal Capital II, LLC from its resale of the Commitment Shares is less than $500,000 then, upon notice by B. Riley Principal Capital II, LLC, the Company must pay the difference between $500,000, and the aggregate proceeds received by B. Riley Principal Capital II, LLC from its resale of the Commitment Shares. On December 31, 2024, and September 30, 2025, the fair market value of the Commitment Shares was $227,989 and $19,742 respectively. Therefore, the Company’s make-whole obligation was $272,011 and $ 480,258 as of December 31, 2024, and September 30, 2025, respectively, and this amount was recorded in Accrued liabilities and other current liabilities in the accompanying audited condensed consolidated balance sheet as at December 31, 2024 and unaudited condensed consolidated balance sheet as at September 30, 2025, respectively. The change in the fair value of the make-whole obligation of $(7,196) and $ 208,247 is recorded as a component of finance charges in the unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2025, respectively.

The Company agreed to reimburse B. Riley Principal Capital II, LLC an amount of $75,000 for legal fees related to the Purchase and Registration Rights Agreements, with $25,000 paid upfront and $50,000 withheld by B. Riley Principal Capital II, LLC from 50% of the purchase price of shares acquired in initial and subsequent purchases under the agreement until the full amount is covered. Additionally, the Company will reimburse up to $5,000 per fiscal quarter for B. Riley Principal Capital II, LLC’s legal fees related to due diligence and related matters.

The Company issued 505,271 shares of Common Stock during the nine months ended September 30, 2025, aggregating to net proceeds of $ 1,598,008 under the Common Stock Purchase Agreement.

F-53

Public Offering and Warrant Inducement

On January 27, 2025, the Company consummated a public offering of 479,200 shares of Common Stock and accompanying warrants to purchase up to 479,200 shares of Common Stock at a public offering price of $12.00 per share and warrant, generating aggregate gross proceeds of $5,750,400 before offering expenses of $1,159,331. The common stock purchase warrants, exercisable at $13.00 per share and expiring five years from issuance, were issued under an effective registration statement on Form S-1 (File No. 333-284298) filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) that became effective on January 23, 2025. The Company evaluated the common stock purchase warrants issued under this public offering to determine whether they should be accounted for considering the guidance in ASC 815-40, “Derivatives and Hedging - Contracts on an Entity’s Own Equity” (“ASC 815-40”) and concluded that the warrants are freestanding and are indexed to the Company’s own stock and are classified as equity.

On March 16, 2025, the Company entered into a letter agreement (the “Inducement Letter”) with a warrant holder (the “Exercising Holder”) providing for the immediate cash exercise of outstanding warrants to purchase 479,200 shares of the Company’s Common Stock at a reduced exercise price of $6.20 per share. In order to further incentivize the early exercise of these outstanding warrants, the Company also agreed to issue additional common stock purchase warrants (the “Inducement Warrants”) to purchase up to 958,400 shares of Common Stock at an exercise price of $7.00 per share, subject to shareholder approval and Nasdaq rules. Pursuant to this Inducement Letter, the warrant holders exercised the outstanding warrants on March 18, 2025, and the Company received gross proceeds of $2,971,040 before cash offering expenses of $172,841. The Company used the net proceeds for working capital and general corporate purposes. In connection with the Inducement Letter, the Company entered into a financial advisory services agreement with the placement agent, pursuant to which the Company agreed to pay a cash fee of 4% of the cash proceeds raised in the offering, in addition to reimbursement for certain expenses. No exercises of the Inducement Warrants have occurred as of the date on which these unaudited condensed consolidated financial statements were available to be issued.

The Company evaluated the common stock purchase warrants issued under this inducement offer to determine whether they should be accounted for considering the guidance in ASC 815-40, “Derivatives and Hedging - Contracts on an Entity’s Own Equity” (“ASC 815-40”) and concluded that the warrants are freestanding and are indexed to the Company’s own stock and are classified as equity. The Company recognized the incremental fair value due to effect of the modification of approximately $2,108,480 as an equity issuance cost and charged the same against proceeds. The incremental fair value of the warrants resulting from the modification (comprising of decrease in exercise price from $13.00 to $6.20 per share and the issue of additional 9,584,000 warrants) was measured as the excess of the fair value of the modified warrants over the fair value of the original warrants immediately before modification. The Company estimated the fair value of the warrants immediately before the modification and the fair value of the New Inducement Warrants after the modification using the Black-Scholes valuation model with an expected term of 5.00 years, expected volatility of 75%, dividend yield of 0%, and risk-free interest rate of 4.11%.

Subsequent to the quarter end, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with a certain institutional investor (the “Investor”). Pursuant to the Exchange Agreement, the Investor agreed to irrevocably exchange all of its warrants to purchase shares of the Common stock, originally issued on March 16, 2025, representing the right to purchase an aggregate of 958,400 shares of Common Stock (the “Warrant Shares”), for newly issued shares of Common Stock at an exchange ratio of 1.31 Warrant Shares for 1 share of Common Stock, resulting in the issuance to the Investor of 730,689 shares of Common Stock at closing.

On June 18, 2025, the Company consummated a public offering of 2,150,000 shares of Common Stock at a public offering price of $2.00 per share, generating aggregate gross proceeds of approximately $4,300,000 before underwriting discounts and other offering expenses. The offering was conducted pursuant to a firm commitment underwriting agreement entered into with the underwriters, on June 17, 2025. The offering was made under an effective registration statement on Form S-1 (File No. 333-287939), which was declared effective by the SEC on June 16, 2025. In connection with the offering, the Company granted the underwriter a 45-day option to purchase up to an additional 322,500 shares of Common Stock to cover over-allotments, if any. On June 25, 2025, the underwriter partially exercised the over-allotment option, purchasing an additional 110,000 shares at the same public offering price, resulting in additional gross proceeds of approximately $220,000. After giving effect to the partial exercise of the over-allotment option, the aggregate gross proceeds from the offering increased to approximately $4,520,000, before deducting underwriting discounts and estimated offering expenses of $574,325. The Company used the net proceeds from the offering to support the completion of the Front End Loading 3 (“FEL-3”) study related to its proposed lithium processing facility in Muskogee, Oklahoma, and for general working capital purposes.

F-54

KMX Licensing Agreement

On February 7, 2025 (the “Effective Date”), the Company executed an exclusive license agreement (the “License Agreement”) with KMX Technologies, Inc. a Delaware corporation. Under the terms of the License Agreement, KMX agreed to irrevocably license to the Company the use of KMX’s vacuum membrane distillation technology (“VMD Technology”) and associated processes and systems (including units incorporating the VMD Technology (“KMX VMD Units”)) for the purpose of the Company’s use of the technology in its refining and upstream operations. Among other obligations set forth in the License Agreement, the Company shall be required to exclusively purchase all KMX VMD Units from the Licensor during the term of the License Agreement on the terms and conditions set forth therein. The License Agreement grants the Company the exclusive right to sub license, use, market, sell and operate KMX’s VMD Technology across the United States, Canada and select international markets. As a consideration for this license, the Company agreed to pay KMX a royalty comprised of 50,000 shares of Company Common Stock. The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

As of the effective date, the license did not meet the recognition criteria for an intangible asset under U.S. GAAP, as it did not provide probable future economic benefits independent of the KMX VMD Units, which are expected to be acquired only upon the commencement of operations at the Company’s planned facility. Accordingly, the Company initially recognized a liability of $343,000 as other long-term liabilities, with a corresponding debit recorded as other long-term assets on the unaudited condensed consolidated balance sheet as of March 31, 2025. On April 24, 2025, the Company issued the 50,000 shares of Common Stock to KMX in accordance with the terms of the License Agreement. As a result, the liability has been settled and the corresponding amounts were credited to equity and APIC as of September 30, 2025.

Private Placement Agreement

On December 31, 2024, the Company entered into binding term sheets with certain investors pursuant to which the Company has agreed to sell, and the Investors have agreed to purchase, Company securities for an aggregate amount of $550,000 (the “Private Placement”). The proceeds of the Private Placement are expected to be used by the Company for capital expenditures, working capital and general corporate purposes. The Investors have agreed to purchase, and the Company has agreed to issue and sell, up to $550,000 in shares of Common Stock at a price equal to 95% of the closing bid price of the Common Stock on the last trading day prior to the closing date for the Private Placement. In addition, each Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of Common Stock purchased by such Investor in the Private Placement, with each whole warrant exercisable for one share of Common Stock at an exercise price of $115.00. The Company received proceeds of $425,000 in December 2024 and additional proceeds of $125,000 in January 2025 from investors. The Company has accounted for this as Advance from PIPE investor for shares and warrants to be issued based on purchase agreement to be entered on the unaudited condensed consolidated balance sheet as of December 31, 2024. On April 24, 2025, the Company issued 12,850 shares of Common Stock and 64,251 Warrants to the investors.

NOTE 5 – STOCK BASED COMPENSATION

As the Business Combination has been accounted for as a reverse recapitalization, the unaudited condensed consolidated financial statements of the merged entity reflect the continuation of Legacy Stardust Power, Inc. financial statements. Legacy Stardust Power’s equity has been retroactively adjusted to the earliest period presented to reflect the legal capital of the legal acquirer, GPAC II. As a result, the number of shares was also retrospectively adjusted for periods ended prior to the Business Combination.

Shares Issued at Inception

At March 16, 2023 (inception of Legacy Stardust Power), certain employees and service providers participated in the purchase of restricted Common Stock of Legacy Stardust Power aggregating to 253,123 shares. Out of the total, certain restricted stock vested immediately and remaining unvested restricted stock aggregating to 119,198 shares vests over 24 months subject to service conditions and accelerated vesting upon certain events. The agreements also contain a repurchase option noting that if the employee or service provider is terminated, for any reason, the Company has the right and option to repurchase the service provider’s unvested restricted Common Stock. Since all shareholders purchased the shares at par value and the shares had no incremental value beyond the par value as at that date, during the three months ended September 30, 2025 and 2024, the stock based compensation expense impact is insignificant. As at September 30, 2025, all the shares had been fully vested. Any shares subject to repurchase by the Company are not deemed, for accounting purposes, to be outstanding until those shares vest. The amount to be recorded as liabilities associated with shares issued with repurchase rights were immaterial as at September 30, 2025 and December 31, 2024.

Restricted stock activity for the nine months ended September 30, 2025, and balances as at September 30, 2025, were as follows:

	Restricted Stock
	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as of December 31, 2024	6,270	$0.00002
Granted	-	-
Vested	(6,270)	0.00002
Forfeited	-	-
Unvested as of September 30, 2025	-	$-

F-55

2023 Equity Incentive Plan

At March 16, 2023 (inception), the Legacy Stardust Power stockholders approved the 2023 Equity Incentive Plan and 230,112 shares of the Company’s Common Stock were reserved for issuance thereunder. During the year ended December 31, 2024, the Board adopted a resolution to increase the number of shares of Common Stock authorized for issuance under the 2023 Equity Incentive Plan by 115,056 shares of Common Stock. During the three months and nine months ended September 30, 2025, there were no grants under the 2023 Equity Incentive Plan.

Stock Options

During October and November 2023, Legacy Stardust Power granted options for 227,810 shares of stock options under the 2023 Equity Incentive Plan, 218,606 options were granted to employees, and 9,204 options were granted to a consultant. The employee grants vest over a period of 3 to 5 years, and the consultant grant vests over 18 months. The options granted to both employees and the consultant were exercisable at the exercise price of $0.065.

All the options under the 2023 Equity Incentive Plan were early-exercised by grantees. Accordingly, the Company received a total amount of $14,850 towards the early exercise of these options during the period from March 16, 2023 (inception) through December 31, 2023, and recorded a liability against the early exercise of these options.

On December 14, 2023, the Company repurchased 92,044 unvested shares that were granted to an employee under the 2023 Equity Incentive Plan at the original exercise price of $0.065. The Company repaid a total amount of $6,000 for the repurchase of these early exercised shares from the employee in January 2024. The amount was charged against the ‘Early exercised shares option liability’.

During the year ended December 31, 2024, the Company repurchased 2,557 unvested shares that were granted to a consultant and 23,011 unvested shares that were granted to an employee under the 2023 Equity Incentive Plan at the original exercise price of $0.065.

During the nine months ended September 30, 2025, the Company repurchased 24,449 unvested shares that were granted to an employee under the 2023 Equity Incentive Plan at the original exercise price of $0.065.

The early exercised shares liability amounting to $2,048 and $4,628 is outstanding as at September 30, 2025, and December 31, 2024, respectively, and is presented under “Early exercised shares option liability” on the unaudited condensed consolidated balance sheet.

Stock option activity for the nine months ended September 30, 2025, and balances as at September 30, 2025, were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2024	70,999	$5.60
Granted	-	-
Vested	(15,173)	5.25
Forfeited	(24,449)	5.84
Unvested as at September 30, 2025	31,377	$5.50

The total compensation expense for stock options recognized in the General and administrative expenses of the Company’s unaudited condensed consolidated statements of operations were $75,964 and $139,945 for the nine months ended September 30, 2025, and 2024, respectively. The total compensation expense for stock options recognized in the General and administrative expenses of the Company’s unaudited condensed consolidated statements of operations were $25,138 and $22,221 for the three months ended September 30, 2025, and 2024, respectively.

F-56

As at September 30, 2025, total unvested compensation cost for stock options granted to employees not yet recognized was $168,228. The Company expects to recognize this compensation over a weighted average period of approximately 1.73 years.

Restricted Stock Units

During April and June 2024, Legacy Stardust Power granted 202,498 restricted stock units (“2023 Plan RSUs”) to employees under the 2023 Equity Incentive Plan. These 2023 Plan RSUs are subject to a service-based vesting requirement, and a liquidity plus service-based vesting requirement, which is defined as completion of a go public transaction or change in control. In order for any shares to vest, both the service-based vesting requirement and the liquidity plus service-based vesting requirement must be satisfied with respect to such shares. The liquidity conditions were met on July 8, 2024 upon consummation of the Business Combination, and therefore compensation expenses related to these awards began to be recognized in the year ended December 31, 2024 using a graded vesting method over the requisite service period.

Given the absence of a public trading market prior to the closing of the Business Combination, the Legacy Stardust Power board of directors considered numerous objective and subjective factors to determine the fair value of its common stock at each grant date. These factors included, but were not limited to: (i) independent contemporaneous third-party valuations of common stock; (ii) the prices for the Company’s convertible notes sold to outside investors; (iii) the rights and preferences of convertible preferred stock relative to common stock; (iv) the lack of marketability of its common stock; (v) developments in the business; and (vi) the likelihood of achieving a liquidity event, such as an IPO, given prevailing market conditions. Subsequent to the closing of the Business Combination, the fair value of common stock is based on the closing price of the Company’s common stock, as reported on Nasdaq on the date of grant.

RSU activity for the nine months ended September 30, 2025, and balances as at September 30, 2025, were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2024	100,484	$86.71
Granted	-	-
Vested	(35,521)	86.41
Forfeited	-	-
Unvested as at September 30, 2025	64,963	$86.87

The total compensation expense for RSU recognized in the General and administrative expenses of the Company’s unaudited condensed consolidated statements of operations was $3,172,091 and $5,765,425 for the nine months ended September 30, 2025, and 2024, respectively.

The total compensation expense for RSU recognized in the General and administrative expenses of the Company’s unaudited condensed consolidated statements of operations was $779,563 and $5,765,425 for the three months ended September 30, 2025, and 2024, respectively.

As at September 30, 2025, total unvested compensation cost for RSUs granted to employees not yet recognized was $2,142,891. The Company expects to recognize this compensation over a weighted average period of approximately 1.76 years.

F-57

2024 Equity Incentive Plan

The Board adopted, and the stockholders of the Company approved, the 2024 Equity Incentive Plan in September 2024. The maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year shall be 467,366 shares of Common Stock. The 2024 Equity Incentive Plan provides for the grant of stock options, RSUs, PSUs share appreciation rights, restricted shares, dividend equivalents, substitute awards, and other share or cash-based awards (such as cash bonus awards and performance awards) for issuance to employees or consultants of the Company (or any of the Company’s parents or subsidiaries), or directors of the Company.

During the year ended December 31, 2024, the Company granted (a) 152,429 RSUs to independent directors, officers, employees and consultants which are subject to a service based vesting requirement, (b) 7,400 RSUs fully vested as of the date of grant to consultants and (c) 50,658 PSUs to employees with a service and market condition.

During the nine month period ended September 30, 2025, the Company granted to employees (a) 40,871 RSUs which are subject to a service based vesting requirement, (b) 103,930 RSUs fully vested as of the date of grant to employees and (c) 8,918 RSUs fully vested as of the date of grant to consultants.

The PSUs cliff vest at the end of a three-year term subject to share price-based market condition (i.e., the volume weighted average price of the Common Stock is greater than or equal to $120.00 per share for a period of 20 trading days in any 30 trading day period or there is a change of control, or the PSUs are otherwise forfeited). The compensation expense for these RSUs and PSUs were recognized on a straight-line basis over the term of the award.

The grant date fair value of RSUs is based on the closing price of the Company’s Common Stock, as reported on The Nasdaq Capital Market on the date of grant.

RSU activity for the nine months ended September 30, 2025, and balances as at September 30, 2025, were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2024	148,209	$115.11
Granted	153,719	5.02
Vested	(133,190)	22.10
Forfeited	(82,000)	116.20
Unvested as at September 30, 2025	86,738	$61.81

The total compensation expense for RSUs recognized in the General and administrative expenses of the Company’s consolidated statements of operations was $1,985,388 and $1,082,031 for the nine months ended September 30, 2025, and 2024, respectively.

The total compensation expense for RSUs recognized in the General and administrative expenses of the Company’s consolidated statements of operations was $611,311 and $1,082,031 for the three months ended September 30, 2025, and 2024, respectively.

As at September 30, 2025, total unvested compensation cost for RSUs granted to employees and non-employee directors not yet recognized was $4,575,468. The Company expects to recognize this compensation over a weighted average period of approximately 2.81 years.

As at September 30, 2025, total unvested compensation cost for RSUs granted to the consultants not yet recognized was $644,167. We expect to recognize this compensation over a period of approximately 2.96 years.

F-58

The estimated grant date fair value of the PSUs was determined using a Monte Carlo simulation valuation model. Assumptions used in the valuation were as follows:

Assumptions
Fair value of Common Stock	$116.2
Selected volatility	60%
Risk-free interest rate	3.42%
Contractual terms (years)	3.0

PSU activity for the nine months ended September 30, 2025, and balances as at September 30, 2025, were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2024	50,658	$67.33
Granted	-	-
Vested	-	-
Forfeited	-	-
Unvested as at September 30, 2025	50,658	$67.33

The total compensation expense for PSUs recognized in the General and administrative expenses of the Company’s consolidated statements of operations was $849,501 and $46,678 for the nine months ended September 30, 2025, and 2024, respectively.

The total compensation expense for PSUs recognized in the General and administrative expenses of the Company’s consolidated statements of operations was $286,252 and $46,678 for the three months ended September 30, 2025, and 2024, respectively.

As at September 30, 2025, total unvested compensation cost for PSUs granted to employees not yet recognized was $2,228,136. The Company expects to recognize this compensation over a weighted average period of approximately 1.96 years.

NOTE 6 – ACCOUNTING FOR WARRANT LIABILITY

The Company established the initial fair value of the Private and Public Warrants on July 8, 2024, the date of consummation of the Business Combination, and revalued the warrants on September 30, 2025. Each 10 Warrants entitle the holder to purchase one share of Common Stock at an exercise price of $115.00 per share. For additional terms refer to the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024. As at September 30, 2025 and December 31, 2024, there were 10,430,800 warrants outstanding, including 4,864,133 Public Warrants and 5,566,667 Private Warrants outstanding.

Each 10 Warrants entitle the holder to purchase one share of Common Stock at an exercise price of $115.00 per share. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Common Stock equals or exceeds $180.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Public Warrant holders, and that certain other conditions are met. Once the Public Warrants become exercisable, the Company may also redeem the outstanding Public Warrants in whole and not in part at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the closing price of the common stock equals or exceeds $100.00 per share on the trading day prior to the date on which the Company sends the notice of redemption, and that certain other conditions are met. If the closing price of the common stock is less than $180.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, the Private Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants.

F-59

The Company, in no event later than twenty (20) Business Days after the closing of its initial Business Combination, shall use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the warrants. The Company shall use its commercially reasonable efforts to cause the same to become effective within sixty (60) Business Days following the closing of its initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of this Agreement.

If any such registration statement has not been declared effective by the sixtieth (60th) Business Day following the closing of the Business Combination, holders of the warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the issuance of the Ordinary Shares issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of Ordinary Shares equal to the lesser of:

(A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the excess of the Fair Market Value less the warrant Price by (y) the Fair Market Value and

(B) 3.61 per warrant (“a settlement cap” for accounting purposes).

The Private Warrants have terms and provisions that are identical to those of the Public Warrants. However, the Private Warrants are not redeemable by the Company as long as they are held by the Sponsor or its permitted transferees. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

The Company’s warrants are not indexed to the Company’s Common Stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. Further, there is a settlement cap for Public Warrants, and Private Warrants upon transfer from Sponsor or permitted transferees to other holders, if the holder elects to exercise warrants on a cashless basis if the Company fails to maintain an effective registration statement covering the Common Stock issuable upon warrant exercises throughout the term of the warrants. Maintenance of an effective registration statement is not an input to the fair value option model for a fixed-for-fixed option or forward. As such, the Company’s warrants are accounted for as derivative warrant liabilities which are required to be valued at fair value at each reporting period.

The following tables present information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at September 30, 2025 and December 31 2024, and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	At September 30, 2025	Quoted price in active markets (level 1)	Significant other observable input (level 2)	Significant other unobservable input (level 3)
Warrant liability
Public warrants	$368,701	$368,701	$-	$-
Private warrants	421,953	-	421,953	-
	$790,654	$368,701	$421,953	$-

F-60

Description	At December 31, 2024	Quoted price in active markets (level 1)	Significant other observable input (level 2)	Significant other unobservable input (level 3)
Warrant liability
Public warrants	$1,143,071	$1,143,071	$-	$-
Private warrants	1,308,166	-	1,308,166	-
	$2,451,237	$1,143,071	$1,308,166	$-

At September 30, 2025 and December 31, 2024, the Company valued its Public Warrants by reference to the publicly traded price of the Public Warrants. The Company valued its Private Warrants based on the closing price of the Public Warrants since they are similar instruments.

The warrant liabilities are not subject to qualified hedge accounting. The Company’s policy is to record transfers between levels at the end of the reporting period. There were no transfers during the three and nine months ended September 30, 2025.

NOTE 7 – INVESTMENT IN EQUITY SECURITIES

In October 2023, Legacy Stardust Power subscribed to and purchased 13,949,579 ordinary shares (1.26% of the total equity) of QXR, an Australian limited liability company whose ordinary shares are listed on the Australian Securities Exchange (“ASX”), for $200,000. This investment in the ordinary shares of QXR has been made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire Flat, California, for which QXR has a binding option to purchase agreement and operating agreement to earn a 75% interest from IGL (“the Earn-in Venture”). The Company is not a direct party to the Earn-in Venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in Venture held by QXR. The Company will conduct feasibility studies to assess the lithium brine at its own cost and if successful, will have the option to execute a commercial off-take agreement with QXR for the supply of brine from the Project. No formal off-take agreement has been executed as at September 30, 2025. Further, no material expenses have been incurred towards the feasibility studies during the three and nine months ended September 30, 2025. All costs associated with the feasibility studies would be expensed as incurred.

The Company neither has a controlling financial interest nor does it exercise significant influence over QXR. Accordingly, the investment in QXR’s ordinary shares does not result in either the consolidation or application of equity method of accounting for the Company.

QXR’s ordinary shares are listed on the ASX with a readily determinable fair value and change in fair value is recognized in the unaudited condensed consolidated statement of operations. Accordingly, the investment in these securities has been recorded at cost at initial recognition and at fair value of $45,908 and $34,707 as at September 30, 2025, and December 31, 2024, respectively. The Company recognized a gain of $27,680 and $11,201 for the three and nine months ended September 30, 2025, respectively and a gain of $11,678 and loss of $150,994 for the three and nine months ended September 30, 2024, respectively, due to change in fair value of securities in the unaudited condensed consolidated statement of operations. Further, this investment in securities has been disclosed outside of current assets on the unaudited condensed consolidated balance sheet in accordance with ASC 210-10-45-4 because the investment has been made for the purpose of affiliation and continuing business reasons as described above.

In December 2024, Stardust Power subscribed to and purchased 10,000,000 ordinary shares (approximately 6% of the total equity) of IRIS Metals Limited (“IRIS Metals”), an Australian limited company whose ordinary shares are listed on the ASX, for $1,600,000. This investment in the ordinary shares of IRIS Metals allows the Company to explore a strategic partnership with, or investment in, IRIS Metals, including, without limitation, a potential commercial off-take arrangement for battery grade lithium production, financing or other investments in IRIS Metals or its affiliates. No formal off-take agreement has been executed as of September 30, 2025. Further, no material expenses have been incurred toward due diligence during the three and nine months ended September 30, 2025.

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IRIS Metals’ ordinary shares are listed on the Australian Securities Exchange (ASX) with a readily determinable fair value, and changes in fair value are recognized in the consolidated statements of operations. The investment in these securities was initially recognized at cost and subsequently measured at fair value. As of September 30, 2025, the Company no longer held any investment in IRIS Metals, compared to fair value of $1,461,715 as of December 31, 2024. The Company recognized a loss of $Nil and $711,655 for the three and nine months ended September 30, 2025, respectively, due to the change in fair value of securities, as reported in the unaudited condensed consolidated statements of operations. During the nine months ended September 30, 2025, management determined that a strategic investment in IRIS Metals was no longer viable. As a result, the Company sold all its investment in IRIS Metals for total proceeds of $570,255. The Company recognized a loss on sale of investments of $84,626 and $179,805 for the three and nine months ended September 30, 2025, respectively. The carrying amount of the shares sold was $750,060. As of September 30, 2025, the Company does not hold any investment in IRIS Metals.

NOTE 8 – SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE NOTES)

On June 6, 2023, Legacy Stardust Power received $2,000,000 in cash from a single investor and funded a SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an investment management agreement between them and VIKASA Capital Advisors, LLC (a related party) in consideration for which VIKASA Capital Advisors, LLC is paid-investment management fees.

On November 20, 2023, Legacy Stardust Power received an additional $2,000,000 in cash from a single investor, which, along with the $1,000,000 deposit received in September 2023, funded a new $3,000,000 SAFE note. On February 23, 2024, the Company entered into a third SAFE note and received an additional $200,000 in cash from a single investor.

The SAFE notes were classified as a liability based on evaluating characteristics of the instrument and is presented at fair value as a non-current liability in the Company’s unaudited condensed consolidated balance sheets. The SAFE notes provide the Company an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Board, and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. The terms for SAFE notes were amended on November 18, 2023 for both the original and new issuance to introduce a discount rate of 20% to the lowest price per share of preferred stock sold or the listing price of the Company’s Common Stock upon consummation of a SPAC transaction or IPO. Additionally, the SAFE notes provide the investor certain rights upon an equity financing, change in control or dissolution.

On March 21, 2024, Legacy Stardust Power entered into a financing commitment and equity line of credit agreement with American Investor Group Direct LLC (“AIGD”). The agreement replaced the above contingent commitment feature of the SAFE notes, granting the Company an option to drawdown up to an additional $15,000,000 on terms similar to the SAFE notes prior to the First Effective Time. On April 24, 2024, the Company amended and restated the August 2023 SAFE note and the November 2023 SAFE. On May 1, 2024, the Company amended and restated the February 2024 SAFE note. These amendments clarify the conversion mechanism in connection with the Business Combination.

The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. Pursuant to the consummation of the Business Combination, the SAFE notes converted into 63,692 Common Stock shares of the Company and therefore no further fair valuation was required as at September 30, 2025 and at December 31, 2024. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes was junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and/or preferred equity, and senior to payments for other equity of the Company that is not SAFE notes and/or pari preferred equity.

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NOTE 9 – CONVERTIBLE NOTES

On April 24, 2024, Legacy Stardust Power entered into a convertible equity agreement (“Convertible Notes”) for $2,000,000 with AIGD. Further, the Company entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024, based on similar terms to the AIGD convertible equity agreement. The Convertible Notes were classified as a liability based on evaluating characteristics of the instrument and were presented at fair value as a non-current liability in the Company’s unaudited condensed consolidated balance sheets as at September 30, 2024. The estimated fair value of the convertible notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. The Convertible Notes had no interest rate or maturity date, no description of dividend and no participation rights. The liquidation preference of the Convertible Notes was junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and/or preferred equity, and senior to payments for other equity of the Company that is not convertible and/or pari preferred equity.

Pursuant to the consummation of the Business Combination and in accordance with the terms of the convertible equity agreements, the Convertible Notes converted into 25,722 shares of the Company’s Common Stock and therefore no further fair valuation was required as at September 30, 2025 and December 31, 2024.

NOTE 10 – FAIR VALUE MEASUREMENTS

The following tables summarize the Company’s assets and liabilities that are measured at fair value in the unaudited condensed consolidated financial statements:

	Fair Value Measurements as at December 31, 2024
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$1,496,422	$-	$-	$1,496,422
Total financial assets	$1,496,422	$-	$-	$1,496,422

	Fair Value Measurements as at September 30, 2025
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$45,908	$-	$-	$45,908
Total financial assets	$45,908	$-	$-	$45,908

	Fair Value Measurements as at December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities
Sponsor earnout shares (b)	$-	$-	$532,700	$532,700
Total financial liabilities	$-	$-	$532,700	$532,700

	Fair Value Measurements as at September 30, 2025
	Level 1	Level 2	Level 3	Total
Liabilities
Sponsor earnout shares (b)	$-	$-	$4,700	$4,700
Total financial liabilities	$-	$-	$4,700	$4,700

(a)	These represent equity investments with a readily determinable fair value. The Company has measured its investments to fair value in accordance with ASC 321, Investments-Equity Securities, based on quoted prices in active markets.

(b)

For Level 3 earnout liability, the Company assesses the fair value of expected earnout liability at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earnout consideration. This fair value measurement is considered a Level 3 measurement because the Company estimates projections during the earnout period utilizing various potential pay-out scenarios. The Monte Carlo simulation method repeats a process thousands of times in an attempt to predict all the possible future outcomes. At the end of the simulation, several random trials produce a distribution of outcomes that are then analyzed to determine the average present value of earnout. Change in the fair value of earnout liability is reflected in our unaudited condensed consolidated statements of operations.

The make-whole obligation liability related to the Purchase Agreement is measured at fair value categorized within Level 1 of the fair value hierarchy. See Note 4.

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The following table provides a reconciliation of activity and changes in fair value for the Company’s SAFE notes, convertible notes and sponsor earnout liability:

	SAFE notes at fair value	Convertible notes at fair value	Sponsor earnout liability at fair value
Balance as at December 31, 2023	$5,212,200	$-	$-
Issuance of notes	200,000	-	-
Change in fair value	107,900	-	-
Balance as at March 31, 2024	$5,520,100	$-	$-
Issuance of notes	-	2,100,000	-
Change in fair value	847,100	471,400	-
Balance as at June 30, 2024	$6,367,200	$2,571,400	$-
Issuance of common stock upon conversion	(6,367,200)	(2,571,400)	-
Sponsor earnout liability recognized on closing of Business Combination	-	-	4,608,900
Change in fair value	-	-	(1,636,100)
Balance as at September 30, 2024	$-	$-	$2,972,800
Change in fair value	-	-	(2,440,100)
Balance as at December 31, 2024	$-	$-	$532,700
Change in fair value	-	-	(528,000)
Balance as at March 31, 2025	$-	$-	$4,700
Change in fair value	-	-	-
Balance as at June 30, 2025	$-	$-	$4,700
Change in fair value			-
Balance as at September 30, 2025			$4,700

The valuation of the Level 3 measurement for SAFE notes considered the probabilities of the occurrence of the scenarios as discussed in Note 2 of the audited consolidated financial statements and notes thereto for the period March 16, 2023 (inception) to December 31, 2023, included in the Company’s Registration Statement on Form S-4/A filed with the SEC on May 8, 2024. The Company valued the SAFE notes based on the occurrence of the preferred financing or a SPAC transaction. As of the date of initial measurement and December 31, 2023, the management has assigned zero probability for a change in control event or a dissolution event. Pursuant to the consummation of the Business Combination and in accordance with the terms of the SAFE note agreements, the SAFE notes and convertible notes converted into 63,692 and 25,722 shares of the Company’s Common Stock.

NOTE 11 – SEGMENT REPORTING

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC 280, “Segment Reporting”. The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are assessed. The Company’s CODM is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

F-64

In addition to the significant expense categories included within net loss presented on the Company’s consolidated statements of operations, see below for disaggregated amounts that comprise general and administrative expenses.

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Payroll and related taxes	$2,938,743	$6,654,718	$9,702,403	$7,727,767
Professional and consulting fees	366,559	1,393,753	704,116	2,238,744
Legal fees	222,953	384,270	702,615	581,835
Insurance	122,721	166,724	414,177	220,713
Other	174,695	381,500	1,087,355	714,330
Total	$3,825,671	$8,980,965	$12,610,666	$11,483,389

NOTE 12 – RELATED PARTY TRANSACTIONS

On September 18, 2024, the Company entered into a consulting agreement with DRE Chicago LLC, whose principal is Paramita Das. Ms. Das was onboarded as a Chief Strategy Officer and Senior Advisor to CEO of the Company. Additionally, in December 2024, the Company entered into a binding term sheet with DRE Chicago LLC, providing for loan in the principal amount of $250,000, bearing interest at a rate of 15% per year, and maturing in March 2025. (the “Maturity Date”). Pursuant to the Term Sheets, an aggregate of approximately 47,000 shares of Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to DRE Chicago an aggregate of $375,000 in Common Stock as an Equity Kicker. In addition, DRE Chicago will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company has repaid the principal amount of $250,000 along with the accrued interest of $9,166 and issued 10,474 shares of Common Stock and 52,374 warrants to DRE Chicago.

In December 2024, the Company entered into a binding term sheet (“Term Sheet”) with Endurance Antarctica Partners II, LLC (“Endurance”) an affiliate of a director at the time and a shareholder, providing for a loan (the “Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). Pursuant to the Term Sheet, 550,000 shares of Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock as an Equity Kicker. In addition, Endurance will receive warrants representing the right, exercisable within five years of the closing date of up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company repaid the principal amount of $1,750,000 along with the accrued interest of $70,000 and issued 97,765 shares of Common Stock and 488,826 warrants to Endurance.

In March 2023, the Company entered into unsecured notes payable with three related parties. These notes payable provided the Company the ability to draw up to $1,000,000, in aggregate: $160,000 until December 31, 2023, and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semi-annual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 4.71% as of September 30, 2025. In June 2025, the Company drew $250,000 from Energy Transition Investors LLC, and repaid the amount in full during the same month. The Company has accrued interest of $422 during the nine months ended September 30, 2025 on the drawn amount. As at September 30, 2025, the Company had $840,000 available to draw.

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The Company incurred the following expenses with related parties, which were all affiliates of the Company:

	Expense type	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024

Expenses under contract due to:
Energy Transition Investors LLC	Interest	$-	$-	$422	-
DRE Chicago LLC	Interest	-	-	7,187	-
Endurance Antarctica Partners II, LLC	Interest	-	-	51,042	-
Total expenses		$-	$-	$58,651	-

The Company entered into notes payable agreements of with related parties, all of whom were affiliates.

		As of September 30, 2025	As of December 31, 2024

DRE Chicago LLC	Interest Accrued	$-	$1,979
Endurance Antarctica Partners II, LLC	Interest Accrued	-	18,958
Energy Transition Investors LLC	Interest Accrued	422	-
DRE Chicago LLC	Short-term loan*	-	625,000
Endurance Antarctica Partners II, LLC	Short-term loan*	-	5,250,000
Notes obtained from related parties		$422	$5,895,937

*	Short-term loan includes Equity Kicker payable as per the terms of the loan agreement.

In March 2025, the Company repaid the loan principal amount of $250,000 and $1,750,000 and interest of $9,166 and $70,000 to DRE Chicago LLC and Endurance Antarctica Partners II, LLC, respectively. Further in April 2025, the Company issued 10,474 shares and 52,374 warrants to DRE Chicago LLC, and 97,765 shares and 488,826 warrants to Endurance Antarctica Partners II, LLC against Equity Kicker payable as per the terms of the loan agreement. As at September 30, 2025, the Company had repaid all the above notes.

NOTE 13 - ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES:

	September 30, 2025	December 31, 2024
Accrued expenses	$1,771,547	$1,787,985
Capital market advisory fees	1,419,388	1,500,000
Personnel related liabilities	1,610,577	1,400,141
Accrued Interest	2,103	34,561
Total	$4,803,615	$4,722,687

NOTE 14 – SHORT-TERM LOANS

Insurance funding borrowing

On August 5, 2025, the Company entered into a financing agreement of $407,500 for the purchase of an insurance policy with AFCO Insurance Premium Finance. The Company made a downpayment of $70,256, which was applied to the loan amount at the time of the loan agreement. The debt is payable in monthly instalments of $35,125 per month for 10 months. Payments include a stated interest rate of 7.5% and are secured against a lien on the insurance policy. The carrying amount of $304,666 and $Nil is included as Short-term Loan Liability on the accompanying unaudited condensed consolidated balance sheets as on September 30, 2025, and audited condensed consolidated balance sheets as on December 31, 2024, respectively. The Company recognized interest expense of $4,229 on the accompanying unaudited condensed consolidated statement of operations for the three and nine months ended September 30, 2025, respectively.

On July 18, 2024, the Company entered into a financing agreement of $510,000 for the purchase of an insurance policy with AFCO Insurance Premium Finance. The Company made a downpayment of $44,162, which was applied to the loan amount at the time of the loan agreement. The debt is payable in monthly instalments of $44,162 per month for 11 months. Payments include a stated interest rate of 8.46% and are secured against a lien on the insurance policy. The debt was fully repaid in June 2025. The carrying amount of $Nil and $258,552 is included as Short-term Loan Liability on the accompanying unaudited condensed consolidated balance sheets as on September 30, 2025, and audited condensed consolidated balance sheets as on December 31, 2024, respectively. The Company recognized interest expense of $Nil and $5,067 on the accompanying unaudited condensed consolidated statement of operations for the three and nine months ended September 30, 2025.

F-66

On November 19, 2023, the Company entered into a financing agreement of $80,800 for the purchase of an insurance policy with First Insurance Funding. The debt is payable in monthly instalments of $8,389 per month for 10 months. Payments include a stated interest rate of 8.25% and are secured against lien on the insurance policy. The debt was fully repaid on September 1, 2024 and there was no balance outstanding as of December 31, 2024 and September 30, 2025. The Company recognized interest expense of $291 and $2,369 on the accompanying unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2024, respectively.

Other short-term loans

In December 2024, the Company entered into a binding Term Sheet (“Term Sheet”) with Endurance Antarctica Partners II, LLC (“Endurance”), a related party, providing for a loan (the “Loan”) in the aggregate principal amount of $1,750,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The Term Sheet contained customary representations and warranties and customary events of default. Pursuant to the Term Sheet, 550,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to Endurance $3,500,000 in Common Stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock shall be no less than 50,000 shares. The Company recorded the short-term loan as a liability and evaluated embedded features in accordance with the accounting guidance and determined that bifurcation is not required for any embedded feature. By analyzing the economic characteristics of the Equity Kicker terms, the unconditional obligation to transfer variable number of shares where the monetary value of the obligation is a fixed monetary amount known at inception is akin to a traditional debt arrangement with a principal of $1,750,000, which will be settled in cash along with a premium of $3,500,000 in the form of variable number of shares. The Equity Kicker $3,500,000 was triggered by the private placement that occurred on December 31, 2024. Upon such occurrence, the Company has recorded the accretion impact of this premium of $3,500,000 as finance charges in the consolidated statements of operations for the year ended December 31, 2024, and has reported the obligation (which will be settled through issuance of variable number of shares) as short-term loan. In addition, Endurance will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company repaid the principal amount of $1,750,000 along with accrued interest of $70,000 and issued 97,765 shares of Common Stock and 488,826 warrants to Endurance.

In December 2024, the Company entered into binding Term Sheets (“Term Sheets”) with several lenders including DRE Chicago LLC, a related party (collectively, the “Lenders”), providing for loans (the “Loans”) in the aggregate principal amount of $1,800,000, bearing interest at a rate of 15% per year, and maturing in March 2025 (the “Maturity Date”). The proceeds of the Loans are expected to be used by the Company for general corporate and working capital purposes. The Term Sheets contained customary representations and warranties and customary events of default. Pursuant to the Term Sheets, an aggregate of approximately 340,000 shares of Company’s Common Stock, owned by Roshan Pujari, Chief Executive Officer of the Company, were pledged as collateral. In addition, the Company has agreed to issue to the Lenders an aggregate of $2,700,000 in Common Stock as an Equity Kicker, with the price of each share being determined based on terms per the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity/ Repayment Date, provided that the minimum number of shares of Common Stock issued to the Lenders shall be no less than an aggregate of 36,000 shares. The Company recorded the short-term loan as a liability and evaluated embedded features in accordance with the accounting guidance and determined that bifurcation is not required for any embedded feature. By analyzing the economic characteristics of the Equity Kicker terms, the unconditional obligation to transfer variable number of shares where the monetary value of the obligation is a fixed monetary amount known at inception is akin to a traditional debt arrangement with a principal of $1,800,000, which will be settled in cash along with a premium of $2,700,000 in the form of variable number of shares. The Equity Kicker $2,700,000 was triggered by the private placement that occurred on December 31, 2024. Upon such occurrence, the Company has recorded the accretion impact of this premium of $2,700,000 as finance charges in the consolidated statements of operations for the year ended December 31, 2024, and has reported the obligation (which will be settled through issuance of variable number of shares) as short-term loan. In addition, the Lenders will receive warrants representing the right, exercisable within five years of the closing date, of up to 50% of Common Stock issued as Equity Kicker, with each 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00 in accordance with the Private Placement terms. During the nine months ended September 30, 2025, the Company repaid the principal amount of $1,800,000 along with accrued interest of $67,146 and issued 75,418 shares of Common Stock and 377,092 warrants to the Lenders.

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The Company recognized interest expense of $Nil and $103,938 towards other short-term loans on the accompanying unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2025, respectively.

The following table summarizes the Company’s outstanding short-term loan arrangements:

	September 30, 2025	December 31, 2024
Insurance funding loan	$304,666	$258,552
Short-term loans from related parties (See Note 12)	-	5,875,000
Other short-term loans	-	3,875,000
Total	$304,666	$10,008,552

NOTE 15 – PROMISSORY NOTES AND WRITE-OFFS

On March 13, 2024, Legacy Stardust Power and IGX Minerals LLC (“IGX”), entered into an exclusive letter of intent (the “IGX LOI”) to potentially acquire interests in certain mining claims (the “IGX Claims”). The Company paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right.

On August 19, 2024, Legacy Stardust Power entered into a promissory note arrangement with IGX (the “IGX Note”) for $176,000 to allow the Company to potentially be able to enter into related agreements and partnerships with IGX. The payment is made solely for the payment of all 2024 Bureau of Land Management fees and county land maintenance fees, notice of intent and associated filing fees for the claims owned by IGX. During the nine months ended September 30, 2025, the Company wrote off the promissory note balance including interest in the amount of $182,481 as the note was deemed unrecoverable from IGX and the likelihood of entering into definitive agreements with IGX had diminished significantly. As a result, the Company recognized a loss of $182,481 in the Other Income/Expense section of the unaudited condensed consolidated statement of operations for the three and nine months ended September 30, 2025.

On March 15, 2024, Legacy Stardust Power and Usha Resources Ltd. (“Usha Resources”) entered into a non-binding Letter of Intent (the “Jackpot LOI”), except for certain binding terms such as those relating to the exclusivity period until September 30, 2025, as extended, to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. Usha Resources is an established lithium developer with multiple projects in development. The Jackpot Lake Lithium Brine Project is a flagship asset of Usha Resources and is a lithium brine asset located in the United States, comprised of 8,714 acres of property. The project is currently engaged in its maiden drill program. The Jackpot LOI provides Stardust Power with the exclusive option to agree to acquire up to 90% of the interests held by Usha Resources in the Jackpot Lake project, based on an indicative earn-in schedule. As part of a definitive agreement, Stardust Power would be required to invest into the development of the Jackpot Lake project. The Company has made a non-refundable payment of $25,000 upon execution of the Jackpot LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) was made by the Company on May 14, 2024; provided that the Second Payment shall be non-refundable except if Usha Resources breaches the terms of the Jackpot LOI at which point Usha Resources shall refund the Second Payment together with all out-of-pocket expenses (including the fees and expenses of legal counsel, accountants and other advisors hereof) incurred by the Company. As of September 30, 2025, the Company determined that the likelihood of entering into definitive agreements with Usha Resources Ltd. had diminished significantly. As a result, the Company wrote off the outstanding deposit balance of $50,000 related to the non-refundable payments made under the Jackpot LOI with Usha Resources. The Company recognized a loss of $50,000 in the Other Income/Expense section of the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2025.

NOTE 16 – SUBSEQUENT EVENTS

On October 20, 2025, the Company entered into a non-binding letter agreement with Prairie Lithium Limited (“Prairie”), an Australia-based company, for the supply of 6,000 metric tons per annum of lithium carbonate equivalent in the form of lithium chloride. The initial contract term would span 6 years starting from the date on which first commercial shipment is received by the Company, with the option for the Company to renew for two additional six-year terms.

On October 31, 2025, the Company entered into a non-binding letter agreement with Mandrake Resources Limited (“Mandrake”), an Australia-based company, for the supply of 7,500 metric tons per annum of lithium carbonate equivalent in the form of lithium chloride. The initial contract term would span 12 years starting from the date on which first commercial shipment is received by the Company, with the option for the Company to renew for an additional six-year term.

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and there are no other items that would have had a material impact on the Company’s unaudited condensed consolidated financial statements.

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1,896,998 Shares of Common Stock

STARDUST POWER INC.

____________________________________________________________________________

PROSPECTUS

____________________________________________________________________________

The date of this prospectus is                  , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting fees and expenses, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$1,080.66
Legal and Accounting Fees and Expenses	30,000.00
Miscellaneous Expenses	5,000.00
Total Expenses	$36,080.66

Item 14. Indemnification of Directors and Officers

The Company is governed by the DGCL, as the same exists or may hereafter be amended. Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was our director or executive officer (as defined in our Bylaws) or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director or executive officer at our request.

Our Bylaws eliminate the liability of directors and officers to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except for liabilities arising (i) from any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) from any transaction from which the director derived an improper personal benefit, or (iv) with respect to a director, under Section 174 of the DGCL, and with respect to an officer, from any action by or in the right of the corporation.

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These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

Furthermore, on the Closing Date, in connection with the consummation of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Item 15. Recent sales of unregistered securities

The following list sets forth information regarding all unregistered securities sold by GPAC II and Stardust Power since January 2023:

On January 11, 2023, certain GPAC II Public Shareholders elected to redeem 2,606,828 Class A Ordinary Shares at $101.67 per share, approximately $265,050,000, from the Trust Account following the extraordinary general meeting of GPAC II shareholders held on January 11, 2023.

On January 9, 2024, in connection with the 2024 Extension Meeting, holders of 213,713 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $110.5 per share, for an aggregate redemption amount of approximately $23,615,331. Following the redemptions, 179,458 Class A Ordinary Shares remained outstanding. Further, in connection with the 2024 Extension Meeting, GPAC II entered into Non-Redemption Agreements with holders of 150,325 Class A Ordinary Shares in exchange for the issuance of 12,777 shares.

On July 8, 2024, prior to Closing, (i) each share of Stardust Power common stock issued and outstanding immediately prior to the First Effective Time converted into the right to receive the number of GPAC II common stock equal to the Merger Consideration divided by the number of shares of the Stardust Power Fully-Diluted Shares, (ii) each outstanding Stardust Power Option, whether vested or unvested, automatically converted into an option to purchase a number of shares of common stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the Per Share Consideration, (iii) the Sponsor forfeited 350,000 Class A Ordinary Shares and subsequently cancel such shares, while issuing 12,777 Class A Ordinary Shares to third parties with whom GPAC II had signed Non-Redemption Agreements, (iv) each share of Stardust Power Restricted Stock outstanding immediately prior to the First Effective Time converted into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power common stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration, and (v) the SAFEs automatically converted into the 13,839 shares of Stardust Power common stock and the convertible notes automatically converted into 5,889 shares of Stardust Power common stock.

On July 8, 2024, at Closing, the Company issued 107,754 shares of common stock in exchange for $10,075,000 of cash in accordance with the terms of the PIPE Subscription Agreements.

Additionally, the Company agreed to issue five million shares of common stock to certain holders of Stardust Power as additional Merger Consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of common stock is greater than or equal to $120.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.

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On December 6, 2024, the Company agreed to issue the Endurance Promissory Note to Endurance Antarctica Partners II, LLC. Pursuant to the Endurance Promissory Note, the Company agreed to issue to Endurance $3,500,000 in common stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Endurance Maturity Date, in each case, based on the lower of the closing price of the Company’s common stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of common stock shall be no less than 50,000 shares.

On December 13, 2024, the Company agreed to issue the Promissory Notes. Pursuant to the Promissory Notes, an aggregate of 340,000 shares of common stock, owned by founders of the Company, have been pledged as collateral. In addition, the Company has agreed to issue to the Lenders an aggregate of $2.7 million in common stock on the earlier to occur of (i) the consummation of a private placement offering of Company securities (in which case such issuance shall be on no less favorable terms than the terms of such private placement) and (ii) the Maturity Date, in each case, based on the lower of the closing price of the Company’s common stock on the date of issuance and a trailing 30-day volume-weighted average price, provided that the minimum number of shares of common stock issued to the Lenders shall be no less than an aggregate of 36,000 shares.

On December 31, 2024, the Company entered into the Term Sheets with the Private Placement Investors, in the December 2024 Private Placement. The Company and each Private Placement Investor have agreed to enter into the Purchase Agreement for the December 2024 Private Placement as soon as practicable. In addition, each Private Placement Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of common stock purchased by such Private Placement Investor in the December 2024 Private Placement, with each 10 warrants exercisable for one share of common stock at an exercise price of $115.0. The Company is obligated to issue additional common stock and warrants to the certain lenders under certain promissory notes on the closing date for the Placement on no less favorable terms than the December 2024 Private Placement.

On October 30, 2025, the Company entered into a Warrant Exchange Agreement with a certain institutional investor pursuant to which the Investor agreed to irrevocably exchange all of its warrants to purchase shares of the Company’s common stock, par value $0.0001 per share, originally issued on March 16, 2025, representing the right to purchase an aggregate of 958, 4004 shares of common stock, for newly issued shares of common stock at an exchange ratio of 13.1 warrant shares for 1 share of Common Stock, resulting in the issuance to the Investor of 730,689 shares of Common Stock at closing.

On December 23, 2025, the Company entered into a Securities Purchase Agreement with Lind Global Asset Management XIII LLC (“Lind”). Upon simultaneous closing, the Company received gross proceeds of approximately $4.0 million in exchange for issuance to Lind of a Senior Secured Convertible Promissory Note in the amount of $4.8 million and a Common Stock Purchase Warrant, for the purchase of approximately 411,245 shares.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. The issuance or resale of shares of common stock associated with the Endurance Promissory Note, the Promissory Notes and the December 2024 Private Placement have been registered pursuant to an effective registration statement on Form S-1 dated May 1, 2025 (File No. 333-286883).

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ITEM 16. EXHIBITS

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of November 21, 2023, by and among Global Partner Acquisition Corp., Strike Merger Sub I, Inc., Strike Merger Sub II, LLC., and Stardust Power Inc. (incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on November 21, 2023).
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of April 24, 2024, by and among Global Partner Acquisition Corp II, Strike Merger Sub I, Inc., Strike Merger Sub II, LLC and Stardust Power Inc. (incorporated by reference to Exhibit 2.1 to Global Partner Acquisition Corp II’s Current Report on Form 8-K, filed with the SEC on April 24, 2024).
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of June 20, 2024, by and among Global Partner Acquisition Corp II, Strike Merger Sub I, Inc., Strike Merger Sub II, LLC, and Stardust Power Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2024).
3.1	Certificate of Incorporation of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
3.2	Bylaws of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Global Partner Acquisition Corp II’s Registration Statement on Form S-1, filed with the SEC on December 31, 2020).
4.2	Warrant Agreement, dated January 11, 2021, by and between Global Partner Acquisition Corp II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Global Partner Acquisition Corp II’s Current Report on Form 8-K, filed with the SEC on January 15, 2021).
4.3	Form of Common Warrant (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-1 filed with the SEC on January 15, 2025).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-1 filed with the SEC on January 15, 2025).
4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2025).
4.6	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2025).
4.7	Form of Common Warrant (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-1 filed with the SEC on May 1, 2025).
4.8	Form of Common Warrant (incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-1 filed with the SEC on May 1, 2025).
4.9	Form of Common Warrant (incorporated by reference to Exhibit 4.9 of the Company’s Registration Statement on Form S-1 filed with the SEC on May 1, 2025).
4.10	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2025)
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP.
10.1	Amended and Restated Registration Rights Agreement, dated July 8, 2024, by and among the Company, Roshan Pujari, Global Partner Sponsor II LLC, and certain security holders named therein (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.2	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on June 21, 2024).
10.3	Form of Lock-Up Agreement, dated as of Closing, by and among Global Partner Acquisition Corp II and Stardust Power Stockholders (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.4	Stockholder Agreement, dated July 8, 2024, by and among Global Partner Acquisition Corp II and its Affiliates and Roshan Pujari and his Affiliates (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).

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10.5	Form of Indemnification Agreement by and between Registrant and its officers and directors (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.6#	Stardust Power 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
10.7	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 16, 2024).
10.8	Engineering Agreement, dated August 4, 2024, by and among Stardust Power Inc. and Primero USA, Inc. (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1/A filed with the SEC on August 9, 2024).
10.9	Common Stock Purchase Agreement, dated October 7, 2024, by and among Stardust Power Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 7, 2024).
10.10	Registration Rights Agreement, dated October 7, 2024, by and among Stardust Power Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 7, 2024).
10.11	Binding Term Sheet, dated December 6, 2024, by and between Stardust Power Inc. and Endurance Antarctica Partners II, LLC (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 27, 2025).
10.12	Form of Binding Term Sheet, by and between Stardust Power Inc. and the several Lenders thereto (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 27, 2025).
10.13	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement between Stardust Power Inc. and Chris Edward Celano, effective January 1, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on January 7, 2025).
10.14	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement between Stardust Power Inc. and Paramita Das, effective January 1, 2025 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on January 7, 2025).
10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 filed with the SEC on January 15, 2025).
10.16	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1 filed with the SEC on January 15, 2025).
10.17	Securities Purchase Agreement, dated as of January 23, 2025, by and among Stardust Power Inc. and a certain investor (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on January 28, 2025).
10.18	Placement Agency Agreement, dated as of January 23, 2025, by and among Stardust Power Inc. and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on January 28, 2025).
10.19	Exclusive License Agreement between KMX Technologies, Inc. and Stardust Power Inc. dated February 7, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 10, 2025).
10.20	Form of Inducement Letter Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on March 17, 2025).
10.21	Form of Subscription Agreement related to December 13, 2024 Loan. (incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-1 filed with the SEC on May 1, 2025).
10.22	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2025)
10.23	Form of Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2025)
10.24	Securities Purchase Agreement, dated December 23, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2025)
10.25	Security Agreement, dated December 23, 2025 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2025)
10.26	Pledge Agreement, dated December 23, 2025 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2025)
10.27	Guaranty, dated December 23, 2025 (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2025)
10.28	Guarantor Security Agreement, dated December 23, 2025 (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2025)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2024).
23.1*	Consent of KNAV CPA LLP, independent registered public accounting firm
23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
107*	Filing Fee Table.

*	Filed herewith.
†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
#	Indicates a management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Delaware, on this day of February 3, 2026.

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Roshan Pujari and Udaychandra Devasper and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roshan Pujari	Chief Executive Officer and Chairman	February 3, 2026
Roshan Pujari	(Principal Executive Officer)

/s/ Udaychandra Devasper	Chief Financial Officer	February 3, 2026
Udaychandra Devasper	(Principal Financial Officer and Principal Accounting Officer)

/s/ Anupam Agarwal	Director	February 3, 2026
Anupam Agarwal

/s/ Charlotte Nangolo	Director	February 3, 2026
Charlotte Nangolo

/s/ Mark Rankin	Director	February 3, 2026
Mark Rankin

/s/ Michael Cornett	Director	February 3, 2026
Michael Cornett

/s/ Sujit Kankanwadi	Director	February 3, 2026

Sujit Kankanwadi

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